                                                    RULE NO. 424(b)(4)
                                                    REGISTRATION NO. 333-37629


                               9,000,000 SHARES

                       LEXMARK INTERNATIONAL GROUP, INC.

                             CLASS A COMMON STOCK
                          (PAR VALUE $.01 PER SHARE)
                               ----------------

  Of the 9,000,000 shares of Class A Common Stock offered, 7,200,000 shares are being offered hereby in the United States and 1,800,000 shares are being offered in a concurrent international offering outside the United States. The public offering price and the aggregate underwriting discount per share will be identical for both offerings. See "Underwriting".

  All the shares of Class A Common Stock are being sold by the Selling Stockholders. See "Selling Stockholders". The Company will not receive any of the proceeds from the sale of the shares. In addition, the Company will repurchase 3,000,000 shares of Class A Common Stock from certain of the Selling Stockholders at a price per share described herein. See "Certain Transactions and Relationships".

  The last reported sale price of the Class A Common Stock, which is listed under the symbol "LXK", on the New York Stock Exchange on October 29, 1997 was $32.75 per share. See "Price Range of Class A Common Stock and Dividend Policy".

  SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE CLASS A COMMON STOCK.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
 SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED  UPON   THE   ACCURACY  OR   ADEQUACY  OF   THIS   PROSPECTUS.  ANY
  REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ----------------

                                 INITIAL PUBLIC UNDERWRITING PROCEEDS TO SELLING
                                 OFFERING PRICE  DISCOUNT(1)   STOCKHOLDERS(2)
                                 -------------- ------------ -------------------
Per Share.......................     $31.00        $1.10           $29.90
Total(3)........................  $279,000,000   $9,900,000     $269,100,000

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(1) The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting".
(2) Expenses of approximately $1,000,000 are payable by the Company in connection with the offerings.
(3) The Selling Stockholders have granted the U.S. Underwriters an option for 30 days to purchase up to an additional 1,080,000 shares at the public offering price per share, less the underwriting discount, solely to cover over-allotments. The Selling Stockholders have granted the International Underwriters a similar option with respect to an additional 270,000 shares as part of the concurrent international offering. If such options are exercised in full, the total initial public offering price, underwriting discount and proceeds to Selling Stockholders will be $320,850,000, $11,385,000 and $309,465,000, respectively. See "Underwriting".

                               ----------------

  The shares offered hereby are offered severally by the U.S. Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the shares will be ready for delivery in New York, New York, on or about November 4, 1997, against payment therefor in immediately available funds.

GOLDMAN, SACHS & CO.
                  MERRILL LYNCH & CO.
                                     MORGAN STANLEY DEAN WITTER
                                                              SMITH BARNEY INC.

                               ----------------

               The date of this Prospectus is October 29, 1997.

                  [COLOR PHOTOS OF SELECTED LEXMARK PRODUCTS]

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended ( the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 7th Floor, New York, New York 10048. Copies of such materials may also be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549, at prescribed rates. The Commission also maintains a Web Site at http://www.sec.gov. which contains reports and other information regarding registrants that file electronically with the Commission. In addition, such material may also be inspected and copied at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York, 10005, on which the Class A Common Stock is listed.

  The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares (the "Shares") of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company and the Shares, reference is hereby made to the Registration Statement.

                               ----------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:
  1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, including portions incorporated therein of the Company's definitive Proxy Statement dated March 27, 1997.
  2. The Company's Quarterly Reports on Form 10-Q for the quarters ended
     March 31, 1997 and June 30, 1997.
  3. The Company's Current Reports on Form 8-K as filed with the Commission on October 20, 1997 and October 22, 1997.
  4. All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offerings of the Shares.

  The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Company, One Lexmark Centre Drive, Lexington, Kentucky 40550, Attention: Office of the Secretary, telephone (606) 232-2700.

                               ----------------

  Any statement contained in a document or a portion thereof which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document or portion thereof which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Prospectus except as so modified, and any statement so superseded shall not be deemed to constitute part of this Prospectus.

                               ----------------

  CERTAIN PERSONS PARTICIPATING IN THE OFFERINGS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CLASS A COMMON STOCK, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERINGS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and related notes appearing elsewhere in this Prospectus. Lexmark International Group, Inc. ("LIG") is a Delaware corporation that has as its only significant asset all the outstanding common stock of Lexmark International, Inc., a Delaware corporation ("Lexmark International"). Hereinafter, "the Company" and "Lexmark" will refer to LIG, or to LIG and Lexmark International, including its subsidiaries, as the context requires. Unless otherwise indicated, all information set forth in this Prospectus assumes no exercise of the over-allotment options to be granted to the Underwriters by the Selling Stockholders. References herein to the "Common Stock" refer to the Company's Class A Common Stock and its non-voting Class B Common Stock, par value $.01 per share (the "Class B Common Stock") and to the "IPO" refer to the Company's initial public offering of Class A Common Stock on November 15, 1995.

                                  THE COMPANY

  Lexmark is a global developer, manufacturer and supplier of laser and inkjet printers and associated consumable supplies for the office and home markets. Lexmark also sells dot matrix printers for printing single and multi-part forms by business users. In 1996, revenues from the sale of printers and associated printer supplies increased 24% from 1995 and accounted for 77% of total Company revenues of approximately $2.4 billion. In the first six months of 1997, revenues from the sale of printers and associated printer supplies increased 6% from the prior year period and accounted for 79% of total Company revenues of approximately $1.1 billion.

  The Company's installed base of printers supports a large and profitable printer supplies business. Because consumable supplies must be replaced on average one to three times a year, depending on type of printer and usage, demand for laser and inkjet print cartridges is increasing at a higher rate than their associated printer shipments. This is a relatively high margin, recurring business that management expects to contribute to the stability of Lexmark's earnings over time.

  In addition to its core printer business, Lexmark develops, manufactures and markets a broad line of other office imaging products which include supplies for International Business Machines Corporation ("IBM") branded printers, after-market supplies for original equipment manufacturer ("OEM") products, and typewriters and typewriter supplies that are sold under the IBM trademark. In 1996, revenues from the sale of other office imaging products increased 2% from 1995 and accounted for 22% of total Company revenues. In the first six months of 1997, revenues from the sale of other office imaging products decreased 9% from the prior year period, primarily as a result of lower typewriter and impact printing supplies volumes reflecting the continued decline of these markets, and accounted for 21% of total Company revenues.

  Approximately half of the Company's 1996 revenues were derived from sales outside the United States. Revenues derived from international sales, including exports from the United States, have grown from 45% of total revenues in 1994 to 57% of total revenues for the six months ended June 30, 1997. Lexmark's products are sold in nearly 150 countries in North and South America, Europe, the Middle East, Africa, Asia, the Pacific Rim and the Caribbean. As of June 30, 1997, the Company had approximately 7,700 employees worldwide.

PRINTERS AND ASSOCIATED SUPPLIES

  Lexmark competes primarily in the markets for office desktop laser and color inkjet printers--two of the fastest growing printer categories. Sales of office desktop laser and color inkjet printers and their associated supplies together represented approximately 86% and 87% of Lexmark's total printer and associated supplies revenues in 1996 and for the first six months of 1997, respectively.

  The Company's critical technology and manufacturing capabilities have allowed Lexmark to effectively manage quality and to reduce its typical new product introduction cycle times, for example, in the case of laser printers from 24 months to approximately 12 to 16 months. Management believes its cycle times are among the fastest in the industry and that these capabilities have contributed to the Company's success over the last several years.

  LASER PRINTERS. Network laser printer growth is being driven by the office migration from large mainframe computers to local area networks that link various types of computers using a variety of protocols and operating systems. This shift has created strong demand for office desktop laser printers with network connectivity attributes. Laser printers that print at speeds of 11-30 pages per minute ("ppm") are referred to herein as "office desktop" or "network" printers, while lower-speed (1-10 ppm) laser printers and inkjet printers are referred to herein as "personal" printers. The Company's laser printers primarily compete in the office desktop segment, which the Company believes is one of the fastest growing segments of the laser printer market. For further discussion of the evolving nature of laser printer classifications, see "Business--Market Overview and Strategy--Printers and Associated Supplies".

  Lexmark develops and owns most of the technology for its laser printers and consumable supplies, which differentiates the Company from a number of its major competitors, including Hewlett-Packard Company ("HP"), which purchase laser engines from third parties. Lexmark's integration of research and development, manufacturing and marketing has enabled the Company to design laser printers with features desired by specific customer and application groups and has resulted in substantial market presence for Lexmark within certain industry segments such as banking, retail/pharmacy, automobile distribution and health care.

  INKJET PRINTERS. The color inkjet printer market, the fastest growing segment of the personal printer market, is expanding rapidly due to growth in personal computers at home and in business and the development of easy-to-use color inkjet technology with high quality color and black print capability at low prices. Based on data from industry analysts, management believes that the inkjet market grew from 4 million units in 1992 to 27 million units in 1996 and will continue to grow substantially as a result of the increase in the number of personal computers and as the inkjet market continues to shift from monochrome to color and as inkjet printers continue to replace low-speed laser printers. Lexmark introduced its first color inkjet printer using its own technology in 1994 and has experienced strong sales growth through retail outlets. The Company has increased its product distribution through retail outlets, with the number of such outlets worldwide rising from approximately 5,000 retail outlets in 1995 to more than 15,000 in 1996. The Company has made substantial capital investments in its inkjet production capacity in 1995 and 1996 to address the growing demand for its color inkjet printers.

  SUPPLIES. The Company is currently the exclusive source for new print cartridges for the laser and inkjet printers it manufactures. Management expects that an increasing percentage of future Company earnings will come from its consumable supplies business, due to the consumer's continual usage and replacement of cartridges. In 1996, the Company substantially expanded its inkjet cartridge manufacturing capacity in both North America and Europe.

  STRATEGY. Lexmark's laser printer strategy is to target fast growing segments of the network printer market and to increase market share by providing high quality, technologically advanced products at competitive prices. To promote Lexmark brand awareness and market penetration, Lexmark will continue to identify and focus on customer segments where Lexmark can differentiate itself by supplying laser printers with features and performance that meet specific customer needs and represent the best total cost of printing solution. Management intends to continue to develop and market products with more functions and capabilities than comparably priced HP printers. The

Company's inkjet printer strategy is to generate demand for the Lexmark color inkjet printer by offering high-quality products at competitive prices to retail and OEM customers. Management expects that the Company's associated printer supplies business will continue to grow as its installed base of laser and inkjet printers increases.

OTHER OFFICE IMAGING PRODUCTS

  The Company's other office imaging products category includes many mature products such as supplies for IBM printers, typewriters and typewriter supplies and other impact supplies that require little investment but provide a significant source of cash flow. The Company introduced its after-market laser cartridges in May 1995 for the large installed base of a range of laser printers sold by other manufacturers. Management believes that the potential for an after-market laser cartridge business is significant. The Company's strategy for other office imaging products is to pursue the after-market OEM laser supplies opportunity while at the same time managing its mature businesses for cash flow.

KEYBOARDS AND OTHER

  In the first quarter of 1996, the Company completed the phase-out of its keyboard business. Keyboard sales accounted for 8% and 3%, respectively, of the Company's revenue and gross profit for 1995.

IBM RELATIONSHIP

  In 1991, IBM entered into numerous agreements with the Company to support the Company's operations for a five-year term, including an IBM agreement not to compete with the Company's products. These agreements expired on March 27, 1996. IBM accounted for approximately 22%, 20%, 8% and 5% of the Company's consolidated revenues in 1994, 1995, 1996 and the six months ended June 30, 1997, respectively. When keyboard sales to IBM are excluded, IBM accounted for revenues of approximately 12%, 12%, 7% and 5% in 1994, 1995, 1996 and the six months ended June 30, 1997, respectively. The Company's keyboard business, of which IBM represented approximately 95%, accounted for revenues of $201, $177 and $32 million for the years 1994, 1995 and 1996, respectively. In the third quarter of 1995, the Company entered into a profit sharing supplies agreement with IBM and a related agreement for an extension of the IBM trademark agreement that allows the Company to continue to use the IBM logo on certain existing printer supplies in its other office imaging products line through March 31, 1999. Under these agreements, Lexmark is required to share the profits from the Company's sale of certain products bearing the IBM logo. The Company also entered into a royalty agreement for an extension of the right to use the IBM logo on typewriters, typewriter supplies and certain other IBM branded printer supplies through March 27, 2001. Since March 27, 1996, IBM is no longer required to purchase its desktop printers and typewriters from the Company. However, IBM subsequently entered into an agreement with the Company to use its best efforts to buy its printer and typewriter supplies from the Company through March 31, 1999. In addition, IBM is no longer prohibited from competing with the Company's printer business and in June 1996 introduced laser printer products that compete with the Company's products. See "Risk Factors-- Competition".

BACKGROUND

  LIG was formed in 1990 by Clayton, Dubilier & Rice, Inc., a private investment firm ("CD&R"), in connection with the acquisition (the "Acquisition") of IBM Information Products Corporation (renamed Lexmark International) from IBM. The Acquisition was completed in March 1991. Upon completion of the Offerings (as defined herein), The Clayton & Dubilier Private Equity Fund IV Limited Partnership ("C&D Fund IV"), a private investment fund managed by CD&R, will own 10,337,215 shares of Class A Common Stock representing approximately 15% of the then outstanding shares of the Common Stock (and approximately 13% on a fully diluted basis assuming the exercise of all outstanding warrants and options).

  Since the Acquisition, Lexmark has made a successful transition from being a division within a large corporation to an independent company with its own line of Lexmark-branded products, its own sales and marketing relationships and more efficient development and manufacturing processes. Important achievements since the Acquisition include reducing cycle time for most new product announcements by 30% to 50% and achieving a position of technological leadership for laser printers while reducing debt from $940 million to $107 million as of June 30, 1997. The Company's principal executive offices are located at One Lexmark Centre Drive, Lexington, Kentucky 40550. Telephone: (606) 232-2000.

                                 THE OFFERINGS

  The offering of 7,200,000 shares of Class A Common Stock being offered in the United States (the "United States Offering") and the offering of 1,800,000 shares of Class A Common Stock being offered outside the United States (the "International Offering") are referred to herein collectively as the "Offerings". The closing of the International Offering is conditional upon the closing of the United States Offering, and vice versa.

Class A Common Stock offered by the Selling Stockholders....  9,000,000 shares
 U.S. Offering..............................................  7,200,000 shares
 International Offering.....................................  1,800,000 shares
Class A Common Stock to be outstanding after the
Offerings(1)................................................ 71,136,392 shares
NYSE Symbol.................................................               LXK

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(1) Based upon shares outstanding at September 30, 1997, including 682,723 shares of Class A Common Stock issuable upon conversion of all outstanding shares of Class B Common Stock and 462,088 shares of Class A Common Stock issued upon exercise of a warrant. Does not include 6,923,578 shares of Class A Common Stock issuable pursuant to options.

  The Company will not receive any of the proceeds from the sale of Shares in the Offerings. At the time of the Acquisition, the Company agreed to assume the costs of the Offerings and to pay certain fees and expenses in connection with the sale of Shares by the Selling Stockholders. See "Selling Stockholders".

  The Company has agreed to repurchase 3,000,000 shares of Class A Common Stock from certain of the Selling Stockholders at a price per share equal to the lesser of $34.8125 and the initial public offering price for the Offerings net of the underwriting discount (such repurchase, the "Share Repurchase"). See "Certain Transactions and Relationships".

                                  RISK FACTORS

  Prospective purchasers of the Class A Common Stock should consider carefully the specific investment considerations set forth under "Risk Factors", as well as the other information set forth in this Prospectus.



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Lexmark,(TM) Optra,(TM) ValueWriter,(TM) WinWriter,(TM) MarkVision,(TM) MarkNet,(TM) Prebate(TM) and ExecJet(R) are registered trademarks of Lexmark International. Windows(R) and Windows 95(R) are registered trademarks of Microsoft Corporation. LaserJet(R) and HP(R) are registered trademarks of HP. Apple(R) is a registered trademark of Apple Computer, Inc. Canon(R) is a registered trademark of Canon Kabushiki Kaisha. IBM(R) is a registered trademark of IBM. Xerox(R) is a registered trademark of Xerox Corporation.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
                        (IN MILLIONS, EXCEPT SHARE DATA)

  The following table sets forth summary historical consolidated financial data of the Company as of and for the fiscal years ended December 31, 1994, 1995 and 1996 and as of and for the six months ended June 30, 1996 and 1997. The summary historical financial data were derived from the Company's Consolidated Financial Statements. Information as of and for the six months ended June 30, 1996 and 1997 was derived from unaudited interim financial statements that reflect, in the opinion of the Company, all adjustments, which include only normal recurring adjustments, necessary for a fair presentation of the financial data for such periods. Results for interim periods are not necessarily indicative of results for the full year or for any future period. See the Consolidated Financial Statements of the Company and the accompanying notes thereto included elsewhere in this Prospectus, and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                                                   SIX MONTHS ENDED
                                YEAR ENDED DECEMBER 31,                JUNE 30,
                          ------------------------------------- -----------------------
                             1994         1995(1)      1996        1996        1997
                          -----------  -----------  ----------- ----------- -----------
                                                                      (UNAUDITED)
STATEMENT OF OPERATIONS
 DATA:
Revenues................  $   1,852.3  $   2,157.8  $   2,377.6 $   1,143.1 $   1,139.7
Gross profit............        553.5        669.9        747.4       354.6       393.2
Research and
 development............        101.0        116.1        123.9        63.5        62.4
Selling, general and
 administrative.........        292.9        359.1        388.0       189.1       217.6
                          -----------  -----------  ----------- ----------- -----------
Operating income before
 option compensation
 related to IPO and
 amortization of
 intangibles............        159.6        194.7        235.5       102.0       113.2
Option compensation
 related to IPO.........          --          60.6          --          --          --
Amortization of
 intangibles(2).........         44.7         25.6          5.1         5.1         --
                          -----------  -----------  ----------- ----------- -----------
Operating income........        114.9        108.5        230.4        96.9       113.2
Interest expense........         50.6         35.1         20.9        10.5         6.3
Amortization of deferred
 financing costs and
 other expense..........         13.6         10.1          7.9         3.8         4.4
                          -----------  -----------  ----------- ----------- -----------
Earnings before income
 taxes..................         50.7         63.3        201.6        82.6       102.5
Earnings before
 extraordinary item.....         44.6         48.1        127.8        52.4        65.0
                          -----------  -----------  ----------- ----------- -----------
Extraordinary loss(3)...          --         (15.7)         --          --        (14.0)
                          -----------  -----------  ----------- ----------- -----------
Net earnings............  $      44.6  $      32.4  $     127.8 $      52.4 $      51.0
                          ===========  ===========  =========== =========== ===========
Earnings (loss) per
 common share before
 extraordinary item(4)..  $     (0.46) $      0.64  $      1.68 $      0.69 $      0.85
Net earnings (loss) per
 common share(4)........  $     (0.46) $      0.43  $      1.68 $      0.69 $      0.67
Shares used in per share
 calculation(5).........   61,430,896   74,932,103   76,221,843  75,469,183  76,611,158

                                        AS OF DECEMBER 31,     AS OF JUNE 30,
                                     ------------------------ -----------------
                                      1994    1995     1996     1996     1997
                                     ------ -------- -------- -------- --------
                                                                 (UNAUDITED)
STATEMENT OF FINANCIAL POSITION DA-
 TA:
Working capital....................  $237.5 $  227.7 $  343.8 $  260.0 $  209.7
Total assets.......................   960.9  1,142.9  1,221.5  1,139.7  1,138.8
Total long-term debt (including
current portion)...................   290.0    195.0    163.2    175.0     37.5
Stockholders' equity(6)............   295.5    390.2    540.3    457.1    533.4

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(1) The Company recognized a non-cash compensation charge of $60.6 ($38.5 net of tax benefit) in the fourth quarter of 1995 and will recognize additional amounts totalling $2.2 ($1.4 net of tax benefit) in the years 1996-2000, resulting from the vesting of certain of the Company's outstanding employee stock options at the time of the IPO.
(2) Acquisition-related intangibles were fully amortized at March 31, 1996.
(3) Represents extraordinary after-tax loss caused by early extinguishments of debt related to the refinancing of the Company's term loan in April 1995 and prepayment of the Company's senior subordinated notes in March 1997.
(4) Earnings (loss) per common share are net of dividends of $11.8 paid on the Company's redeemable senior preferred stock in 1994. Earnings attributable to common stock in 1994 are also net of a $61.3 preferred stock redemption premium related to the exchange of redeemable senior preferred stock for Class A Common Stock on December 30, 1994. No senior preferred stock is currently outstanding.
(5) Earnings (loss) per common share is determined by dividing the net earnings
    (loss) attributable to common stock by the weighted average number of common shares outstanding. The earnings (loss) attributable to common stock is determined by deducting preferred stock dividends and any preferred stock redemption premium from net earnings. The weighted average number of common shares outstanding in 1994 has been increased by 2,577,480 shares to give effect to the assumption that all stock, including Class A Common Stock issued upon the exchange of redeemable senior preferred stock described in note (4) above, and stock options issued within one year of the filing of the IPO were outstanding for all years presented, even though their impact is antidilutive. The number of such shares assumed to be outstanding is calculated using the treasury stock method based on the IPO price of $20 per share. Outstanding options, warrants and other potentially dilutive securities not issued within one year of the filing of the IPO have been given no effect for the full year 1994, as the result would be antidilutive.
(6) Redeemable senior preferred stock with a liquidation preference of $85.0 was exchanged for 9,750,000 shares of Class A Common Stock on December 30, 1994. As of June 30, 1997, the Company had repurchased 2,093,514 shares of Class A Common Stock in the open market for an aggregate cost of approximately $50 million.

                                 RISK FACTORS

  Prospective investors should consider carefully the following factors relating to the Company and the Offerings, together with the information and financial data set forth elsewhere in this Prospectus, prior to making an investment decision.

COMPETITION

  The markets for printers and associated supplies are highly competitive, especially with respect to pricing and the introduction of new products and features. The office desktop laser printer market is dominated by HP, which has a widely recognized brand name and has been estimated to have an approximate 65% to 70% market share. Several other large manufacturers such as Canon, Inc. ("Canon"), Apple Computer, Inc. ("Apple"), Xerox Corporation ("Xerox") and IBM also compete in the office desktop laser printer market. See "--IBM Relationship" and "Business--IBM Relationship".

  The Company's strategy is to target fast growing segments of the office desktop printer market and to increase market share by providing high quality, technologically advanced products at competitive prices. This strategy requires that the Company continue to develop and market new and innovative products at competitive prices. New product announcements by HP and the Company's other principal competitors, however, can have and in the past have had a material adverse effect on the Company's financial results. Such new product announcements can quickly undermine any technological competitive edge that one manufacturer may enjoy over another and set new market standards for quality, speed and function. Knowledge in the marketplace about pending new product announcements by the Company's competitors may also have a material adverse effect on the Company inasmuch as purchasers of printers may defer purchasing decisions until the announcement and subsequent testing of such new products.

  In recent years, the Company and its principal competitors, all of which have significantly greater financial, marketing and technological resources than the Company, have regularly lowered prices on printers and are expected to continue to do so. The Company is vulnerable to these pricing pressures which, if not mitigated by cost and expense reductions, may result in lower profitability and could jeopardize the Company's ability to increase or maintain market share and build an installed base of Lexmark printers. See "Business--Competition--Printers and Associated Supplies". The Company expects that, as it competes more successfully with its larger competitors, the Company's increased market presence may attract more frequent challenges, both legal and commercial, from its competitors, including claims of possible intellectual property infringement.

  HP is also the market leader in the personal color inkjet printer market and, with Canon and Seiko Epson Corporation ("Epson"), has been estimated to account for approximately 80% to 90% of worldwide personal color inkjet printer sales. As with laser printers, if pricing pressures are not mitigated by cost and expense reductions, the Company's ability to maintain or build market share and its profitability could be adversely affected. In addition, as a relatively new entrant to the retail marketplace with a less widely recognized brand name, the Company must compete with HP, Canon and Epson for retail shelf space for its inkjet printers. There can be no assurance that the Company will be able to continue to penetrate the retail or OEM marketplace.

  Like certain of its competitors (including Xerox), the Company is a supplier of after-market laser cartridges for laser printers utilizing certain models of Canon engines. There is no assurance that the Company will be able to compete effectively for a share of the after-market cartridge business for the installed base of competitors' laser printers. The Company's participation in this market may have an adverse effect on the Company's relations with certain of its suppliers. Although Lexmark is currently the exclusive supplier of new print cartridges for its laser printers, there can be no assurance that other companies will not develop new compatible cartridges for Lexmark laser printers. In addition, refill and remanufactured alternatives for the Company's laser and inkjet cartridges are available from independent suppliers and, although generally offering lower print quality, compete with the Company's supplies business. As the installed base of laser and inkjet printers grows and ages, the Company expects competitive refill and remanufacturing activity to increase. See "Business-- Competition".

IBM RELATIONSHIP

  In connection with the Acquisition, IBM entered into numerous agreements with the Company to support the Company's operations for a five-year term, including an IBM agreement not to compete with the Company's products. These agreements expired on March 27, 1996. IBM accounted for approximately 22%, 20%, 8% and 5% of the Company's consolidated revenues in 1994, 1995, 1996 and the six months ended June 30, 1997, respectively. When keyboard sales to IBM are excluded, IBM accounted for revenues of approximately 12%, 12%, 7% and 5% in 1994, 1995, 1996 and the six months ended June 30, 1997, respectively.

  As a result of new agreements with IBM which generally became effective on March 27, 1996, the Company's sales of IBM-branded printer supplies, typewriters and typewriter supplies have been less profitable. These new arrangements provide for the Company to pay IBM a share of its profits on certain sales of IBM-branded products and to pay IBM royalties for the use of its logo on typewriters, typewriter supplies and other IBM-branded supplies. Since these new arrangements became effective on March 27, 1996, the Company estimates that operating income has been reduced approximately $7 million to $9 million a quarter. See "Business--IBM Relationship".

CHANGING TECHNOLOGIES

  To compete effectively in the printer and associated supplies markets, the Company must continue to introduce new products and features that address the needs and preferences of its target markets. The printer market is characterized by short product development cycles that are driven by rapidly changing technology and consumer preferences as well as declining product prices. There can be no assurance that the Company will be able to continue to introduce new competitively priced products, that the market will be receptive to its new products or features or that its competitors will not introduce advancements ahead of Lexmark. Furthermore, there can be no assurance that the Company will have access to new competitive technology to permit it to introduce new products and features for its target markets. In addition, the Company must make strategic decisions from time to time as to which new technologies will produce products in market segments that will experience the greatest future growth. If the Company is not successful in continuing to introduce new products in the growing segments of the market, there could be a material adverse effect on the Company's business and financial results.

OTHER OFFICE IMAGING PRODUCTS

  The Company's traditional other office imaging products business includes consumable supplies for IBM and other OEM products, typewriters and typewriter supplies. This business accounted for 28%, 23%, 22% and 21% of the Company's revenues in 1994, 1995, 1996 and six months ended June 30, 1997, respectively. Although the Company is less dependent on revenue and profitability from its other office imaging products business than it has been historically and intends to focus on the growing portions of that market, such as the after-market laser cartridge supplies category, there is no assurance that the Company will be able to compete in the after-market supplies business effectively or that the declining market areas in its other office imaging products business will not adversely affect the Company's operating results.

KEY SUPPLIES AND SUPPLIERS

  The Company procures a wide variety of components for the manufacture of its products, some of which are sourced from preferred suppliers. The Company generally must place commitments for its projected component needs approximately three to six months in advance and may face capacity constraints when there has been more demand for its printers and associated supplies than initially projected. Certain finished products, certain print engines and certain components of the Company's products are only available from one supplier and should such products, print engines and components not be available, there can be no assurance that production of the Company's products would not be disrupted for significant periods of time or that certain of the Company's products would be available. Such a disruption could interfere with the Company's ability to manufacture and sell products and materially adversely affect the Company's financial results. See "Business--Raw Materials".

DEPENDENCE ON KEY PERSONNEL

  As is typical of technology based companies, the Company is dependent on certain key personnel, including senior members of its research and development staff. The future success of the Company's research and development efforts depends on its continuing ability to attract and retain highly qualified technical personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel. The loss of the services of such key personnel, or the inability to attract additional qualified personnel, could have a material adverse effect on the Company's business.

INTERNATIONAL OPERATIONS

  Revenues from international operations, including exports from the United States, represent approximately half of consolidated revenues, with European revenues accounting for about 69% of international revenues. Currency translation has significantly affected international revenues and cost of revenues and had a slightly unfavorable impact on operating income in 1996 and the first six months of 1997. Although the Company manages its net exposure to exchange rate fluctuations through operational hedges, such as pricing actions and product sourcing changes, and financial instruments, such as forward exchange contracts and currency options, there can be no assurances that currency fluctuations will not have a material impact on operating income in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Effect of Currency Exchange Rates and Exchange Rate Risk Management". As the Company's international operations continue to grow, more management effort will be required to focus on the operation and expansion of the Company's global business and to manage the cultural, language and legal differences inherent in international operations. In addition, the Company believes that international operations in new geographic markets will be less profitable than operations in U.S. and European markets as a result, in part, of the higher investment levels for marketing, selling and distribution required to enter these markets.

INTELLECTUAL PROPERTY RIGHTS

  The Company's success depends in part on its ability to obtain patents, copyrights and trademarks, maintain trade secret protection and operate without infringing the proprietary rights of others.

  As is typical in technology industries, the Company receives notices from time to time by third parties claiming infringement of certain patent and/or other intellectual property rights of others. As the Company competes more successfully with its larger competitors, the Company's increased market presence may attract more frequent legal challenges from its competitors, including claims of intellectual property infringement and other intellectual property disputes. If the Company were infringing the intellectual property rights of others and were unable to obtain licenses to use the protected technology, the Company could incur substantial costs to redesign its products or to defend against infringement actions. The Company's inability to obtain such licenses on favorable terms or a finding of infringement could have a material adverse effect on the Company. In October 1996, the Company entered into a new patent cross-license agreement with HP which resolved issues of patent infringement that had been raised by both companies. See "Business-- Intellectual Property".

  In addition, the Company also relies on trade secrets, technical know-how and other unpatented proprietary information relating to its product development and manufacturing activities which it seeks to protect, in part, through confidentiality agreements. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any such breach or that the Company's trade secrets and know-how will not otherwise become known or independently discovered by others. The Company could also incur significant expenses in enforcing its intellectual property rights against others. See "Business--Intellectual Property".

RISKS ASSOCIATED WITH ACQUISITION STRATEGY

  Part of the Company's business strategy is to expand its business through the acquisition of related businesses. There can be no assurance that suitable acquisitions can be accomplished on terms favorable to the Company. Further, there can be no assurance that the Company will be able to operate profitably any businesses or other assets it may acquire, effectively integrate the operations of such acquisitions or otherwise achieve the intended benefits of such acquisitions.

PRINCIPAL STOCKHOLDER

  Upon completion of the Offerings (without giving effect to the Share Repurchase), C&D Fund IV, a private investment fund managed by CD&R, will own approximately 15% of the then outstanding Common Stock (approximately 13% on a fully diluted basis assuming the exercise of all outstanding options) and will retain the power to significantly influence the Company's corporate policies, the persons constituting its management and Board of Directors and the outcome of corporate actions requiring stockholder approval. Two of the Company's eleven directors are principals of CD&R. See "Management--Directors and Executive Officers" and "Certain Transactions and Relationships".

CERTAIN PROVISIONS RELATING TO CHANGES IN CONTROL

  Although the Offerings will not constitute a "change of control", several of the patent cross-licenses that the Company considers to be material to its business, including those that permit the Company to manufacture its current design of laser and inkjet printers and after-market laser cartridges for OEM printers, terminate as to future products upon certain "changes of control" of the Company. Similarly, a trademark license agreement and other agreements entered into by the Company with IBM permit IBM to terminate those agreements upon certain "changes of control" of the Company. Although the definition of "change of control" in the Company's cross-licenses and trademark license agreement vary from agreement to agreement, generally in order for a "change of control" to occur under such agreements either (a) more than 50% of the voting stock of the Company must be acquired by an unaffiliated party which, in some instances, must be engaged in the business of manufacturing or marketing printers or related products or (b) a third party must obtain the power to control or direct the affairs of the Company, either through the ownership of voting stock or otherwise, except that a change of control can be deemed to occur, in very limited circumstances, upon an acquisition of substantially less than 50% of the Company's voting shares. Such provisions could discourage potential acquirors from making a bid to acquire control of the Company. See "Business--IBM Relationship" and "Business--Intellectual Property".

RESTRICTIONS IMPOSED BY LENDERS

  The discretion of the Company's management with respect to certain business matters is limited by covenants in the Company's senior credit facility and other debt instruments. Such covenants include, among other things, limitations on the acquisition of new businesses, the sale of assets, fixed charge coverage ratios, the incurrence of additional debt and the payment of dividends. For a discussion of how these covenants may affect the Company's sources of liquidity and capital expenditure plans, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources".

SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of the Offerings and the Share Repurchase, approximately 15,060,172 shares of the outstanding Class A Common Stock and (based upon shares outstanding at September 30, 1997) approximately 441,257 shares of the outstanding Class B Common Stock will constitute "restricted" securities, within the meaning of Rule 144 under the Securities Act, that are not publicly traded. Virtually all of these restricted outstanding shares are eligible for sale into the public market pursuant to Rule 144 under the Securities Act, and approximately 51% of these restricted shares are eligible for sale into the public market without regard to the volume limit and certain other requirements of Rule 144. In addition, upon completion of the Offerings, approximately 6,923,578 shares of Class A Common Stock will be issuable upon the exercise of outstanding stock options (vested and unvested). The holders of nearly all of the restricted shares of Class A Common Stock have agreed to restrict public sales of such shares for 90 days after the date of this Prospectus. Sales of substantial amounts of Class A Common Stock, or the perception that such sales could occur at the expiration of such 90-day period, may materially adversely affect the market price of the Class A Common Stock prevailing from time to time. In addition, under the Registration and Participation Agreement, dated as of March 27, 1991 (as amended, the "Registration and Participation Agreement"), among the Company, C&D Fund IV and original or certain other stockholders of the Company, the Company's original or certain other stockholders have certain demand and "piggy-back" registration rights in connection with future offerings of Class A Common Stock which may be exercised after the expiration of the 90-day holdback period. See "Shares Eligible for Future Sale" and "Underwriting".

DILUTION

  Purchasers of Class A Common Stock in the Offerings will experience immediate and substantial dilution in the net tangible book value of their Class A Common Stock. At an initial public offering price of $31.00 per share, based on net tangible book value as of June 30, 1997, purchasers of shares in the Offerings will experience dilution in net tangible book value of $23.40 per share.

            PRICE RANGE OF CLASS A COMMON STOCK AND DIVIDEND POLICY

  Since November 15, 1995, as part of the Company's IPO, the Class A Common Stock has been traded on the NYSE under the symbol "LXK". The following table sets forth the high and low reported sale prices for the Class A Common Stock as quoted by the NYSE for the periods indicated.

                                                               MARKET PRICE
                                                               ------------- ---
                                                                HIGH   LOW
                                                               ------ ------
1995
   Fourth Quarter (from November 15, 1995).................... $22.38 $15.50
1996
   First Quarter.............................................. $23.25 $16.00
   Second Quarter............................................. $23.13 $17.88
   Third Quarter.............................................. $20.88 $13.38
   Fourth Quarter............................................. $27.75 $18.88
1997
   First Quarter.............................................. $29.63 $22.00
   Second Quarter............................................. $30.50 $19.13
   Third Quarter.............................................. $36.31 $26.88
   Fourth Quarter (through October 29, 1997).................. $35.50 $29.56

  The last reported sale price for the Class A Common Stock by the NYSE on October 29, 1997 was $32.75 per share. As of September 30, 1997 the Company had approximately 69,991,581 shares of Class A Common Stock outstanding (excluding 3,221,414 shares held in treasury) and 682,723 shares of Class B Common Stock outstanding. As of September 30, 1997, there were approximately 1,177 holders of record of the Class A Common Stock, and five holders of record of the Class B Common Stock.

  The Company has never declared or paid any dividends on the Class A Common Stock and has no current plans to pay dividends on the Class A Common Stock. The Company presently intends to retain earnings to support the growth of the Company's business. The payment of any future dividends will be determined by the Board of Directors in light of conditions then existing, including the Company's earnings, financial condition and capital requirements, restrictions in financing agreements, business conditions, certain corporate law requirements and other factors.

  The Company is a holding company and thus its ability to pay dividends on the Class A Common Stock depends on the Company's subsidiaries' ability to pay dividends to the Company. The Company's financing agreements generally restrict the payment of dividends by the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources".

                                CAPITALIZATION

  The following table sets forth the consolidated cash and cash equivalents, short-term debt and capitalization of the Company as of June 30, 1997. This table should be read in conjunction with the Consolidated Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                                  JUNE 30, 1997
                                                                  -------------
                                                                  (IN MILLIONS)
CASH AND CASH EQUIVALENTS........................................    $ 39.1
                                                                     ======
SHORT-TERM DEBT:
  Short-term debt................................................    $ 69.5
  Current portion of long-term debt..............................      12.1
                                                                     ------
    Total short-term debt........................................      81.6
                                                                     ======
LONG-TERM DEBT, LESS CURRENT PORTION:
  Term loan......................................................    $ 25.0
  Other..........................................................       0.4
                                                                     ------
    Total long-term debt.........................................      25.4
STOCKHOLDERS' EQUITY(1):
  Preferred stock, $.01 par value, 1,600,000 shares authorized, no
   shares outstanding............................................       --
  Class A common stock, $.01 par value, 160,000,000 shares autho-
   rized,
   70,108,382 outstanding........................................       0.7
  Class B common stock, $.01 par value, 10,000,000 shares autho-
   rized,
   1,307,923 outstanding.........................................       --
  Additional paid-in capital.....................................     526.8
  Retained earnings..............................................      70.8
  Accumulated translation adjustment.............................     (15.4)
  Treasury stock, at cost........................................     (49.5)
                                                                     ------
    Total stockholders' equity...................................     533.4
                                                                     ------
    Total capitalization.........................................    $558.8
                                                                     ======

--------
(1) In April 1996, the Company's board of directors authorized the repurchase of up to $50 million of its Class A Common Stock. In May 1997, the Company's board of directors authorized the repurchase of an additional $150 million of its Class A Common Stock. The repurchase authority allows the Company to selectively repurchase its stock from time to time in the open market or in privately negotiated transactions depending upon market price and other factors. As of June 30, 1997, the Company had repurchased 2,093,514 shares in the open market at prices ranging from $21.25 to $27.50 per share for an aggregate cost of approximately $50 million. The amended and restated credit agreements and the note and stock purchase agreement have been amended to permit, among other things, the Company's repurchase of up to $200 million of its Class A Common Stock. Subsequent to June 30, 1997, through September 30, 1997, the Company repurchased an additional 1,127,900 shares in the open market at prices ranging from $30.38 to $33.75 per share for an aggregate cost of approximately $36 million. The Company has agreed to repurchase 3,000,000 shares of Class A Common Stock from certain of the Selling Stockholders at a price per share equal to the initial public offering price for the Offerings net of the underwriting discount. The Company expects to use available borrowings under its existing credit facilities to finance the Share Repurchase. See "Certain Transactions and Relationships". After giving effect to the open market share repurchases and the Share Repurchase, the Company's total debt at June 30, 1997 would have been approximately $233 million.

                     SELECTED CONSOLIDATED FINANCIAL DATA
                       (IN MILLIONS, EXCEPT SHARE DATA)

  The following table sets forth selected financial data of the Company on a consolidated basis. The statement of operations data for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 and the statement of financial position data as of December 31, 1992, 1993, 1994, 1995 and 1996 were derived from the audited Consolidated Financial Statements of the Company. The statement of operations data for the six months ended June 30, 1996 and 1997 and the statement of financial position data as of June 30, 1996 and 1997 were derived from the unaudited consolidated financial statements of the Company and include, in the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the results of operations and financial position as of and for such periods. Results of operations for the six months ended June 30, 1997 are not necessarily indicative of results for the full year or for any future period.

                                                                                       SIX MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,                           JUNE 30,
                          ---------------------------------------------------------- ---------------------
                             1992        1993        1994      1995(1)       1996       1996       1997
                          ----------  ----------  ----------  ----------  ---------- ---------- ----------
                                                                                          (UNAUDITED)
STATEMENT OF OPERATIONS
 DATA:
Revenues................  $  1,763.9  $  1,675.7  $  1,852.3  $  2,157.8  $  2,377.6 $  1,143.1 $  1,139.7
Cost of revenues........     1,130.5     1,107.4     1,298.8     1,487.9     1,630.2      788.5      746.5
                          ----------  ----------  ----------  ----------  ---------- ---------- ----------
Gross profit............       633.4       568.3       553.5       669.9       747.4      354.6      393.2
Research and
development.............       135.7       111.7       101.0       116.1       123.9       63.5       62.4
Selling, general and
 administrative.........       367.9       322.0       292.9       359.1       388.0      189.1      217.6
                          ----------  ----------  ----------  ----------  ---------- ---------- ----------
Operating income before
 option compensation
 related to IPO and
 amortization of
 intangibles............       129.8       134.6       159.6       194.7       235.5      102.0      113.2
Option compensation
 related to IPO.........         --          --          --         60.6         --         --         --
Amortization of
 intangibles(2).........        89.2        64.0        44.7        25.6         5.1        5.1        --
                          ----------  ----------  ----------  ----------  ---------- ---------- ----------
Operating income(3).....        40.6        70.6       114.9       108.5       230.4       96.9      113.2
Interest expense........        70.7        63.9        50.6        35.1        20.9       10.5        6.3
Amortization of deferred
 financing costs and
 other expense..........        16.5        13.1        13.6        10.1         7.9        3.8        4.4
                          ----------  ----------  ----------  ----------  ---------- ---------- ----------
Earnings (loss) before
 income taxes...........       (46.6)       (6.4)       50.7        63.3       201.6       82.6      102.5
Provision for income
 taxes..................        10.7         3.0         6.1        15.2        73.8       30.2       37.5
                          ----------  ----------  ----------  ----------  ---------- ---------- ----------
Earnings (loss) before
 extraordinary item.....       (57.3)       (9.4)       44.6        48.1       127.8       52.4       65.0
Extraordinary loss(4)...         --          --          --        (15.7)        --         --       (14.0)
                          ----------  ----------  ----------  ----------  ---------- ---------- ----------
Net earnings (loss).....  $    (57.3) $     (9.4) $     44.6  $     32.4  $    127.8 $     52.4 $     51.0
                          ==========  ==========  ==========  ==========  ========== ========== ==========
Earnings (loss) per
 common share before
 extraordinary item(5)..  $    (1.12) $    (0.34) $    (0.46) $     0.64  $     1.68 $     0.69 $     0.85
Net earnings (loss) per
 common share(5)........  $    (1.12) $    (0.34) $    (0.46) $     0.43  $     1.68 $     0.69 $     0.67
Shares used in per share
 calculation(6).........  61,419,631  61,458,241  61,430,896  74,932,103  76,221,843 75,469,183 76,611,158

                                                                          AS OF
                                     AS OF DECEMBER 31,                 JUNE 30,
                         ------------------------------------------ -----------------
                           1992     1993    1994    1995     1996     1996     1997
                         -------- -------- ------ -------- -------- -------- --------
                                                                       (UNAUDITED)
STATEMENT OF FINANCIAL
POSITION DATA:
Working capital......... $  347.5 $  293.6 $237.5 $  227.7 $  343.8 $  260.0 $  209.7
Total assets............  1,440.2  1,215.0  960.9  1,142.9  1,221.5  1,139.7  1,138.8
Total long-term debt
(including current
portion)................    759.2    650.7  290.0    195.0    163.2    175.0     37.5
Redeemable senior
preferred stock(7)......     85.0     85.0    --       --       --       --       --
Stockholders'
equity(7)...............    197.4    173.7  295.5    390.2    540.3    457.1    533.4

--------
(1) The Company recognized a non-cash compensation charge of $60.6 ($38.5 net of tax benefit) in the fourth quarter of 1995 and will recognize additional amounts totalling $2.2 ($1.4 net of tax benefit) in the years 1996-2000, resulting from the vesting of certain of the Company's outstanding employee stock options at the time of the IPO.
(2) Acquisition-related intangibles were fully amortized at March 31, 1996.
(3) Operating income in 1992 is net of a $40.0 provision related to the Company's restructuring of its operations.
(4) Represents extraordinary after-tax loss caused by early extinguishments of debt related to the refinancing of the Company's term loan in April 1995 and prepayment of the Company's senior subordinated notes in March 1997.
(5) Earnings (loss) per common share are net of dividends of $11.5, $11.5 and $11.8 paid on the Company's redeemable senior preferred stock in 1992, 1993 and 1994, respectively. Earnings attributable to common stock in 1994 are also net of a $61.3 preferred stock redemption premium related to the exchange of redeemable senior preferred stock for Class A Common Stock on December 30, 1994. No senior preferred stock is currently outstanding.
(6) Earnings (loss) per common share is determined by dividing the earnings
    (loss) attributable to common stock by the weighted average number of common shares outstanding. The earnings (loss) attributable to common stock is determined by deducting preferred stock dividends and preferred stock redemption premium from net earnings (loss). The weighted average number of common shares outstanding in each year from 1992 to 1994 has been increased by 2,577,480 shares to give effect to the assumption that all stock, including Class A Common Stock issued upon the exchange of redeemable senior preferred stock for Class A Common Stock described in note (5) above, and stock options issued within one year of the filing of the IPO were outstanding for all years presented, even though their impact is antidilutive. The number of such shares assumed to be outstanding is calculated using the treasury stock method based on the IPO price of $20 per share. Outstanding options, warrants and other potentially dilutive securities not issued within one year of the filing of the IPO have been given no effect in the full years 1992 to 1994, as the result would be antidilutive.
(7) Redeemable senior preferred stock with a liquidation preference of $85.0 was exchanged for 9,750,000 shares of Class A Common Stock on December 30, 1994. As of June 30, 1997, the Company had repurchased 2,093,514 shares of Class A Common Stock in the open market for an aggregate cost of approximately $50 million.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

  The Company is a global developer, manufacturer and supplier of laser and inkjet printers and associated consumable supplies. The Company also sells dot matrix printers for printing single and multi-part forms by business users. The Company's core printer business targets the office and home markets. In addition to its core printer business, Lexmark develops, manufactures and markets a broad line of other office imaging products which include supplies for IBM-branded printers, after-market supplies for other OEM products, and typewriters and typewriter supplies that are sold under the IBM trademark. The Company's "keyboards and other" product category was phased out by the end of the first quarter of 1996.

  In the past few years, the worldwide printer industry has seen substantial growth in demand for laser and inkjet printers as a result of increasing penetration of personal computers into the office and home markets. During this period, the Company's own product mix has evolved, with its laser and inkjet printers and associated supplies representing an increasingly larger percentage of its sales volume and revenues, particularly as the increasing base of installed Lexmark printers generates additional revenues from recurring sales of the Company's supplies for those printers (primarily laser and inkjet cartridges).

  The following table sets forth, for the periods indicated, revenues for each major product category (dollars in millions, unaudited):

                                     YEAR ENDED DECEMBER 31,                SIX MONTHS ENDED JUNE 30,
                         ----------------------------------------------- -------------------------------
                              1994            1995            1996            1996            1997
                         --------------- --------------- --------------- --------------- ---------------
                                   %               %               %               %               %
                         AMOUNT OF TOTAL AMOUNT OF TOTAL AMOUNT OF TOTAL AMOUNT OF TOTAL AMOUNT OF TOTAL
                         ------ -------- ------ -------- ------ -------- ------ -------- ------ --------
REVENUES:
Printers and associated
 supplies............... $1,083      58% $1,478      69% $1,832      77%   $845      74%   $900      79%
Other office imaging
 products...............    513     28      501     23      513     22      265     23      240     21
Keyboards and other.....    256     14      179      8       33      1       33      3      --      --
                         ------    ----- ------    ----- ------    ----- ------    ----- ------     ----
Total revenues.......... $1,852     100% $2,158     100% $2,378     100% $1,143     100% $1,140     100%
                         ======     ==== ======     ==== ======     ==== ======     ==== ======     ====

TRENDS

  The Company's revenues from printers and associated supplies, which is the Company's core business, increased by 36% from 1994 to 1995, 24% from 1995 to 1996 and by 6% from the first six months of 1996 to the first six months of 1997. Most of this growth was derived from increasing sales of laser and inkjet printers and printer cartridge supplies, offset in part by reduced demand for dot matrix printers which depend on older impact-printing technology.

  The Company believes that its total revenue will continue to grow due to overall market growth and increases in the Company's market share in both the network and color inkjet segments. Management believes this growth will more than offset reduced demand for dot matrix impact printers, and the discontinuance of the Company's keyboard product line.

  In recent years, the Company's growth rate in sales of printer units generally exceeded the growth rate of its printer revenues due to price pressures and the introduction of new lower priced products in both the laser and inkjet printer markets. In the laser printer market, unit price pressure is partially offset by the tendency of customers to move up to higher price printer models with faster speeds, greater network connectivity and other new features. In the inkjet printer market, advances in color inkjet technology have resulted in lower prices for printers with sharper resolution and improved performance. The greater affordability of color inkjet printers has been an important factor in the recent growth of this market.

  The Company manufactures and sells its own brand of supplies that are designed to optimize the performance of its various printers. In the case of its laser and inkjet printers, the Company is the exclusive source of new, replacement printer cartridges. Supplies for the Company's printers generally face significantly less competitive price pressure than the printer units, and the Company expects greater sales of its supplies as the installed base of its printers increases.

  The Company's other office imaging products category includes many mature products, such as supplies for IBM printers, typewriters and typewriter supplies and other impact supplies, that require little investment but provide a significant source of cash flow. The markets for most of these products are declining as non-impact printers replace typewriters and impact printers currently in service. The Company believes this trend will continue, resulting in a continued decline in revenues from these products. In addition, as a result of the Company's new arrangement with IBM to share the profit on supplies for some existing IBM-branded products and to pay a royalty on IBM-branded typewriters and typewriter supplies and certain other IBM-branded supplies, profitability from sales of those products has been reduced, and the Company expects this trend to continue. Although the Company and IBM have entered into a number of new agreements, which extend some of the original agreements (although on less favorable terms) and provide for an ongoing relationship in other areas, management expects that future revenue and profit attributable to sales to IBM will continue to decline. Since these new arrangements became effective on March 27, 1996, the Company estimates that operating income has been reduced approximately $7 million to $9 million a quarter. See "Risk Factors--IBM Relationship" and "Business--IBM Relationship". The Company will attempt to mitigate the effect of the decline in sales of typewriters and impact printing supplies through the introduction of new supplies products for non-impact technologies, such as after-market laser cartridges, where management believes the market will grow. Lexmark introduced its first after-market laser cartridges in May 1995 for the large installed base of a range of laser printers sold by other manufacturers. The Company's strategy for other office imaging products is to pursue the after-market OEM laser supplies opportunity while at the same time managing its mature businesses for cash flow.

  The Company expects that its overall margins will remain relatively stable as its associated printer supplies business becomes an increasingly larger part of its business, offsetting the decline in the Company's other office imaging products supplies business and the phase-out of its lower margin keyboard business.

  The following table sets forth for the periods indicated the percentage of total revenues represented by certain items reflected in the Company's Statements of Operations:

                                                                     SIX MONTHS
                                                                        ENDED
                                       YEAR ENDED DECEMBER 31,        JUNE 30,
                                       ---------------------------   -------------
                                        1994      1995      1996     1996    1997
                                       -------   -------   -------   -----   -----
Revenues..............................     100%      100%      100%    100%    100%
Cost of revenues......................      70        69        69      69      65
                                       -------   -------   -------   -----   -----
Gross profit..........................      30        31        31      31      35
Research and development..............       6         5         5       5       6
Selling, general and administrative...      16        17        16      17      19
                                       -------   -------   -------   -----   -----
Operating income before option
 compensation related to IPO and
 amortization of intangibles..........       8         9        10       9      10
Option compensation related to IPO....     --          3       --      --      --
Amortization of intangibles...........       2         1       --      --      --
                                       -------   -------   -------   -----   -----
Operating income......................       6%        5%       10%      9%     10%
                                       =======   =======   =======   =====   =====

RESULTS OF OPERATIONS

 SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED   JUNE 30, 1996

  For the six months ended June 30, 1997, consolidated revenues were $1,140 million, a slight decrease from the same period of 1996. Printers and associated supplies revenues were $900 million, an increase of 6% from 1996. Revenues from other office imaging products were $240 million, a decrease of 9% from 1996. Excluding the keyboard business in 1996, revenues for the first six months of 1997 were up $30 million or 3% from 1996. Total U.S. revenues were down $54 million or 9%, and international revenues were up $51 million or 10%.

  The Company made two major product announcements during the second quarter of 1997 with the Optra S family of monochrome and color laser printers and the 7000 Color Jetprinter. Even though the product line was in transition, printer volumes grew at double-digit rates and associated printer supplies revenues have increased compared to the first half of 1996 due to the continued growth of the Company's installed printer base. However, revenues, operating income and earnings were affected by lower prices and price protection to the Company's product distribution channels on Lexmark's predecessor printers held in their inventory. In the second quarter, competitors reduced prices up to 20% on their laser printers. Prices were reduced on the Company's predecessor Optra product line which accounted for the majority of the network laser printers sold in the second quarter. Revenues were also adversely affected by lower foreign currency rates. Unfavorable foreign currency translation effects on revenue were $42 million for the six months ended June 30, 1997, due to the strengthening of the U.S. dollar.

  For the six months ended June 30, 1997, consolidated gross profit was $393 million, an increase of 11% over the corresponding period of 1996. This was mainly driven by margin improvements in printers and associated supplies. Gross profit as a percentage of revenues increased to 35% from 31% in 1996. Gross profit attributable to printers and associated supplies increased 17%, primarily due to growth in associated consumable supplies and product cost reductions.

  Total operating expenses increased 9% in the first six months of 1997, compared to the same period of 1996. Expenses as a percentage of revenues for the first six months were 25% compared to 23% for the same period of 1996. This increase versus 1996 principally reflects increased marketing and sales efforts in support of new product announcements and marketing investments to drive printer growth.

  Consolidated operating income was $113 million for the six months ended June 30, 1997, an increase of 17% over the corresponding period of 1996. This increase was due principally to growth in associated consumable supplies, product cost reductions and the absence of amortization of intangibles, which were fully amortized in the first quarter of 1996.

  Earnings before extraordinary item were $65 million for the first six months of 1997, up 24% over the corresponding period of 1996, principally due to the operating performance and lower interest expense as a result of lower debt levels and lower interest rates. The income tax provision was approximately 37% of earnings before tax for the first six months of 1997 and 1996. Earnings per share before extraordinary item were $0.85 for the six months ended June 30, 1997, compared to $0.69 for the same period of 1996, an increase of 22%.

  Net earnings for the first six months of 1997 were $51 million, a decrease of 3% compared to the same period of 1996, due to an extraordinary charge of $22 million ($14 million net of tax benefit) caused by the prepayment premium and other fees associated with the prepayment of the Company's senior subordinated notes in the first quarter of 1997. Net earnings per share were $0.67 for the six months ended June 30, 1997, compared to $0.69 for the same period of 1996, a decrease of 4%.

  Looking forward, it is anticipated that operating income margins will be maintained in the second half of 1997 compared to the first half. The previously mentioned new product introductions of the Optra S family of monochrome and color laser printers and the 7000 Color Jetprinter, along with the Company's 3000 Color Jetprinter and the 1000 Color Jetprinter, are expected to contribute to continued growth in printer unit volumes and drive profit growth from consumables. It is expected that consumables revenues will also be aided by the new high-yield Optra S "Prebate" laser cartridge marketing program. The Prebate cartridge provides Lexmark customers with an up-front discount compared to the price of a standard cartridge. The Prebate cartridge is sold with a license for a one-time use and empty Prebate cartridges can be returned easily to Lexmark for recycling at no cost to the consumer.

 1996 COMPARED TO 1995

  Consolidated revenues in 1996 were $2,378 million, an increase of 10% over 1995. Printers and associated supplies revenues were $1,832 million, an increase of 24%, and revenues from other office imaging products were $513 million, an increase of 2%. The transition out of the keyboard business was completed in March 1996 and, excluding this business, revenues were up $365 million or 18%. Total U.S. revenues increased $10 million or 1%, and excluding the keyboard business, were up 14%. International revenues were up $210 million, or 24%.

  The increase in consolidated revenues was principally due to growth in the core printer and associated supplies business. Hardware volumes showed significant growth in the sales of inkjet printers while printer supplies revenues increased due to the continued growth of the Company's installed printer base. These revenue increases more than offset price reductions on certain printers. Foreign currency translation effects were slightly unfavorable for 1996 compared to 1995.

  Revenues from other office imaging products increased primarily due to the growth of the after-market laser cartridge business, which more than offset the declines in the traditional IBM-branded supplies business.

  The color inkjet market, the fastest growing segment of the personal printer market, is expanding rapidly due to growth in personal computers and home offices, and the development of easy-to-use color inkjet technology with good quality color print capability at low prices. Lexmark introduced its first color inkjet printer using its own technology in 1994 and has experienced strong sales growth through retail outlets. The Company has increased its product distribution through retail outlets, with the number of such outlets worldwide rising from approximately 5,000 retail outlets in 1995 to more than 15,000 in 1996. The Company has made substantial capital investments in its inkjet production capacity in 1995 and 1996 to address the growing demand for its color inkjet products.

  The Company's laser printers primarily compete in the office desktop segment, which the Company believes is one of the fastest growing segments of the laser printer market. Office desktop laser printer growth is being driven by the office migration from large mainframe computers to local area networks that link various types of computers using a variety of protocols and operating systems.

  The Company's installed base of printers supports a large and profitable printer supplies business. Because consumable supplies must be replaced on average one to three times a year, depending on type of printer and usage, demand for laser and inkjet print cartridges is increasing at a higher rate than their associated printer shipments. The Company expects this recurring and relatively high margin business to contribute to the stability of the Company's earnings over time.

  Consolidated gross profit was $747 million for 1996, an increase of 12% from 1995, principally due to increased printer and associated supplies volumes, lower costs through better cost management, the absence of the lower-margin keyboard business in 1996 and more favorable product sales mix. Gross profit as a percentage of revenues was 31.4% in 1996, slightly better than 31.0% in 1995.

  Gross profit attributable to printers and associated supplies increased 25%, principally due to higher revenues and the mix of these revenues. Gross profit margin held steady as competitive price pressures on printers were offset by lower costs and growth in the higher margin associated consumable supplies.

  Total operating expenses decreased 8% for 1996 compared to 1995. In 1995, operating expenses included a non-cash option compensation charge of $61 million ($39 million net of tax benefit) recognized for certain of the Company's outstanding employee stock options upon the consummation of the IPO. Operating expense comparisons were also affected by amortization of intangible assets, which were fully amortized by March 1996. Excluding the 1995 non-cash option compensation charge and the amortization of intangibles, operating expenses as a percentage of revenues were 21.5% in 1996 versus 22.0% in 1995.

  Consolidated operating income was $230 million for 1996, an increase of 112% over 1995. Excluding the non-cash option compensation charge and the amortization of intangibles, consolidated operating income was up 21%. This increase was due to stronger 1996 sales volumes and cost and expense controls.

  Earnings before income taxes and extraordinary item were $202 million, up 218% over 1995 and up 63% before the non-cash option compensation charge referred to above, principally due to the stronger operating performance and lower interest expense as a result of lower debt levels and lower interest rates.

  The income tax provision was approximately 37% of earnings before tax for 1996 as compared to 24% in 1995. The effective tax rate for 1995 was favorably impacted by research and development tax credits and the benefit of a foreign sales corporation.

  Net earnings were $128 million, up 294%, and up 166% over earnings before extraordinary item in 1995. Excluding the non-cash option compensation charge, earnings before extraordinary item increased 48% to $128 million, up from $87 million in 1995. Net earnings per share were $1.68 for 1996, compared to $0.43, or $0.64 before extraordinary item in 1995, an increase of 287% and 161%, respectively.

 1995 COMPARED TO 1994

  Consolidated revenues in 1995 were $2,158 million, an increase of 16% over 1994. Printers and associated supplies revenues were $1,478 million, an increase of 36%, and revenues from other office imaging products were $501 million, a decrease of 2%. Total U.S. revenues increased $126 million or 11%, and international revenues were up $180 million or 25%, primarily due to more competitive products, improved marketing, more effective sales efforts, and improved economic conditions in Europe. The strengthening of European currencies in relation to the U.S. dollar contributed approximately $61 million to the increase.

  The increase in printer and associated supplies revenues was principally due to higher volumes, with associated supplies revenues growing at a faster rate than printer hardware revenues. The increase in hardware volumes was primarily driven by increased inkjet sales, as a result of the Company's entry into the low-end color inkjet market with the ExecJet IIc in the third quarter of 1994, and increased laser printer sales which experienced volume and market share growth in the office desktop category.

  Revenues from other office imaging products decreased due to lower typewriter and impact printing supplies volumes, reflecting the continued decline of these markets, and lower sales to IBM.

  "Keyboards and other" revenues were $178 million, a decrease of 30%, principally due to the Company's decision in the second half of 1994 to phase out its notebook computer product line. In the third quarter of 1995, the Company recorded a $15 million reserve for keyboard asset write-offs as a result of the Company's decision to phase out its keyboard product line following the expiration in March 1996 of the Company's keyboard agreement with IBM and management's expectations that the keyboard industry would continue to experience price declines resulting in low margins and a low return on assets. Sales to IBM have accounted for substantially all of the Company's keyboard sales, which totaled $201, $177 and $32 million in 1994, 1995 and 1996, respectively.

  Consolidated gross profit was $670 million, an increase of 21% primarily due to increased printer and associated supplies volumes. Gross profit as a percentage of revenues increased slightly to 31%, reflecting the improved profitability in 1995 of the keyboards and other business as a result of phasing out the notebook computer product line during 1994. Gross profit attributable to printers and associated supplies increased 36%, reflecting increased volumes of both printers and associated supplies. Gross profit as a percentage of revenues remained constant at 31%.

  Operating expenses increased as a result of higher ongoing marketing and selling expenses resulting from the expansion of retail and other channels in the latter part of 1994 and higher research and development spending. These increases were partially offset by lower amortization of intangibles acquired in connection with the purchase of the Company. From its inception, the Company's pre-tax earnings have been significantly impacted by the amortization of intangibles. Unamortized intangibles related to the Acquisition were approximately $5 million at December 31, 1995 and were fully amortized by March 31, 1996.

  Consolidated operating income was $109 million, a decrease of 6%. The $116 million increase in gross profit was more than offset by a non-cash option compensation charge of $61 million ($39 million net of tax benefit) recognized for certain of the Company's outstanding employee stock options upon the consummation of the IPO, and an additional $61 million increase in other operating expenses.

  Earnings before extraordinary item were $48 million, up 8% over 1994, principally due to lower interest expense primarily as a result of lower average debt balances. The decrease in interest expense was partially offset by an increase in the provision for income taxes to approximately 24% of earnings before tax in 1995 as compared to 12% in 1994, which benefited from the utilization of loss carryforwards. Had the Company not incurred the non-cash option compensation charge in 1995, earnings before extraordinary item would have been $87 million.

  Net earnings were $32 million, a decrease of 27%, due to an extraordinary charge of $22 million ($16 million net of tax benefit) caused by an early extinguishment of debt related to the Company's refinancing of its term loan. This charge reflects the write-off of deferred financing costs of $5 million and the mark to market of hedging instruments of $17 million related to the extinguished debt. The refinancing resulted in more flexible credit terms and lower interest rates.

  Earnings per common and common equivalent share were $0.43 in 1995, compared to a net loss of $0.46 per share in 1994. Earnings per common and common equivalent share were significantly impacted by unusual charges in 1995 and 1994. In 1995, net earnings were reduced by both the non-cash option compensation charge incurred in connection with the IPO and the extraordinary loss on extinguishment of debt. In 1994, a preferred stock redemption premium reduced net earnings attributable to common stock by $61 million. This premium was recognized as a result of the exchange of the Company's senior redeemable preferred stock into Class A Common Stock in December 1994.

LIQUIDITY AND CAPITAL RESOURCES

  Lexmark's primary source of liquidity has been cash generated by operations, which totaled $362, $307, $118 and $76 million in 1994, 1995, 1996 and the six months ended June 30, 1997, respectively. Cash from operations has been sufficient to allow the Company to repay significant amounts of debt, fund the Company's working capital needs and finance its capital expenditures during these periods.

  The decrease in cash provided by operating activities for 1996 over 1995 primarily reflects higher working capital requirements in support of sales growth. Trade receivables were up principally due to higher revenues, while accounts payable and accrued liabilities were down primarily due to timing of payments. Cash from operations in 1996 was reduced by $21 million due to fewer trade receivables being outstanding under the Company's trade receivables financing programs than in 1995. Cash from operations was favorably impacted by $25 million due to effective management of inventory levels. Cash from operations in 1995 and 1994 was unusually high. Cash from operations for 1995 was favorably impacted by $30 million increased sales of trade receivables in an accounts receivable financing program and increases in accounts payable and accrued liabilities of $148 million primarily due to the timing of payments. Cash generated by operations in 1994 was unusually high primarily due to $70 million in proceeds from an accounts receivable financing program, $42 million in higher earnings before depreciation and amortization, lower working capital levels, $27 million attributable to termination proceeds from certain IBM contracts, and an $18 million tax refund from the carryback of 1993 losses. The increase in cash provided by operating activities for the six months ended June 30, 1997 as compared to the same period in 1996 primarily reflects the sale of receivables under the trade accounts receivable programs, stronger earnings before extraordinary loss and favorable changes in working capital accounts.

  In April 1995, the Company refinanced its $150 million term loan and $150 million revolving credit facility with a new $150 million term loan, which had a balance of $37 million at June 30, 1997, and a $250 million revolving credit facility, which had a balance of $65 million at June 30, 1997. The new term loan is to be repaid in equal quarterly installments of $12.5 million. Due to an $18 million prepayment in the fourth quarter of 1996 and to $95 million of prepayments during the third and fourth quarters of 1995, the next scheduled quarterly installment will be due on June 30, 1998. Any unpaid borrowings under the revolving credit facility are due at the maturity of the facility in January 1999. The revolving credit facility is available for general corporate purposes, including acquisitions and share repurchases, and is expected to be sufficient to meet the Company's working capital and capital expenditure requirements. See "--Capital Expenditures".

  As of June 30, 1997, the Company had other short term debt outstanding of $4.5 million and other long-term debt outstanding of $0.5 million.

  In March 1997, the Company prepaid its $120 million 14.25% senior subordinated notes due in 2001. The prepayment resulted in an extraordinary charge of $22 million ($14 million net of tax benefit) caused by a prepayment premium and other fees.

  In March 1997, the Company entered into three-year interest rate swaps with a total notional amount of $60 million, whereby the Company pays interest at a fixed rate of approximately 6.5% and receives interest at a floating rate equal to the three-month London Interbank Offered Rate (LIBOR). The swaps serve as a hedge of financings based on floating interest rates.

  Through its hedging programs, the Company attempts to insulate a portion of its foreign denominated cash flows from the impact of exchange rate fluctuations. The Company utilizes interest rate/currency swaps and has utilized interest rate caps to reduce its interest rate risks. Interest expense incurred in connection with these instruments amounted to $10, $8, $1 and $0 million, respectively, for the years ended December 31, 1994, 1995, 1996 and the six months ended June 30, 1997.

  Substantially all tangible and intangible assets of the Company (including shares of capital stock of the Company's subsidiaries) serve as collateral for the term loan and revolving credit facility. The credit agreement contains customary default provisions, including a default upon a "change of control" which includes the acquisition by one person or a related group of persons (other than C&D Fund IV and IBM) of 25% or more of the Company's voting securities unless C&D Fund IV owns a greater percentage of the Company's voting securities than such person or related group. After the Offerings, C&D Fund IV will hold approximately 15% of the Company's outstanding voting securities. The credit agreement also contains certain net worth, leverage and fixed charge coverage restrictions and other covenants which, among other things, restrict the payment of dividends on common stock, incurrence of additional debt, investments and joint ventures, repurchases of common stock, mergers or consolidations and sales of assets. The Company was in compliance with these requirements as of June 30, 1997.

  In October 1995, 50,000 shares of junior preferred stock owned by the Company's savings plan were exchanged for 750,000 shares of Class A Common Stock. The junior preferred stock was then retired.

  In December 1994, 850,000 shares of redeemable preferred stock with a liquidation value of $85 million were exchanged for 9,750,000 shares of Class A Common Stock with an estimated fair market value of $146 million at the date of exchange. The resulting premium of $61 million is reflected in the 1994 loss per share calculation. As a result of the exchange, the Company will avoid dividend payments totalling $101 million through 2003.

  The Company is party to an agreement to sell, on a limited recourse basis, up to $100 million of its U.S. trade receivables under a revolving arrangement. Proceeds from any such sales are available for general corporate purposes. The initial proceeds in 1994 of $70 million from this program were used to prepay term debt. At June 30, 1997, proceeds from the sale of trade receivables of approximately $91 million remained outstanding. The agreement, which contains net worth and fixed charge coverage restrictions similar to, but less restrictive than, those in the credit agreement, must be renewed annually, and was renewed in March 1997 with substantially the same financial covenants as the previous agreement. This arrangement provides the Company with lower cost funding than is currently available under its revolving credit facility.

  In January 1996, the Company entered into an agreement to sell up to 22 million deutsche marks of Germany trade receivables on a limited recourse basis. At June 30, 1997, 22 million deutsche marks of receivables (approximately $13 million at June 30, 1997 exchange rates) were outstanding under this program and, as collections reduce previously sold receivables, the Company may replenish these new receivables.

  In April 1996, the Company's board of directors authorized the repurchase of up to $50 million of its Class A Common Stock. In May 1997, the Company's board of directors authorized the repurchase of an additional $150 million of its Class A Common Stock. The repurchase authority allows the Company at management's discretion to selectively repurchase its stock from time to time in the open market or in privately negotiated transactions depending upon market price and other factors. The Company's credit facilities were amended to permit, among other things, the Company's repurchase of up to $200 million of Class A Common Stock. As of June 30, 1997, the Company had repurchased 2,093,514 shares in the open market at prices ranging from $21.25 to $27.50 per share for an aggregate cost of approximately $50 million. Subsequent to June 30, 1997, through September 30, 1997, the Company repurchased an additional 1,127,900 shares in the open market at prices ranging from $30.38 to $33.75 per share for an aggregate cost of approximately $36 million. The Company has agreed to repurchase 3,000,000 shares of Class A Common Stock from certain of the Selling Stockholders at a price per share equal to the initial public offering price for the Offerings net of the underwriting discount. The Company expects to use available borrowings under its existing credit facilities to finance the Share Repurchase. See "Certain Transactions and Relationships". After giving effect to the open market share repurchases and the Share Repurchase, the Company would have approximately $24 million of repurchase authority remaining.

 CAPITAL EXPENDITURES

  Capital expenditures totaled $58, $107, $145 and $31 million in 1994, 1995, 1996 and for the six months ended June 30, 1997, respectively. The decrease of $38 million in capital expenditures for the first six months of 1997 compared to the same period in 1996 is primarily due to the Company's 1996 expansion of its inkjet printer products manufacturing capacity, including the conversion of a Lexington facility and the establishment of facilities in Mexico and Scotland. The 1996 capital expenditures were funded primarily through cash from operations. Capital expenditures for 1997 have been and are expected to be funded primarily through cash from operations.

EFFECT OF CURRENCY EXCHANGE RATES AND EXCHANGE RATE RISK MANAGEMENT

  Revenues from international operations, including exports from the United States, represent an increasing portion of the Company's consolidated revenues and have grown from 45% of total revenues in 1994 to 57% of total revenues for the six months ended June 30, 1997, with European revenues accounting for about 69% of international revenues. Substantially all foreign subsidiaries maintain their accounting records in their local currencies. Consequently, period-to-period comparability of results of operations is affected by fluctuations in exchange rates. While currency translation has significantly affected international revenues and cost of revenues, it did not have a material impact on operating income in 1994 and 1995. For 1996 and for the six months ended June 30, 1997, currency translation effects on the Company's operating income were slightly unfavorable. The Company attempts to reduce its exposure to exchange rate fluctuations through the use of operational hedges, such as pricing actions and product sourcing decisions.

  The Company's exposure to exchange rate fluctuations generally cannot be minimized solely through the use of operational hedges. Therefore, the Company utilizes financial instruments such as forward exchange contracts and currency options to reduce the impact of exchange rate fluctuations on firm and anticipated cash flow exposures and certain assets and liabilities denominated in currencies other than the functional currency. Nevertheless, the Company cannot fully protect itself from exchange rate fluctuations. The Company does not purchase currency related financial instruments for purposes other than exchange rate risk management.

  In addition, the Company believes that international operations in new geographic markets will be less profitable than operations in U.S. and European markets as a result, in part, of the higher investment levels for marketing, selling and distribution required to enter these markets.

TAX MATTERS

  The Company's effective tax rate for 1996 was approximately 37%, and for 1995 was 24%. The effective tax rate in 1995 was favorably impacted by research and development tax credits and the benefits of a foreign sales corporation. In 1994, the Company's effective tax rate was 12%, primarily due to the utilization of U.S. tax loss carryforwards for which no benefit had previously been recognized.

  As of December 31, 1996, the Company had $6 million of alternative minimum tax credits available to offset future U.S. federal income taxes on an indefinite carryforward basis. The Company had non-U.S. tax loss carryforwards of $68 million, which expire between the years 1997 and 2014 for which no benefit had been recorded. A portion of these non-U.S. tax loss carryforwards (approximately $38 million) are not expected to provide a future benefit because they are attributable to income of certain non-U.S. entities that are also taxable in the U.S.

INFLATION

  The Company is subject to the effects of changing prices. The Company operates in an industry where product prices are very competitive and subject to downward price pressures. As a result, future increases in production costs or raw material prices could have an adverse effect on the Company's business. However, the Company actively manages its product costs and manufacturing processes in an effort to minimize the impact on earnings of any such increases.

NEW ACCOUNTING STANDARDS

  Effective January 1, 1997, the Company adopted Statement of Financial Accounting Standard ("SFAS") No. 125, Accounting for the Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The adoption of this accounting standard did not have a material impact on the Company's financial position, results of operations or liquidity.

  In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, Earnings per Share. This statement establishes standards for computing and presenting earnings per share ("EPS") and generally applies to all publicly held companies. This statement replaces the presentation of primary EPS and fully diluted EPS with a presentation of basic EPS and diluted EPS, respectively. Basic EPS excludes dilution and is computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding for the period. Similar to fully diluted EPS, diluted EPS reflects the potential dilution of securities that could share in the earnings. This statement is effective for the Company's financial statements for the year ended December 31, 1997. Restatement of all prior period EPS data presented is required. EPS calculated under SFAS No. 128 are not expected to be materially different from EPS calculated under the current method.

  In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income, effective for fiscal years beginning after December 15, 1997. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement does not require a specific format for that financial statement but requires that an entity display an amount representing total comprehensive income for the period in that financial statement. This statement requires that an entity classify items of other comprehensive income by their nature in a financial statement. For example, other comprehensive income may include foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. In addition, the accumulated balance of other comprehensive income must be displayed separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Reclassification of financial statements for earlier periods, provided for comparative purposes, is required. The Company has not determined the impact that the adoption of this new accounting standard will have on its consolidated financial statements. The Company will adopt this accounting standard on January 1, 1998, as required.

  In June 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, effective for fiscal years beginning after December 15, 1997. This statement establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the enterprise's chief operating decision maker in deciding how to allocate resources and in assessing performance. This statement requires reporting segment profit or loss, certain specific revenue and expense items and segment assets. It also requires reconciliations of total segment revenues, total segment profit or loss, total segment assets, and other amounts disclosed for segments to corresponding amounts reported in the consolidated financial statements. Restatement of comparative information for earlier periods presented is required in the initial year of application. Interim information is not required until the second year of application, at which time comparative information is required. The Company has not determined the impact that the adoption of this new accounting standard will have on its consolidated financial statement disclosures. The Company will adopt this accounting standard on January 1, 1998, as required.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

  Certain of the statements contained in this Prospectus and in documents incorporated herein by reference may be considered forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, (i) the statements in "--Trends" and "--Results of Operations" concerning (a) the Company's belief that its total revenue will continue to grow due to overall market growth and increases in its market share and that such growth will more than offset expected declines in sales of certain of its products, (b) the Company's belief concerning the growth of the market for non-impact technologies, (c) the Company's expectation that its overall margins will remain stable as new product introductions contribute to growth in printer unit volumes and the associated printing supplies business becomes a larger part of the Company's business, offsetting the decline in sales of certain of the Company's other office imaging products and the phase-out of its lower margin keyboard business, (d) the Company's belief that its operating income margins will be maintained in the second half of 1997 compared to the first half as a result of new product introductions and the launch of the "Prebate" laser cartridge marketing program and (e) the Company's belief that office desktop printers are one of the fastest growing segments of the laser printer market, (ii) the statements in "Prospectus Summary" (a) "--The Company--Inkjet Printers" concerning the Company's belief about continuing substantial growth in the market for inkjet printers in the future and (b) "--Supplies" and "--Strategy" regarding the Company's expectations for the growth and earnings potential of the associated supplies business, (iii) the statements in "Business--Market Overview and Strategy--Printers and Associated Supplies" concerning the Company's belief about growth in the printer hardware market, including double-digit growth in volume of certain product categories such as office desktop laser printers and color inkjet printers, continued growth in the Company's associated printer supplies business, and the after-market laser cartridge market being a market with significant growth potential, (iv) the statements in "Business--Legal Proceedings" concerning the Company's belief with respect to the possible effect of certain legal proceedings, and current or future claims of intellectual property infringement on its financial position or results of operations, (v) other statements as to management's expectations and belief presented in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" and (vi) variations in the foregoing statements whenever they appear in this Prospectus and the documents incorporated herein by reference. Forward-looking statements are made based upon management's current expectations and belief concerning future developments and their potential effects upon the Company. There can be no assurance that future developments affecting the Company will be those anticipated by management. There are certain important factors that could cause actual results to differ materially from estimates or expectations reflected in such forward-looking statements including without limitation the matters discussed in "Risk Factors" and the factors set forth below:

  . The Company's future operating results may be adversely affected if it is unable to continue to develop, manufacture and market products that meet customers' needs. The markets for printers and associated supplies are highly competitive, especially with respect to pricing and the introduction of new technologies and products offering improved features and functionality. The Company's major competitors, all of which have significantly greater financial, marketing and technological resources than the Company, have regularly lowered prices on their laser and inkjet printers and are expected to continue to do so. In particular, the inkjet printer market has experienced and is expected to continue to experience significant printer price pressure from the Company's major competitors. Price reductions beyond expectations or the inability to reduce costs, contain expenses or increase sales as currently expected, as well as price protection measures, could result in lower profitability and jeopardize the Company's ability to grow or maintain its market share.

  . The life cycles of the Company's products, as well as delays in product development and manufacturing, variations in the cost of component parts, delays in customer purchases of existing products in anticipation of new product introductions by the Company or its competitors and market acceptance of new products and programs, may cause a build up in the Company's inventories, make the transition from current products to new products difficult and could adversely affect the Company's future operating results. Further, some of the Company's newly developed products replace or compete with some of the Company's existing products. The competitive pressure to develop technology and products also could cause significant changes in the level of the Company's operating expenses.

  . Revenues derived from international sales, including exports from the United States, represent an increasing portion of the Company's consolidated revenues and have grown from 45% of total revenues in 1994 to 57% of total revenues for the six months ended June 30, 1997. Accordingly, the Company's future results could be adversely affected by a variety of factors, including foreign currency exchange rate fluctuations, trade protection measures, changes in a specific country's or region's political or economic conditions and unexpected changes in regulatory requirements. Moreover, margins on international sales tend to be lower than those on domestic sales, and the Company believes that international operations in new geographic markets will be less profitable than operations in the U.S. and European markets as a result, in part, of the higher investment levels for marketing, selling and distribution required to enter these markets.

  . The Company's success depends in part on its ability to obtain patents, copyrights and trademarks, maintain trade secret protection and operate without infringing the proprietary rights of others. Current or future claims of intellectual property infringement could prevent the Company from obtaining technology and could otherwise adversely affect its operating results, cash flows, financial position or business, as could expenses incurred by the Company in enforcing its intellectual property rights against others.

  . Factors unrelated to the Company's operating performance, including economic and business conditions, both national and international; the loss of significant customers or suppliers; changes in and execution of the Company's business strategy, including the impact of acquisitions; and the ability to retain and attract key personnel.

  While the Company reassesses material trends and uncertainties affecting the Company's financial condition and results of operations, in connection with its preparation of management's discussion and analysis of financial condition and results of operations contained in its quarterly and annual reports, the Company does not intend to review or revise any particular forward-looking statement referenced in this Prospectus or incorporated herein by reference in light of future events.

  The information referred to above should be considered by investors when reviewing any forward-looking statements contained in this Prospectus, in any documents incorporated herein by reference, in any of the Company's public filings or press releases or in any oral statements made by the Company or any of its officers or other persons acting on its behalf. By means of this cautionary note, the Company intends to avail itself of the safe harbor from liability with respect to forward-looking statements that is provided by
Section 27A and Section 21E referred to above.

                                   BUSINESS

  Lexmark is a global developer, manufacturer and supplier of laser and inkjet printers and associated consumable supplies for the office and home markets. Lexmark also sells dot matrix printers for printing single and multi-part forms by business users. In 1996, revenues from the sale of printers and associated printer supplies increased 24% from 1995 and accounted for 77% of total Company revenues of approximately $2.4 billion. In the first six months of 1997, revenues from the sale of printers and associated printer supplies increased 6% from the prior year period and accounted for 79% of the total Company revenues of approximately $1.1 billion.

  The Company's installed base of printers supports a large and profitable printer supplies business. Because consumable supplies must be replaced on average one to three times a year, depending on type of printer and usage, demand for laser and inkjet print cartridges is increasing at a higher rate than their associated printer shipments. This is a relatively high margin, recurring business that management expects to contribute to the stability of Lexmark's earnings over time.

  In addition to its core printer business, Lexmark develops, manufactures and markets a broad line of other office imaging products which include supplies for IBM branded printers, after-market supplies for OEM products, and typewriters and typewriter supplies that are sold under the IBM trademark. In 1996, revenues from the sale of other office imaging products increased 2% from 1995 and accounted for 22% of total Company revenues. In the first six months of 1997, revenues from the sale of other office imaging products decreased 9% from the prior year period, primarily as a result of lower typewriter and impact printing supplies volumes reflecting the continued decline of these markets, and accounted for 21% of total Company revenues.

  Approximately half of the Company's 1996 revenues were derived from sales outside the United States. Revenues derived from international sales, including exports from the United States, have increased from 45% of total revenues in 1994 to 57% of total revenues for the six months ended June 30, 1997. Lexmark's products are sold in nearly 150 countries in North and South America, Europe, the Middle East, Africa, Asia, the Pacific Rim and the Caribbean. As of June 30, 1997, the Company had approximately 7,700 employees worldwide.

PRINTERS AND ASSOCIATED SUPPLIES

  Lexmark competes primarily in the markets for office desktop laser and color inkjet printers--two of the fastest growing printer categories. Laser printers that print at speeds of 11-30 ppm are referred to herein as "office desktop" or "network" printers, while lower-speed (1-10 ppm) laser printers and inkjet printers are referred to herein as "personal" printers. Sales of office desktop laser and color inkjet printers and their associated supplies together represented approximately 86% and 87% of Lexmark's total printer and associated supplies revenues in 1996 and for the first six months of 1997, respectively.

  LASER PRINTERS. Network laser printer growth is being driven by the office migration from large mainframe computers to local area networks that link various types of computers using a variety of protocols and operating systems. This shift has created strong demand for office desktop laser printers with network connectivity attributes. With its Optra S laser printers, a majority of the Company's laser printers are office desktop printers, which the Company believes is one of the fastest growing segments of the laser printer market. For further discussion of the evolving nature of laser printer classifications, see "Business--Market Overview and Strategy--Printers and Associated Supplies".

  Lexmark develops and owns most of the technology for its laser printers and consumable supplies, which differentiates the Company from a number of its major competitors, including HP, which purchase laser engines from third parties. Lexmark's integration of research and development, manufacturing and marketing has enabled the Company to design laser printers with features desired by specific customer and application groups and has resulted in substantial market presence for Lexmark within certain industry segments such as banking, retail/pharmacy, automobile distribution and health care. The Company's critical technology and manufacturing capabilities have also allowed

Lexmark to effectively manage quality and to reduce its typical new product introduction cycle times, for example, in the case of laser printers from 24 months to approximately 12 to 16 months. Management believes its cycle times are among the fastest in the industry and that these capabilities have contributed to the Company's success over the last several years.

  INKJET PRINTERS. The color inkjet printer market, the fastest growing segment of the personal printer market, is expanding rapidly due to growth in personal computers at home and in business and the development of easy-to-use color inkjet technology with high quality color and black print capability at low prices. Based on data from industry analysts, management believes that the inkjet market grew from 4 million units in 1992 to 27 million units in 1996 and will continue to grow substantially as a result of the increase in the number of personal computers and as the inkjet market continues to shift from monochrome to color and as inkjet printers continue to replace low-speed laser printers. Lexmark introduced its first color inkjet printer using its own technology in 1994 and has experienced strong sales growth through retail outlets. The Company has increased its product distribution through retail outlets, with the number of such outlets worldwide rising from approximately 5,000 retail outlets in 1995 to more than 15,000 in 1996. The Company has made substantial capital investments in its inkjet production capacity in 1995 and 1996 to address the growing demand for its color inkjet printers.

  SUPPLIES. The Company is currently the exclusive source for new print cartridges for the laser and inkjet printers it manufactures. Management expects that an increasing percentage of future Company earnings will come from its consumable supplies business, due to the consumer's continual usage and replacement of cartridges. In 1996, the Company substantially expanded its inkjet cartridge manufacturing capacity in both North America and Europe.

OTHER OFFICE IMAGING PRODUCTS

  The Company's other office imaging products category includes many mature products such as supplies for IBM printers, typewriters and typewriter supplies and other impact supplies that require little investment but provide a significant source of cash flow. The Company introduced after-market laser cartridges in May 1995 for the large installed base of a range of laser printers sold by other manufacturers. Management believes that the potential for an after-market laser cartridge business is significant. The Company's strategy for other office imaging products is to pursue the after-market OEM laser supplies opportunity while at the same time managing its mature businesses for cash flow.

KEYBOARDS AND OTHER

  In the first quarter of 1996, the Company completed the phase-out of its keyboard business. Keyboard sales accounted for 8% and 3%, respectively, of the Company's revenue and gross profit for 1995.

MARKET OVERVIEW AND STRATEGY

 PRINTERS AND ASSOCIATED SUPPLIES

  MARKET OVERVIEW

  In 1996, estimated industry-wide revenue for printer hardware in the 1-30 ppm speed category, including network, personal and dot matrix, was approximately $26 billion. Management believes, based on industry analysts' estimates, that this market will in the aggregate continue to experience modest growth through 2000. However, the Company believes that certain product categories within this market that it has targeted, such as office desktop laser printers and color inkjet printers, will experience, on average, double-digit growth in volume. An overview of the printer markets in which the Company competes is summarized below:

                                       U.S.                               PRIMARY       PAPER
                           SPEED   PRICE RANGE        PRINT QUALITY       MARKET        MEDIA
                         --------- ------------ ------------------------- ------- -----------------
Color Laser............. 2-5 ppm   $3,000-8,000 Better/Best (300-600 dpi) Office  Plain
Mono Laser..............           $  400-5,000 Best (1200 x 1200 dpi)    Office  Plain
 Personal............... 1-10 ppm
 Office Desktop/
  Network............... 11-30 ppm
Color Inkjet............ 0.3-3 ppm $  140-3,000 Better (300-1440 dpi)       Home  Plain/Coated
Dot Matrix.............. 2-4 ppm   $  100-  500 Good (240-360 dpi)        Office  Plain/Multi Parts

  LASER PRINTERS. The laser printer market is categorized by print speeds. Office desktop or network laser printers are those that print 11-30 ppm while low-speed lasers typically print 1-10 ppm*. Management believes that the overall printer market is bifurcating into two principal segments: office desktop printers suitable for an office environment and low-speed, lower cost printers suitable for recreational and home office use by individuals.

  In recent years, businesses have shifted from relying on large mainframe computers to using local area networks ("LAN") that connect various types of computers using a variety of protocols and operating systems. With this shift has come the need for network printers that can communicate with, and adapt to, the various configurations of the computers they serve. The ability to process jobs quickly is also important. Most printers employed in the network environment are office desktop printers with sophisticated software management tools. Management expects network printers to continue to increase in speed and that special features will proliferate to enhance network connectivity.

  Low-speed laser printers are generally used as personal printers and are not connected to networks. This segment is characterized by intense price pressure and is vulnerable to replacement by low cost, color inkjet printers.

  Based on the available market data, management believes that between 1991 and 1996 there was steady growth in overall shipments of network and personal laser printers (1-30 ppm), although different segments of the market experienced different growth rates. The Company's shipments of network and personal laser printers taken as a whole during 1991 to 1996 increased at a compound
--------
* Data available from industry analysts as to the size of the laser and inkjet printer market varies widely. The variance in laser printer market data is caused in part by the rapid pace of change in laser printer speeds which makes comparative analyses based on comparable product categories difficult over a recent historical period. The Company bases its analysis of historical market trends on the data available from several different industry analysts. The ranges of printing speed used to define and distinguish between laser printer categories described in this Prospectus are based on the Company's own internal analysis of the laser printer categories currently used by certain industry analysts to measure the laser printer market.

annual rate, which management believes reflected the overall rate of growth of the market as a whole. Within the office desktop network laser printer category, Lexmark shipments increased at a rate which enabled the Company to gain market share. Lexmark shipments of low-speed laser printers also grew during the same period but not as fast as the market growth within that category. Management expects the market unit volume for low-speed laser printers to grow moderately but that the market for office desktop laser printers--which includes the Company's Optra S line of laser printers--will experience, on average, double-digit growth through 2000.

  Laser printer unit growth in recent years has generally exceeded the growth rate of laser printer revenues due to unit price pressure. This is partially offset by the tendency for customers in the network segment of the market to trade up to models with faster speeds, greater network connectivity, and other new features. New models with such enhanced features generally sell at higher price points and carry higher gross profit margins than the models they replace.

  INKJET PRINTERS. Growth in the market for inkjet printers, which are mainly used as personal printers, reflects increased penetration of personal computers for recreational and home office use. Strong market demand also reflects the availability of low-cost technology capable of providing customers with good quality printing at affordable prices. Lexmark's shipments of inkjet printers increased at or near triple-digit rates annually from 1993 through 1996 and at double-digit rates for the first six months of 1997 which has enabled the Company to gain market share. Lexmark entered the color inkjet printer market with its own technology in 1994.

  Growth in inkjet printer revenue has been slower than unit growth due to rapidly declining prices. The greater affordability of color inkjet printers has been an important factor in the explosive growth of this market.

  DOT MATRIX PRINTERS. The market for dot matrix printers has been declining for several years and volumes are expected to continue to decline in the future due in large part to replacement by inkjet printers with higher print quality.

  ASSOCIATED PRINTER SUPPLIES. Printer supplies products are defined by the printing technology. Impact supplies are used in printers and typewriters that put marks on paper through the use of some form of physical force, usually a wire or hammer which applies force to a ribbon. The majority of impact supplies are either fabric or film ribbons. Non-impact supplies are used in printers that do not use force to put marks on paper. For example, the laser printer uses electrophotography to place toner on paper. Non-impact supplies include toner and photoconductor as well as ink cartridges used in inkjet printers.

  The principal supply product for laser printers is a laser cartridge, which includes toner and photoconductor. The principal supply product for inkjet printers is an inkjet print cartridge, which includes ink and a circuit assembly. The principal supply product for Lexmark's dot matrix printers is an inked fabric ribbon. As the installed base of Lexmark laser and inkjet printers continues to grow, the market for their associated supplies will grow as such supplies are continually purchased throughout the life of the printers.

 STRATEGY

  Lexmark's laser printer strategy is to target fast growing industry segments of the network printer market and to increase market share by providing high quality, technologically advanced products at competitive prices. To promote Lexmark brand awareness and market penetration, Lexmark will continue to identify and focus on customer segments where Lexmark can differentiate itself by supplying laser printers with features that meet specific customer needs and represent the best total cost of printing solution. Management intends to continue to develop and market products with more function and capabilities than comparably priced HP printers. The Company's inkjet printer strategy is to generate demand for the Lexmark color inkjet printer by offering high-quality products at competitive prices to retail and OEM customers. Management expects that the Company's associated printer supplies business will continue to grow as its installed base of laser and inkjet printers increases.

  For the business customer, Lexmark expects to continue to offer an array of advanced laser printer products with superior features and functions, higher speeds and better print resolution at competitive prices. The Company believes that it is well-positioned to take advantage of the growth potential of LAN printers due to its development and ownership of both the software and hardware features that provide network connectivity and management tools. Lexmark has targeted the office desktop laser printer markets and, as it has with the 1,200 dpi Optra S family, intends to remain one of the few printer companies that create industry-wide standards for laser printer performance. Lexmark focuses continually on enhancing the network capability of its laser printers by introducing new products, like its MarkVision printer management utility, that enhance the ability of its printers to function efficiently in a LAN environment and provide significant flexibility to the LAN user.

  Lexmark's large account marketing team focuses on demand generation in Fortune 1000 companies, other large corporations globally and specific industries where Lexmark can differentiate itself by supplying high function products with customized features to meet specific needs. These marketing teams work with Lexmark's development teams to design features requested by large account customers for specific functions. Lexmark has had recent success in its large account marketing team's target markets, such as in the finance sector (whose customers are served by Lexmark's duplex (double-sided printing) and "flash memory" feature which permits instantaneous printing and updating of forms in all locations). Another of the Company's strategies is to offer its advanced network management software in products to enable these financial institutions to more efficiently manage and control their network printing activities. Lexmark expects that its marketing strategy focusing on significant industry segments will promote Lexmark brand awareness and provide a platform for greater penetration of the laser printer market through sales by dealers and distributors.

  For the office and home user, Lexmark focuses on manufacturing well-priced, reliable, easy-to-use color inkjet printers. The Company expects that hardware improvements in this market will result in faster printing and better print quality. On the software side, the Company expects that enhanced compatibility with standard PC operating systems, such as Microsoft Windows 95, and software features that take advantage of the computing power of the PC for printing functions will permit the Company to reduce manufacturing costs for the printers and to produce a product that is easier to use. Lexmark believes that its core product offerings in this market will also permit it to build brand recognition in the retail channels.

  On the manufacturing side, the Company is continually focusing on ways to reduce costs and expand capacity while maintaining high quality. The Company will also consider strategic acquisitions in the future to leverage its technological expertise.

OTHER OFFICE IMAGING PRODUCTS

 MARKET OVERVIEW

  Other office imaging products include typewriters for office use and associated supplies sold under the IBM name, impact supplies for Lexmark printers that are no longer in production, supplies for IBM branded printers and after-market printer supplies for other OEM printers. The markets for most of the Company's other office imaging products are generally declining, other than the market for after-market laser cartridges for other OEM printers, which the Company believes is a market with significant growth potential.

  In 1996, non-impact supplies were estimated to be an approximately $28 billion opportunity worldwide, compared to the impact supplies opportunity of approximately $2 billion. Based on available industry data, the Company estimates that worldwide impact supplies revenue will decline steadily in future years, while non-impact supplies revenue will continue to grow.

  Management expects that office typewriter market revenue will continue to decline.

 STRATEGY

  In view of declining revenues and profit margins from sales of typewriters and typewriter supplies and sales of other office imaging products for IBM printers, the Company's strategy for other office imaging products is to pursue the after-market OEM supplies opportunity while at the same time managing its mature businesses for cash flow. The Company will continue to compete with other OEMs to provide supplies for their installed bases of laser printers. The Company may pursue selected acquisitions of other office imaging products companies.

  Lexmark will make minimal further investment in impact supplies and management expects profit margins on such products to decline as a result of new agreements with IBM that generally became effective on March 27, 1996. As a result of its high quality products, the Company benefits from customer loyalty, which has historically permitted it to continue its premium pricing strategy.

KEYBOARDS AND OTHER

  The Company historically manufactured keyboards primarily for IBM. Following the expiration in March 1996 of the Company's keyboard agreement with IBM and management's expectation that the keyboard industry will continue to experience price declines resulting in low margins and a low return on assets, the Company completed its transition out of the keyboard business by the end of the first quarter of 1996. Keyboard sales accounted for 8% and 3%, respectively, of the Company's revenue and gross profit for 1995.

PRODUCTS

  The Company's current product offerings consist primarily of the Lexmark Optra S laser printer product line and Optra SC color laser printer, the Optra E+ personal laser printer, a wide range of inkjet printers, a family of network print servers, typewriters and dot matrix printers. The Company also designs, manufactures and distributes a variety of print cartridges for use in its laser and inkjet printers as well as approximately 1,200 other office imaging products, including typewriter supplies and supplies for other printers, including IBM printers.

  Lexmark's main printer products are listed below:

          CATEGORY                      PRODUCTS              U.S. PRICE RANGE
          --------                      --------              ----------------
   OFFICE DESKTOP/NETWORK
     Mono Laser                       Optra S 1250              $1,150-1,300
                                      Optra S 1650              $1,300-1,900
                                      Optra S 2450              $2,400-3,200
                                        Optra N                 $2,600-3,400
     Color Laser                     Optra SC 1275              $3,700-5,000
   PERSONAL LASER                       Optra E+                $    400-700
   COLOR INKJET            Color Jetprinter 1000, 2030 & 2050   $    140-200
                              Color Jetprinter 3000 & 7000      $    250-400
                                 Color Jetprinter 4079+         $2,650-3,000
   DOT MATRIX                             23XX                  $    300-500
                                          4227                  $1,300-1,500

  The Company has upgraded and improved its laser printer product offerings significantly since the Acquisition with the introduction of several models adding functionality and performance at lower prices. The Company's current network laser family, the Optra S line, was introduced in the second quarter of 1997 and offers six products at various price ranges. The Optra S line includes models at 12, 16 and 24 ppm and include 1,200 dpi printing, high performance RISC processors and a wide range of paper handling options. The Optra SC color laser printers offer high quality business color printing at 12 ppm black and 3 ppm color. Another standard feature of the product line is MarkVision, Lexmark's printer management program, which permits bi-directional communication for status management between the user or LAN administrator and the printer.

  In addition to offering connectivity solutions and management tools as features on its laser printers, Lexmark also designs and manufactures network print servers. These products provide a means to connect a printer lacking its own network adapter to a local area network. The Company's current product offering is the MarkNet XLe, a multiprotocol server capable of supporting 18 different networking environments. MarkNet XLe offers enhancements to Lexmark's previous product offerings at a lower price.

  The Company currently markets a number of personal color inkjet printers for individual home and office use. These printers generally retail in a range of $140-$400 and offer sharp color printing, fast performance, compatibility with leading software applications, and ease of installation and use.

  The Company also markets five dot matrix printers in the $300-$1,500 price range for customers who print large volumes of multi-part forms.

  The Company designs, manufactures and distributes a variety of cartridges for use in its installed base of laser and inkjet printers. Lexmark is currently the exclusive source for new print cartridges for the printers it manufactures.

  The Company's other office imaging products include over 1,200 products, including typewriter products and products for IBM and other OEM printers using both impact and non-impact technology. The Company continues to offer a broad line of typewriters with the IBM logo, which remain the industry leaders. The Company also provides a wide range of supplies for the large installed base of IBM printers including toners, ribbons, photoconductors and other printer accessories. Lexmark also manufactures and sells after-market laser cartridges for laser printers sold by other manufacturers.

MARKETING AND DISTRIBUTION

 PRINTERS AND ASSOCIATED SUPPLIES

  The Company markets and distributes its laser printers primarily through its well-established dealer network, which includes such dealers as Microage Computers, Ameridata, Vanstar, Tech Data, Merisel, Ingram Micro and Inacom. The Company's products are also sold through value-added resellers, who offer custom solutions to specific markets.

  The Company employs large account marketing teams whose mission is to generate demand for Lexmark printers primarily among Fortune 1000 companies and other large corporations globally. In recent years, a number of marketing teams have focused on industry segments such as banking, retail/pharmacy, automobile distribution and health care. Those teams, in conjunction with the Company's development and manufacturing teams, are able to design product capabilities and solutions to meet customer specifications for printing electronic forms, media handling, duplex printing and other custom solutions. The majority of customer orders solicited by these marketing teams are filled through dealers or resellers.

  The Company distributes its personal inkjet printers primarily through more than 15,000 retail outlets worldwide including office superstores such as Office Depot, Office Max and Staples, computer superstores such as Computer City, consumer electronics stores such as Circuit City, Best Buy and Radio Shack, other large regional chains and overseas stores such as Dixons, Carrefour, Harvey Norman and Vobis.

  The Company's international sales are an important component of its operations. The Company's sales and marketing activities in its global markets are organized to meet the needs of the local jurisdictions and the size of their markets. The Company's European marketing operation is structured similarly to its domestic marketing activity. The Company's products are available from major information technology resellers such as Northamber and in large markets from key retailers such as Media Markt in Germany, Dixons in the United Kingdom and Carrefour in France. Canadian marketing activities, like those in the United States, focus on large account demand generation and vertical markets, with orders filled through distributors and retailers. The Company's Latin American and Asian Pacific markets are served through a combination of Lexmark sales offices, strategic partnerships and distributors. The Company also has sales and marketing efforts for OEM opportunities.

  The Company's printer supplies and other office imaging products are generally available at the customer's preferred point of purchase through multiple channels of distribution. Although channel mix varies somewhat depending on the geography, substantially all of the Company's supplies products sold commercially in 1996 were sold through the Company's network of Lexmark-authorized supplies distributors and resellers who sell directly to end users or to independent office supply dealers. Lexmark's supplies are also available at office and computer superstores, consumer electronics stores and mass merchandisers.

COMPETITION

 PRINTERS AND ASSOCIATED SUPPLIES

  The markets for printers and associated supplies are highly competitive, especially with respect to pricing and the introduction of new products and features. The office desktop laser printer market is dominated by HP, which has a widely recognized brand name and has been estimated to have an approximate 65% to 70% market share. Several other large manufacturers such as Canon, Apple, Xerox and IBM also compete in the laser printer market. See "Business--IBM Relationship".

  The Company's strategy is to target fast growing segments of the network printer market and to increase market share by providing high quality, technologically advanced products at competitive prices. This strategy requires that the Company continue to develop and market new and innovative products at competitive prices. New product announcements by HP and the Company's other principal competitors, however, can have and in the past have had a material adverse effect on the Company's financial results. Such new product announcements can quickly undermine any technological competitive edge that one manufacturer may enjoy over another and set new market standards for quality, speed and function. Furthermore, knowledge in the marketplace about pending new product announcements by the Company's competitors may also have a material adverse effect on the Company inasmuch as purchasers of printers may defer purchasing decisions until the announcement and subsequent testing of such new products.

  In recent years, the Company and its principal competitors, all of which have significantly greater financial, marketing and technological resources than the Company, have regularly lowered prices on printers and are expected to continue to do so. The Company is vulnerable to these pricing pressures which, if not mitigated by cost and expense reductions, may result in lower profitability and could jeopardize the Company's ability to grow or maintain market share and build an installed base of Lexmark printers. The Company expects that, as it competes more successfully with its larger competitors, the Company's increased market presence may attract more frequent challenges, both legal and commercial, from its competitors, including claims of possible intellectual property infringement.

  HP is also the market leader in the personal color inkjet printer market and, with Canon and Epson, has been estimated to account for approximately 80 to 90% of worldwide personal color inkjet printer sales. As with laser printers, if pricing pressures are not mitigated by cost and expense reduction, the Company's ability to maintain or build market share and its profitability could be adversely affected. In addition, as a relatively new entrant to the retail marketplace with a less widely recognized brand name, the Company must compete with HP, Canon and Epson for retail shelf space for its inkjet printers. There can be no assurance that the Company will be able to continue to penetrate the retail marketplace.

  Like certain of its competitors (including Xerox), the Company is a supplier of after-market laser cartridges for laser printers using certain models of Canon engines. There is no assurance that the Company will be able to compete effectively for a share of the after-market cartridge business for its competitors' base of laser printers. The Company's participation in this market may have an adverse effect on the Company's relations with certain of its suppliers. Although Lexmark is currently the exclusive supplier of new print cartridges for its laser printers, there can be no assurance that other companies will not develop new compatible cartridges for Lexmark laser printers. In addition, refill and remanufactured alternatives for the Company's cartridges are available from independent suppliers and, although generally offering lower print quality, compete with the Company's supplies business. As the installed base of laser and inkjet printers grows and ages, the Company expects competitive refill and remanufacturing activity to increase.

 OTHER OFFICE IMAGING PRODUCTS

  The market for other office imaging products is extremely competitive and the impact segment of the supplies market is declining. Although the Company has exclusive rights to market certain IBM branded supplies until April 1999, there are more than 100 independent ribbon manufacturers and more than 25 independent toner manufacturers competing to provide compatible supplies for IBM branded printing products. Independent manufacturers compete for the after-market ribbon business under either their own brand, private label, or both, using price, aggressive marketing programs, and flexible terms and conditions to attract customers. Depending on the product, prices for compatible products produced by independent manufacturers generally range from 15% to 70% below the Company's prices.

  The Company is less dependent on revenue and profitability from its other office imaging products business than it has been historically and intends to focus on the growing portions of that market such as the after-market laser cartridge supplies category. There is no assurance that the Company will be able to compete in the after-market laser supplies business effectively or that the declining market areas in its other office imaging products business will not adversely affect the Company's operating results.

  The Company does not expect any major new entrants into the ribbon market. However, in response to the declining impact supplies opportunity, many established competitors are investing in non-impact capacity and joining forces through acquisitions on a worldwide basis. The Company's primary U.S. competitors in the overall supplies market include Nu-kote, Turbon, GRC and NER. Internationally, the Company's primary competitors are Turbon, Armor, TBS, and Pelikan (acquired by Nu-kote) in Europe and Fullmark in the Far East.

  The Company is increasing its efforts to provide laser supplies for other OEM printers. As an after-market supplier in the all-in-one laser cartridge business, the Company faces competition from both the OEMs and cartridge remanufacturers. In order to become an effective worldwide supplier of after-market cartridges, the Company will need to compete with HP, Canon and Xerox.

  The Company believes the current number of competitors in the declining worldwide office typewriter market is fewer than 10, down significantly from over 40 in the mid-1980's. The four primary competitors in the U.S. market are Canon, Nakajima, Panasonic and Swintec. The Company believes that it is dominant in the U.S. office typewriter market. Remaining office typewriter competitors with multiple product lines continue to shift focus to other products in their portfolios (copier, fax, PC, multifunction, etc.). No significant new office typewriter product announcements have been made by any key competitor since 1993.

MANUFACTURING

  The Company's manufacturing facilities are located in Lexington, Kentucky, Boulder, Colorado, Orleans, France and Sydney, Australia, all of which are ISO 9000 certified. The Company opened new facilities during 1996 in Rosyth, Scotland and Juarez, Mexico. Most of the Company's laser and inkjet technologies are developed in Lexington. The Company's manufacturing strategy is to keep processes that are technologically complex, proprietary in nature and higher value added, such as the manufacture of inkjet cartridges, at the Company's own facilities. Stable technology, labor intensive and non-strategic operations, such as the manufacture of dot matrix printers, are typically performed by lower-cost vendors.

  Management believes that the Lexington manufacturing facility employs some of the most modern techniques in the industry. In order to make its facility capable of implementing new products with a shorter cycle time, the Company revamped the Lexington facility from a fully automated plant to a more flexible facility. Accordingly, the Company has the ability to adapt the plant to the requirements of a new product and to adopt more efficient manufacturing techniques as they are developed. The plant's electronic card assembly and test facility with surface mount technologies also enhances the Company's manufacturing capability.

  The Company's development and manufacturing operations for laser printer supplies which include toners, photoconductor drums, developers, charge rolls and fuser rolls, are located in Boulder. The Company has made significant capital investments in the Boulder facility to expand toner and photoconductor drum processes.

RAW MATERIALS

  The Company procures a wide variety of components used in the manufacturing process, including semiconductors, electro-mechanical components and assemblies, as well as raw materials, such as plastic resins. Although many of these components are standard off-the-shelf parts that are available from multiple sources, the Company often utilizes preferred supplier relationships to better ensure more consistent quality, cost, and delivery. Typically, these preferred suppliers maintain alternate processes and/or facilities to ensure continuity of supply. The Company generally must place commitments for its projected component needs approximately three to six months in advance. The Company occasionally faces capacity constraints when there has been more demand for its printers and associated supplies than initially projected.

  Some components of the Company's products are only available from one supplier, including certain custom chemicals, microprocessors, application specific integrated circuits and other semiconductors. In addition, the Company sources some printer engines and finished products from OEMs. Although the Company purchases in anticipation of its future requirements, should these components not be available from any one of these suppliers, there can be no assurance that production of certain of the Company's products would not be disrupted. Such a disruption could interfere with the Company's ability to manufacture and sell products and materially adversely affect the Company's business.

RESEARCH AND DEVELOPMENT

  The Company's research and development activity has focused on laser and inkjet printers and associated supplies and on network connectivity products. The Company is selective in targeting its research and development efforts. For example, anticipating the industry trend, the Company minimized investing in dot matrix technology in 1991 and has instead devoted its research and development resources to the faster growing markets for laser and inkjet printers. The Company has been able to keep pace with product development and improvement while spending less than its larger competitors on research and development and has even been able to achieve significant productivity and minimize research and development costs. In the case of certain products, the Company may elect to purchase products and key components from third party suppliers.

  The Company is committed to being a technology leader in its targeted areas and is actively engaged in the design and development of additional products and enhancements to its existing products. Its engineering effort focuses on laser, inkjet, and connectivity technologies as well as design features that will increase efficiency and lower production costs. The process of developing new technology products is complex and requires innovative designs that anticipate customer needs and technological trends. Research and development expenditures were $101 million in 1994, $116 million in 1995, $124 million in 1996 and $62 million during the first six months of 1997. In addition, the Company must make strategic decisions from time to time as to which new technologies will produce products in market segments that will experience the greatest future growth. There can be no assurance that the Company can continue to develop the more technologically advanced products required to remain competitive.

IBM RELATIONSHIP

  In connection with the Acquisition, IBM entered into numerous agreements to support the Company's operations for a five-year term. These agreements, which expired on March 27, 1996, included a keyboard supply agreement (which obligated IBM to acquire essentially all of its desktop keyboard requirements from the Company), an internal use agreement (which obligated IBM to acquire substantially all of its requirements for desktop printers, typewriters and associated supplies from the Company), an IBM trademark license agreement (which permitted the Company to use the IBM trademark on certain of its products) and a non-competition agreement (pursuant to which IBM was prohibited from competing with the Company's products).

  The Company completed its transition out of the keyboard business by the end of the first quarter of 1996 and entered into an agreement with IBM providing for the orderly transition of the Company's keyboard business to IBM or other vendors. Under this agreement with IBM, IBM paid the Company $36.5 million of which $24 million related to amounts recorded by the Company through September 30, 1995, $6 million of profit recorded through March 1996, and $6.5 million for the purchase of certain keyboard assets. The Company's keyboard business, of which IBM represented approximately 95%, accounted for revenues of $201, $177 and $32 million for the years 1994, 1995 and 1996, respectively. Under the original agreement with IBM, the Company's keyboard business was guaranteed a minimum gross profit, and in the years ended 1994, 1995 and 1996, the keyboard business contributed $28, $18 and $6 million, respectively, toward the Company's consolidated gross profit.

  Sales to IBM (excluding sales of keyboards) were $215, $258, $163 and $54 million for the years 1994, 1995, 1996, and the six months ended June 30, 1997, respectively. The Company believes IBM will continue to be a significant customer but that future revenue and profitability from IBM sales will continue to decline as the Company's core printer and associated supplies business represents a larger percentage of the Company's total business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Trends".

  In the third quarter of 1995, the Company entered into a profit sharing supplies agreement with IBM and a related agreement for an extension of the IBM trademark agreement that allows the Company to continue to use the IBM logo on certain existing printer supplies in its other office imaging products line through March 31, 1999. Under these agreements, Lexmark has been required since April 1996 to share the profits from the Company's sale of certain products bearing the IBM logo. The Company also entered into a royalty agreement for an extension of the right to use the IBM logo on typewriters, typewriter supplies and certain other IBM branded printer supplies through March 27, 2001. Since these new arrangements became effective on March 27, 1996, the Company estimates that operating income has been reduced approximately $7 million to $9 million a quarter.

  Since March 27, 1996, IBM is no longer required to purchase its desktop printers and typewriters from the Company. However, IBM subsequently entered into an agreement to use its best efforts to buy its printer and typewriter supplies from the Company through March 31, 1999. In addition, since March 27, 1996, IBM is no longer prohibited from competing with the Company's printer business, and in June 1996 IBM introduced laser printer products that compete with the Company's products. See "Risk Factors--Competition".

  Although the Company and IBM have entered into agreements providing for an ongoing relationship, the Company expects that future revenue and profit received from IBM will decline significantly and that such decline could have a material adverse effect on the Company. However, the Company anticipated the expiration of these agreements and has redeployed the resources previously utilized on the declining keyboard and other businesses associated with the majority of the IBM agreements to the Company's strategically important businesses.

LARGE CUSTOMERS

  No customer other than IBM has accounted for more than 10% of the Company's consolidated revenues since 1994.

BACKLOG

  The Company generally ships its products within 30 days of receiving orders and therefore has a backlog of generally less than 30 days at any time, which backlog the Company does not consider material to its business.

EMPLOYEES

  As of June 30, 1997, the Company had approximately 7,700 employees worldwide of which 5,600 were located in the U.S. and the remaining 2,100 in Europe, Canada, Latin America and Asia Pacific. None of the U.S. employees are represented by any union. Employees in France, Germany and the Netherlands are represented by Statutory Works Councils. Substantially all regular employees have stock options. The Company's employees have been organized in employee teams that are able to make rapid decisions and to implement those decisions to achieve faster development and manufacturing cycle times.

PROPERTIES

  The Company's manufacturing and other material operations are conducted at the facilities set forth below:

 LOCATION               SQUARE FEET           ACTIVITIES              STATUS
 --------               -----------           ----------             --------
 Lexington, KY.........  2,966,000  Headquarters, Manufacturing,
                                    Development, Administrative,
                                    Distribution, Warehouse,
                                    Marketing                        Owned
                           266,000  Warehouses, Development          Leased(1)
                                    Manufacturing, Development,
 Boulder, CO...........    332,000  Warehouse                        Leased(2)
 Dietzenbach, Germany..     49,000  Administrative, Warehouse        Leased(3)
 Juarez, Mexico........     95,000  Manufacturing, Administrative    Owned
                                    Administrative, Marketing,
 Markham, Ontario......     31,000  Warehouse                        Leased(4)
                                    Manufacturing, Administrative,
 Orleans, France.......    452,000  Warehouse                        Owned
 Ormes, France.........    192,000  Warehouse                        Leased(5)
 Paris, France.........     30,000  Administrative, Marketing        Leased(6)
                            48,000  Administrative, Marketing        Leased(7)
 Rosyth, Scotland......     92,000  Manufacturing, Administrative    Owned
 Sydney, Australia.....     64,000  Manufacturing, Administrative,
                                    Warehouse, Marketing             Leased(8)

--------
(1) Leases covering 151,000 square feet expire September 1998 and carry one-year renewal options. Lease covering 115,000 square feet expires August 1998 and carries five three-year renewal options.
(2) Lease covering 278,000 square feet expires May 2001 and carries three five-year renewal options. Lease covering 54,000 square feet expires January 1998 and carries three one-year renewal options.
(3) Leases covering this property expire September 2004 and there are no renewal options.
(4) Lease covering this property expires September 2001 and carries two five-year renewal options.
(5) Lease covering this property expires February 1999 and carries one three-year renewal option.
(6) Leases covering this property have terminated and the Company expects to vacate these premises and resume its activities in new facilities, described below, in December 1997.
(7) Leases covering this property commence December 1997 and expire December 2006, and there are no renewal options.
(8) Lease covering this property expires March 2002 and carries one six-year renewal option.

  The Company believes its facilities are in good operating condition. Except for the Juarez, Mexico and Rosyth, Scotland facilities, properties owned by the Company serve as collateral for the Company's term loan and revolving credit facility. See "Management's Discussion and Analysis--Liquidity and Capital Resources".

INTELLECTUAL PROPERTY

  The Company's intellectual property is one of its major assets and the ownership of the technology used in its products is important to its competitive position. The Company has about 120 patent cross-license agreements of various types with various third parties. These license agreements include agreements with, for example, Canon and HP. Most of these license agreements provide cross-licenses to patents arising from patent applications first filed by the parties to the agreements before certain dates in the early 1990s, with the date varying from agreement to agreement. Each of the IBM, Canon and HP cross-licenses grants worldwide, royalty-free, non-exclusive rights to the Company to use the covered patents to manufacture certain of its products. Certain of the Company's material license agreements, including those that permit the Company to manufacture its current design of laser and inkjet printers and after-market laser cartridges for certain OEM printers, terminate as to future products upon certain "changes of control" of the Company. See "Risk Factors--Certain Provisions Relating to Changes in Control". The Company also holds a number of specific patent licenses obtained from third parties to permit the production of particular features in products.

  The Company holds approximately 1,325 patents worldwide and has approximately 500 pending patent applications worldwide covering a range of subject matter. The Company has filed over 600 worldwide patent applications since its inception in 1991. The Company's patent strategy includes obtaining patents on key features of new products which it develops and patenting a range of inventions contained in new supply products such as toner and ink cartridges for printers. Where appropriate, the Company seeks patents on inventions flowing from its general research and development activities. While no single patent or series of patents is material to the Company, the Company's patent portfolio in the aggregate serves to protect its product lines and offers the possibility of entering into license agreements with others.

  The Company designs its products to avoid infringing the intellectual property rights of others. The Company's major competitors, such as HP and Canon, have extensive, ongoing worldwide patenting programs. As is typical in technology industries, disputes arise from time to time about whether the Company's products infringe the patents or other intellectual property rights of major competitors and others. As the Company competes more successfully with its larger competitors, more frequent claims of infringement may be asserted.

  In October 1996, Lexmark International entered into an agreement with HP to cross-license each other's patents filed prior to a specified date (the "HP Agreement"). The HP Agreement generally gives both parties a worldwide non-exclusive license under the licensed patents for the manufacture and sale of printers, as well as accessories and consumable supplies designed for use with each party's own printers. In addition, the HP Agreement resolves issues of patent infringement that had been raised by both companies and does not involve any royalty or other payment by either party. The HP Agreement generally permits licenses granted thereunder to be terminated in the event of a "change in control," which includes, in very limited circumstances, an acquisition of substantially less than 50 percent of LIG's or Lexmark International's voting shares.

  The Company has trademark registrations or pending trademark applications for the name LEXMARK in approximately 70 countries for various categories of goods. The Company also owns a number of trademark applications and registrations for product names, such as the OPTRA laser printer name. Although the Company believes the LEXMARK trademark is material to its business, it does not believe any other trademarks are material.

  The Company holds worldwide copyrights in computer code, software and publications of various types.

ENVIRONMENTAL AND REGULATORY MATTERS

  The Company's operations, both domestically and internationally, are subject to numerous laws and regulations, particularly relating to environmental matters that impose limitations on the discharge of pollutants into the air, water and soil and establish standards for the treatment, storage and disposal of solid and hazardous wastes. The Company is also required to have permits from a number of governmental agencies in order to conduct various aspects of its business. Compliance with these laws and regulations has not had and is not expected to have a material effect on the capital expenditures, earnings or competitive position of the Company. There can be no assurance, however, that future changes in environmental laws or regulations, or in the criteria required to obtain or maintain necessary permits, will not have an adverse effect on the Company's operations.

LEGAL PROCEEDINGS

  The Company is party to routine litigation incidental to the Company's business. The Company does not believe that any legal proceedings to which it is a party or to which any of its property is subject, including any such routine litigation, will have a material adverse effect on the Company's financial position or results of operations. As the Company competes more successfully with its larger competitors, the Company's increased market presence may attract more frequent legal challenges from its competitors, including claims of possible intellectual property infringement. Although the Company does not believe that the outcome of any current claims of intellectual property infringement is likely to have a material adverse effect on the Company's future operating results and financial condition, there can be no assurance that such claims will not result in litigation. In addition, there can be no assurance that any litigation that may result from the current claims or any future claims by these parties or others would not have a material adverse effect on the Company's business.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The directors and executive officers of the Company and their respective ages, positions, principal occupations and years of service with the Company, as of September 30, 1997, are set forth below.

                                                                         YEARS
                                                                         WITH
 NAME OF INDIVIDUAL                                                       THE
                              AGE POSITION AND PRINCIPAL OCCUPATION     COMPANY
 ------------------           --- ---------------------------------     -------
                                  Chairman of the Board and Chief
 Marvin L. Mann.............. 64  Executive Officer                        6
                                  Director, President and Chief
 Paul J. Curlander...........  44 Operating Officer                         6
                                  Vice President and Chief Financial
 Gary E. Morin...............  48 Officer                                   1
 Kathleen J. Affeldt.........  48 Vice President, Human Resources           6
 Daniel P. Bork..............  46 Director of Taxes                         *
 Terence P. Chin.............  42 Treasurer                                 1
                                  Vice President, General Counsel and
 Vincent J. Cole, Esq. ......  40 Secretary                                 6
 David L. Goodnight..........  44 Corporate Controller                      3
                                  Vice President, Corporate
 Clifford D. Gookin..........  40 Development                               1
 Thomas B. Lamb..............  39 Vice President                            1
 Bernard V. Masson...........  49 Vice President                            1
 John C. Mitchell............  50 Vice President                            *
 Donald C. Shropshire, Jr. ..  58 Vice President and General Manager        6
                                  Vice President and President of
 John A. Stanley.............  60 Lexmark Europe                            6
 Alfred A. Traversi..........  45 Vice President, Information Systems       *
                                  and Operations
 B. Charles Ames.............  72 Director, Principal of CD&R, and          6
                                  general partner of Associates IV
 Sir Roderick H. Carnegie....  64 Director, Chairman of Hudson Conway       2
                                  Ltd. (since 1987) and Chairman of
                                  Newcrest Mining Ltd. (since 1994)
 Frank T. Cary...............  76 Director, Former Chief Executive          6
                                  Officer and Chairman of IBM
 William R. Fields...........  48 Director, President, Chief                *
                                  Executive Officer and Director of
                                  Hudson's Bay Company and former
                                  Chairman and Chief Executive
                                  Officer of Blockbuster
                                  Entertainment Group and former
                                  Executive Vice President of Wal-
                                  Mart, Inc. and President and Chief
                                  Executive Officer of Wal-Mart
                                  Stores division
 Donald J. Gogel.............  48 Director, President of CD&R,              6
                                  Principal of CD&R and general
                                  partner of Associates IV
 Ralph E. Gomory.............  68 Director, President of the Alfred         6
                                  P. Sloan Foundation and former
                                  Senior Vice President for Science
                                  and Technology at IBM
 Stephen R. Hardis...........  62 Director, Chairman and Chief              *
                                  Executive Officer of Eaton
                                  Corporation
 Michael J. Maples...........  55 Director, former Executive Vice           1
                                  President of Worldwide Products
                                  Group and former member of the
                                  Office of the President of
                                  Microsoft Corporation
 Martin D. Walker............  65 Director, Chairman of the Board of        *
                                  M.A. Hanna Company

--------
*  Tenure with the Company is less than one year.

CLASSES OF THE BOARD

  The Third Restated Certificate of Incorporation divides the Board of Directors into three classes. Of the eleven current members of the Board, four (Sir Roderick and Messrs. Cary, Curlander and Walker) have been elected as Class I directors with terms expiring at the time of the Annual Meeting of Stockholders to be held in 1998; four (Messrs. Ames, Gogel, Gomory and Mann) have been elected as Class II directors with terms expiring at the time of the Annual Meeting of Stockholders to be held in 1999; and three (Messrs. Fields, Hardis and Maples) have been elected as Class III directors with terms expiring at the time of the Annual Meeting of Stockholders to be held in 2000. At each succeeding Annual Meeting of Stockholders, the respective successors of the directors whose terms are expiring shall be elected for terms expiring at the Annual Meeting of Stockholders held in the third succeeding year.

                    CERTAIN TRANSACTIONS AND RELATIONSHIPS

CD&R AND C&D FUND IV

  C&D Fund IV, which is the Company's largest stockholder, is a private investment fund managed by CD&R. Amounts contributed to C&D Fund IV by its limited partners are invested at the discretion of the general partner in equity or equity-related securities of entities formed to effect leveraged buy-out transactions and in the equity of corporations where the infusion of capital coupled with the provision of managerial assistance by CD&R can be expected to generate returns on investments comparable to returns historically achieved in leveraged buy-out transactions. The general partner of C&D Fund IV is Clayton & Dubilier Associates IV Limited Partnership ("Associates IV"). B. Charles Ames, Donald J. Gogel, Andrall E. Pearson and Joseph L. Rice, III, each of whom is a principal of CD&R and a general partner of Associates IV, have served as directors of the Company since the Acquisition. Messrs. Pearson and Rice resigned from the Board of Directors in February 1997. See "Management--Directors and Executive Officers". LIG was formed by CD&R to effect the Acquisition. C&D Fund IV currently owns 15,993,993 shares of Class A Common Stock of which 5,656,778 shares are being offered hereby. See "Selling Stockholders".

  The Company paid CD&R a fee of $500,000 during each of 1994, 1995 and 1996, respectively, for advisory, management consulting and monitoring services and it is expected that such fees will continue in the future. Under the terms of the Company's lending arrangements, such fees must be determined by arms length negotiation and must be reasonable. Under the Registration and Participation Agreement, such fees may not exceed $1 million during any fiscal year. None of the principals of CD&R who serve as directors of the Company receive directors' fees. Two principals of CD&R, Messrs. Ames and Gogel, continue to serve as Class II directors.

  The Company paid fees to the law firm of Debevoise & Plimpton during 1996 and 1997 for legal services rendered. Franci J. Blassberg, Esq., a member of Debevoise & Plimpton, is married to Joseph L. Rice, III, who was until February 1997 a director of the Company and who is currently a general partner of the general partner of C&D Fund IV.

  The Company has entered into an indemnification agreement with CD&R and C&D Fund IV pursuant to which the Company has agreed, subject to certain exceptions, to indemnify the members of its boards of directors, as well as CD&R, C&D Fund IV and certain of their associates and affiliates (the "Indemnitees"), to the fullest extent allowable under applicable Delaware law and to indemnify the Indemnitees against any suits, claims, damages or expenses which may be made against or incurred by them under applicable securities laws in connection with offerings of securities of the Company, including the Offerings, liabilities to third parties arising out of any action or failure to act by the Company, and, except in cases of gross negligence or intentional misconduct, the provision by CD&R of advisory, management consulting and monitoring services.

SHARE REPURCHASE FROM CERTAIN SELLING STOCKHOLDERS

  The Company has entered into an agreement, dated as of October 21, 1997 (the "Stock Disposition Agreement"), with C&D Fund IV pursuant to which the Company has agreed, concurrently with the consummation of the Offerings, to repurchase from C&D Fund IV 3,000,000 shares of Class A Common Stock at a price per share equal to the lesser of $34.8125 and the initial public offering price for the Offerings net of the underwriting discount. C&D Fund IV has the right to assign its rights and obligations pursuant to the Stock Disposition Agreement to other Selling Stockholders, but it is currently expected that the Company will repurchase substantially all of such shares from C&D Fund IV. The closing of the Share Repurchase is conditioned upon, and will take place concurrently with, the closing of the Offerings.

MANAGEMENT LOANS

  Shortly following the completion of the Acquisition, and from time to time in the years following the Acquisition, executive officers, senior managers and outside directors have purchased shares of Class A Common Stock from the Company. Although the Company does not currently intend to make loans to existing management in the future, in the past a portion of the purchase price paid for the Class A Common Stock purchased by certain management and director investors was financed by full-recourse loans from the Company to the management investors at the Applicable Federal Rate (as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder) then in effect. The Company may, however, make loans to management from time to time in the future. Since January 1, 1996, Sir Roderick Carnegie, a director of the Company, has had a loan outstanding from the Company. The largest aggregate amount of indebtedness outstanding on such loan since January 1, 1996 was $60,160, and as of July 31, 1997, no amount was outstanding on such loan.

                             SELLING STOCKHOLDERS

  The following table sets forth certain information with respect to the Selling Stockholders and their beneficial ownership of the Class A Common Stock as of September 30, 1997 and as adjusted to reflect the sale of the Class A Common Stock offered by the Selling Stockholders hereby, and other than as noted below, includes information with respect to positions, offices or other material relationships of the Selling Stockholders with the Company or any predecessor or affiliate thereof, other than as a stockholder thereof, during the past three years. For information with respect to material relationships during the past three years between the Company and C&D Fund IV and the Institutional Investors, see "Certain Transactions and Relationships". Unless otherwise indicated, each Selling Stockholder named has sole voting and dispositive power with respect to its shares.

  The information presented in the preceding discussion and in the following table assumes that the over-allotment options are exercised in full, but does not give effect to the Share Repurchase.

                                     SHARES                       SHARES
                               BENEFICIALLY OWNED           BENEFICIALLY OWNED
     NAME AND ADDRESS OF            PRIOR TO      NUMBER OF        AFTER
      BENEFICIAL OWNER            OFFERINGS(1)     SHARES     OFFERINGS(1)(6)
     -------------------       ------------------ --------- -------------------
                                 NUMBER   PERCENT  OFFERED    NUMBER   PERCENT
                               ---------- ------- --------- ---------- --------
The Clayton & Dubilier
 Private Equity
 Fund IV Limited
 Partnership.................  15,993,993  22.48% 6,505,295  9,488,698   13.34%
270 Greenwich Avenue
Greenwich, CT 06830
Leeway & Co.(2)..............  5,849,216   8.22%  2,379,073  3,470,143   4.88%
Mellon Bank, N.A., as trustee
for First
Plaza Group Trust(3).........  4,029,941   5.67%  1,000,000  3,029,941   4.26%
One Mellon Bank Center
Pittsburgh, PA 15258
Keys Foundation(4)...........    462,088     *      187,946    274,142    *
The Equitable Life Assurance
 Society of the United
 States(5)...................    133,339     *       54,233     79,106    *
Equitable Deal Flow Fund,
L.P.(5)......................     96,301     *       39,169     57,132    *
Equitable Capital Partners
 (Retirement Fund), L.P.(5)..    115,883     *       47,134     68,749    *
Equitable Capital Partners,
L.P.(5)                          154,054     *       62,659     91,395    *
Equitable Capital Private
 Income and Equity
 Partnership II, L.P.(5).....    183,146     *       74,491    108,655    *

--------
*  Less than 1% of class.
----------------
(1) The percentage of the issued and outstanding shares of Common Stock of the Company held by each individual or group has been calculated on the basis of 71,136,392 shares which includes (i) 69,991,581 shares of Class A Common Stock issued and outstanding (excluding 3,221,414 shares held in treasury) on September 30, 1997, (ii) 682,723 shares of Class A Common Stock issuable upon conversion of all outstanding shares of Class B Common Stock and (iii) 462,088 shares of Class A Common Stock issuable upon exercise of the Keys Warrant.
(2) As nominee for the Long-Term investment trust, a trust for the benefit of the AT&T and Lucent pension plans. The address is: Leeway & Co., State Street Bank & Trust Co., Master Trust Division, One Enterprise Drive, Solomon Willard Bldg., North Quincy, MA 02171.
(3) Mellon Bank, N.A., acts as the trustee (the "Trustee") for First Plaza Group Trust ("FPGT"), a trust under and for the benefit of certain employee benefit plans for General Motors Corporation ("GM") and its subsidiaries. These shares may be deemed to be owned beneficially by General Motors Investment Management Corporation ("GMIMCo"), a wholly-owned subsidiary of GM. GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM and its subsidiaries and with respect to the assets of certain direct and indirect subsidiaries of GM and associated entities. GMIMCo is serving as FPGT's investment manager with respect to these shares and in that capacity it has the sole power to direct the Trustee as to the voting and disposition of these shares. Because of the Trustee's limited role, beneficial ownership of the shares by the Trustee is disclaimed.

(4) Shares beneficially owned represents the number of shares of Class A Common Stock that may be purchased pursuant to a warrant (the "Keys Warrant") originally issued in April 1991 to Spectrum Sciences B.V. ("Spectrum") that remains exercisable for 462,088 shares of Class A Common Stock, at an exercise price of $6.67 per share, in connection with a license agreement relating to certain printer technology entered into by the Company with Spectrum. The Keys Warrant was transferred by Spectrum to Gemini Systems Corporation B.V. ("Gemini") in April 1991 and from Gemini to Keys Foundation ("Keys") in 1992. The Company has been informed that the Keys Warrant will be exercised with respect to all 462,088 shares prior to the completion of the Offerings and 187,946 shares issued upon exercise thereof will be included in the Offerings. The address for Keys Foundation is: De Ruykertade 58a, Curacao, Netherlands Antilles.
(5) Represents shares of Class B Common Stock. The table assumes the conversion of 277,686 shares of Class B Common Stock held by the Equitable Investors for 277,686 shares of Class A Common Stock. Following the Offerings, the Equitable Investors will hold in the aggregate 405,037 shares of Class B Common Stock, representing all of the outstanding shares of Class B Common Stock. The address for each of the Equitable Investors is: c/o Alliance Corporate Finance Group Incorporated, 1345 Avenue of the Americas, 39th Floor, New York, New York 10105.
(6) Pursuant to the Share Repurchase, concurrently with the closing of the Offerings, the Company will repurchase an aggregate of 3,000,000 shares of Class A Common Stock from certain of the Selling Stockholders, substantially all of which is being repurchased from C&D Fund IV. After giving effect to the Share Repurchase and assuming the full exercise of the over-allotment options, C&D Fund IV would beneficially own approximately 10% of the Class A Common Stock after the Offerings.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of the Offerings and the Share Repurchase, approximately 15,060,172 shares of the outstanding Class A Common Stock and (based upon shares outstanding at September 30, 1997) approximately 441,257 shares of the outstanding Class B Common Stock will constitute "restricted" securities, within the meaning of Rule 144 under the Securities Act, that are not publicly traded. Virtually all of these restricted outstanding shares are eligible for sale into the public market pursuant to Rule 144 under the Securities Act, and approximately 51% of these restricted outstanding shares are eligible for sale into the public market without regard to the volume limit and other requirements of Rule 144. In addition, upon completion of the Offerings, approximately 6,923,578 shares of Class A Common Stock will be issuable upon the exercise of outstanding stock options (vested and unvested).

"HOLDBACK" ARRANGEMENTS

  The Selling Stockholders and the directors and executive officers (as defined in Section 16 of the Exchange Act) of the Company who own Class A Common Stock have each agreed not to enter into any agreement providing for, or to effect, any public sale, distribution or other disposition of any shares of Common Stock, including sales pursuant to Rule 144 or Rule 144A under the Securities Act, or grant any public option for any such sale, or otherwise cause the Company to register any securities of the Company, for a period of 90 days after the date of this Prospectus without the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters, except for the shares of Class A Common Stock offered in connection with the Offerings. After the expiration of such 90-day period, such stockholders will in general be entitled to dispose of their shares that are currently outstanding pursuant to Rule 144 under the Securities Act and those who are not "affiliates" of the Company may do so without regard to the volume limit and certain other requirements of Rule 144.

REGISTRATION AND PARTICIPATION AGREEMENT

  Pursuant to the terms of the Registration and Participation Agreement, as of September 30, 1997, existing stockholders of the Company who will collectively own approximately 26,944,970 shares of Class A Common Stock (including 462,088 shares issuable upon the exercise of the Keys Warrant) and 682,723 shares of Class B Common Stock have certain registration rights with respect to their shares of Common Stock. After the completion of the Offerings and the expiration of the 90-day "holdback" period described above, the holders of at least 12% of the Company's Registrable Securities (as defined in the Registration and Participation Agreement), but in no event less than 2,925,000 shares, may request that the Company register some or all of their shares of Common Stock. In addition, if the Company decides to register additional shares of Common Stock (other than, among other limitations, shares of Common Stock to be issued pursuant to employee benefit or option plans), such existing stockholders are entitled to participate in such registration. All the shares of Class A Common Stock offered by the Selling Stockholders hereby are being registered pursuant to such registration rights. The Registration and Participation Agreement requires the Company to pay all expenses incurred by the Selling Stockholders with respect to the Offerings, other than underwriting discounts and commissions, transfer taxes applicable to the Class A Common Stock to be sold by the Selling Stockholders and certain legal fees. The expenses to be paid by the Company under the Registration and Participation Agreement also include the fees and expenses of one law firm to represent certain Selling Stockholders in connection with the Offerings. The Company has agreed to indemnify the Selling Stockholders and the Underwriters as to certain information included in this Prospectus, and each of the Selling Stockholders has agreed to indemnify the Company, its directors, controlling persons and officers who have signed the Registration Statement of which this Prospectus is a part and the underwriters as to certain information relating to such Selling Stockholder.

                         DESCRIPTION OF CAPITAL STOCK

  The following description of the Company's capital stock does not purport to be complete and is qualified in its entirety by reference to applicable Delaware law and to the provisions of the Company's Third Restated Certificate of Incorporation and By-laws, as amended and restated. Copies of the Third Restated Certificate of Incorporation and By-laws have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

  The Company's authorized capital stock consists of 160,000,000 shares of Class A Common Stock, par value $.01 per share, 10,000,000 shares of Class B Common Stock, par value $.01 per share, and 1,600,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). As of September 30, 1997, the Company had 69,991,581 shares of Class A Common Stock (excluding 3,221,414 shares held in treasury) and 682,723 shares of Class B Common Stock issued and outstanding. As of September 30, 1997 there were approximately 1,177 holders of record of Class A Common Stock and five holders of record of Class B Common Stock.

CLASS A COMMON STOCK

 VOTING RIGHTS

  Each holder of shares of Class A Common Stock is entitled to one vote per share on all matters to be voted on by stockholders. Holders of Class A Common Stock are not entitled to cumulative votes in the election of directors.

 DIVIDEND RIGHTS

  The holders of Class A Common Stock are entitled to dividends and other distributions if, as and when declared by the Board of Directors out of assets legally available therefor, subject to the rights of any holder of preferred stock, restrictions set forth in the Company's amended credit facility and restrictions, if any, imposed by other indebtedness outstanding from time to time. See "Dividend Policy" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources". The holders of Class A Common Stock and Class B Common Stock are entitled to equivalent per share dividends and distributions.

 OTHER RIGHTS

  Upon the liquidation, dissolution or winding up of the Company, the holders of shares of Class A Common Stock would be entitled to share pro rata (on an equal basis with the holders of the Class B Common Stock) in the distribution of all of the Company's assets remaining available for distribution after satisfaction of all its liabilities and the payment of the liquidation preference of any outstanding preferred stock. The holders of Class A Common Stock have no preemptive or other subscription rights to purchase shares of the Company, nor are they entitled to the benefits of any sinking fund provisions. No share of Class A Common Stock issued in connection with or outstanding prior to the Offerings is subject to any further call or assessment.

 EXCHANGE RIGHTS

  In the event that a limited partnership (such as C&D Fund IV) makes a distribution of shares of Class A Common Stock to its limited partners and, following such distribution, one or more of its limited partners would then be subject to limitations under the Bank Holding Company Act or other applicable law on its ability to hold more than 5% of the voting stock of the Company, such limited partnership is entitled to exchange a certain number of shares of its Class A Common Stock into the same number of shares of Class B Common Stock so as to permit it to distribute shares of Class B Common Stock to such limited partners without exceeding the limitations under the Bank Holding Company Act or such other law. This exchange right is only available to limited partnerships under the limited circumstances outlined herein.

CLASS B COMMON STOCK

  The Class B Common Stock is identical to the Class A Common Stock in all respects except that the holders of Class B Common Stock will have no right to vote, except as required by law. Shares of Class B Common Stock automatically convert into the same number of shares of Class A Common Stock upon the sale or transfer by the holder thereof to a person who is not an affiliate of such holder or who is not restricted by applicable law with respect to its ownership of voting securities. To the extent permitted by law, each holder of Class B Common Stock is entitled to convert any or all shares of Class B Common Stock held into the same number of shares of Class A Common Stock except that, other than in connection with a registered public offering of the Class A Common Stock, the Equitable Life Assurance Society of the United States ("Equitable") and certain of its affiliates are not entitled to convert shares of Class B Common Stock into shares of Class A Common Stock except pursuant to an automatic conversion in connection with a sale or transfer of the Class B Common Stock. The Class B Common Stock may not be issued other than in connection with an exchange of shares of Class A Common Stock. Because shares of Class B Common Stock are issuable only upon the exchange of shares of Class A Common Stock, the issuance of shares of Class B Common Stock would not increase the total number of shares of Common Stock outstanding on such date.

  Following the Offerings (and without giving effect to the Share Repurchase), C&D Fund IV will hold 10,337,215 shares of Class A Common Stock. C&D Fund IV has no present plans to make a distribution of shares of Class A Common Stock held by it to any of its investors.

PREFERRED STOCK

  The Board of Directors of the Company is authorized, without further stockholder action, to issue any or all of the shares of authorized preferred stock in one or more series and to fix and determine the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereon, of any series so established, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. Although the Company has no present intention to issue shares of preferred stock, the issuance of shares of preferred stock or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of the Company or any unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights which would enable the holder to block such a transaction or facilitate a business combination by including voting rights which would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the Class A Common Stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interest or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

TRANSFER AGENT AND REGISTRAR

  ChaseMellon Shareholder Services has been appointed as the transfer agent and registrar for the shares of Common Stock.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

  After consummation of the Offerings, the Company will have approximately 72,967,194 unissued and unreserved shares of Class A Common Stock. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and for facilitating corporate acquisitions. Except pursuant to the stock option plans described herein, the Company does not currently have any plans to issue additional shares of Common Stock. One of the effects of unissued and unreserved shares of capital stock may be to enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of the Company's management. If, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private transactions or other transactions that might prevent or render more difficult or costly the completion of the takeover transactions by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

CLASSIFIED BOARD OF DIRECTORS

  The Third Restated Certificate of Incorporation divides the Board of Directors into three classes, which are required to be as nearly equal in number as possible. At each annual meeting of stockholders, only one class of directors will come up for election and directors will be elected to succeed those directors whose terms have expired. Each director elected at an Annual Meeting of Stockholders will serve for a three-year term. The Company believes that a classified Board of Directors will help assure the continuity and stability of the Board of Directors and the Company's business strategies and policies. Because a director serving on a classified board may only be removed for cause, the classified board provision could increase the likelihood that, in the event of a takeover of the Company, incumbent directors will retain their positions until the expiration of their respective terms which would make it more difficult for a potential acquiror to obtain control of the Company. The By-Laws provide that vacancies on the Board of Directors may be filled by the Board.

ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

  The By-Laws establish advance notice procedures with regard to stockholder proposals and the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors. These procedures provide that notice of stockholder proposals and stockholder nominations for the election of directors at an annual meeting must be in writing and received by the Secretary of the Company no later than 60 days prior to such annual meeting (or if less than 60 days' notice of a meeting of stockholders is given, stockholder proposals and nominations must be delivered to the Secretary of the Company no later than the close of business on the seventh day following the day notice was mailed). Stockholder proposals and nominations for the election of directors at a special meeting must be in writing and received by the Secretary of the Company no later than the close of business on the tenth day following the day on which notice of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The form of written notice of stockholder nominations must set forth certain information with respect to each nominee who is not an incumbent director.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
FINANCIAL STATEMENTS--as of December 31, 1995 and 1996 and for the years ended December 31, 1994, 1995, and 1996
  Report of Independent Accountants......................................  F-2
  Consolidated Statements of Financial Position..........................  F-3
  Consolidated Statements of Operations..................................  F-4
  Consolidated Statements of Cash Flows..................................  F-5
  Consolidated Statements of Stockholders' Equity........................  F-6
  Notes to Consolidated Financial Statements.............................  F-7
UNAUDITED CONDENSED FINANCIAL STATEMENTS--as of June 30, 1997 and for the
 six months ended June 30, 1996 and 1997
  Consolidated Condensed Statement of Financial Position.................  F-22
  Consolidated Condensed Statements of Operations........................  F-23
  Consolidated Condensed Statements of Cash Flows........................  F-24
  Notes to Consolidated Condensed Financial Statements...................  F-25

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the board of directors of Lexmark International Group, Inc.

  We have audited the accompanying consolidated statements of financial position of Lexmark International Group, Inc. and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lexmark International Group, Inc. and subsidiaries as of December 31, 1995 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P.

Lexington, Kentucky
February 13, 1997

               LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                        AS OF DECEMBER 31, 1995 AND 1996
                  (DOLLARS IN MILLIONS, EXCEPT SHARE AMOUNTS)

                                                               1995      1996
                                                             --------  --------
                           ASSETS
Current assets:
  Cash and cash equivalents................................. $  150.5  $  119.3
  Trade receivables, net of allowance of $27 in 1995 and $18
   in 1996..................................................    213.6     304.7
  Inventories...............................................    296.3     271.0
  Prepaid expenses and other current assets.................     55.3      70.1
                                                             --------  --------
      Total current assets..................................    715.7     765.1
Property, plant and equipment, net..........................    361.2     434.1
Other assets................................................     66.0      22.3
                                                             --------  --------
      Total assets.......................................... $1,142.9  $1,221.5
                                                             ========  ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt........................................... $    --   $    2.1
  Current portion of long-term debt.........................     20.0       --
  Accounts payable..........................................    209.6     197.2
  Accrued liabilities.......................................    258.4     222.0
                                                             --------  --------
      Total current liabilities.............................    488.0     421.3
Long-term debt..............................................    175.0     163.2
Other liabilities...........................................     89.7      96.7
                                                             --------  --------
      Total liabilities.....................................    752.7     681.2
                                                             --------  --------
Stockholders' equity:
  Preferred stock, $.01 par value, 1,600,000 shares
   authorized, no shares issued and outstanding.............      --        --
  Common stock, $.01 par value:
    Class A, 160,000,000 shares authorized; 64,303,619 and
     70,213,603 outstanding.................................      0.6       0.7
    Class B, 10,000,000 shares authorized; 5,888,623 and
     2,446,523 outstanding..................................      0.1       --
  Capital in excess of par..................................    494.6     519.3
  Retained earnings (deficit)...............................   (108.0)     19.8
  Accumulated translation adjustment........................      2.9       0.5
                                                             --------  --------
      Total stockholders' equity............................    390.2     540.3
                                                             --------  --------
      Total liabilities and stockholders' equity............ $1,142.9  $1,221.5
                                                             ========  ========

                See notes to consolidated financial statements.

               LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                               1994        1995        1996
                                            ----------  ----------  ----------
Revenues (including revenues from IBM of
 $404, $421 and $192, respectively)........   $1,852.3    $2,157.8    $2,377.6
Cost of revenues...........................    1,298.8     1,487.9     1,630.2
                                            ----------  ----------  ----------
  Gross profit.............................      553.5       669.9       747.4
Research and development...................      101.0       116.1       123.9
Selling, general and administrative........      292.9       359.1       388.0
Option compensation related to IPO.........        --         60.6         --
Amortization of intangibles................       44.7        25.6         5.1
                                            ----------  ----------  ----------
  Operating expenses.......................      438.6       561.4       517.0
                                            ----------  ----------  ----------
  Operating income.........................      114.9       108.5       230.4
Interest expense...........................       50.6        35.1        20.9
Amortization of deferred financing costs
 and other.................................       13.6        10.1         7.9
                                            ----------  ----------  ----------
  Earnings before income taxes and extraor-
   dinary item.............................       50.7        63.3       201.6
Provision for income taxes.................        6.1        15.2        73.8
                                            ----------  ----------  ----------
  Earnings before extraordinary item.......       44.6        48.1       127.8
Extraordinary loss on extinguishment of
 debt (net of related tax benefit of
 $6.4).....................................        --        (15.7)        --
                                            ----------  ----------  ----------
  Net earnings.............................       44.6        32.4       127.8
Preferred dividends........................       11.8         --          --
Preferred stock redemption premium.........       61.3         --          --
                                            ----------  ----------  ----------
  Net earnings (loss) attributable to com-
   mon stock...............................   $  (28.5)  $    32.4    $  127.8
                                            ==========  ==========  ==========
Earnings (loss) per common and common
 equivalent share, primary and fully
 diluted:
  Before extraordinary item................   $  (0.46)   $   0.64    $   1.68
  Extraordinary loss.......................        --        (0.21)        --
                                            ----------  ----------  ----------
  Net earnings (loss)......................   $  (0.46)   $   0.43    $   1.68
                                            ==========  ==========  ==========
Shares used in per share calculation....... 61,430,896  74,932,103  76,221,843
                                            ==========  ==========  ==========


                See notes to consolidated financial statements.

               LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996
                             (DOLLARS IN MILLIONS)

                                                       1994    1995     1996
                                                      ------  -------  -------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings......................................... $ 44.6  $  32.4  $ 127.8
Adjustments to reconcile net earnings to net cash
 provided by operating activities:
  Depreciation and amortization......................  127.3     99.1     69.2
  Option compensation related to IPO.................    --      60.6      --
  Extraordinary loss.................................    --      15.7      --
  Deferred taxes.....................................    --     (30.8)    12.3
  Other non-cash charges to operations...............   54.2     45.5     22.6
                                                      ------  -------  -------
                                                       226.1    222.5    231.9
  Change in assets and liabilities:
    Trade receivables................................  (39.7)   (52.5)   (70.1)
    Trade receivables programs.......................   70.0     30.0    (21.0)
    Inventories......................................   28.5    (17.3)    25.3
    Accounts payable.................................   17.0     71.3    (12.4)
    Accrued liabilities..............................   29.2     76.5    (36.4)
    Other assets and liabilities.....................   30.8    (23.0)     0.7
                                                      ------  -------  -------
      Net cash provided by operating activities......  361.9    307.5    118.0
                                                      ------  -------  -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment.........  (58.1)  (106.8)  (145.0)
  Proceeds from sale of property, plant and equip-
   ment..............................................    2.2      6.6      3.6
                                                      ------  -------  -------
      Net cash used for investing activities.........  (55.9)  (100.2)  (141.4)
                                                      ------  -------  -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in short-term debt........................    --       --       2.1
  Proceeds from issuance of long-term debt, net of
   issue
   costs of $2.8 in 1995.............................    --     147.2      5.7
  Principal payments on long-term debt............... (360.7)  (245.0)   (38.0)
  Exercise of stock options and warrants.............   (0.1)     --      23.0
  Preferred dividends paid...........................   (9.5)    (2.2)     --
                                                      ------  -------  -------
      Net cash used for financing activities......... (370.3)  (100.0)    (7.2)
                                                      ------  -------  -------
Effect of exchange rate changes on cash..............    1.3      1.2     (0.6)
                                                      ------  -------  -------
Net increase (decrease) in cash and cash equiva-
 lents...............................................  (63.0)   108.5    (31.2)
Cash and cash equivalents--beginning of period.......  105.0     42.0    150.5
                                                      ------  -------  -------
Cash and cash equivalents--end of period............. $ 42.0  $ 150.5  $ 119.3
                                                      ======  =======  =======

                See notes to consolidated financial statements.

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996
                  (DOLLARS IN MILLIONS, EXCEPT SHARE AMOUNTS)

                           JUNIOR              CLASS A            CLASS B
                      PREFERRED STOCK       COMMON STOCK       COMMON STOCK
                      ------------------  ------------------ -------------------
                                                                                               RETAINED  ACCUMULATED
                                                                                  CAPITAL IN   EARNINGS  TRANSLATION
                       SHARES    AMOUNT     SHARES    AMOUNT   SHARES     AMOUNT EXCESS OF PAR (DEFICIT) ADJUSTMENT  TOTAL
                      ---------  -------  ----------  ------ ----------   ------ ------------- --------- ----------- ------
BALANCE AT DECEMBER
 31, 1993...........     50,000   $  5.0  50,616,795   $0.5   8,250,000    $0.1     $357.2      $(185.0)    $(4.1)   $173.7
Issuance of
 9,750,000 shares of
 Class A common
 stock in exchange
 for 850,000 shares
 of redeemable
 senior preferred
 stock (net of $0.1
 stock issuance
 costs).............                       9,750,000    0.1                           84.8                             84.9
Issuance of common
 stock less notes
 receivable of
 $0.4...............                          39,060                                                                    --
Dividends on
 redeemable senior
 preferred stock
 ($13.88 per
 share).............                                                                 (11.8)                           (11.8)
Purchase of treasury
 stock..............                         (18,750)                                 (0.2)                            (0.2)
Cash received for
 payments on notes
 receivable for
 common stock issued
 to management and
 certain other
 individuals........                                                                   0.2                              0.2
Translation
 adjustment.........                                                                                          4.1       4.1
Net earnings........                                                                               44.6                44.6
                      ---------   ------  ----------   ----  ----------    ----     ------      -------     -----    ------
BALANCE AT DECEMBER
 31, 1994...........     50,000      5.0  60,387,105    0.6   8,250,000     0.1      430.2       (140.4)      --      295.5
Issuance of common
 stock less notes
 receivable of
 $0.1...............                           3,600                                                                    --
Conversion of Class
 B to Class A common
 stock..............                       2,361,377         (2,361,377)                                                --
Conversion of junior
 preferred stock to
 Class A common
 stock..............    (50,000)    (5.0)    750,000                                   5.0                              --
Warrant exercise at
 $6.67 per warrant..                         254,385                                   1.7                              1.7
Option compensation
 related to IPO.....                                                                  58.7                             58.7
Long-term incentive
 plan compensation..                                                                   0.6                              0.6
Shares issued upon
 exercise of
 options............                         692,588                                                                    --
Treasury shares
 received from
 option exercises...                        (439,956)                                 (2.7)                            (2.7)
Treasury shares
 issued upon
 exercise of
 options............                         294,520                                   0.9                              0.9
Cash received for
 payments on notes
 receivable for
 common stock issued
 to management and
 certain other
 individuals........                                                                   0.2                              0.2
Translation
 adjustment.........                                                                                          2.9       2.9
Net earnings........                                                                               32.4                32.4
                      ---------   ------  ----------   ----  ----------    ----     ------      -------     -----    ------
BALANCE AT DECEMBER
 31, 1995...........        --       --   64,303,619    0.6   5,888,623     0.1      494.6       (108.0)      2.9     390.2
Conversion of Class
B to Class A common
stock...............                       3,442,100    0.1  (3,442,100)   (0.1)                                        --
Option compensation
expense.............                                                                   1.2                              1.2
Long-term incentive
plan compensation...                                                                   0.8                              0.8
Shares issued upon
exercise of
options.............                       2,239,948                                  15.1                             15.1
Tax benefit related
to stock options and
warrants............                                                                   7.4                              7.4
Treasury shares
received from option
exercises...........                        (199,881)                                                                   --
Treasury shares
issued upon exercise
of options..........                         427,817                                                                    --
Cash received for
payments on notes
receivable for
common stock issued
to management and
certain other
individuals.........                                                                   0.2                              0.2
Translation
adjustment..........                                                                                         (2.4)     (2.4)
Net earnings........                                                                              127.8               127.8
                      ---------   ------  ----------   ----  ----------    ----     ------      -------     -----    ------
BALANCE AT DECEMBER
 31, 1996...........        --    $  --   70,213,603   $0.7   2,446,523    $--      $519.3      $  19.8     $ 0.5    $540.3
                      =========   ======  ==========   ====  ==========    ====     ======      =======     =====    ======

                See notes to consolidated financial statements.

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT SHARE AMOUNTS)

1. ORGANIZATION AND BUSINESS

  Lexmark International Group, Inc. (formerly Lexmark Holding, Inc.) (together with its subsidiaries, the "Company") is a global developer, manufacturer and supplier of laser and inkjet printers and associated consumable supplies. The Company also sells dot matrix printers for printing single and multi-part forms by business users. The Company's core printer business targets the office and home markets. In addition to its core printer business, the Company develops, manufactures and markets a broad line of other office imaging products which include supplies for International Business Machines Corporation ("IBM") branded printers, after-market supplies for other original equipment manufacturer ("OEM") products, and typewriters and typewriter supplies that are sold under the IBM trademark. The Company's "keyboards and other" product category was phased out by March 1996 (see Note 16). The principal customers for the Company's products are dealers, retailers and distributors worldwide. The Company employs marketing teams which target large accounts to generate demand in selected industries worldwide. The Company's products are sold in nearly 150 countries in North and South America, Europe, the Middle East, Africa, Asia, the Pacific Rim and the Caribbean.

2. SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation: The accompanying consolidated financial statements include the accounts of Lexmark International Group, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

  Foreign Exchange: The functional currency for the Company's significant foreign subsidiaries is the applicable local currency. For those subsidiaries, assets and liabilities are translated into U.S. dollars at period-end exchange rates. Income and expense accounts are translated at average exchange rates prevailing during the period. Adjustments arising from the translation of assets and liabilities are accumulated as a separate component of stockholders' equity. The effects of translation of intercompany loans to international subsidiaries which have been designated as long-term investments are also included in this separate component of stockholders' equity.

  The Company enters into foreign currency swaps, options, and forward exchange contracts in its management of foreign currency exposures. Realized and unrealized gains and losses on contracts that are designated as hedges are recognized in earnings in the same period as the underlying hedged transaction. Contracts that do not qualify as hedges for accounting purposes, including the currency portion of interest rate/currency swaps, are marked to market and the resulting gains and losses are recognized in current earnings. The cash flows resulting from hedge contracts are classified as cash flows from operating activities.

  Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used when accounting for such items as the allowance for doubtful accounts, inventory reserves, product warranty, depreciation, employee benefit plans and taxes.

  Cash Equivalents: All highly liquid investments with an original maturity of three months or less at the Company's date of purchase are considered to be cash equivalents.

  Inventories: Inventories are stated at the lower of weighted average cost or market. The Company considers all raw materials to be in production upon their receipt.

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

  Property, Plant and Equipment: Property, plant and equipment are stated at cost, and depreciated over their estimated useful lives using the straight-line method. Property, plant and equipment accounts are relieved of the cost and related accumulated depreciation when assets are disposed of or otherwise retired.

  Intangible Assets: Intangible assets (including trademark, patent and license, software license and non-competition agreements) are stated at cost and are amortized on an accelerated basis over the estimated period of economic benefit but not more than five years. Intangible assets were fully amortized by March 1996.

  Revenue Recognition: Sales are recognized when products are shipped to customers.

  Advertising Costs: The Company expenses advertising costs when incurred. Advertising expense was approximately $43.0 and $49.3 in 1995 and 1996, respectively.

  Earnings (Loss) Per Common Share: Earnings (loss) per common share is determined by dividing earnings (loss) attributable to common stock by the weighted average number of common shares, and when dilutive, common equivalent shares, outstanding.

  Net earnings (loss) attributable to common stock is determined by deducting preferred stock dividends and the preferred stock redemption premium from net earnings. The weighted average number of common and common equivalent shares outstanding have been increased by 2,577,480 shares in 1994 to give effect to the assumption that all stock and stock options, including the effect of the exchange of redeemable senior preferred stock for Class A common stock, issued within one year of the filing of the Company's initial public offering were outstanding for all periods presented, even where their impact is antidilutive. The number of such shares assumed to be outstanding was calculated using the treasury stock method based on the initial public offering price. Common equivalent shares and other potentially dilutive securities include stock options, warrants and junior preferred stock. Primary and fully diluted earnings per share do not differ by a material amount.

3. INVENTORIES

  Inventories consisted of the following at December 31:

                                                                    1995   1996
                                                                   ------ ------
   Work in process................................................ $167.7 $144.6
   Finished goods.................................................  128.6  126.4
                                                                   ------ ------
                                                                   $296.3 $271.0
                                                                   ====== ======

4. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consisted of the following at December 31:

                                                                   1995   1996
                                                                  ------ ------
   Land and improvements......................................... $ 14.1 $ 15.9
   Buildings and improvements....................................  154.4  184.9
   Machinery and equipment.......................................  353.6  392.2
   Information systems and furniture.............................  100.0  118.7
                                                                  ------ ------
                                                                   622.1  711.7
   Less accumulated depreciation.................................  260.9  277.6
                                                                  ------ ------
                                                                  $361.2 $434.1
                                                                  ====== ======

  Depreciation expense was $71.8, $71.2 and $62.3 for 1994, 1995 and 1996, respectively.

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

5. ACCRUED LIABILITIES

  Accrued liabilities consisted of the following at December 31:

                                                                    1995   1996
                                                                   ------ ------
   Compensation................................................... $ 69.2 $ 57.6
   Income taxes payable...........................................   22.2    7.0
   Fixed assets...................................................   29.6   26.8
   Warranty.......................................................   21.8   31.0
   Value added tax................................................   16.8   15.5
   Deferred revenue...............................................    9.8   17.4
   Other..........................................................   89.0   66.7
                                                                   ------ ------
                                                                   $258.4 $222.0
                                                                   ====== ======

6. LONG-TERM DEBT

  Long-term debt consisted of the following at December 31:

                                                                  1995    1996
                                                                 ------  ------
   Term loan...................................................  $ 55.0  $ 37.0
   Senior notes, Series B, 12.125% interest rate, due in 1998..    20.0     --
   Senior subordinated notes, 14.25% interest rate, due in
    2001.......................................................   120.0   120.0
   Other.......................................................     --      6.2
                                                                 ------  ------
                                                                  195.0   163.2
   Less current portion........................................   (20.0)    --
                                                                 ------  ------
                                                                 $175.0  $163.2
                                                                 ======  ======

  In April 1995, the Company refinanced its $150.0 non-revolving term loan and its $150.0 revolving credit facility prior to their maturity with a new $150.0 non-revolving term loan and a $250.0 revolving credit facility held by a group of banks. This early extinguishment of debt resulted in an extraordinary charge of $22.1 ($15.7 net of tax benefit) caused by the write-off of deferred financing costs of $4.9 and the mark to market of hedging instruments related to the extinguished debt of $17.2. During 1995, $95.0 of the term loan was prepaid, and in 1996 an additional $18.0 was prepaid on the term loan.

  Under the amended and restated credit agreement (as amended), interest on the term loan and any amount outstanding under the revolving credit facility is calculated using either of two methods at the option of the Company. The first method provides for a rate, based on the Company's performance, ranging from 0.0% to 0.75% above the base rate, with the base rate equal to the higher of the bank's prime rate or the federal funds rate plus 0.5% per annum. The second method provides for a rate, based on the Company's performance, ranging from 0.75% to 2.0% above adjusted LIBOR (London Inter Bank Offered Rate). Principal payments on the term loan are due quarterly, with the next scheduled payment due on June 30, 1998 and the final payment due on December 31, 1998. Any amounts outstanding under the revolving credit facility are due upon the maturity of the facility in January 1999. In certain situations, a portion of the proceeds from the sale of assets, casualty events or debt financings must be used to repay the term loan.

  Although not required under the amended and restated credit agreement, the Company was required under the terms of the original credit agreement to cap the interest rate paid on a portion of the term loan at a rate of 13% or below, and entered into interest rate/currency swaps to meet this requirement. Because portions of the original U.S. dollar loan proceeds were recorded on the books

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES of foreign subsidiaries, or used by the U.S. parent company to fund intercompany loans to foreign subsidiaries, currency swaps were used to neutralize the effect of currency fluctuations. An interest rate/currency swap with a notional amount of $36.7 continues and was marked to market at the time the term loan was refinanced and redesignated as a hedge of the new facility. The interest rate/currency swap matures on March 27, 1998. The effective rate of interest on the term loan (after giving effect to the interest rate/currency swap) was 7.0% at December 31, 1996.

  In March 1996, the senior notes in the amount of $20.0 were redeemed.

  The senior subordinated notes are held by financial institutions. Interest is payable at the end of each calendar quarter through March 31, 2001. Mandatory principal payments are due annually from March 31, 1999 through March 31, 2001. In the event of a change in control, holders have the option to require prepayment of the senior subordinated notes plus accrued interest and a prepayment charge. The Company must offer to repurchase the senior subordinated notes if cash proceeds from sales of assets exceed a specific amount, as defined in the Note and Stock Purchase Agreement (as amended); however, payment is subject to the full payment of all term loans and senior notes. The Company executed an interest rate swap agreement related to these notes on a notional amount of $40.0 through September 30, 1998 whereby the Company receives a fixed rate of 5.4% and pays a variable rate equal to LIBOR. The variable rate the Company pays on this swap is capped at 7.7%.

  At December 31, 1996, the Company had unused lines of credit of approximately $250.0. The amended and restated credit agreement provides for the quarterly payment of a commitment fee on all unused commitments ranging from 0.2% to 0.5% per annum, based on the Company's performance.

  Interest expense of $10.3, $7.7 and $1.2 in 1994, 1995 and 1996, respectively, related to the swaps discussed above, previously outstanding interest rate/currency swaps and interest rate caps and options is included in interest expense in the statement of operations.

  Substantially all tangible and intangible assets of the Company serve as collateral for the term loan and revolving credit facility. The senior subordinated notes are unsecured but are guaranteed by the Company and by the domestic subsidiaries of Lexmark International, Inc., a wholly owned subsidiary of the Company. The credit agreements contain customary default provisions, including a default upon a "change of control" which includes the acquisition by one person or a related group of persons other than Clayton & Dubilier Private Equity Fund IV Limited Partnership (C&D Fund IV) and IBM of 25% or more of the Company's voting securities, unless C&D Fund IV owns a greater percentage of the Company's voting securities than such person or related group. The senior subordinated note agreement allows the holder to put the notes to Lexmark International, Inc. upon the acquisition, by a person or a related group of persons, of 20% of the Company's voting securities and the cessation of control of the Company by C&D Fund IV and certain other stockholders. The credit agreements also contain certain net worth, leverage and fixed charge coverage restrictions and other covenants which, among other things, restrict the payment of dividends on common stock, incurrence of additional debt, investments and joint ventures, repurchases of common stock, mergers or consolidations and sales of assets.

  The aggregate annual long-term debt payment requirements are as follows for the five years ending December 31: 1997-$0.0; 1998-$37.0; 1999-$40.0; 2000-
$40.0; 2001-$40.0; and thereafter-$6.2.

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

  Total cash paid for interest amounted to $50.2, $41.4 and $24.2 in 1994, 1995 and 1996, respectively.

7. STOCKHOLDERS' EQUITY

  The Company authorized and issued 850,000 shares of redeemable senior preferred stock and 50,000 shares of junior preferred stock in connection with the acquisition of IBM Information Products Corporation in 1991. The redeemable senior preferred stock was canceled and exchanged for 9,750,000 shares of Class A common stock on December 30, 1994. This was a non-cash exchange and thus does not appear in the statement of cash flows. The excess of the fair value of the common stock issued to the holders of the redeemable senior preferred stock over the carrying amount of the redeemable senior preferred stock has been subtracted from net earnings in arriving at net loss attributable to common stock in the calculation of net loss per common share in 1994. The junior preferred stock, which was contributed to the Company's savings plan on March 27, 1991, was exchanged for 750,000 shares of Class A common stock on October 25, 1995. The junior preferred stock was then retired. This was a non-cash exchange and thus, does not appear in the statement of cash flows.

  The Class A common stock is voting and exchangeable for Class B common stock in very limited circumstances. The Class B common stock is non-voting and is convertible, subject to certain limitations, into Class A common stock. In 1995 and 1996, 2,361,377 and 3,442,100 shares, respectively, of Class B common stock were converted to Class A common stock.

  At December 31, 1996, approximately 74,000,000 and 1,750,000 shares of Class A and Class B common stock were unissued and unreserved. These shares are available for a variety of general corporate purposes, including future public offerings to raise additional capital and for facilitating acquisitions.

  In connection with a technology agreement with an unrelated party, the Company has outstanding an exercisable warrant to purchase 634,365 shares of Class A common stock at $6.67 per share. The warrant expires on March 27, 1998.

8. STOCK INCENTIVE PLANS

  The Company has established various stock incentive plans to encourage employees and non-employee directors to remain with the Company and to more closely align their interests with those of the Company's stockholders. Under the employee plans, approximately 13,140,000 shares of Class A common stock have been reserved for grant in the form of stock options, stock appreciation rights, restricted stock, performance shares or deferred stock units. Under the director plan, approximately 150,000 shares of Class A common stock have been reserved for grant in the form of stock options and deferred stock units. As of December 31, 1996, awards under the programs have been limited to stock options, restricted stock and deferred stock units. Additionally, performance shares will be earned by certain members of executive management if specific performance objectives are attained by the Company over a three year period ending December 31, 1997.

  The exercise price of options awarded under these plans is equal to the fair market value of the underlying common stock on the date of grant. All options expire ten years from the date of grant and become fully vested at the end of five years based upon continued employment or three years of service on the Board of Directors.

  The Company recognized a non-cash compensation charge in 1995 of $60.6 ($38.5 net of tax benefit) for certain stock options outstanding prior to the initial public offering in November 1995.

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

  The Company applies APB Opinion 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for its stock-based compensation plans other than for restricted stock, performance-based awards and the non-cash compensation charge mentioned in the preceding paragraph. Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant date for awards under these plans consistent with the methodology prescribed under Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-based Compensation, net earnings and earnings per share would have been reduced to the pro forma amounts indicated in the table below:

                                                                   1995   1996
                                                                   ----- ------
Net earnings--as reported......................................... $32.4 $127.8
Net earnings--pro forma...........................................  29.9  125.0
Net earnings per share--as reported............................... $0.43 $ 1.68
Net earnings per share--pro forma.................................  0.40   1.64

  The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                                                     1995  1996
                                                                     ----  ----
Expected dividend yield............................................. --    --
Expected stock price volatility.....................................  45%   45%
Weighted average risk-free interest rate............................ 5.9%  5.8%
Weighted average expected life of options (years)................... 4.4   3.9

  The weighted average fair value of options granted during 1995 and 1996 was $8.16 and $7.67 per share, respectively.

  The pro forma effects on net income for 1995 and 1996 are not representative of the pro forma effect on net income in future years because they do not take into consideration pro forma compensation expense related to grants made prior to 1995.

  A summary of the status of all of the Company's stock incentive plans as of December 31, 1994, 1995 and 1996 and changes during the years then ended is presented below:

                                                                WEIGHTED AVERAGE
                                                      NUMBER     EXERCISE PRICE
                                                    ----------  ----------------
   Outstanding at January 1, 1994..................  8,157,420       $ 7.07
     Granted.......................................    372,750        11.33
     Exercised.....................................        --           --
     Forfeited or Canceled.........................   (482,160)        7.19
                                                    ----------
   Outstanding at December 31, 1994................  8,048,010         7.26
     Granted.......................................  2,609,007        19.14
     Exercised.....................................   (987,108)        7.09
     Forfeited or Canceled.........................   (241,128)        8.20
                                                    ----------
   Outstanding at December 31, 1995................  9,428,781        10.54
     Granted.......................................    508,532        19.39
     Exercised..................................... (2,664,363)        7.11
     Forfeited or Canceled.........................   (321,088)       14.81
                                                    ----------
   Outstanding at December 31, 1996................  6,951,862       $12.31
                                                    ==========

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

  As of December 31, 1994, 1995, and 1996 there were 1,145,850, 6,787,426 and
4,574,734, options exercisable, respectively.

  The following tables summarize information about stock options outstanding at December 31, 1996:

                              OPTIONS OUTSTANDING                  OPTIONS EXERCISABLE
                 ----------------------------------------------- -----------------------
                                                                                WEIGHTED
                     NUMBER     WEIGHTED AVERAGE     WEIGHTED        NUMBER     AVERAGE
   RANGE OF      OUTSTANDING AT    REMAINING         AVERAGE     EXERCISABLE AT EXERCISE
EXERCISE PRICES     12/31/96    CONTRACTUAL LIFE  EXERCISE PRICE    12/31/96     PRICE
---------------  -------------- ----------------  -------------- -------------- --------
$6.67 to $14.75    4,059,682            4.9 years     $ 7.38       3,829,665     $ 7.19
 15.00 to 19.75      671,402            8.3            16.21         240,689      16.10
 20.00 to 26.75    2,220,778            8.8            20.14         504,380      20.12
---------------    ---------                                       ---------
$6.67 to $26.75    6,951,862            6.5           $12.31       4,574,734     $ 9.08
                   =========                                       =========

  Approximately 2,370,000 shares were available for future awards under the stock incentive plans at December 31, 1996.

9. INCOME TAXES

  The Company utilizes the liability method of accounting for income taxes, as set forth in SFAS No. 109, Accounting for Income Taxes. SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

  The provision for income taxes consisted of the following:

                                                            1994   1995   1996
                                                            ----- ------  -----
   Currently payable:
     Federal............................................... $ 2.1 $ 32.3  $50.0
     Non-U.S...............................................   3.1    5.1    5.3
     State and local.......................................   0.9    8.6    6.2
                                                            ----- ------  -----
                                                              6.1   46.0   61.5
   Deferred payable (benefit):
     Federal...............................................   --   (23.9)  12.0
     Non-U.S...............................................   --    (0.4)   0.1
     State and local.......................................   --    (6.5)   0.2
                                                            ----- ------  -----
                                                              --   (30.8)  12.3
                                                            ----- ------  -----
   Provision for income taxes.............................. $ 6.1 $ 15.2  $73.8
                                                            ===== ======  =====

  Earnings before income taxes were as follows:

                                                            1994   1995   1996
                                                            ----- ------ ------
   U.S..................................................... $36.7 $ 27.3 $129.6
   Non-U.S.................................................  14.0   36.0   72.0
                                                            ----- ------ ------
   Earnings before income taxes............................ $50.7 $ 63.3 $201.6
                                                            ===== ====== ======

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

  The U.S. and non-U.S. earnings before income taxes reflect write-offs of certain intercompany obligations owed to the U.S. totaling $13.0 and $10.6, in 1994 and 1995, respectively.

  The Company realized an income tax benefit from the exercise of certain stock options and warrants in 1996. This benefit resulted in a decrease in current income taxes payable and an increase in capital in excess of par of $7.4 in 1996.

  Significant components of deferred income taxes were as follows:

                                                                   1995   1996
                                                                  ------  -----
   Deferred tax assets:
     Tax loss carryforwards...................................... $ 61.6  $24.2
     Intangible assets...........................................   29.2   10.3
     Research and development tax credits........................   13.2    --
     Alternative minimum tax credits.............................    4.0    6.3
     Unexercised stock options...................................   22.1   12.4
     Inventory...................................................   16.3   20.2
     Valuation allowance.........................................  (77.2) (32.3)
                                                                  ------  -----
       Total deferred tax assets.................................   69.2   41.1
                                                                  ------  -----
   Deferred tax liabilities:
     Prepaid expenses............................................    6.8    4.6
     Property, plant and equipment...............................   19.0   17.2
     Other.......................................................   12.5    0.7
                                                                  ------  -----
       Total deferred tax liabilities............................   38.3   22.5
                                                                  ------  -----
   Net deferred tax asset........................................ $ 30.9  $18.6
                                                                  ======  =====

  The net decrease in the total valuation allowance for the years ended December 31, 1995 and 1996 was $33.6 and $44.9, respectively. As of December 31, 1996, the Company has $6.3 of alternative minimum tax credits available to offset future U.S. federal income taxes on an indefinite carryforward basis. The Company has non-U.S. tax loss carryforwards of $68.4 which expire between the years 1997 and 2014. Of these non-U.S. tax loss carryforwards, $38.1 are not expected to provide a future benefit because they are attributable to certain non-U.S. entities that are also taxable in the U.S.

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

  A reconciliation of the provision for income taxes using the U.S. statutory rate and the Company's effective tax rate was as follows:

                                                          1994    1995   1996
                                                         ------  ------  -----
Provision for income taxes at statutory rate............ $ 17.7  $ 22.2  $70.5
State and local income taxes, net of federal tax bene-
 fit....................................................    0.6     1.4    6.4
Losses providing no tax benefit.........................    3.7    31.2   45.1
U.S. tax loss carryforward..............................  (11.2)    --     --
Change in the beginning-of-the-year balance of the
 valuation allowance for deferred tax assets affecting
 provision..............................................    --    (33.6) (44.9)
Research and development credit.........................    --     (3.8)  (2.9)
Foreign sales corporation...............................    --     (2.3)  (5.0)
Non-U.S. income exempt from tax.........................   (5.0)   (3.7)   --
Other...................................................    0.3     3.8    4.6
                                                         ------  ------  -----
Provision for income taxes.............................. $  6.1  $ 15.2  $73.8
                                                         ======  ======  =====

  Cash paid for income taxes was $4.9, $24.1 and $60.7 in 1994, 1995 and 1996, respectively.

10. EMPLOYEE PENSION PLANS

  The Company and its subsidiaries have retirement plans covering substantially all regular employees. The total pension expense of all defined benefit plans is determined using the projected unit credit actuarial method. Certain of the Company's non-U.S. subsidiaries recognized $0.1 and $0.9 for settlement and curtailment losses during 1994 and 1996, respectively.

  Plan assets are invested in government securities, corporate debt, annuity contracts and equity securities. It is the Company's policy to fund amounts for pensions sufficient to meet the minimum requirements prescribed by various government regulations and such additional amounts as the Company may determine to be appropriate.


  U.S. Plans: Regular full-time employees in the U.S. are covered by a noncontributory defined benefit plan, which is funded by Company contributions to an irrevocable trust fund held for the sole benefit of employees. Monthly retirement benefits are based on service and compensation. Benefits become vested upon completion of five years of service. The Company has a supplemental retirement plan for employees whose benefits under the defined benefit plan are limited because of restrictions imposed by federal tax laws.

  Non-U.S. Plans: Most subsidiaries have retirement plans covering substantially all employees funded through various fiduciary-type arrangements. Retirement benefits are generally based on years of service and compensation during a fixed number of years immediately prior to retirement.

  Net periodic pension expense included the following components:

                                       U.S. PLANS          NON-U.S. PLANS
                                   ---------------------  -------------------
                                    1994    1995   1996   1994   1995   1996
                                   ------  ------  -----  -----  -----  -----
Service cost...................... $ 15.4  $ 12.3  $15.5  $ 1.8  $ 1.9  $ 2.0
Interest cost.....................   17.9    20.3   23.0    3.3    4.5    4.5
Actual (gain) loss return on plan
 assets...........................   16.9   (82.4) (27.2)  (0.4)  (4.9)  (4.3)
Net amortization and deferral.....  (44.9)   56.3   (5.8)  (2.7)   1.3    0.6
Settlement/curtailment losses.....    --      --     --     0.1    --     0.9
                                   ------  ------  -----  -----  -----  -----
Net periodic pension expense...... $  5.3  $  6.5  $ 5.5  $ 2.1  $ 2.8  $ 3.7
                                   ======  ======  =====  =====  =====  =====

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

  The funded status at December 31 was as follows:

                                                                   NON-
                                                 U.S. PLANS     U.S. PLANS
                                               --------------  --------------
                                                1995    1996    1995    1996
                                               ------- ------  ------  ------
Actuarial present value of benefit obliga-
 tions:
  Vested benefit obligation................... $ 234.0 $218.5  $ 45.9  $ 53.7
                                               ======= ======  ======  ======
  Accumulated benefit obligation.............. $ 280.8 $256.0  $ 54.8  $ 57.3
                                               ======= ======  ======  ======
Plan assets at fair value..................... $ 337.1 $322.8  $ 53.9  $ 54.9
Projected benefit obligation..................   327.8  303.2    66.9    66.7
                                               ------- ------  ------  ------
Plan assets in excess of (or less than)
 projected benefit obligation.................     9.3   19.6   (13.0)  (11.8)
Unrecognized net (gain) loss..................     3.8  (11.8)    5.1     3.9
Additional minimum liability..................     --     --      --     (2.5)
                                               ------- ------  ------  ------
Prepaid pension cost (pension liability)...... $  13.1 $  7.8  $ (7.9) $(10.4)
                                               ======= ======  ======  ======

  Significant actuarial assumptions used to determine the projected benefit obligation and to compute the expected long-term return on assets were as follows:

                                              U.S. PLANS      NON-U.S. PLANS
                                            ----------------  ----------------
                                            1994  1995  1996  1994  1995  1996
                                            ----  ----  ----  ----  ----  ----
Discount rate..............................  9.0%  7.0%  7.5% 7.4%  7.5%  6.8%
Long-term rate of compensation increase....  6.5%  4.5%  5.0% 4.5%  4.8%  4.3%
Expected long-term rate of return on plan
 assets.................................... 10.0% 10.0% 10.0% 8.0%  8.1%  7.4%

  The actuarial assumptions for non-U.S. plans represent weighted averages reflecting the combined assumptions for all non-U.S. plans.

  The Company also sponsors various defined contribution plans for employees in certain countries. Company contributions are based upon a percentage of employees' contributions. The Company's expense under these plans amounted to $2.4, $2.9 and $4.4 in 1994, 1995 and 1996, respectively.

11. OTHER POSTRETIREMENT BENEFIT PLANS

  The Company and certain of its non-U.S. subsidiaries have medical, dental and life insurance plans for retirees. Most retirees outside the U.S. are covered by government-sponsored programs. The Company provides U.S. retirees with medical benefits similar to those provided to full-time employees, subject to certain maximums. The Company does not fund its postretirement benefits plans. All U.S. full-time employees who meet certain years of service requirements are eligible for postretirement benefits. The U.S. plan was amended in 1994 to add a cost sharing provision as the Company continues its efforts to control costs.

  Net periodic U.S. postretirement benefit expense included the following components:

                                                              1994  1995  1996
                                                              ----- ----- -----
   Service cost.............................................. $ 1.9 $ 1.7 $ 3.1
   Interest cost.............................................   1.1   1.4   1.8
   Amortization of net loss from earlier periods.............   --    --    0.2
                                                              ----- ----- -----
   Net periodic U.S. postretirement benefit expense.......... $ 3.0 $ 3.1 $ 5.1
                                                              ===== ===== =====

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

  The U.S. postretirement benefit liability at December 31 was as follows:

                                                                  1995    1996
                                                                 ------  ------
   Active employees, not fully eligible for benefits............ $ 19.6  $ 22.3
   Fully eligible active plan participants......................    4.2     4.8
                                                                 ------  ------
   Accumulated postretirement benefit obligation................   23.8    27.1
   Unrecognized net loss........................................   (4.7)   (3.0)
                                                                 ------  ------
   Postretirement benefit liability............................. $ 19.1  $ 24.1
                                                                 ======  ======

  Assumed medical cost inflation for 1997 is projected to be 9.5%. For the years 1997 thru 1999, the medical inflation rate is assumed to trend downward slightly by 0.8% each year and by 1.6% in year 2000, for an average annual medical cost increase over the next four years of 8.1%. No medical inflation is assumed after 2000, by which time medical costs are assumed to have doubled from 1991 levels. Since the plan caps medical costs at twice the 1991 levels, the effect of a 1% increase in the assumed medical inflation rate is not material. The assumed discount rate for postretirement medical benefits is 9.2%, 7.2% and 7.7% for 1994, 1995 and 1996, respectively.

  IBM agreed to pay for its pro rata share (currently estimated at $77.1) of future postretirement benefits for all Company employees based on relative years of service with IBM and the Company. As of March 31, 1996, certain of the Company's U.S. employees who met established eligibility requirements elected to return to IBM and retire as IBM employees. Accordingly, IBM will pay all postretirement and pension benefits for these employees.

12. COMMITMENTS

  The Company is committed under operating leases (containing various renewal options) for rental of office and manufacturing space and equipment. Rent expense (net of rental income of $5.1, $5.6 and $5.8) was $12.0, $9.9 and $13.0 in 1994, 1995 and 1996, respectively. Future minimum rentals under terms of non-cancelable operating leases at December 31 are: 1997-$17.7; 1998-$15.0; 1999-$11.0; 2000-$8.5; 2001-$6.9; and thereafter-$12.2.

13. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

  The Company operates internationally, giving rise to market risks from changes in foreign exchange rates. The Company is also exposed to interest rate risk on its borrowings. The Company utilizes derivative financial instruments to reduce these risks, and does not hold or issue financial instruments for trading purposes. The Company is exposed to credit-related losses in the event of non-performance by counterparties to financial instruments, but it does not expect any counterparties to fail to meet their obligations given their high credit ratings. Where appropriate, the Company arranges master netting agreements.

  Interest Rate Risk Management: The Company utilizes interest rate swaps, caps and options to maintain an appropriate balance between fixed and floating rate debt in order to minimize the effect of changing interest rates on earnings.

  Interest rate swaps and interest rate/currency swaps are included in the statement of financial position as accrued liabilities and other liabilities, respectively. Premiums paid for interest rate cap and option agreements are included in the statement of financial position as current assets and non-current assets and are charged to interest expense over the terms of the agreements or when written off, if the option expires unexercised. Amounts receivable under cap agreements and gains realized on options are recognized as reductions of interest expense over the terms of the agreements.

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

  For additional information related to derivative financial instruments used to manage interest rate risk, see Note 6.

  Foreign Exchange Risk Management: The Company enters into various types of foreign exchange contracts in managing its foreign exchange risk. Notional amounts at December 31 were as follows:

                                                                1995     1996
                                                               -------  -------
   Forward contracts.......................................... $ 208.3  $ 102.4
   Options purchased..........................................   152.4    241.3
   Options written............................................   (76.2)   (97.3)

  Forward contracts and purchased options are used to hedge firm and anticipated purchases of inventory and are included in the statement of financial position as current assets and accrued liabilities. These instruments have remaining terms of one year or less. Gains and losses receiving hedge accounting treatment are recognized in earnings in the same period as the underlying hedged transactions.

  A hedging loss of $0.3 was deferred at December 31, 1995. The Company also purchased and wrote offsetting foreign currency options, which do not qualify for hedge accounting treatment, for the purpose of reducing the net cost of its hedging strategies. These instruments are included in the statement of financial position as current assets and accrued liabilities, respectively. Instruments which do not qualify for hedge accounting treatment are marked to market, with the resulting gains and losses included in earnings.

  Concentrations of Credit Risk: The Company's main concentrations of credit risk consist primarily of temporary cash investments and trade receivables. Temporary cash investments are placed with various financial institutions. Company guidelines have been established relating to the amount of deposits or investments that may be held by each financial institution. IBM is the most significant trade customer of the Company (see Note 16); otherwise, credit risk related to trade receivables is dispersed across a large number of customers located in various geographic areas. The Company also has off-balance sheet credit risk for the reimbursement from IBM of its pro rata share of postretirement benefits to be paid by the Company. (see Note 11).

14. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following table summarizes the carrying amounts and fair values of financial instruments with fair values different than their carrying amounts at December 31:

                                              1995                1996
                                        ASSET (LIABILITY)   ASSET (LIABILITY)
                                        ------------------  ------------------
                                        CARRYING    FAIR    CARRYING    FAIR
                                         AMOUNT    VALUE     AMOUNT    VALUE
                                        --------  --------  --------  --------
NON-DERIVATIVES:
  Long-term debt (senior and senior
   subordinated notes)................. $ (140.0) $ (159.8) $ (120.0) $ (129.0)
DERIVATIVES:
  Prepaid expenses and other current
   assets..............................      0.9       0.6       1.5       2.2
  Other assets.........................      --        0.1       --        0.1
  Accrued liabilities..................      --       (0.1)      --       (0.6)
  Other liabilities....................    (10.8)    (12.7)     (6.0)     (7.8)

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

  The carrying amounts in the table are included in the statement of financial position under the indicated captions. The amounts in the table are presented net of amounts offset in accordance with FASB Interpretation No. 39, Offsetting of Amounts Related to Certain Contracts.

  Cash and cash equivalents and trade receivables are valued at their carrying amounts as recorded in the statement of financial position, and are reasonable estimates of fair value given the relatively short period to maturity for these instruments. The carrying value of the term loan approximates its fair value given its variable rate interest provisions. Derivative financial instruments which do not qualify for hedge accounting are recorded in the statement of financial position at their fair value. The fair value of the senior subordinated notes is estimated based on current rates available to the Company for debt with similar characteristics. Fair values for the Company's derivative financial instruments are based on quoted market prices of comparable instruments or, if none are available, on pricing models or formulas using current assumptions.

15. SALES OF RECEIVABLES

  The Company entered into an agreement in 1994 (which was subsequently amended), to sell up to $100.0 of U.S. trade receivables on a limited recourse basis. As collections reduce previously sold receivables, the Company may replenish these with new receivables. At December 31, 1996, U.S. trade receivables of $65.0 had been sold and, due to the revolving nature of the agreement, $65.0 also remained outstanding. At December 31, 1995, trade receivables of $100.0 were sold and outstanding. The agreement, which contains net worth and fixed charge coverage restrictions similar to, but less restrictive than, those in the credit agreements, must be renewed annually, and is expected to be renewed upon its expiration in June 1997. The risk the Company bears from bad debt losses on U.S. trade receivables sold is limited to approximately 10% of the outstanding balance of receivables sold. The Company addresses this risk of loss in its allowance for doubtful accounts. Receivables sold may not include amounts over 60 days past due or concentrations over certain limits with any one customer.

  In January 1996, the Company entered into an agreement to sell up to 22 million deutsche marks of Germany trade receivables on a limited recourse basis. At December 31, 1996, Germany trade receivables of 21.8 million deutsche marks ($14.0 at December 31, 1996 exchange rates) were outstanding under this program and, as collections reduce previously sold receivables, the Company may replenish these with new receivables.

  The Company sells a portion of its non-U.S. trade receivables on a recourse basis. Proceeds from these sales totaled $136.3, $86.9 and $48.9 in 1994, 1995 and 1996, respectively. Approximately $5.5 and $5.3 remained uncollected at December 31, 1995 and 1996, respectively. In addition, the Company sold receivables to affiliates of IBM (a related party in 1994) on a non-recourse basis totaling $181.7 in 1994.

  Expenses incurred under these programs totaling $3.0, $3.5 and $5.4 for 1994, 1995, and 1996, respectively are included in other non-operating expense.

16. MAJOR CUSTOMER

  The Company transacts a significant amount of business with IBM, which prior to 1995 was considered a related party due to its ownership interest in the Company. In 1994, while IBM was a related party, the Company purchased inventory, products, and various services from IBM totaling $167.2

  IBM was also considered a major customer prior to 1996, accounting for approximately 22%, 20% and 8% of total revenues in 1994, 1995 and 1996, respectively. At December 31, 1995, the total

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES amount due from IBM was $46.3. In August 1995, the Company concluded negotiations with IBM regarding IBM's purchase of keyboards from the Company. As a result of these negotiations and the Company's analysis of the long-term profitability of the keyboard industry, the Company decided to phase out its keyboard product line and recorded a $15.0 reserve in the third quarter of 1995. The reduction of IBM revenue related to keyboard sales was a factor in IBM no longer being considered a major customer in 1996.

  In August 1995, the Company entered into a profit sharing agreement for an extension of the IBM trademark agreement that allows the Company to continue to use the IBM logo on certain existing printer supplies in its other office imaging products line through March 31, 1999. The Company also entered into a royalty agreement for an extension of the right to use the IBM logo on typewriters and typewriter supplies through March 27, 2001.

17. INTERNATIONAL OPERATIONS

  The Company operates in the office products industry segment and manufactures its products in the U.S., France, Australia, Mexico and Scotland and markets them throughout the world. Intercompany sales are made at transfer prices determined using an arm's length methodology which is in compliance with the tax laws of the United States and the tax laws of the various jurisdictions in which Company affiliates operate. Revenues from international operations, including exports from the U.S., represent approximately half of consolidated revenues. Summarized financial data by region follows:

                                                     1994      1995      1996
                                                   --------  --------  --------
Revenues
 U.S.
  Trade(1)........................................ $1,146.6  $1,272.4  $1,256.5
  Intercompany....................................    342.3     449.7     572.6
                                                   --------  --------  --------
 Total U.S. ......................................  1,488.9   1,722.1   1,829.1
 Europe...........................................    576.5     734.9     881.8
 Other International..............................    129.2     150.5     239.3
 Eliminations.....................................   (342.3)   (449.7)   (572.6)
                                                   --------  --------  --------
 Total............................................ $1,852.3  $2,157.8  $2,377.6
                                                   ========  ========  ========
Operating Income:(2)
 U.S.............................................. $   86.5  $   65.8  $  154.3
 Europe...........................................     22.5      46.2      77.5
 Other International..............................      3.4       2.3       3.5
 Eliminations.....................................      2.5      (5.8)     (4.9)
                                                   --------  --------  --------
 Total............................................ $  114.9  $  108.5  $  230.4
                                                   ========  ========  ========
Total Assets:
 U.S.............................................. $  935.9  $1,016.1  $1,034.3
 Europe...........................................    272.8     319.8     385.9
 Other International..............................     45.8      53.8      92.7
 Eliminations.....................................   (293.6)   (246.8)   (291.4)
                                                   --------  --------  --------
 Total............................................ $  960.9  $1,142.9  $1,221.5
                                                   ========  ========  ========

--------
(1)U.S. trade revenues include exports to international locations.
(2) Includes non-cash compensation charge in 1995 of $45.7, $13.6 and $1.3 for the U.S., Europe, and other international, respectively.

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

18. QUARTERLY FINANCIAL DATA (UNAUDITED)

                             FIRST        SECOND         THIRD        FOURTH
                            QUARTER       QUARTER       QUARTER       QUARTER
                          -----------   -----------   -----------   -----------
                          (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
1995:
Revenues................  $     471.4   $     541.4   $     514.7   $     630.3
Gross profit............        151.8         161.7         153.3         203.1
Operating income........         30.7          39.8          30.2           7.8
Earnings before extraor-
 dinary item............         11.4          19.9          16.1           0.7
Net earnings............         11.4           4.2          16.1           0.7
Earnings per share be-
 fore extraordinary
 item...................          0.15          0.27          0.21          0.01
Net earnings per share..  $       0.15  $       0.06  $       0.21  $       0.01
1996:
Revenues................  $     587.8   $     555.3   $     547.6   $     686.9
Gross profit............        182.4         172.2         173.9         218.9
Operating income........         44.0          52.9          55.1          78.4
Net earnings............         21.6          30.8          30.2          45.2
Net earnings per share..  $       0.29  $       0.40  $       0.40  $       0.59

  Second quarter 1995 net earnings were reduced by an extraordinary charge of $22.1 ($15.7 net of tax benefit) caused by an early extinguishment of debt related to the refinancing of the Company's term loan.

  Fourth quarter 1995 operating income and net earnings were reduced by a non-cash compensation charge of $60.6 ($38.5 net of tax benefit) recognized for certain of the Company's outstanding employee stock options upon consummation of the initial public offering.

19. NEW ACCOUNTING STANDARD

  In June 1996, the Financial Accounting Standards Board issued SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. This statement is effective for the Company's 1997 financial statements. The Company's analysis of this new statement indicates that it will not have a material effect on the Company's financial position or results of operations.

20. SUBSEQUENT EVENT

  In January 1997, the Company announced that certain stockholders who invested to purchase the Company from IBM in 1991 registered with the U.S. Securities and Exchange Commission to sell up to 11.5 million shares, including 1.5 million shares for over allotment. At settlement, 10,148,100 shares were sold at a public offering price of $24.875 per share. The Company and current members of management chose not to sell any shares in the offering and, therefore, did not receive any of the proceeds from the sale of the shares.

               LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

             CONSOLIDATED CONDENSED STATEMENT OF FINANCIAL POSITION
                              AS OF JUNE 30, 1997
                  (DOLLARS IN MILLIONS, EXCEPT SHARE AMOUNTS)

                                  (UNAUDITED)

                               ASSETS
Current assets:
  Cash and cash equivalents.......................................... $   39.1
  Trade receivables, net of allowance of $18.........................    275.7
  Inventories........................................................    313.4
  Prepaid expenses and other current assets..........................     69.0
                                                                      --------
    Total current assets.............................................    697.2
Property, plant and equipment, net...................................    422.0
Other assets.........................................................     19.6
                                                                      --------
    Total assets..................................................... $1,138.8
                                                                      ========
                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt.................................................... $   69.5
  Current portion of long-term debt..................................     12.1
  Accounts payable...................................................    226.8
  Accrued liabilities................................................    179.1
                                                                      --------
    Total current liabilities........................................    487.5
Long-term debt.......................................................     25.4
Other liabilities....................................................     92.5
                                                                      --------
    Total liabilities................................................    605.4
                                                                      --------
Stockholders' equity:
  Preferred stock, $.01 par value, 1,600,000 shares authorized, no
   shares issued and outstanding.....................................      --
  Common stock $.01 par value:
    Class A, 160,000,000 shares authorized; 70,108,382 outstanding...      0.7
    Class B, 10,000,000 shares authorized; 1,307,923 outstanding.....      --
  Capital in excess of par...........................................    526.8
  Retained earnings..................................................     70.8
  Accumulated translation adjustment.................................    (15.4)
  Treasury stock, at cost, 2,093,514 shares..........................    (49.5)
                                                                      --------
    Total stockholders' equity.......................................    533.4
                                                                      --------
    Total liabilities and stockholders' equity....................... $1,138.8
                                                                      ========

           See notes to consolidated condensed financial statements.

               LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                                1996     1997
                                                              -------- --------
Revenues..................................................... $1,143.1 $1,139.7
Cost of revenues.............................................    788.5    746.5
                                                              -------- --------
  Gross profit...............................................    354.6    393.2
Research and development.....................................     63.5     62.4
Selling, general and administrative..........................    189.1    217.6
Amortization of intangibles..................................      5.1      --
                                                              -------- --------
  Operating expenses.........................................    257.7    280.0
                                                              -------- --------
  Operating income...........................................     96.9    113.2
Interest expense.............................................     10.5      6.3
Amortization of deferred financing costs and other...........      3.8      4.4
                                                              -------- --------
  Earnings before income taxes and extraordinary item........     82.6    102.5
Provision for income taxes...................................     30.2     37.5
                                                              -------- --------
  Earnings before extraordinary item.........................     52.4     65.0
Extraordinary loss on extinguishment of debt (net of related
 tax benefit of $8.4)........................................      --     (14.0)
                                                              -------- --------
  Net earnings............................................... $   52.4 $   51.0
                                                              ======== ========
Earnings per common and common equivalent share, primary and fully diluted:
  Before extraordinary item.................................. $   0.69 $   0.85
  Extraordinary loss.........................................      --     (0.18)
                                                              -------- --------
  Net earnings............................................... $   0.69 $   0.67
                                                              ======== ========

Shares used in per share calculation.........................     75.5     76.6
                                                              ======== ========



           See notes to consolidated condensed financial statements.

               LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997
                             (DOLLARS IN MILLIONS)

                                  (UNAUDITED)

                                                               1996     1997
                                                              -------  -------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings................................................. $  52.4  $  51.0
  Adjustments to reconcile net earnings to net cash provided by (used for)
   operating activities:
    Depreciation and amortization............................    34.9     37.2
    Extraordinary loss.......................................     --      22.4
    Deferred taxes...........................................    (7.8)     2.3
    Other non-cash charges to operations.....................     7.1      9.8
                                                              -------  -------
                                                                 86.6    122.7
    Change in assets and liabilities:
      Trade receivables......................................   (28.9)     4.4
      Trade receivables programs.............................   (13.9)    24.6
      Inventories............................................   (29.3)   (42.4)
      Accounts payable.......................................    (1.5)    29.6
      Accrued liabilities....................................   (58.6)   (42.9)
      Other assets and liabilities...........................   (12.5)   (19.8)
                                                              -------  -------
        Net cash provided by (used for) operating activi-
         ties................................................   (58.1)    76.2
                                                              -------  -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment.................   (69.5)   (31.2)
  Proceeds from sale of property, plant and equipment........     2.6      0.2
                                                              -------  -------
        Net cash used for investing activities...............   (66.9)   (31.0)
                                                              -------  -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in short-term debt ...............................    14.0     67.4
  Proceeds from long-term debt ..............................     --       0.2
  Principal payments on long-term debt.......................   (20.0)  (125.5)
  Charges related to extinguishment of debt..................     --     (22.4)
  Purchase of treasury stock.................................     --     (49.5)
  Exercise of stock options and warrants.....................     9.7      6.0
                                                              -------  -------
        Net cash provided by (used for) financing activi-
         ties................................................     3.7   (123.8)
                                                              -------  -------
Effect of exchange rate changes on cash......................    (0.9)    (1.6)
                                                              -------  -------
Net decrease in cash and cash equivalents....................  (122.2)   (80.2)
Cash and cash equivalents--beginning of period...............   150.5    119.3
                                                              -------  -------
Cash and cash equivalents--end of period..................... $  28.3  $  39.1
                                                              =======  =======

           See notes to consolidated condensed financial statements.

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. BASIS OF PRESENTATION

  The accompanying interim financial statements are unaudited; however, in the opinion of the Company's management, all adjustments (which comprise only normal and recurring accruals) necessary for a fair presentation of the interim financial results have been included. The results for the interim periods are not necessarily indicative of results to be expected for the entire year. These financial statements and notes should be read in conjunction with the Company's audited annual consolidated financial statements for the year ended December 31, 1996.

  Net earnings per common and common equivalent share are computed by using the weighted-average number of common shares and common equivalent shares outstanding during each period. Common equivalent shares include stock options, warrants, restricted stock and deferred stock units. Primary and fully diluted earnings per share do not differ by a material amount.

2. INVENTORIES

  Inventories as of June 30, 1997 consist of the following:

                                                                      (DOLLARS
                                                                    IN MILLIONS)
      Work in process..............................................    $153.6
      Finished goods...............................................     159.8
                                                                       ------
                                                                       $313.4
                                                                       ======

3. LONG-TERM DEBT

  In March 1997, the Company prepaid its $120 million 14.25 percent senior subordinated notes due in 2001. The prepayment resulted in an extraordinary charge of $22.4 million ($14.0 million net of tax benefit) caused by a prepayment premium and other fees.

  In March 1997, the Company entered into three-year interest rate swaps with a total notional amount of $60 million, whereby the Company pays interest at a fixed rate of approximately 6.5 percent and receives interest at a floating rate equal to the three-month London Interbank Offered Rate (LIBOR). The swaps serve as a hedge of financings based on floating interest rates.

4. STOCKHOLDERS' EQUITY

  In April 1996, the Company's board of directors authorized the repurchase of up to $50 million of its Class A common stock. In May 1997, the Company's board of directors authorized the repurchase of an additional $150 million of its Class A common stock. The repurchase authority allows the Company at management's discretion to selectively repurchase its stock from time to time in the open market or in privately negotiated transactions depending upon market price and other factors. As of June 30, 1997, the Company had repurchased 2,093,514 shares in the open market at prices ranging from $21.25 to $27.50 for an aggregate cost of approximately $50 million.

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                                  (UNAUDITED)


5. DERIVATIVE FINANCIAL INSTRUMENTS

  Instruments used as hedges must be effective at reducing the risk associated with the exposure being hedged and must be designated as a hedge at the inception of the contract. Accordingly, changes in market values of hedge instruments must be highly correlated with changes in market values of underlying hedged items both at inception of the hedge and over the life of the hedge contract. Any instrument not qualifying as a hedge or designated but ineffective as a hedge is marked to market and recognized in earnings immediately. Gains and losses from terminated forward currency exchange contracts and interest rate swaps are deferred and recognized consistent with the terms of the underlying transaction.

6. NEW ACCOUNTING STANDARDS

  Effective January 1, 1997, the Company adopted Statement of Financial Accounting Standard ("SFAS") No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 125 provides standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings and addresses programs such as the Company's trade receivables programs in the U.S. and Germany. With the adoption of SFAS No. 125, the Company continues to account for the transfer of receivables under both programs as sale transactions. In response to SFAS No. 125 for purposes of the U.S. program, the Company formed and sells its receivables to a wholly owned subsidiary, Lexmark Receivables Corporation ("LRC"), which then sells the receivables to an unrelated third party. LRC is a separate legal entity with its own separate creditors who, in a liquidation of LRC, would be entitled to be satisfied out of LRC's assets prior to any value in LRC becoming available for equity claims of an LRC stockholder.

  In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, Earnings per Share. This statement is effective for the Company's 1997 annual financial statements. Restatement of all prior period earnings per share ("EPS") data presented is required. This statement replaces the presentation of primary EPS and fully diluted EPS with a presentation of basic EPS and diluted EPS, respectively. Basic EPS were $0.74 for the first six months of 1996, compared to $0.71, $0.90 before extraordinary item, for the first six months of 1997. Diluted EPS were $0.69 for the six months ended June 30, 1996, compared to $0.67, $0.85 before extraordinary item, for the six months ended June 30, 1997.

  In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income, effective for fiscal years beginning after December 15, 1997. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement does not require a specific format for that financial statement but requires that an entity display an amount representing total comprehensive income for the period in that financial statement. This statement requires that an entity classify items of other comprehensive income by their nature in a financial statement. For example, other comprehensive income may include foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. In addition, the accumulated balance of other comprehensive income must be displayed separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Reclassification of financial statements for earlier periods, provided for

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

comparative purposes, is required. The Company has not determined the impact that the adoption of this new accounting standard will have on its consolidated financial statements. The Company will adopt this accounting standard on January 1, 1998, as required.

  In June 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, effective for fiscal years beginning after December 15, 1997. This statement establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the enterprise's chief operating decision maker in deciding how to allocate resources and in assessing performance. This statement requires reporting segment profit or loss, certain specific revenue and expense items and segment assets. It also requires reconciliations of total segment revenues, total segment profit or loss, total segment assets, and other amounts disclosed for segments to corresponding amounts reported in the consolidated financial statements. Restatement of comparative information for earlier periods presented is required in the initial year of application. Interim information is not required until the second year of application, at which time comparative information is required. The Company has not determined the impact that the adoption of this new accounting standard will have on its consolidated financial statement disclosures. The Company will adopt this accounting standard on January 1, 1998, as required.

                                 UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement, the Selling Stockholders have agreed to sell to each of the U.S. Underwriters named below, and each of such U.S. Underwriters has severally agreed to purchase from the Selling Stockholders, the respective number of shares of Class A Common Stock set forth opposite its name below:

                                                                       NUMBER OF
                                                                        SHARES
                                                                       OF CLASS
                                                                           A
                                                                        COMMON
                               UNDERWRITER                               STOCK
                               -----------                             ---------
   Goldman, Sachs & Co................................................ 1,800,000
   Merrill Lynch, Pierce, Fenner & Smith
            Incorporated.............................................. 1,800,000
   Morgan Stanley & Co. Incorporated.................................. 1,800,000
   Smith Barney Inc................................................... 1,800,000
                                                                       ---------
     Total............................................................ 7,200,000
                                                                       =========

  Under the terms and conditions of the Underwriting Agreement, the U.S. Underwriters are committed to take and pay for all of the shares offered hereby, if any are taken.

  The U.S. Underwriters propose to offer the shares of Class A Common Stock in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers at such price less a concession of $0.65 per share. The U.S. Underwriters may allow, and such dealers may reallow, a concession not in excess of $0.10 per share to certain brokers and dealers. After the shares of Class A Common Stock are released for sale to the public, the offering price and other selling terms may from time to time be varied by the U.S. Underwriters.

  The Company and the Selling Stockholders have entered into an underwriting agreement (the "International Underwriting Agreement") with the underwriters of the International Offering (the "International Underwriters" and, together with the U.S. Underwriters, the "Underwriters") providing for the concurrent offer and sale of an aggregate of 1,800,000 shares of Class A Common Stock in an international offering outside the United States. The public offering price and underwriting discounts and commissions per share for the two offerings are identical. The closing of the offering made hereby is a condition to the closing of the International Offering, and vice versa. The several International Underwriters are Goldman Sachs International, Merrill Lynch International, Morgan Stanley & Co. International Limited, Smith Barney Inc. and Morgan Grenfell & Co. Limited.

  Pursuant to an Agreement between the U.S. and International Underwriting Syndicates (the "Agreement Between") relating to the two offerings, each of the U.S. Underwriters named herein has agreed that, as a part of the distribution of the shares offered hereby and subject to certain exceptions, it will offer, sell or deliver the shares of Class A Common Stock, directly or indirectly, only in the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States") and to U.S. persons, which term shall mean, for purposes of this paragraph: (a) any individual who is a resident of the United States or (b) any corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof and whose office most directly involved with the purchase is located in the United States. Each of the International Underwriters has agreed pursuant to the Agreement Between that, as a part of the distribution of the shares offered in the International Offering, and subject to certain exceptions, it will not, directly or indirectly, offer, sell or deliver shares of Class A Common Stock in the United States or to any U.S. persons.

  Pursuant to the Agreement Between, sales may be made between the U.S. Underwriters and the International Underwriters of such number of shares of Class A Common Stock as may be mutually agreed. The price of any shares so sold shall be the public offering price, less an amount not greater than the selling concession.

  The Selling Stockholders have granted the U.S. Underwriters an option exercisable for 30 days after the date of this Prospectus to purchase up to an aggregate of 1,080,000 additional shares of Class A Common Stock solely to cover over-allotments, if any. If the U.S. Underwriters exercise their over-allotment option, the U.S. Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares to be purchased by each of them, as shown in the foregoing table, bears to the 7,200,000 shares of Class A Common Stock initially offered hereby. The Selling Stockholders have granted the International Underwriters a similar option exercisable for up to an aggregate of 270,000 additional shares of Class A Common Stock.

  The Company and the Selling Stockholders have each agreed, for a period of 90 days after the date of this Prospectus, not to file a registration statement with respect to, enter into any agreement providing for or effect any public sale, distribution or other disposition (including, without limitation, any sale pursuant to Rule 144 or Rule 144A under the Securities Act and any sale in a broker's transaction or through a market maker) of, except as provided under the Underwriting Agreement and under the International Underwriting Agreement, any Class A Common Stock, Class B Common Stock or securities of the Company that are substantially similar to the Class A Common Stock or Class B Common Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A Common Stock, Class B Common Stock or any such substantially similar securities (other than pursuant to employee benefit or incentive plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Prospectus), without the prior written consent of Goldman, Sachs & Co. In addition, the Selling Stockholders and certain other stockholders of the Company have entered into "holdback" agreements with the Underwriters. See "Shares Eligible for Future Sale".

  In connection with the Offerings, the Underwriters may purchase and sell the Class A Common Stock in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the Offerings. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Class A Common Stock, and syndicate short positions involve the sale by the Underwriters of a greater number of shares of Class A Common Stock than they are required to purchase from the Company in the Offerings. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Class A Common Stock sold in the Offerings for their account may be reclaimed by the syndicate if such Class A Common Stock is repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Class A Common Stock, which may be higher than the price that might otherwise prevail in the open market, and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

  The Class A Common Stock is traded on the New York Stock Exchange.

  The Company and the Selling Stockholders have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

                  [COLOR PHOTOS OF SELECTED LEXMARK PRODUCTS]

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                ---------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Available Information....................................................   3
Incorporation of Certain Documents by
 Reference...............................................................   3
Prospectus Summary.......................................................   5
Risk Factors.............................................................  11
Price Range of Class A Common Stock
 and Dividend Policy.....................................................  16
Capitalization...........................................................  17
Selected Consolidated Financial Data.....................................  18
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  20
Business.................................................................  33
Management...............................................................  48
Certain Transactions and Relationships...................................  50
Selling Stockholders.....................................................  52
Shares Eligible for Future Sale..........................................  54
Description of Capital Stock.............................................  55
Validity of the Shares...................................................  58
Experts..................................................................  58
Index to Consolidated Financial
 Statements.............................................................. F-1
Underwriting............................................................. U-1

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                               9,000,000 SHARES

                                    LEXMARK
                           INTERNATIONAL GROUP, INC.

                             CLASS A COMMON STOCK
                          (PAR VALUE $.01 PER SHARE)

                                ---------------

                              LOGO LEXMARK/(TM)/

                                ---------------

                             GOLDMAN, SACHS & CO.

                              MERRILL LYNCH & CO.

                          MORGAN STANLEY DEAN WITTER

                               SMITH BARNEY INC.

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                                                     RULE NO. 424(b)(4)
                                                     REGISTRATION NO. 333-37629



                               9,000,000 SHARES

                       LEXMARK INTERNATIONAL GROUP, INC.

                             CLASS A COMMON STOCK
                          (PAR VALUE $.01 PER SHARE)
                               ----------------

  Of the 9,000,000 shares of Class A Common Stock offered, 1,800,000 shares are being offered hereby in an international offering outside the United States and 7,200,000 shares are being offered in a concurrent offering in the United States. The public offering price and the aggregate underwriting discount per share will be identical for both offerings. See "Underwriting".

  All the shares of Class A Common Stock are being sold by the Selling Stockholders. See "Selling Stockholders". The Company will not receive any of the proceeds from the sale of the shares. In addition, the Company will repurchase 3,000,000 shares of Class A Common Stock from certain of the Selling Stockholders at a price per share described herein. See "Certain Transactions and Relationships".

  The last reported sale price of the Class A Common Stock, which is listed under the symbol "LXK", on the New York Stock Exchange on October 29, 1997 was $32.75 per share. See "Price Range of Class A Common Stock and Dividend Policy".

  SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE CLASS A COMMON STOCK.
                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
 SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED  UPON   THE   ACCURACY  OR   ADEQUACY  OF   THIS   PROSPECTUS.  ANY
  REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ----------------

                                 INITIAL PUBLIC UNDERWRITING PROCEEDS TO SELLING
                                 OFFERING PRICE  DISCOUNT(1)   STOCKHOLDERS(2)
                                 -------------- ------------ -------------------
Per Share.......................     $31.00        $1.10           $29.90
Total(3)........................  $279,000,000   $9,900,000     $269,100,000

--------
(1) The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting".
(2) Expenses of approximately $1,000,000 are payable by the Company in connection with the offerings.
(3) The Selling Stockholders have granted the International Underwriters an option for 30 days to purchase up to an additional 270,000 shares at the public offering price per share, less the underwriting discount, solely to cover over-allotments. The Selling Stockholders have granted the U.S. Underwriters a similar option with respect to an additional 1,080,000 shares as part of the concurrent offering in the United States. If such options are exercised in full, the total initial public offering price, underwriting discount and proceeds to Selling Stockholders will be $320,850,000, $11,385,000 and $309,465,000, respectively. See
    "Underwriting".

                               ----------------

  The shares offered hereby are offered severally by the International Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the shares will be ready for delivery in New York, New York, on or about November 4, 1997, against payment therefor in immediately available funds.

GOLDMAN SACHS INTERNATIONAL
     MERRILL LYNCH INTERNATIONAL
                   MORGAN STANLEY DEAN WITTER
                               SMITH BARNEY INC.
                                                       DEUTSCHE MORGAN GRENFELL


                               ----------------

               The date of this Prospectus is October 29, 1997.

                  [COLOR PHOTOS OF SELECTED LEXMARK PRODUCTS]

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended ( the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 7th Floor, New York, New York 10048. Copies of such materials may also be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549, at prescribed rates. The Commission also maintains a Web Site at http://www.sec.gov. which contains reports and other information regarding registrants that file electronically with the Commission. In addition, such material may also be inspected and copied at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York, 10005, on which the Class A Common Stock is listed.

  The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares (the "Shares") of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company and the Shares, reference is hereby made to the Registration Statement.

                               ----------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:
  1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, including portions incorporated therein of the Company's definitive Proxy Statement dated March 27, 1997.
  2. The Company's Quarterly Reports on Form 10-Q for the quarters ended
     March 31, 1997 and June 30, 1997.
  3. The Company's Current Reports on Form 8-K as filed with the Commission on October 20, 1997 and October 22, 1997.
  4. All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offerings of the Shares.

  The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Company, One Lexmark Centre Drive, Lexington, Kentucky 40550, Attention: Office of the Secretary, telephone (606) 232-2700.

                               ----------------

  Any statement contained in a document or a portion thereof which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document or portion thereof which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Prospectus except as so modified, and any statement so superseded shall not be deemed to constitute part of this Prospectus.

                               ----------------


  IN CONNECTION WITH THESE OFFERINGS, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CLASS A COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

  CERTAIN PERSONS PARTICIPATING IN THE OFFERINGS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CLASS A COMMON STOCK, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERINGS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and related notes appearing elsewhere in this Prospectus. Lexmark International Group, Inc. ("LIG") is a Delaware corporation that has as its only significant asset all the outstanding common stock of Lexmark International, Inc., a Delaware corporation ("Lexmark International"). Hereinafter, "the Company" and "Lexmark" will refer to LIG, or to LIG and Lexmark International, including its subsidiaries, as the context requires. Unless otherwise indicated, all information set forth in this Prospectus assumes no exercise of the over-allotment options to be granted to the Underwriters by the Selling Stockholders. References herein to the "Common Stock" refer to the Company's Class A Common Stock and its non-voting Class B Common Stock, par value $.01 per share (the "Class B Common Stock") and to the "IPO" refer to the Company's initial public offering of Class A Common Stock on November 15, 1995.

                                  THE COMPANY

  Lexmark is a global developer, manufacturer and supplier of laser and inkjet printers and associated consumable supplies for the office and home markets. Lexmark also sells dot matrix printers for printing single and multi-part forms by business users. In 1996, revenues from the sale of printers and associated printer supplies increased 24% from 1995 and accounted for 77% of total Company revenues of approximately $2.4 billion. In the first six months of 1997, revenues from the sale of printers and associated printer supplies increased 6% from the prior year period and accounted for 79% of total Company revenues of approximately $1.1 billion.

  The Company's installed base of printers supports a large and profitable printer supplies business. Because consumable supplies must be replaced on average one to three times a year, depending on type of printer and usage, demand for laser and inkjet print cartridges is increasing at a higher rate than their associated printer shipments. This is a relatively high margin, recurring business that management expects to contribute to the stability of Lexmark's earnings over time.

  In addition to its core printer business, Lexmark develops, manufactures and markets a broad line of other office imaging products which include supplies for International Business Machines Corporation ("IBM") branded printers, after-market supplies for original equipment manufacturer ("OEM") products, and typewriters and typewriter supplies that are sold under the IBM trademark. In 1996, revenues from the sale of other office imaging products increased 2% from 1995 and accounted for 22% of total Company revenues. In the first six months of 1997, revenues from the sale of other office imaging products decreased 9% from the prior year period, primarily as a result of lower typewriter and impact printing supplies volumes reflecting the continued decline of these markets, and accounted for 21% of total Company revenues.

  Approximately half of the Company's 1996 revenues were derived from sales outside the United States. Revenues derived from international sales, including exports from the United States, have grown from 45% of total revenues in 1994 to 57% of total revenues for the six months ended June 30, 1997. Lexmark's products are sold in nearly 150 countries in North and South America, Europe, the Middle East, Africa, Asia, the Pacific Rim and the Caribbean. As of June 30, 1997, the Company had approximately 7,700 employees worldwide.

PRINTERS AND ASSOCIATED SUPPLIES

  Lexmark competes primarily in the markets for office desktop laser and color inkjet printers--two of the fastest growing printer categories. Sales of office desktop laser and color inkjet printers and their associated supplies together represented approximately 86% and 87% of Lexmark's total printer and associated supplies revenues in 1996 and for the first six months of 1997, respectively.

  The Company's critical technology and manufacturing capabilities have allowed Lexmark to effectively manage quality and to reduce its typical new product introduction cycle times, for example, in the case of laser printers from 24 months to approximately 12 to 16 months. Management believes its cycle times are among the fastest in the industry and that these capabilities have contributed to the Company's success over the last several years.

  LASER PRINTERS. Network laser printer growth is being driven by the office migration from large mainframe computers to local area networks that link various types of computers using a variety of protocols and operating systems. This shift has created strong demand for office desktop laser printers with network connectivity attributes. Laser printers that print at speeds of 11-30 pages per minute ("ppm") are referred to herein as "office desktop" or "network" printers, while lower-speed (1-10 ppm) laser printers and inkjet printers are referred to herein as "personal" printers. The Company's laser printers primarily compete in the office desktop segment, which the Company believes is one of the fastest growing segments of the laser printer market. For further discussion of the evolving nature of laser printer classifications, see "Business--Market Overview and Strategy--Printers and Associated Supplies".

  Lexmark develops and owns most of the technology for its laser printers and consumable supplies, which differentiates the Company from a number of its major competitors, including Hewlett-Packard Company ("HP"), which purchase laser engines from third parties. Lexmark's integration of research and development, manufacturing and marketing has enabled the Company to design laser printers with features desired by specific customer and application groups and has resulted in substantial market presence for Lexmark within certain industry segments such as banking, retail/pharmacy, automobile distribution and health care.

  INKJET PRINTERS. The color inkjet printer market, the fastest growing segment of the personal printer market, is expanding rapidly due to growth in personal computers at home and in business and the development of easy-to-use color inkjet technology with high quality color and black print capability at low prices. Based on data from industry analysts, management believes that the inkjet market grew from 4 million units in 1992 to 27 million units in 1996 and will continue to grow substantially as a result of the increase in the number of personal computers and as the inkjet market continues to shift from monochrome to color and as inkjet printers continue to replace low-speed laser printers. Lexmark introduced its first color inkjet printer using its own technology in 1994 and has experienced strong sales growth through retail outlets. The Company has increased its product distribution through retail outlets, with the number of such outlets worldwide rising from approximately 5,000 retail outlets in 1995 to more than 15,000 in 1996. The Company has made substantial capital investments in its inkjet production capacity in 1995 and 1996 to address the growing demand for its color inkjet printers.

  SUPPLIES. The Company is currently the exclusive source for new print cartridges for the laser and inkjet printers it manufactures. Management expects that an increasing percentage of future Company earnings will come from its consumable supplies business, due to the consumer's continual usage and replacement of cartridges. In 1996, the Company substantially expanded its inkjet cartridge manufacturing capacity in both North America and Europe.

  STRATEGY. Lexmark's laser printer strategy is to target fast growing segments of the network printer market and to increase market share by providing high quality, technologically advanced products at competitive prices. To promote Lexmark brand awareness and market penetration, Lexmark will continue to identify and focus on customer segments where Lexmark can differentiate itself by supplying laser printers with features and performance that meet specific customer needs and represent the best total cost of printing solution. Management intends to continue to develop and market products with more functions and capabilities than comparably priced HP printers. The

Company's inkjet printer strategy is to generate demand for the Lexmark color inkjet printer by offering high-quality products at competitive prices to retail and OEM customers. Management expects that the Company's associated printer supplies business will continue to grow as its installed base of laser and inkjet printers increases.

OTHER OFFICE IMAGING PRODUCTS

  The Company's other office imaging products category includes many mature products such as supplies for IBM printers, typewriters and typewriter supplies and other impact supplies that require little investment but provide a significant source of cash flow. The Company introduced its after-market laser cartridges in May 1995 for the large installed base of a range of laser printers sold by other manufacturers. Management believes that the potential for an after-market laser cartridge business is significant. The Company's strategy for other office imaging products is to pursue the after-market OEM laser supplies opportunity while at the same time managing its mature businesses for cash flow.

KEYBOARDS AND OTHER

  In the first quarter of 1996, the Company completed the phase-out of its keyboard business. Keyboard sales accounted for 8% and 3%, respectively, of the Company's revenue and gross profit for 1995.

IBM RELATIONSHIP

  In 1991, IBM entered into numerous agreements with the Company to support the Company's operations for a five-year term, including an IBM agreement not to compete with the Company's products. These agreements expired on March 27, 1996. IBM accounted for approximately 22%, 20%, 8% and 5% of the Company's consolidated revenues in 1994, 1995, 1996 and the six months ended June 30, 1997, respectively. When keyboard sales to IBM are excluded, IBM accounted for revenues of approximately 12%, 12%, 7% and 5% in 1994, 1995, 1996 and the six months ended June 30, 1997, respectively. The Company's keyboard business, of which IBM represented approximately 95%, accounted for revenues of $201, $177 and $32 million for the years 1994, 1995 and 1996, respectively. In the third quarter of 1995, the Company entered into a profit sharing supplies agreement with IBM and a related agreement for an extension of the IBM trademark agreement that allows the Company to continue to use the IBM logo on certain existing printer supplies in its other office imaging products line through March 31, 1999. Under these agreements, Lexmark is required to share the profits from the Company's sale of certain products bearing the IBM logo. The Company also entered into a royalty agreement for an extension of the right to use the IBM logo on typewriters, typewriter supplies and certain other IBM branded printer supplies through March 27, 2001. Since March 27, 1996, IBM is no longer required to purchase its desktop printers and typewriters from the Company. However, IBM subsequently entered into an agreement with the Company to use its best efforts to buy its printer and typewriter supplies from the Company through March 31, 1999. In addition, IBM is no longer prohibited from competing with the Company's printer business and in June 1996 introduced laser printer products that compete with the Company's products. See "Risk Factors-- Competition".

BACKGROUND

  LIG was formed in 1990 by Clayton, Dubilier & Rice, Inc., a private investment firm ("CD&R"), in connection with the acquisition (the "Acquisition") of IBM Information Products Corporation (renamed Lexmark International) from IBM. The Acquisition was completed in March 1991. Upon completion of the Offerings (as defined herein), The Clayton & Dubilier Private Equity Fund IV Limited Partnership ("C&D Fund IV"), a private investment fund managed by CD&R, will own 10,337,215 shares of Class A Common Stock representing approximately 15% of the then outstanding shares of the Common Stock (and approximately 13% on a fully diluted basis assuming the exercise of all outstanding warrants and options).

  Since the Acquisition, Lexmark has made a successful transition from being a division within a large corporation to an independent company with its own line of Lexmark-branded products, its own sales and marketing relationships and more efficient development and manufacturing processes. Important achievements since the Acquisition include reducing cycle time for most new product announcements by 30% to 50% and achieving a position of technological leadership for laser printers while reducing debt from $940 million to $107 million as of June 30, 1997. The Company's principal executive offices are located at One Lexmark Centre Drive, Lexington, Kentucky 40550. Telephone: (606) 232-2000.

                                 THE OFFERINGS

  The offering of 7,200,000 shares of Class A Common Stock being offered in the United States (the "United States Offering") and the offering of 1,800,000 shares of Class A Common Stock being offered outside the United States (the "International Offering") are referred to herein collectively as the "Offerings". The closing of the International Offering is conditional upon the closing of the United States Offering, and vice versa.

Class A Common Stock offered by the Selling Stockholders....  9,000,000 shares
 U.S. Offering..............................................  7,200,000 shares
 International Offering.....................................  1,800,000 shares
Class A Common Stock to be outstanding after the
Offerings(1)................................................ 71,136,392 shares
NYSE Symbol.................................................               LXK

--------
(1) Based upon shares outstanding at September 30, 1997, including 682,723 shares of Class A Common Stock issuable upon conversion of all outstanding shares of Class B Common Stock and 462,088 shares of Class A Common Stock issued upon exercise of a warrant. Does not include 6,923,578 shares of Class A Common Stock issuable pursuant to options.

  The Company will not receive any of the proceeds from the sale of Shares in the Offerings. At the time of the Acquisition, the Company agreed to assume the costs of the Offerings and to pay certain fees and expenses in connection with the sale of Shares by the Selling Stockholders. See "Selling Stockholders".

  The Company has agreed to repurchase 3,000,000 shares of Class A Common Stock from certain of the Selling Stockholders at a price per share equal to the lesser of $34.8125 and the initial public offering price for the Offerings net of the underwriting discount (such repurchase, the "Share Repurchase"). See "Certain Transactions and Relationships".

                                  RISK FACTORS

  Prospective purchasers of the Class A Common Stock should consider carefully the specific investment considerations set forth under "Risk Factors", as well as the other information set forth in this Prospectus.



--------
Lexmark,(TM) Optra,(TM) ValueWriter,(TM) WinWriter,(TM) MarkVision,(TM) MarkNet,(TM) Prebate(TM) and ExecJet(R) are registered trademarks of Lexmark International. Windows(R) and Windows 95(R) are registered trademarks of Microsoft Corporation. LaserJet(R) and HP(R) are registered trademarks of HP. Apple(R) is a registered trademark of Apple Computer, Inc. Canon(R) is a registered trademark of Canon Kabushiki Kaisha. IBM(R) is a registered trademark of IBM. Xerox(R) is a registered trademark of Xerox Corporation.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
                        (IN MILLIONS, EXCEPT SHARE DATA)

  The following table sets forth summary historical consolidated financial data of the Company as of and for the fiscal years ended December 31, 1994, 1995 and 1996 and as of and for the six months ended June 30, 1996 and 1997. The summary historical financial data were derived from the Company's Consolidated Financial Statements. Information as of and for the six months ended June 30, 1996 and 1997 was derived from unaudited interim financial statements that reflect, in the opinion of the Company, all adjustments, which include only normal recurring adjustments, necessary for a fair presentation of the financial data for such periods. Results for interim periods are not necessarily indicative of results for the full year or for any future period. See the Consolidated Financial Statements of the Company and the accompanying notes thereto included elsewhere in this Prospectus, and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                                                   SIX MONTHS ENDED
                                YEAR ENDED DECEMBER 31,                JUNE 30,
                          ------------------------------------- -----------------------
                             1994         1995(1)      1996        1996        1997
                          -----------  -----------  ----------- ----------- -----------
                                                                      (UNAUDITED)
STATEMENT OF OPERATIONS
 DATA:
Revenues................  $   1,852.3  $   2,157.8  $   2,377.6 $   1,143.1 $   1,139.7
Gross profit............        553.5        669.9        747.4       354.6       393.2
Research and
 development............        101.0        116.1        123.9        63.5        62.4
Selling, general and
 administrative.........        292.9        359.1        388.0       189.1       217.6
                          -----------  -----------  ----------- ----------- -----------
Operating income before
 option compensation
 related to IPO and
 amortization of
 intangibles............        159.6        194.7        235.5       102.0       113.2
Option compensation
 related to IPO.........          --          60.6          --          --          --
Amortization of
 intangibles(2).........         44.7         25.6          5.1         5.1         --
                          -----------  -----------  ----------- ----------- -----------
Operating income........        114.9        108.5        230.4        96.9       113.2
Interest expense........         50.6         35.1         20.9        10.5         6.3
Amortization of deferred
 financing costs and
 other expense..........         13.6         10.1          7.9         3.8         4.4
                          -----------  -----------  ----------- ----------- -----------
Earnings before income
 taxes..................         50.7         63.3        201.6        82.6       102.5
Earnings before
 extraordinary item.....         44.6         48.1        127.8        52.4        65.0
                          -----------  -----------  ----------- ----------- -----------
Extraordinary loss(3)...          --         (15.7)         --          --        (14.0)
                          -----------  -----------  ----------- ----------- -----------
Net earnings............  $      44.6  $      32.4  $     127.8 $      52.4 $      51.0
                          ===========  ===========  =========== =========== ===========
Earnings (loss) per
 common share before
 extraordinary item(4)..  $     (0.46) $      0.64  $      1.68 $      0.69 $      0.85
Net earnings (loss) per
 common share(4)........  $     (0.46) $      0.43  $      1.68 $      0.69 $      0.67
Shares used in per share
 calculation(5).........   61,430,896   74,932,103   76,221,843  75,469,183  76,611,158

                                        AS OF DECEMBER 31,     AS OF JUNE 30,
                                     ------------------------ -----------------
                                      1994    1995     1996     1996     1997
                                     ------ -------- -------- -------- --------
                                                                 (UNAUDITED)
STATEMENT OF FINANCIAL POSITION DA-
 TA:
Working capital....................  $237.5 $  227.7 $  343.8 $  260.0 $  209.7
Total assets.......................   960.9  1,142.9  1,221.5  1,139.7  1,138.8
Total long-term debt (including
current portion)...................   290.0    195.0    163.2    175.0     37.5
Stockholders' equity(6)............   295.5    390.2    540.3    457.1    533.4

--------
(1) The Company recognized a non-cash compensation charge of $60.6 ($38.5 net of tax benefit) in the fourth quarter of 1995 and will recognize additional amounts totalling $2.2 ($1.4 net of tax benefit) in the years 1996-2000, resulting from the vesting of certain of the Company's outstanding employee stock options at the time of the IPO.
(2) Acquisition-related intangibles were fully amortized at March 31, 1996.
(3) Represents extraordinary after-tax loss caused by early extinguishments of debt related to the refinancing of the Company's term loan in April 1995 and prepayment of the Company's senior subordinated notes in March 1997.
(4) Earnings (loss) per common share are net of dividends of $11.8 paid on the Company's redeemable senior preferred stock in 1994. Earnings attributable to common stock in 1994 are also net of a $61.3 preferred stock redemption premium related to the exchange of redeemable senior preferred stock for Class A Common Stock on December 30, 1994. No senior preferred stock is currently outstanding.
(5) Earnings (loss) per common share is determined by dividing the net earnings
    (loss) attributable to common stock by the weighted average number of common shares outstanding. The earnings (loss) attributable to common stock is determined by deducting preferred stock dividends and any preferred stock redemption premium from net earnings. The weighted average number of common shares outstanding in 1994 has been increased by 2,577,480 shares to give effect to the assumption that all stock, including Class A Common Stock issued upon the exchange of redeemable senior preferred stock described in note (4) above, and stock options issued within one year of the filing of the IPO were outstanding for all years presented, even though their impact is antidilutive. The number of such shares assumed to be outstanding is calculated using the treasury stock method based on the IPO price of $20 per share. Outstanding options, warrants and other potentially dilutive securities not issued within one year of the filing of the IPO have been given no effect for the full year 1994, as the result would be antidilutive.
(6) Redeemable senior preferred stock with a liquidation preference of $85.0 was exchanged for 9,750,000 shares of Class A Common Stock on December 30, 1994. As of June 30, 1997, the Company had repurchased 2,093,514 shares of Class A Common Stock in the open market for an aggregate cost of approximately $50 million.

                                 RISK FACTORS

  Prospective investors should consider carefully the following factors relating to the Company and the Offerings, together with the information and financial data set forth elsewhere in this Prospectus, prior to making an investment decision.

COMPETITION

  The markets for printers and associated supplies are highly competitive, especially with respect to pricing and the introduction of new products and features. The office desktop laser printer market is dominated by HP, which has a widely recognized brand name and has been estimated to have an approximate 65% to 70% market share. Several other large manufacturers such as Canon, Inc. ("Canon"), Apple Computer, Inc. ("Apple"), Xerox Corporation ("Xerox") and IBM also compete in the office desktop laser printer market. See "--IBM Relationship" and "Business--IBM Relationship".

  The Company's strategy is to target fast growing segments of the office desktop printer market and to increase market share by providing high quality, technologically advanced products at competitive prices. This strategy requires that the Company continue to develop and market new and innovative products at competitive prices. New product announcements by HP and the Company's other principal competitors, however, can have and in the past have had a material adverse effect on the Company's financial results. Such new product announcements can quickly undermine any technological competitive edge that one manufacturer may enjoy over another and set new market standards for quality, speed and function. Knowledge in the marketplace about pending new product announcements by the Company's competitors may also have a material adverse effect on the Company inasmuch as purchasers of printers may defer purchasing decisions until the announcement and subsequent testing of such new products.

  In recent years, the Company and its principal competitors, all of which have significantly greater financial, marketing and technological resources than the Company, have regularly lowered prices on printers and are expected to continue to do so. The Company is vulnerable to these pricing pressures which, if not mitigated by cost and expense reductions, may result in lower profitability and could jeopardize the Company's ability to increase or maintain market share and build an installed base of Lexmark printers. See "Business--Competition--Printers and Associated Supplies". The Company expects that, as it competes more successfully with its larger competitors, the Company's increased market presence may attract more frequent challenges, both legal and commercial, from its competitors, including claims of possible intellectual property infringement.

  HP is also the market leader in the personal color inkjet printer market and, with Canon and Seiko Epson Corporation ("Epson"), has been estimated to account for approximately 80% to 90% of worldwide personal color inkjet printer sales. As with laser printers, if pricing pressures are not mitigated by cost and expense reductions, the Company's ability to maintain or build market share and its profitability could be adversely affected. In addition, as a relatively new entrant to the retail marketplace with a less widely recognized brand name, the Company must compete with HP, Canon and Epson for retail shelf space for its inkjet printers. There can be no assurance that the Company will be able to continue to penetrate the retail or OEM marketplace.

  Like certain of its competitors (including Xerox), the Company is a supplier of after-market laser cartridges for laser printers utilizing certain models of Canon engines. There is no assurance that the Company will be able to compete effectively for a share of the after-market cartridge business for the installed base of competitors' laser printers. The Company's participation in this market may have an adverse effect on the Company's relations with certain of its suppliers. Although Lexmark is currently the exclusive supplier of new print cartridges for its laser printers, there can be no assurance that other companies will not develop new compatible cartridges for Lexmark laser printers. In addition, refill and remanufactured alternatives for the Company's laser and inkjet cartridges are available from independent suppliers and, although generally offering lower print quality, compete with the Company's supplies business. As the installed base of laser and inkjet printers grows and ages, the Company expects competitive refill and remanufacturing activity to increase. See "Business-- Competition".

IBM RELATIONSHIP

  In connection with the Acquisition, IBM entered into numerous agreements with the Company to support the Company's operations for a five-year term, including an IBM agreement not to compete with the Company's products. These agreements expired on March 27, 1996. IBM accounted for approximately 22%, 20%, 8% and 5% of the Company's consolidated revenues in 1994, 1995, 1996 and the six months ended June 30, 1997, respectively. When keyboard sales to IBM are excluded, IBM accounted for revenues of approximately 12%, 12%, 7% and 5% in 1994, 1995, 1996 and the six months ended June 30, 1997, respectively.

  As a result of new agreements with IBM which generally became effective on March 27, 1996, the Company's sales of IBM-branded printer supplies, typewriters and typewriter supplies have been less profitable. These new arrangements provide for the Company to pay IBM a share of its profits on certain sales of IBM-branded products and to pay IBM royalties for the use of its logo on typewriters, typewriter supplies and other IBM-branded supplies. Since these new arrangements became effective on March 27, 1996, the Company estimates that operating income has been reduced approximately $7 million to $9 million a quarter. See "Business--IBM Relationship".

CHANGING TECHNOLOGIES

  To compete effectively in the printer and associated supplies markets, the Company must continue to introduce new products and features that address the needs and preferences of its target markets. The printer market is characterized by short product development cycles that are driven by rapidly changing technology and consumer preferences as well as declining product prices. There can be no assurance that the Company will be able to continue to introduce new competitively priced products, that the market will be receptive to its new products or features or that its competitors will not introduce advancements ahead of Lexmark. Furthermore, there can be no assurance that the Company will have access to new competitive technology to permit it to introduce new products and features for its target markets. In addition, the Company must make strategic decisions from time to time as to which new technologies will produce products in market segments that will experience the greatest future growth. If the Company is not successful in continuing to introduce new products in the growing segments of the market, there could be a material adverse effect on the Company's business and financial results.

OTHER OFFICE IMAGING PRODUCTS

  The Company's traditional other office imaging products business includes consumable supplies for IBM and other OEM products, typewriters and typewriter supplies. This business accounted for 28%, 23%, 22% and 21% of the Company's revenues in 1994, 1995, 1996 and six months ended June 30, 1997, respectively. Although the Company is less dependent on revenue and profitability from its other office imaging products business than it has been historically and intends to focus on the growing portions of that market, such as the after-market laser cartridge supplies category, there is no assurance that the Company will be able to compete in the after-market supplies business effectively or that the declining market areas in its other office imaging products business will not adversely affect the Company's operating results.

KEY SUPPLIES AND SUPPLIERS

  The Company procures a wide variety of components for the manufacture of its products, some of which are sourced from preferred suppliers. The Company generally must place commitments for its projected component needs approximately three to six months in advance and may face capacity constraints when there has been more demand for its printers and associated supplies than initially projected. Certain finished products, certain print engines and certain components of the Company's products are only available from one supplier and should such products, print engines and components not be available, there can be no assurance that production of the Company's products would not be disrupted for significant periods of time or that certain of the Company's products would be available. Such a disruption could interfere with the Company's ability to manufacture and sell products and materially adversely affect the Company's financial results. See "Business--Raw Materials".

DEPENDENCE ON KEY PERSONNEL

  As is typical of technology based companies, the Company is dependent on certain key personnel, including senior members of its research and development staff. The future success of the Company's research and development efforts depends on its continuing ability to attract and retain highly qualified technical personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel. The loss of the services of such key personnel, or the inability to attract additional qualified personnel, could have a material adverse effect on the Company's business.

INTERNATIONAL OPERATIONS

  Revenues from international operations, including exports from the United States, represent approximately half of consolidated revenues, with European revenues accounting for about 69% of international revenues. Currency translation has significantly affected international revenues and cost of revenues and had a slightly unfavorable impact on operating income in 1996 and the first six months of 1997. Although the Company manages its net exposure to exchange rate fluctuations through operational hedges, such as pricing actions and product sourcing changes, and financial instruments, such as forward exchange contracts and currency options, there can be no assurances that currency fluctuations will not have a material impact on operating income in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Effect of Currency Exchange Rates and Exchange Rate Risk Management". As the Company's international operations continue to grow, more management effort will be required to focus on the operation and expansion of the Company's global business and to manage the cultural, language and legal differences inherent in international operations. In addition, the Company believes that international operations in new geographic markets will be less profitable than operations in U.S. and European markets as a result, in part, of the higher investment levels for marketing, selling and distribution required to enter these markets.

INTELLECTUAL PROPERTY RIGHTS

  The Company's success depends in part on its ability to obtain patents, copyrights and trademarks, maintain trade secret protection and operate without infringing the proprietary rights of others.

  As is typical in technology industries, the Company receives notices from time to time by third parties claiming infringement of certain patent and/or other intellectual property rights of others. As the Company competes more successfully with its larger competitors, the Company's increased market presence may attract more frequent legal challenges from its competitors, including claims of intellectual property infringement and other intellectual property disputes. If the Company were infringing the intellectual property rights of others and were unable to obtain licenses to use the protected technology, the Company could incur substantial costs to redesign its products or to defend against infringement actions. The Company's inability to obtain such licenses on favorable terms or a finding of infringement could have a material adverse effect on the Company. In October 1996, the Company entered into a new patent cross-license agreement with HP which resolved issues of patent infringement that had been raised by both companies. See "Business-- Intellectual Property".

  In addition, the Company also relies on trade secrets, technical know-how and other unpatented proprietary information relating to its product development and manufacturing activities which it seeks to protect, in part, through confidentiality agreements. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any such breach or that the Company's trade secrets and know-how will not otherwise become known or independently discovered by others. The Company could also incur significant expenses in enforcing its intellectual property rights against others. See "Business--Intellectual Property".

RISKS ASSOCIATED WITH ACQUISITION STRATEGY

  Part of the Company's business strategy is to expand its business through the acquisition of related businesses. There can be no assurance that suitable acquisitions can be accomplished on terms favorable to the Company. Further, there can be no assurance that the Company will be able to operate profitably any businesses or other assets it may acquire, effectively integrate the operations of such acquisitions or otherwise achieve the intended benefits of such acquisitions.

PRINCIPAL STOCKHOLDER

  Upon completion of the Offerings (without giving effect to the Share Repurchase), C&D Fund IV, a private investment fund managed by CD&R, will own approximately 15% of the then outstanding Common Stock (approximately 13% on a fully diluted basis assuming the exercise of all outstanding options) and will retain the power to significantly influence the Company's corporate policies, the persons constituting its management and Board of Directors and the outcome of corporate actions requiring stockholder approval. Two of the Company's eleven directors are principals of CD&R. See "Management--Directors and Executive Officers" and "Certain Transactions and Relationships".

CERTAIN PROVISIONS RELATING TO CHANGES IN CONTROL

  Although the Offerings will not constitute a "change of control", several of the patent cross-licenses that the Company considers to be material to its business, including those that permit the Company to manufacture its current design of laser and inkjet printers and after-market laser cartridges for OEM printers, terminate as to future products upon certain "changes of control" of the Company. Similarly, a trademark license agreement and other agreements entered into by the Company with IBM permit IBM to terminate those agreements upon certain "changes of control" of the Company. Although the definition of "change of control" in the Company's cross-licenses and trademark license agreement vary from agreement to agreement, generally in order for a "change of control" to occur under such agreements either (a) more than 50% of the voting stock of the Company must be acquired by an unaffiliated party which, in some instances, must be engaged in the business of manufacturing or marketing printers or related products or (b) a third party must obtain the power to control or direct the affairs of the Company, either through the ownership of voting stock or otherwise, except that a change of control can be deemed to occur, in very limited circumstances, upon an acquisition of substantially less than 50% of the Company's voting shares. Such provisions could discourage potential acquirors from making a bid to acquire control of the Company. See "Business--IBM Relationship" and "Business--Intellectual Property".

RESTRICTIONS IMPOSED BY LENDERS

  The discretion of the Company's management with respect to certain business matters is limited by covenants in the Company's senior credit facility and other debt instruments. Such covenants include, among other things, limitations on the acquisition of new businesses, the sale of assets, fixed charge coverage ratios, the incurrence of additional debt and the payment of dividends. For a discussion of how these covenants may affect the Company's sources of liquidity and capital expenditure plans, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources".

SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of the Offerings and the Share Repurchase, approximately 15,060,172 shares of the outstanding Class A Common Stock and (based upon shares outstanding at September 30, 1997) approximately 441,257 shares of the outstanding Class B Common Stock will constitute "restricted" securities, within the meaning of Rule 144 under the Securities Act, that are not publicly traded. Virtually all of these restricted outstanding shares are eligible for sale into the public market pursuant to Rule 144 under the Securities Act, and approximately 51% of these restricted shares are eligible for sale into the public market without regard to the volume limit and certain other requirements of Rule 144. In addition, upon completion of the Offerings, approximately 6,923,578 shares of Class A Common Stock will be issuable upon the exercise of outstanding stock options (vested and unvested). The holders of nearly all of the restricted shares of Class A Common Stock have agreed to restrict public sales of such shares for 90 days after the date of this Prospectus. Sales of substantial amounts of Class A Common Stock, or the perception that such sales could occur at the expiration of such 90-day period, may materially adversely affect the market price of the Class A Common Stock prevailing from time to time. In addition, under the Registration and Participation Agreement, dated as of March 27, 1991 (as amended, the "Registration and Participation Agreement"), among the Company, C&D Fund IV and original or certain other stockholders of the Company, the Company's original or certain other stockholders have certain demand and "piggy-back" registration rights in connection with future offerings of Class A Common Stock which may be exercised after the expiration of the 90-day holdback period. See "Shares Eligible for Future Sale" and "Underwriting".

DILUTION

  Purchasers of Class A Common Stock in the Offerings will experience immediate and substantial dilution in the net tangible book value of their Class A Common Stock. At an initial public offering price of $31.00 per share, based on net tangible book value as of June 30, 1997, purchasers of shares in the Offerings will experience dilution in net tangible book value of $23.40 per share.

            PRICE RANGE OF CLASS A COMMON STOCK AND DIVIDEND POLICY

  Since November 15, 1995, as part of the Company's IPO, the Class A Common Stock has been traded on the NYSE under the symbol "LXK". The following table sets forth the high and low reported sale prices for the Class A Common Stock as quoted by the NYSE for the periods indicated.

                                                               MARKET PRICE
                                                               ------------- ---
                                                                HIGH   LOW
                                                               ------ ------
1995
   Fourth Quarter (from November 15, 1995).................... $22.38 $15.50
1996
   First Quarter.............................................. $23.25 $16.00
   Second Quarter............................................. $23.13 $17.88
   Third Quarter.............................................. $20.88 $13.38
   Fourth Quarter............................................. $27.75 $18.88
1997
   First Quarter.............................................. $29.63 $22.00
   Second Quarter............................................. $30.50 $19.13
   Third Quarter.............................................. $36.31 $26.88
   Fourth Quarter (through October 29, 1997).................. $35.50 $29.56

  The last reported sale price for the Class A Common Stock by the NYSE on October 29, 1997 was $32.75 per share. As of September 30, 1997 the Company had approximately 69,991,581 shares of Class A Common Stock outstanding (excluding 3,221,414 shares held in treasury) and 682,723 shares of Class B Common Stock outstanding. As of September 30, 1997, there were approximately 1,177 holders of record of the Class A Common Stock, and five holders of record of the Class B Common Stock.

  The Company has never declared or paid any dividends on the Class A Common Stock and has no current plans to pay dividends on the Class A Common Stock. The Company presently intends to retain earnings to support the growth of the Company's business. The payment of any future dividends will be determined by the Board of Directors in light of conditions then existing, including the Company's earnings, financial condition and capital requirements, restrictions in financing agreements, business conditions, certain corporate law requirements and other factors.

  The Company is a holding company and thus its ability to pay dividends on the Class A Common Stock depends on the Company's subsidiaries' ability to pay dividends to the Company. The Company's financing agreements generally restrict the payment of dividends by the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources".

                                CAPITALIZATION

  The following table sets forth the consolidated cash and cash equivalents, short-term debt and capitalization of the Company as of June 30, 1997. This table should be read in conjunction with the Consolidated Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                                  JUNE 30, 1997
                                                                  -------------
                                                                  (IN MILLIONS)
CASH AND CASH EQUIVALENTS........................................    $ 39.1
                                                                     ======
SHORT-TERM DEBT:
  Short-term debt................................................    $ 69.5
  Current portion of long-term debt..............................      12.1
                                                                     ------
    Total short-term debt........................................      81.6
                                                                     ======
LONG-TERM DEBT, LESS CURRENT PORTION:
  Term loan......................................................    $ 25.0
  Other..........................................................       0.4
                                                                     ------
    Total long-term debt.........................................      25.4
STOCKHOLDERS' EQUITY(1):
  Preferred stock, $.01 par value, 1,600,000 shares authorized, no
   shares outstanding............................................       --
  Class A common stock, $.01 par value, 160,000,000 shares autho-
   rized,
   70,108,382 outstanding........................................       0.7
  Class B common stock, $.01 par value, 10,000,000 shares autho-
   rized,
   1,307,923 outstanding.........................................       --
  Additional paid-in capital.....................................     526.8
  Retained earnings..............................................      70.8
  Accumulated translation adjustment.............................     (15.4)
  Treasury stock, at cost........................................     (49.5)
                                                                     ------
    Total stockholders' equity...................................     533.4
                                                                     ------
    Total capitalization.........................................    $558.8
                                                                     ======

--------
(1) In April 1996, the Company's board of directors authorized the repurchase of up to $50 million of its Class A Common Stock. In May 1997, the Company's board of directors authorized the repurchase of an additional $150 million of its Class A Common Stock. The repurchase authority allows the Company to selectively repurchase its stock from time to time in the open market or in privately negotiated transactions depending upon market price and other factors. As of June 30, 1997, the Company had repurchased 2,093,514 shares in the open market at prices ranging from $21.25 to $27.50 per share for an aggregate cost of approximately $50 million. The amended and restated credit agreements and the note and stock purchase agreement have been amended to permit, among other things, the Company's repurchase of up to $200 million of its Class A Common Stock. Subsequent to June 30, 1997, through September 30, 1997, the Company repurchased an additional 1,127,900 shares in the open market at prices ranging from $30.38 to $33.75 per share for an aggregate cost of approximately $36 million. The Company has agreed to repurchase 3,000,000 shares of Class A Common Stock from certain of the Selling Stockholders at a price per share equal to the initial public offering price for the Offerings net of the underwriting discount. The Company expects to use available borrowings under its existing credit facilities to finance the Share Repurchase. See "Certain Transactions and Relationships". After giving effect to the open market share repurchases and the Share Repurchase, the Company's total debt at June 30, 1997 would have been approximately $233 million.

                     SELECTED CONSOLIDATED FINANCIAL DATA
                       (IN MILLIONS, EXCEPT SHARE DATA)

  The following table sets forth selected financial data of the Company on a consolidated basis. The statement of operations data for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 and the statement of financial position data as of December 31, 1992, 1993, 1994, 1995 and 1996 were derived from the audited Consolidated Financial Statements of the Company. The statement of operations data for the six months ended June 30, 1996 and 1997 and the statement of financial position data as of June 30, 1996 and 1997 were derived from the unaudited consolidated financial statements of the Company and include, in the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the results of operations and financial position as of and for such periods. Results of operations for the six months ended June 30, 1997 are not necessarily indicative of results for the full year or for any future period.

                                                                                       SIX MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,                           JUNE 30,
                          ---------------------------------------------------------- ---------------------
                             1992        1993        1994      1995(1)       1996       1996       1997
                          ----------  ----------  ----------  ----------  ---------- ---------- ----------
                                                                                          (UNAUDITED)
STATEMENT OF OPERATIONS
 DATA:
Revenues................  $  1,763.9  $  1,675.7  $  1,852.3  $  2,157.8  $  2,377.6 $  1,143.1 $  1,139.7
Cost of revenues........     1,130.5     1,107.4     1,298.8     1,487.9     1,630.2      788.5      746.5
                          ----------  ----------  ----------  ----------  ---------- ---------- ----------
Gross profit............       633.4       568.3       553.5       669.9       747.4      354.6      393.2
Research and
development.............       135.7       111.7       101.0       116.1       123.9       63.5       62.4
Selling, general and
 administrative.........       367.9       322.0       292.9       359.1       388.0      189.1      217.6
                          ----------  ----------  ----------  ----------  ---------- ---------- ----------
Operating income before
 option compensation
 related to IPO and
 amortization of
 intangibles............       129.8       134.6       159.6       194.7       235.5      102.0      113.2
Option compensation
 related to IPO.........         --          --          --         60.6         --         --         --
Amortization of
 intangibles(2).........        89.2        64.0        44.7        25.6         5.1        5.1        --
                          ----------  ----------  ----------  ----------  ---------- ---------- ----------
Operating income(3).....        40.6        70.6       114.9       108.5       230.4       96.9      113.2
Interest expense........        70.7        63.9        50.6        35.1        20.9       10.5        6.3
Amortization of deferred
 financing costs and
 other expense..........        16.5        13.1        13.6        10.1         7.9        3.8        4.4
                          ----------  ----------  ----------  ----------  ---------- ---------- ----------
Earnings (loss) before
 income taxes...........       (46.6)       (6.4)       50.7        63.3       201.6       82.6      102.5
Provision for income
 taxes..................        10.7         3.0         6.1        15.2        73.8       30.2       37.5
                          ----------  ----------  ----------  ----------  ---------- ---------- ----------
Earnings (loss) before
 extraordinary item.....       (57.3)       (9.4)       44.6        48.1       127.8       52.4       65.0
Extraordinary loss(4)...         --          --          --        (15.7)        --         --       (14.0)
                          ----------  ----------  ----------  ----------  ---------- ---------- ----------
Net earnings (loss).....  $    (57.3) $     (9.4) $     44.6  $     32.4  $    127.8 $     52.4 $     51.0
                          ==========  ==========  ==========  ==========  ========== ========== ==========
Earnings (loss) per
 common share before
 extraordinary item(5)..  $    (1.12) $    (0.34) $    (0.46) $     0.64  $     1.68 $     0.69 $     0.85
Net earnings (loss) per
 common share(5)........  $    (1.12) $    (0.34) $    (0.46) $     0.43  $     1.68 $     0.69 $     0.67
Shares used in per share
 calculation(6).........  61,419,631  61,458,241  61,430,896  74,932,103  76,221,843 75,469,183 76,611,158

                                                                          AS OF
                                     AS OF DECEMBER 31,                 JUNE 30,
                         ------------------------------------------ -----------------
                           1992     1993    1994    1995     1996     1996     1997
                         -------- -------- ------ -------- -------- -------- --------
                                                                       (UNAUDITED)
STATEMENT OF FINANCIAL
POSITION DATA:
Working capital......... $  347.5 $  293.6 $237.5 $  227.7 $  343.8 $  260.0 $  209.7
Total assets............  1,440.2  1,215.0  960.9  1,142.9  1,221.5  1,139.7  1,138.8
Total long-term debt
(including current
portion)................    759.2    650.7  290.0    195.0    163.2    175.0     37.5
Redeemable senior
preferred stock(7)......     85.0     85.0    --       --       --       --       --
Stockholders'
equity(7)...............    197.4    173.7  295.5    390.2    540.3    457.1    533.4

--------
(1) The Company recognized a non-cash compensation charge of $60.6 ($38.5 net of tax benefit) in the fourth quarter of 1995 and will recognize additional amounts totalling $2.2 ($1.4 net of tax benefit) in the years 1996-2000, resulting from the vesting of certain of the Company's outstanding employee stock options at the time of the IPO.
(2) Acquisition-related intangibles were fully amortized at March 31, 1996.
(3) Operating income in 1992 is net of a $40.0 provision related to the Company's restructuring of its operations.
(4) Represents extraordinary after-tax loss caused by early extinguishments of debt related to the refinancing of the Company's term loan in April 1995 and prepayment of the Company's senior subordinated notes in March 1997.
(5) Earnings (loss) per common share are net of dividends of $11.5, $11.5 and $11.8 paid on the Company's redeemable senior preferred stock in 1992, 1993 and 1994, respectively. Earnings attributable to common stock in 1994 are also net of a $61.3 preferred stock redemption premium related to the exchange of redeemable senior preferred stock for Class A Common Stock on December 30, 1994. No senior preferred stock is currently outstanding.
(6) Earnings (loss) per common share is determined by dividing the earnings
    (loss) attributable to common stock by the weighted average number of common shares outstanding. The earnings (loss) attributable to common stock is determined by deducting preferred stock dividends and preferred stock redemption premium from net earnings (loss). The weighted average number of common shares outstanding in each year from 1992 to 1994 has been increased by 2,577,480 shares to give effect to the assumption that all stock, including Class A Common Stock issued upon the exchange of redeemable senior preferred stock for Class A Common Stock described in note (5) above, and stock options issued within one year of the filing of the IPO were outstanding for all years presented, even though their impact is antidilutive. The number of such shares assumed to be outstanding is calculated using the treasury stock method based on the IPO price of $20 per share. Outstanding options, warrants and other potentially dilutive securities not issued within one year of the filing of the IPO have been given no effect in the full years 1992 to 1994, as the result would be antidilutive.
(7) Redeemable senior preferred stock with a liquidation preference of $85.0 was exchanged for 9,750,000 shares of Class A Common Stock on December 30, 1994. As of June 30, 1997, the Company had repurchased 2,093,514 shares of Class A Common Stock in the open market for an aggregate cost of approximately $50 million.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

  The Company is a global developer, manufacturer and supplier of laser and inkjet printers and associated consumable supplies. The Company also sells dot matrix printers for printing single and multi-part forms by business users. The Company's core printer business targets the office and home markets. In addition to its core printer business, Lexmark develops, manufactures and markets a broad line of other office imaging products which include supplies for IBM-branded printers, after-market supplies for other OEM products, and typewriters and typewriter supplies that are sold under the IBM trademark. The Company's "keyboards and other" product category was phased out by the end of the first quarter of 1996.

  In the past few years, the worldwide printer industry has seen substantial growth in demand for laser and inkjet printers as a result of increasing penetration of personal computers into the office and home markets. During this period, the Company's own product mix has evolved, with its laser and inkjet printers and associated supplies representing an increasingly larger percentage of its sales volume and revenues, particularly as the increasing base of installed Lexmark printers generates additional revenues from recurring sales of the Company's supplies for those printers (primarily laser and inkjet cartridges).

  The following table sets forth, for the periods indicated, revenues for each major product category (dollars in millions, unaudited):

                                     YEAR ENDED DECEMBER 31,                SIX MONTHS ENDED JUNE 30,
                         ----------------------------------------------- -------------------------------
                              1994            1995            1996            1996            1997
                         --------------- --------------- --------------- --------------- ---------------
                                   %               %               %               %               %
                         AMOUNT OF TOTAL AMOUNT OF TOTAL AMOUNT OF TOTAL AMOUNT OF TOTAL AMOUNT OF TOTAL
                         ------ -------- ------ -------- ------ -------- ------ -------- ------ --------
REVENUES:
Printers and associated
 supplies............... $1,083      58% $1,478      69% $1,832      77%   $845      74%   $900      79%
Other office imaging
 products...............    513     28      501     23      513     22      265     23      240     21
Keyboards and other.....    256     14      179      8       33      1       33      3      --      --
                         ------    ----- ------    ----- ------    ----- ------    ----- ------     ----
Total revenues.......... $1,852     100% $2,158     100% $2,378     100% $1,143     100% $1,140     100%
                         ======     ==== ======     ==== ======     ==== ======     ==== ======     ====

TRENDS

  The Company's revenues from printers and associated supplies, which is the Company's core business, increased by 36% from 1994 to 1995, 24% from 1995 to 1996 and by 6% from the first six months of 1996 to the first six months of 1997. Most of this growth was derived from increasing sales of laser and inkjet printers and printer cartridge supplies, offset in part by reduced demand for dot matrix printers which depend on older impact-printing technology.

  The Company believes that its total revenue will continue to grow due to overall market growth and increases in the Company's market share in both the network and color inkjet segments. Management believes this growth will more than offset reduced demand for dot matrix impact printers, and the discontinuance of the Company's keyboard product line.

  In recent years, the Company's growth rate in sales of printer units generally exceeded the growth rate of its printer revenues due to price pressures and the introduction of new lower priced products in both the laser and inkjet printer markets. In the laser printer market, unit price pressure is partially offset by the tendency of customers to move up to higher price printer models with faster speeds, greater network connectivity and other new features. In the inkjet printer market, advances in color inkjet technology have resulted in lower prices for printers with sharper resolution and improved performance. The greater affordability of color inkjet printers has been an important factor in the recent growth of this market.

  The Company manufactures and sells its own brand of supplies that are designed to optimize the performance of its various printers. In the case of its laser and inkjet printers, the Company is the exclusive source of new, replacement printer cartridges. Supplies for the Company's printers generally face significantly less competitive price pressure than the printer units, and the Company expects greater sales of its supplies as the installed base of its printers increases.

  The Company's other office imaging products category includes many mature products, such as supplies for IBM printers, typewriters and typewriter supplies and other impact supplies, that require little investment but provide a significant source of cash flow. The markets for most of these products are declining as non-impact printers replace typewriters and impact printers currently in service. The Company believes this trend will continue, resulting in a continued decline in revenues from these products. In addition, as a result of the Company's new arrangement with IBM to share the profit on supplies for some existing IBM-branded products and to pay a royalty on IBM-branded typewriters and typewriter supplies and certain other IBM-branded supplies, profitability from sales of those products has been reduced, and the Company expects this trend to continue. Although the Company and IBM have entered into a number of new agreements, which extend some of the original agreements (although on less favorable terms) and provide for an ongoing relationship in other areas, management expects that future revenue and profit attributable to sales to IBM will continue to decline. Since these new arrangements became effective on March 27, 1996, the Company estimates that operating income has been reduced approximately $7 million to $9 million a quarter. See "Risk Factors--IBM Relationship" and "Business--IBM Relationship". The Company will attempt to mitigate the effect of the decline in sales of typewriters and impact printing supplies through the introduction of new supplies products for non-impact technologies, such as after-market laser cartridges, where management believes the market will grow. Lexmark introduced its first after-market laser cartridges in May 1995 for the large installed base of a range of laser printers sold by other manufacturers. The Company's strategy for other office imaging products is to pursue the after-market OEM laser supplies opportunity while at the same time managing its mature businesses for cash flow.

  The Company expects that its overall margins will remain relatively stable as its associated printer supplies business becomes an increasingly larger part of its business, offsetting the decline in the Company's other office imaging products supplies business and the phase-out of its lower margin keyboard business.

  The following table sets forth for the periods indicated the percentage of total revenues represented by certain items reflected in the Company's Statements of Operations:

                                                                     SIX MONTHS
                                                                        ENDED
                                       YEAR ENDED DECEMBER 31,        JUNE 30,
                                       ---------------------------   -------------
                                        1994      1995      1996     1996    1997
                                       -------   -------   -------   -----   -----
Revenues..............................     100%      100%      100%    100%    100%
Cost of revenues......................      70        69        69      69      65
                                       -------   -------   -------   -----   -----
Gross profit..........................      30        31        31      31      35
Research and development..............       6         5         5       5       6
Selling, general and administrative...      16        17        16      17      19
                                       -------   -------   -------   -----   -----
Operating income before option
 compensation related to IPO and
 amortization of intangibles..........       8         9        10       9      10
Option compensation related to IPO....     --          3       --      --      --
Amortization of intangibles...........       2         1       --      --      --
                                       -------   -------   -------   -----   -----
Operating income......................       6%        5%       10%      9%     10%
                                       =======   =======   =======   =====   =====

RESULTS OF OPERATIONS

 SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED   JUNE 30, 1996

  For the six months ended June 30, 1997, consolidated revenues were $1,140 million, a slight decrease from the same period of 1996. Printers and associated supplies revenues were $900 million, an increase of 6% from 1996. Revenues from other office imaging products were $240 million, a decrease of 9% from 1996. Excluding the keyboard business in 1996, revenues for the first six months of 1997 were up $30 million or 3% from 1996. Total U.S. revenues were down $54 million or 9%, and international revenues were up $51 million or 10%.

  The Company made two major product announcements during the second quarter of 1997 with the Optra S family of monochrome and color laser printers and the 7000 Color Jetprinter. Even though the product line was in transition, printer volumes grew at double-digit rates and associated printer supplies revenues have increased compared to the first half of 1996 due to the continued growth of the Company's installed printer base. However, revenues, operating income and earnings were affected by lower prices and price protection to the Company's product distribution channels on Lexmark's predecessor printers held in their inventory. In the second quarter, competitors reduced prices up to 20% on their laser printers. Prices were reduced on the Company's predecessor Optra product line which accounted for the majority of the network laser printers sold in the second quarter. Revenues were also adversely affected by lower foreign currency rates. Unfavorable foreign currency translation effects on revenue were $42 million for the six months ended June 30, 1997, due to the strengthening of the U.S. dollar.

  For the six months ended June 30, 1997, consolidated gross profit was $393 million, an increase of 11% over the corresponding period of 1996. This was mainly driven by margin improvements in printers and associated supplies. Gross profit as a percentage of revenues increased to 35% from 31% in 1996. Gross profit attributable to printers and associated supplies increased 17%, primarily due to growth in associated consumable supplies and product cost reductions.

  Total operating expenses increased 9% in the first six months of 1997, compared to the same period of 1996. Expenses as a percentage of revenues for the first six months were 25% compared to 23% for the same period of 1996. This increase versus 1996 principally reflects increased marketing and sales efforts in support of new product announcements and marketing investments to drive printer growth.

  Consolidated operating income was $113 million for the six months ended June 30, 1997, an increase of 17% over the corresponding period of 1996. This increase was due principally to growth in associated consumable supplies, product cost reductions and the absence of amortization of intangibles, which were fully amortized in the first quarter of 1996.

  Earnings before extraordinary item were $65 million for the first six months of 1997, up 24% over the corresponding period of 1996, principally due to the operating performance and lower interest expense as a result of lower debt levels and lower interest rates. The income tax provision was approximately 37% of earnings before tax for the first six months of 1997 and 1996. Earnings per share before extraordinary item were $0.85 for the six months ended June 30, 1997, compared to $0.69 for the same period of 1996, an increase of 22%.

  Net earnings for the first six months of 1997 were $51 million, a decrease of 3% compared to the same period of 1996, due to an extraordinary charge of $22 million ($14 million net of tax benefit) caused by the prepayment premium and other fees associated with the prepayment of the Company's senior subordinated notes in the first quarter of 1997. Net earnings per share were $0.67 for the six months ended June 30, 1997, compared to $0.69 for the same period of 1996, a decrease of 4%.

  Looking forward, it is anticipated that operating income margins will be maintained in the second half of 1997 compared to the first half. The previously mentioned new product introductions of the Optra S family of monochrome and color laser printers and the 7000 Color Jetprinter, along with the Company's 3000 Color Jetprinter and the 1000 Color Jetprinter, are expected to contribute to continued growth in printer unit volumes and drive profit growth from consumables. It is expected that consumables revenues will also be aided by the new high-yield Optra S "Prebate" laser cartridge marketing program. The Prebate cartridge provides Lexmark customers with an up-front discount compared to the price of a standard cartridge. The Prebate cartridge is sold with a license for a one-time use and empty Prebate cartridges can be returned easily to Lexmark for recycling at no cost to the consumer.

 1996 COMPARED TO 1995

  Consolidated revenues in 1996 were $2,378 million, an increase of 10% over 1995. Printers and associated supplies revenues were $1,832 million, an increase of 24%, and revenues from other office imaging products were $513 million, an increase of 2%. The transition out of the keyboard business was completed in March 1996 and, excluding this business, revenues were up $365 million or 18%. Total U.S. revenues increased $10 million or 1%, and excluding the keyboard business, were up 14%. International revenues were up $210 million, or 24%.

  The increase in consolidated revenues was principally due to growth in the core printer and associated supplies business. Hardware volumes showed significant growth in the sales of inkjet printers while printer supplies revenues increased due to the continued growth of the Company's installed printer base. These revenue increases more than offset price reductions on certain printers. Foreign currency translation effects were slightly unfavorable for 1996 compared to 1995.

  Revenues from other office imaging products increased primarily due to the growth of the after-market laser cartridge business, which more than offset the declines in the traditional IBM-branded supplies business.

  The color inkjet market, the fastest growing segment of the personal printer market, is expanding rapidly due to growth in personal computers and home offices, and the development of easy-to-use color inkjet technology with good quality color print capability at low prices. Lexmark introduced its first color inkjet printer using its own technology in 1994 and has experienced strong sales growth through retail outlets. The Company has increased its product distribution through retail outlets, with the number of such outlets worldwide rising from approximately 5,000 retail outlets in 1995 to more than 15,000 in 1996. The Company has made substantial capital investments in its inkjet production capacity in 1995 and 1996 to address the growing demand for its color inkjet products.

  The Company's laser printers primarily compete in the office desktop segment, which the Company believes is one of the fastest growing segments of the laser printer market. Office desktop laser printer growth is being driven by the office migration from large mainframe computers to local area networks that link various types of computers using a variety of protocols and operating systems.

  The Company's installed base of printers supports a large and profitable printer supplies business. Because consumable supplies must be replaced on average one to three times a year, depending on type of printer and usage, demand for laser and inkjet print cartridges is increasing at a higher rate than their associated printer shipments. The Company expects this recurring and relatively high margin business to contribute to the stability of the Company's earnings over time.

  Consolidated gross profit was $747 million for 1996, an increase of 12% from 1995, principally due to increased printer and associated supplies volumes, lower costs through better cost management, the absence of the lower-margin keyboard business in 1996 and more favorable product sales mix. Gross profit as a percentage of revenues was 31.4% in 1996, slightly better than 31.0% in 1995.

  Gross profit attributable to printers and associated supplies increased 25%, principally due to higher revenues and the mix of these revenues. Gross profit margin held steady as competitive price pressures on printers were offset by lower costs and growth in the higher margin associated consumable supplies.

  Total operating expenses decreased 8% for 1996 compared to 1995. In 1995, operating expenses included a non-cash option compensation charge of $61 million ($39 million net of tax benefit) recognized for certain of the Company's outstanding employee stock options upon the consummation of the IPO. Operating expense comparisons were also affected by amortization of intangible assets, which were fully amortized by March 1996. Excluding the 1995 non-cash option compensation charge and the amortization of intangibles, operating expenses as a percentage of revenues were 21.5% in 1996 versus 22.0% in 1995.

  Consolidated operating income was $230 million for 1996, an increase of 112% over 1995. Excluding the non-cash option compensation charge and the amortization of intangibles, consolidated operating income was up 21%. This increase was due to stronger 1996 sales volumes and cost and expense controls.

  Earnings before income taxes and extraordinary item were $202 million, up 218% over 1995 and up 63% before the non-cash option compensation charge referred to above, principally due to the stronger operating performance and lower interest expense as a result of lower debt levels and lower interest rates.

  The income tax provision was approximately 37% of earnings before tax for 1996 as compared to 24% in 1995. The effective tax rate for 1995 was favorably impacted by research and development tax credits and the benefit of a foreign sales corporation.

  Net earnings were $128 million, up 294%, and up 166% over earnings before extraordinary item in 1995. Excluding the non-cash option compensation charge, earnings before extraordinary item increased 48% to $128 million, up from $87 million in 1995. Net earnings per share were $1.68 for 1996, compared to $0.43, or $0.64 before extraordinary item in 1995, an increase of 287% and 161%, respectively.

 1995 COMPARED TO 1994

  Consolidated revenues in 1995 were $2,158 million, an increase of 16% over 1994. Printers and associated supplies revenues were $1,478 million, an increase of 36%, and revenues from other office imaging products were $501 million, a decrease of 2%. Total U.S. revenues increased $126 million or 11%, and international revenues were up $180 million or 25%, primarily due to more competitive products, improved marketing, more effective sales efforts, and improved economic conditions in Europe. The strengthening of European currencies in relation to the U.S. dollar contributed approximately $61 million to the increase.

  The increase in printer and associated supplies revenues was principally due to higher volumes, with associated supplies revenues growing at a faster rate than printer hardware revenues. The increase in hardware volumes was primarily driven by increased inkjet sales, as a result of the Company's entry into the low-end color inkjet market with the ExecJet IIc in the third quarter of 1994, and increased laser printer sales which experienced volume and market share growth in the office desktop category.

  Revenues from other office imaging products decreased due to lower typewriter and impact printing supplies volumes, reflecting the continued decline of these markets, and lower sales to IBM.

  "Keyboards and other" revenues were $178 million, a decrease of 30%, principally due to the Company's decision in the second half of 1994 to phase out its notebook computer product line. In the third quarter of 1995, the Company recorded a $15 million reserve for keyboard asset write-offs as a result of the Company's decision to phase out its keyboard product line following the expiration in March 1996 of the Company's keyboard agreement with IBM and management's expectations that the keyboard industry would continue to experience price declines resulting in low margins and a low return on assets. Sales to IBM have accounted for substantially all of the Company's keyboard sales, which totaled $201, $177 and $32 million in 1994, 1995 and 1996, respectively.

  Consolidated gross profit was $670 million, an increase of 21% primarily due to increased printer and associated supplies volumes. Gross profit as a percentage of revenues increased slightly to 31%, reflecting the improved profitability in 1995 of the keyboards and other business as a result of phasing out the notebook computer product line during 1994. Gross profit attributable to printers and associated supplies increased 36%, reflecting increased volumes of both printers and associated supplies. Gross profit as a percentage of revenues remained constant at 31%.

  Operating expenses increased as a result of higher ongoing marketing and selling expenses resulting from the expansion of retail and other channels in the latter part of 1994 and higher research and development spending. These increases were partially offset by lower amortization of intangibles acquired in connection with the purchase of the Company. From its inception, the Company's pre-tax earnings have been significantly impacted by the amortization of intangibles. Unamortized intangibles related to the Acquisition were approximately $5 million at December 31, 1995 and were fully amortized by March 31, 1996.

  Consolidated operating income was $109 million, a decrease of 6%. The $116 million increase in gross profit was more than offset by a non-cash option compensation charge of $61 million ($39 million net of tax benefit) recognized for certain of the Company's outstanding employee stock options upon the consummation of the IPO, and an additional $61 million increase in other operating expenses.

  Earnings before extraordinary item were $48 million, up 8% over 1994, principally due to lower interest expense primarily as a result of lower average debt balances. The decrease in interest expense was partially offset by an increase in the provision for income taxes to approximately 24% of earnings before tax in 1995 as compared to 12% in 1994, which benefited from the utilization of loss carryforwards. Had the Company not incurred the non-cash option compensation charge in 1995, earnings before extraordinary item would have been $87 million.

  Net earnings were $32 million, a decrease of 27%, due to an extraordinary charge of $22 million ($16 million net of tax benefit) caused by an early extinguishment of debt related to the Company's refinancing of its term loan. This charge reflects the write-off of deferred financing costs of $5 million and the mark to market of hedging instruments of $17 million related to the extinguished debt. The refinancing resulted in more flexible credit terms and lower interest rates.

  Earnings per common and common equivalent share were $0.43 in 1995, compared to a net loss of $0.46 per share in 1994. Earnings per common and common equivalent share were significantly impacted by unusual charges in 1995 and 1994. In 1995, net earnings were reduced by both the non-cash option compensation charge incurred in connection with the IPO and the extraordinary loss on extinguishment of debt. In 1994, a preferred stock redemption premium reduced net earnings attributable to common stock by $61 million. This premium was recognized as a result of the exchange of the Company's senior redeemable preferred stock into Class A Common Stock in December 1994.

LIQUIDITY AND CAPITAL RESOURCES

  Lexmark's primary source of liquidity has been cash generated by operations, which totaled $362, $307, $118 and $76 million in 1994, 1995, 1996 and the six months ended June 30, 1997, respectively. Cash from operations has been sufficient to allow the Company to repay significant amounts of debt, fund the Company's working capital needs and finance its capital expenditures during these periods.

  The decrease in cash provided by operating activities for 1996 over 1995 primarily reflects higher working capital requirements in support of sales growth. Trade receivables were up principally due to higher revenues, while accounts payable and accrued liabilities were down primarily due to timing of payments. Cash from operations in 1996 was reduced by $21 million due to fewer trade receivables being outstanding under the Company's trade receivables financing programs than in 1995. Cash from operations was favorably impacted by $25 million due to effective management of inventory levels. Cash from operations in 1995 and 1994 was unusually high. Cash from operations for 1995 was favorably impacted by $30 million increased sales of trade receivables in an accounts receivable financing program and increases in accounts payable and accrued liabilities of $148 million primarily due to the timing of payments. Cash generated by operations in 1994 was unusually high primarily due to $70 million in proceeds from an accounts receivable financing program, $42 million in higher earnings before depreciation and amortization, lower working capital levels, $27 million attributable to termination proceeds from certain IBM contracts, and an $18 million tax refund from the carryback of 1993 losses. The increase in cash provided by operating activities for the six months ended June 30, 1997 as compared to the same period in 1996 primarily reflects the sale of receivables under the trade accounts receivable programs, stronger earnings before extraordinary loss and favorable changes in working capital accounts.

  In April 1995, the Company refinanced its $150 million term loan and $150 million revolving credit facility with a new $150 million term loan, which had a balance of $37 million at June 30, 1997, and a $250 million revolving credit facility, which had a balance of $65 million at June 30, 1997. The new term loan is to be repaid in equal quarterly installments of $12.5 million. Due to an $18 million prepayment in the fourth quarter of 1996 and to $95 million of prepayments during the third and fourth quarters of 1995, the next scheduled quarterly installment will be due on June 30, 1998. Any unpaid borrowings under the revolving credit facility are due at the maturity of the facility in January 1999. The revolving credit facility is available for general corporate purposes, including acquisitions and share repurchases, and is expected to be sufficient to meet the Company's working capital and capital expenditure requirements. See "--Capital Expenditures".

  As of June 30, 1997, the Company had other short term debt outstanding of $4.5 million and other long-term debt outstanding of $0.5 million.

  In March 1997, the Company prepaid its $120 million 14.25% senior subordinated notes due in 2001. The prepayment resulted in an extraordinary charge of $22 million ($14 million net of tax benefit) caused by a prepayment premium and other fees.

  In March 1997, the Company entered into three-year interest rate swaps with a total notional amount of $60 million, whereby the Company pays interest at a fixed rate of approximately 6.5% and receives interest at a floating rate equal to the three-month London Interbank Offered Rate (LIBOR). The swaps serve as a hedge of financings based on floating interest rates.

  Through its hedging programs, the Company attempts to insulate a portion of its foreign denominated cash flows from the impact of exchange rate fluctuations. The Company utilizes interest rate/currency swaps and has utilized interest rate caps to reduce its interest rate risks. Interest expense incurred in connection with these instruments amounted to $10, $8, $1 and $0 million, respectively, for the years ended December 31, 1994, 1995, 1996 and the six months ended June 30, 1997.

  Substantially all tangible and intangible assets of the Company (including shares of capital stock of the Company's subsidiaries) serve as collateral for the term loan and revolving credit facility. The credit agreement contains customary default provisions, including a default upon a "change of control" which includes the acquisition by one person or a related group of persons (other than C&D Fund IV and IBM) of 25% or more of the Company's voting securities unless C&D Fund IV owns a greater percentage of the Company's voting securities than such person or related group. After the Offerings, C&D Fund IV will hold approximately 15% of the Company's outstanding voting securities. The credit agreement also contains certain net worth, leverage and fixed charge coverage restrictions and other covenants which, among other things, restrict the payment of dividends on common stock, incurrence of additional debt, investments and joint ventures, repurchases of common stock, mergers or consolidations and sales of assets. The Company was in compliance with these requirements as of June 30, 1997.

  In October 1995, 50,000 shares of junior preferred stock owned by the Company's savings plan were exchanged for 750,000 shares of Class A Common Stock. The junior preferred stock was then retired.

  In December 1994, 850,000 shares of redeemable preferred stock with a liquidation value of $85 million were exchanged for 9,750,000 shares of Class A Common Stock with an estimated fair market value of $146 million at the date of exchange. The resulting premium of $61 million is reflected in the 1994 loss per share calculation. As a result of the exchange, the Company will avoid dividend payments totalling $101 million through 2003.

  The Company is party to an agreement to sell, on a limited recourse basis, up to $100 million of its U.S. trade receivables under a revolving arrangement. Proceeds from any such sales are available for general corporate purposes. The initial proceeds in 1994 of $70 million from this program were used to prepay term debt. At June 30, 1997, proceeds from the sale of trade receivables of approximately $91 million remained outstanding. The agreement, which contains net worth and fixed charge coverage restrictions similar to, but less restrictive than, those in the credit agreement, must be renewed annually, and was renewed in March 1997 with substantially the same financial covenants as the previous agreement. This arrangement provides the Company with lower cost funding than is currently available under its revolving credit facility.

  In January 1996, the Company entered into an agreement to sell up to 22 million deutsche marks of Germany trade receivables on a limited recourse basis. At June 30, 1997, 22 million deutsche marks of receivables (approximately $13 million at June 30, 1997 exchange rates) were outstanding under this program and, as collections reduce previously sold receivables, the Company may replenish these new receivables.

  In April 1996, the Company's board of directors authorized the repurchase of up to $50 million of its Class A Common Stock. In May 1997, the Company's board of directors authorized the repurchase of an additional $150 million of its Class A Common Stock. The repurchase authority allows the Company at management's discretion to selectively repurchase its stock from time to time in the open market or in privately negotiated transactions depending upon market price and other factors. The Company's credit facilities were amended to permit, among other things, the Company's repurchase of up to $200 million of Class A Common Stock. As of June 30, 1997, the Company had repurchased 2,093,514 shares in the open market at prices ranging from $21.25 to $27.50 per share for an aggregate cost of approximately $50 million. Subsequent to June 30, 1997, through September 30, 1997, the Company repurchased an additional 1,127,900 shares in the open market at prices ranging from $30.38 to $33.75 per share for an aggregate cost of approximately $36 million. The Company has agreed to repurchase 3,000,000 shares of Class A Common Stock from certain of the Selling Stockholders at a price per share equal to the initial public offering price for the Offerings net of the underwriting discount. The Company expects to use available borrowings under its existing credit facilities to finance the Share Repurchase. See "Certain Transactions and Relationships". After giving effect to the open market share repurchases and the Share Repurchase, the Company would have approximately $24 million of repurchase authority remaining.

 CAPITAL EXPENDITURES

  Capital expenditures totaled $58, $107, $145 and $31 million in 1994, 1995, 1996 and for the six months ended June 30, 1997, respectively. The decrease of $38 million in capital expenditures for the first six months of 1997 compared to the same period in 1996 is primarily due to the Company's 1996 expansion of its inkjet printer products manufacturing capacity, including the conversion of a Lexington facility and the establishment of facilities in Mexico and Scotland. The 1996 capital expenditures were funded primarily through cash from operations. Capital expenditures for 1997 have been and are expected to be funded primarily through cash from operations.

EFFECT OF CURRENCY EXCHANGE RATES AND EXCHANGE RATE RISK MANAGEMENT

  Revenues from international operations, including exports from the United States, represent an increasing portion of the Company's consolidated revenues and have grown from 45% of total revenues in 1994 to 57% of total revenues for the six months ended June 30, 1997, with European revenues accounting for about 69% of international revenues. Substantially all foreign subsidiaries maintain their accounting records in their local currencies. Consequently, period-to-period comparability of results of operations is affected by fluctuations in exchange rates. While currency translation has significantly affected international revenues and cost of revenues, it did not have a material impact on operating income in 1994 and 1995. For 1996 and for the six months ended June 30, 1997, currency translation effects on the Company's operating income were slightly unfavorable. The Company attempts to reduce its exposure to exchange rate fluctuations through the use of operational hedges, such as pricing actions and product sourcing decisions.

  The Company's exposure to exchange rate fluctuations generally cannot be minimized solely through the use of operational hedges. Therefore, the Company utilizes financial instruments such as forward exchange contracts and currency options to reduce the impact of exchange rate fluctuations on firm and anticipated cash flow exposures and certain assets and liabilities denominated in currencies other than the functional currency. Nevertheless, the Company cannot fully protect itself from exchange rate fluctuations. The Company does not purchase currency related financial instruments for purposes other than exchange rate risk management.

  In addition, the Company believes that international operations in new geographic markets will be less profitable than operations in U.S. and European markets as a result, in part, of the higher investment levels for marketing, selling and distribution required to enter these markets.

TAX MATTERS

  The Company's effective tax rate for 1996 was approximately 37%, and for 1995 was 24%. The effective tax rate in 1995 was favorably impacted by research and development tax credits and the benefits of a foreign sales corporation. In 1994, the Company's effective tax rate was 12%, primarily due to the utilization of U.S. tax loss carryforwards for which no benefit had previously been recognized.

  As of December 31, 1996, the Company had $6 million of alternative minimum tax credits available to offset future U.S. federal income taxes on an indefinite carryforward basis. The Company had non-U.S. tax loss carryforwards of $68 million, which expire between the years 1997 and 2014 for which no benefit had been recorded. A portion of these non-U.S. tax loss carryforwards (approximately $38 million) are not expected to provide a future benefit because they are attributable to income of certain non-U.S. entities that are also taxable in the U.S.

INFLATION

  The Company is subject to the effects of changing prices. The Company operates in an industry where product prices are very competitive and subject to downward price pressures. As a result, future increases in production costs or raw material prices could have an adverse effect on the Company's business. However, the Company actively manages its product costs and manufacturing processes in an effort to minimize the impact on earnings of any such increases.

NEW ACCOUNTING STANDARDS

  Effective January 1, 1997, the Company adopted Statement of Financial Accounting Standard ("SFAS") No. 125, Accounting for the Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The adoption of this accounting standard did not have a material impact on the Company's financial position, results of operations or liquidity.

  In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, Earnings per Share. This statement establishes standards for computing and presenting earnings per share ("EPS") and generally applies to all publicly held companies. This statement replaces the presentation of primary EPS and fully diluted EPS with a presentation of basic EPS and diluted EPS, respectively. Basic EPS excludes dilution and is computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding for the period. Similar to fully diluted EPS, diluted EPS reflects the potential dilution of securities that could share in the earnings. This statement is effective for the Company's financial statements for the year ended December 31, 1997. Restatement of all prior period EPS data presented is required. EPS calculated under SFAS No. 128 are not expected to be materially different from EPS calculated under the current method.

  In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income, effective for fiscal years beginning after December 15, 1997. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement does not require a specific format for that financial statement but requires that an entity display an amount representing total comprehensive income for the period in that financial statement. This statement requires that an entity classify items of other comprehensive income by their nature in a financial statement. For example, other comprehensive income may include foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. In addition, the accumulated balance of other comprehensive income must be displayed separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Reclassification of financial statements for earlier periods, provided for comparative purposes, is required. The Company has not determined the impact that the adoption of this new accounting standard will have on its consolidated financial statements. The Company will adopt this accounting standard on January 1, 1998, as required.

  In June 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, effective for fiscal years beginning after December 15, 1997. This statement establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the enterprise's chief operating decision maker in deciding how to allocate resources and in assessing performance. This statement requires reporting segment profit or loss, certain specific revenue and expense items and segment assets. It also requires reconciliations of total segment revenues, total segment profit or loss, total segment assets, and other amounts disclosed for segments to corresponding amounts reported in the consolidated financial statements. Restatement of comparative information for earlier periods presented is required in the initial year of application. Interim information is not required until the second year of application, at which time comparative information is required. The Company has not determined the impact that the adoption of this new accounting standard will have on its consolidated financial statement disclosures. The Company will adopt this accounting standard on January 1, 1998, as required.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

  Certain of the statements contained in this Prospectus and in documents incorporated herein by reference may be considered forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, (i) the statements in "--Trends" and "--Results of Operations" concerning (a) the Company's belief that its total revenue will continue to grow due to overall market growth and increases in its market share and that such growth will more than offset expected declines in sales of certain of its products, (b) the Company's belief concerning the growth of the market for non-impact technologies, (c) the Company's expectation that its overall margins will remain stable as new product introductions contribute to growth in printer unit volumes and the associated printing supplies business becomes a larger part of the Company's business, offsetting the decline in sales of certain of the Company's other office imaging products and the phase-out of its lower margin keyboard business, (d) the Company's belief that its operating income margins will be maintained in the second half of 1997 compared to the first half as a result of new product introductions and the launch of the "Prebate" laser cartridge marketing program and (e) the Company's belief that office desktop printers are one of the fastest growing segments of the laser printer market, (ii) the statements in "Prospectus Summary" (a) "--The Company--Inkjet Printers" concerning the Company's belief about continuing substantial growth in the market for inkjet printers in the future and (b) "--Supplies" and "--Strategy" regarding the Company's expectations for the growth and earnings potential of the associated supplies business, (iii) the statements in "Business--Market Overview and Strategy--Printers and Associated Supplies" concerning the Company's belief about growth in the printer hardware market, including double-digit growth in volume of certain product categories such as office desktop laser printers and color inkjet printers, continued growth in the Company's associated printer supplies business, and the after-market laser cartridge market being a market with significant growth potential, (iv) the statements in "Business--Legal Proceedings" concerning the Company's belief with respect to the possible effect of certain legal proceedings, and current or future claims of intellectual property infringement on its financial position or results of operations, (v) other statements as to management's expectations and belief presented in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" and (vi) variations in the foregoing statements whenever they appear in this Prospectus and the documents incorporated herein by reference. Forward-looking statements are made based upon management's current expectations and belief concerning future developments and their potential effects upon the Company. There can be no assurance that future developments affecting the Company will be those anticipated by management. There are certain important factors that could cause actual results to differ materially from estimates or expectations reflected in such forward-looking statements including without limitation the matters discussed in "Risk Factors" and the factors set forth below:

  . The Company's future operating results may be adversely affected if it is unable to continue to develop, manufacture and market products that meet customers' needs. The markets for printers and associated supplies are highly competitive, especially with respect to pricing and the introduction of new technologies and products offering improved features and functionality. The Company's major competitors, all of which have significantly greater financial, marketing and technological resources than the Company, have regularly lowered prices on their laser and inkjet printers and are expected to continue to do so. In particular, the inkjet printer market has experienced and is expected to continue to experience significant printer price pressure from the Company's major competitors. Price reductions beyond expectations or the inability to reduce costs, contain expenses or increase sales as currently expected, as well as price protection measures, could result in lower profitability and jeopardize the Company's ability to grow or maintain its market share.

  . The life cycles of the Company's products, as well as delays in product development and manufacturing, variations in the cost of component parts, delays in customer purchases of existing products in anticipation of new product introductions by the Company or its competitors and market acceptance of new products and programs, may cause a build up in the Company's inventories, make the transition from current products to new products difficult and could adversely affect the Company's future operating results. Further, some of the Company's newly developed products replace or compete with some of the Company's existing products. The competitive pressure to develop technology and products also could cause significant changes in the level of the Company's operating expenses.

  . Revenues derived from international sales, including exports from the United States, represent an increasing portion of the Company's consolidated revenues and have grown from 45% of total revenues in 1994 to 57% of total revenues for the six months ended June 30, 1997. Accordingly, the Company's future results could be adversely affected by a variety of factors, including foreign currency exchange rate fluctuations, trade protection measures, changes in a specific country's or region's political or economic conditions and unexpected changes in regulatory requirements. Moreover, margins on international sales tend to be lower than those on domestic sales, and the Company believes that international operations in new geographic markets will be less profitable than operations in the U.S. and European markets as a result, in part, of the higher investment levels for marketing, selling and distribution required to enter these markets.

  . The Company's success depends in part on its ability to obtain patents, copyrights and trademarks, maintain trade secret protection and operate without infringing the proprietary rights of others. Current or future claims of intellectual property infringement could prevent the Company from obtaining technology and could otherwise adversely affect its operating results, cash flows, financial position or business, as could expenses incurred by the Company in enforcing its intellectual property rights against others.

  . Factors unrelated to the Company's operating performance, including economic and business conditions, both national and international; the loss of significant customers or suppliers; changes in and execution of the Company's business strategy, including the impact of acquisitions; and the ability to retain and attract key personnel.

  While the Company reassesses material trends and uncertainties affecting the Company's financial condition and results of operations, in connection with its preparation of management's discussion and analysis of financial condition and results of operations contained in its quarterly and annual reports, the Company does not intend to review or revise any particular forward-looking statement referenced in this Prospectus or incorporated herein by reference in light of future events.

  The information referred to above should be considered by investors when reviewing any forward-looking statements contained in this Prospectus, in any documents incorporated herein by reference, in any of the Company's public filings or press releases or in any oral statements made by the Company or any of its officers or other persons acting on its behalf. By means of this cautionary note, the Company intends to avail itself of the safe harbor from liability with respect to forward-looking statements that is provided by
Section 27A and Section 21E referred to above.

                                   BUSINESS

  Lexmark is a global developer, manufacturer and supplier of laser and inkjet printers and associated consumable supplies for the office and home markets. Lexmark also sells dot matrix printers for printing single and multi-part forms by business users. In 1996, revenues from the sale of printers and associated printer supplies increased 24% from 1995 and accounted for 77% of total Company revenues of approximately $2.4 billion. In the first six months of 1997, revenues from the sale of printers and associated printer supplies increased 6% from the prior year period and accounted for 79% of the total Company revenues of approximately $1.1 billion.

  The Company's installed base of printers supports a large and profitable printer supplies business. Because consumable supplies must be replaced on average one to three times a year, depending on type of printer and usage, demand for laser and inkjet print cartridges is increasing at a higher rate than their associated printer shipments. This is a relatively high margin, recurring business that management expects to contribute to the stability of Lexmark's earnings over time.

  In addition to its core printer business, Lexmark develops, manufactures and markets a broad line of other office imaging products which include supplies for IBM branded printers, after-market supplies for OEM products, and typewriters and typewriter supplies that are sold under the IBM trademark. In 1996, revenues from the sale of other office imaging products increased 2% from 1995 and accounted for 22% of total Company revenues. In the first six months of 1997, revenues from the sale of other office imaging products decreased 9% from the prior year period, primarily as a result of lower typewriter and impact printing supplies volumes reflecting the continued decline of these markets, and accounted for 21% of total Company revenues.

  Approximately half of the Company's 1996 revenues were derived from sales outside the United States. Revenues derived from international sales, including exports from the United States, have increased from 45% of total revenues in 1994 to 57% of total revenues for the six months ended June 30, 1997. Lexmark's products are sold in nearly 150 countries in North and South America, Europe, the Middle East, Africa, Asia, the Pacific Rim and the Caribbean. As of June 30, 1997, the Company had approximately 7,700 employees worldwide.

PRINTERS AND ASSOCIATED SUPPLIES

  Lexmark competes primarily in the markets for office desktop laser and color inkjet printers--two of the fastest growing printer categories. Laser printers that print at speeds of 11-30 ppm are referred to herein as "office desktop" or "network" printers, while lower-speed (1-10 ppm) laser printers and inkjet printers are referred to herein as "personal" printers. Sales of office desktop laser and color inkjet printers and their associated supplies together represented approximately 86% and 87% of Lexmark's total printer and associated supplies revenues in 1996 and for the first six months of 1997, respectively.

  LASER PRINTERS. Network laser printer growth is being driven by the office migration from large mainframe computers to local area networks that link various types of computers using a variety of protocols and operating systems. This shift has created strong demand for office desktop laser printers with network connectivity attributes. With its Optra S laser printers, a majority of the Company's laser printers are office desktop printers, which the Company believes is one of the fastest growing segments of the laser printer market. For further discussion of the evolving nature of laser printer classifications, see "Business--Market Overview and Strategy--Printers and Associated Supplies".

  Lexmark develops and owns most of the technology for its laser printers and consumable supplies, which differentiates the Company from a number of its major competitors, including HP, which purchase laser engines from third parties. Lexmark's integration of research and development, manufacturing and marketing has enabled the Company to design laser printers with features desired by specific customer and application groups and has resulted in substantial market presence for Lexmark within certain industry segments such as banking, retail/pharmacy, automobile distribution and health care. The Company's critical technology and manufacturing capabilities have also allowed

Lexmark to effectively manage quality and to reduce its typical new product introduction cycle times, for example, in the case of laser printers from 24 months to approximately 12 to 16 months. Management believes its cycle times are among the fastest in the industry and that these capabilities have contributed to the Company's success over the last several years.

  INKJET PRINTERS. The color inkjet printer market, the fastest growing segment of the personal printer market, is expanding rapidly due to growth in personal computers at home and in business and the development of easy-to-use color inkjet technology with high quality color and black print capability at low prices. Based on data from industry analysts, management believes that the inkjet market grew from 4 million units in 1992 to 27 million units in 1996 and will continue to grow substantially as a result of the increase in the number of personal computers and as the inkjet market continues to shift from monochrome to color and as inkjet printers continue to replace low-speed laser printers. Lexmark introduced its first color inkjet printer using its own technology in 1994 and has experienced strong sales growth through retail outlets. The Company has increased its product distribution through retail outlets, with the number of such outlets worldwide rising from approximately 5,000 retail outlets in 1995 to more than 15,000 in 1996. The Company has made substantial capital investments in its inkjet production capacity in 1995 and 1996 to address the growing demand for its color inkjet printers.

  SUPPLIES. The Company is currently the exclusive source for new print cartridges for the laser and inkjet printers it manufactures. Management expects that an increasing percentage of future Company earnings will come from its consumable supplies business, due to the consumer's continual usage and replacement of cartridges. In 1996, the Company substantially expanded its inkjet cartridge manufacturing capacity in both North America and Europe.

OTHER OFFICE IMAGING PRODUCTS

  The Company's other office imaging products category includes many mature products such as supplies for IBM printers, typewriters and typewriter supplies and other impact supplies that require little investment but provide a significant source of cash flow. The Company introduced after-market laser cartridges in May 1995 for the large installed base of a range of laser printers sold by other manufacturers. Management believes that the potential for an after-market laser cartridge business is significant. The Company's strategy for other office imaging products is to pursue the after-market OEM laser supplies opportunity while at the same time managing its mature businesses for cash flow.

KEYBOARDS AND OTHER

  In the first quarter of 1996, the Company completed the phase-out of its keyboard business. Keyboard sales accounted for 8% and 3%, respectively, of the Company's revenue and gross profit for 1995.

MARKET OVERVIEW AND STRATEGY

 PRINTERS AND ASSOCIATED SUPPLIES

  MARKET OVERVIEW

  In 1996, estimated industry-wide revenue for printer hardware in the 1-30 ppm speed category, including network, personal and dot matrix, was approximately $26 billion. Management believes, based on industry analysts' estimates, that this market will in the aggregate continue to experience modest growth through 2000. However, the Company believes that certain product categories within this market that it has targeted, such as office desktop laser printers and color inkjet printers, will experience, on average, double-digit growth in volume. An overview of the printer markets in which the Company competes is summarized below:

                                       U.S.                               PRIMARY       PAPER
                           SPEED   PRICE RANGE        PRINT QUALITY       MARKET        MEDIA
                         --------- ------------ ------------------------- ------- -----------------
Color Laser............. 2-5 ppm   $3,000-8,000 Better/Best (300-600 dpi) Office  Plain
Mono Laser..............           $  400-5,000 Best (1200 x 1200 dpi)    Office  Plain
 Personal............... 1-10 ppm
 Office Desktop/
  Network............... 11-30 ppm
Color Inkjet............ 0.3-3 ppm $  140-3,000 Better (300-1440 dpi)       Home  Plain/Coated
Dot Matrix.............. 2-4 ppm   $  100-  500 Good (240-360 dpi)        Office  Plain/Multi Parts

  LASER PRINTERS. The laser printer market is categorized by print speeds. Office desktop or network laser printers are those that print 11-30 ppm while low-speed lasers typically print 1-10 ppm*. Management believes that the overall printer market is bifurcating into two principal segments: office desktop printers suitable for an office environment and low-speed, lower cost printers suitable for recreational and home office use by individuals.

  In recent years, businesses have shifted from relying on large mainframe computers to using local area networks ("LAN") that connect various types of computers using a variety of protocols and operating systems. With this shift has come the need for network printers that can communicate with, and adapt to, the various configurations of the computers they serve. The ability to process jobs quickly is also important. Most printers employed in the network environment are office desktop printers with sophisticated software management tools. Management expects network printers to continue to increase in speed and that special features will proliferate to enhance network connectivity.

  Low-speed laser printers are generally used as personal printers and are not connected to networks. This segment is characterized by intense price pressure and is vulnerable to replacement by low cost, color inkjet printers.

  Based on the available market data, management believes that between 1991 and 1996 there was steady growth in overall shipments of network and personal laser printers (1-30 ppm), although different segments of the market experienced different growth rates. The Company's shipments of network and personal laser printers taken as a whole during 1991 to 1996 increased at a compound
--------
* Data available from industry analysts as to the size of the laser and inkjet printer market varies widely. The variance in laser printer market data is caused in part by the rapid pace of change in laser printer speeds which makes comparative analyses based on comparable product categories difficult over a recent historical period. The Company bases its analysis of historical market trends on the data available from several different industry analysts. The ranges of printing speed used to define and distinguish between laser printer categories described in this Prospectus are based on the Company's own internal analysis of the laser printer categories currently used by certain industry analysts to measure the laser printer market.

annual rate, which management believes reflected the overall rate of growth of the market as a whole. Within the office desktop network laser printer category, Lexmark shipments increased at a rate which enabled the Company to gain market share. Lexmark shipments of low-speed laser printers also grew during the same period but not as fast as the market growth within that category. Management expects the market unit volume for low-speed laser printers to grow moderately but that the market for office desktop laser printers--which includes the Company's Optra S line of laser printers--will experience, on average, double-digit growth through 2000.

  Laser printer unit growth in recent years has generally exceeded the growth rate of laser printer revenues due to unit price pressure. This is partially offset by the tendency for customers in the network segment of the market to trade up to models with faster speeds, greater network connectivity, and other new features. New models with such enhanced features generally sell at higher price points and carry higher gross profit margins than the models they replace.

  INKJET PRINTERS. Growth in the market for inkjet printers, which are mainly used as personal printers, reflects increased penetration of personal computers for recreational and home office use. Strong market demand also reflects the availability of low-cost technology capable of providing customers with good quality printing at affordable prices. Lexmark's shipments of inkjet printers increased at or near triple-digit rates annually from 1993 through 1996 and at double-digit rates for the first six months of 1997 which has enabled the Company to gain market share. Lexmark entered the color inkjet printer market with its own technology in 1994.

  Growth in inkjet printer revenue has been slower than unit growth due to rapidly declining prices. The greater affordability of color inkjet printers has been an important factor in the explosive growth of this market.

  DOT MATRIX PRINTERS. The market for dot matrix printers has been declining for several years and volumes are expected to continue to decline in the future due in large part to replacement by inkjet printers with higher print quality.

  ASSOCIATED PRINTER SUPPLIES. Printer supplies products are defined by the printing technology. Impact supplies are used in printers and typewriters that put marks on paper through the use of some form of physical force, usually a wire or hammer which applies force to a ribbon. The majority of impact supplies are either fabric or film ribbons. Non-impact supplies are used in printers that do not use force to put marks on paper. For example, the laser printer uses electrophotography to place toner on paper. Non-impact supplies include toner and photoconductor as well as ink cartridges used in inkjet printers.

  The principal supply product for laser printers is a laser cartridge, which includes toner and photoconductor. The principal supply product for inkjet printers is an inkjet print cartridge, which includes ink and a circuit assembly. The principal supply product for Lexmark's dot matrix printers is an inked fabric ribbon. As the installed base of Lexmark laser and inkjet printers continues to grow, the market for their associated supplies will grow as such supplies are continually purchased throughout the life of the printers.

 STRATEGY

  Lexmark's laser printer strategy is to target fast growing industry segments of the network printer market and to increase market share by providing high quality, technologically advanced products at competitive prices. To promote Lexmark brand awareness and market penetration, Lexmark will continue to identify and focus on customer segments where Lexmark can differentiate itself by supplying laser printers with features that meet specific customer needs and represent the best total cost of printing solution. Management intends to continue to develop and market products with more function and capabilities than comparably priced HP printers. The Company's inkjet printer strategy is to generate demand for the Lexmark color inkjet printer by offering high-quality products at competitive prices to retail and OEM customers. Management expects that the Company's associated printer supplies business will continue to grow as its installed base of laser and inkjet printers increases.

  For the business customer, Lexmark expects to continue to offer an array of advanced laser printer products with superior features and functions, higher speeds and better print resolution at competitive prices. The Company believes that it is well-positioned to take advantage of the growth potential of LAN printers due to its development and ownership of both the software and hardware features that provide network connectivity and management tools. Lexmark has targeted the office desktop laser printer markets and, as it has with the 1,200 dpi Optra S family, intends to remain one of the few printer companies that create industry-wide standards for laser printer performance. Lexmark focuses continually on enhancing the network capability of its laser printers by introducing new products, like its MarkVision printer management utility, that enhance the ability of its printers to function efficiently in a LAN environment and provide significant flexibility to the LAN user.

  Lexmark's large account marketing team focuses on demand generation in Fortune 1000 companies, other large corporations globally and specific industries where Lexmark can differentiate itself by supplying high function products with customized features to meet specific needs. These marketing teams work with Lexmark's development teams to design features requested by large account customers for specific functions. Lexmark has had recent success in its large account marketing team's target markets, such as in the finance sector (whose customers are served by Lexmark's duplex (double-sided printing) and "flash memory" feature which permits instantaneous printing and updating of forms in all locations). Another of the Company's strategies is to offer its advanced network management software in products to enable these financial institutions to more efficiently manage and control their network printing activities. Lexmark expects that its marketing strategy focusing on significant industry segments will promote Lexmark brand awareness and provide a platform for greater penetration of the laser printer market through sales by dealers and distributors.

  For the office and home user, Lexmark focuses on manufacturing well-priced, reliable, easy-to-use color inkjet printers. The Company expects that hardware improvements in this market will result in faster printing and better print quality. On the software side, the Company expects that enhanced compatibility with standard PC operating systems, such as Microsoft Windows 95, and software features that take advantage of the computing power of the PC for printing functions will permit the Company to reduce manufacturing costs for the printers and to produce a product that is easier to use. Lexmark believes that its core product offerings in this market will also permit it to build brand recognition in the retail channels.

  On the manufacturing side, the Company is continually focusing on ways to reduce costs and expand capacity while maintaining high quality. The Company will also consider strategic acquisitions in the future to leverage its technological expertise.

OTHER OFFICE IMAGING PRODUCTS

 MARKET OVERVIEW

  Other office imaging products include typewriters for office use and associated supplies sold under the IBM name, impact supplies for Lexmark printers that are no longer in production, supplies for IBM branded printers and after-market printer supplies for other OEM printers. The markets for most of the Company's other office imaging products are generally declining, other than the market for after-market laser cartridges for other OEM printers, which the Company believes is a market with significant growth potential.

  In 1996, non-impact supplies were estimated to be an approximately $28 billion opportunity worldwide, compared to the impact supplies opportunity of approximately $2 billion. Based on available industry data, the Company estimates that worldwide impact supplies revenue will decline steadily in future years, while non-impact supplies revenue will continue to grow.

  Management expects that office typewriter market revenue will continue to decline.

 STRATEGY

  In view of declining revenues and profit margins from sales of typewriters and typewriter supplies and sales of other office imaging products for IBM printers, the Company's strategy for other office imaging products is to pursue the after-market OEM supplies opportunity while at the same time managing its mature businesses for cash flow. The Company will continue to compete with other OEMs to provide supplies for their installed bases of laser printers. The Company may pursue selected acquisitions of other office imaging products companies.

  Lexmark will make minimal further investment in impact supplies and management expects profit margins on such products to decline as a result of new agreements with IBM that generally became effective on March 27, 1996. As a result of its high quality products, the Company benefits from customer loyalty, which has historically permitted it to continue its premium pricing strategy.

KEYBOARDS AND OTHER

  The Company historically manufactured keyboards primarily for IBM. Following the expiration in March 1996 of the Company's keyboard agreement with IBM and management's expectation that the keyboard industry will continue to experience price declines resulting in low margins and a low return on assets, the Company completed its transition out of the keyboard business by the end of the first quarter of 1996. Keyboard sales accounted for 8% and 3%, respectively, of the Company's revenue and gross profit for 1995.

PRODUCTS

  The Company's current product offerings consist primarily of the Lexmark Optra S laser printer product line and Optra SC color laser printer, the Optra E+ personal laser printer, a wide range of inkjet printers, a family of network print servers, typewriters and dot matrix printers. The Company also designs, manufactures and distributes a variety of print cartridges for use in its laser and inkjet printers as well as approximately 1,200 other office imaging products, including typewriter supplies and supplies for other printers, including IBM printers.

  Lexmark's main printer products are listed below:

          CATEGORY                      PRODUCTS              U.S. PRICE RANGE
          --------                      --------              ----------------
   OFFICE DESKTOP/NETWORK
     Mono Laser                       Optra S 1250              $1,150-1,300
                                      Optra S 1650              $1,300-1,900
                                      Optra S 2450              $2,400-3,200
                                        Optra N                 $2,600-3,400
     Color Laser                     Optra SC 1275              $3,700-5,000
   PERSONAL LASER                       Optra E+                $    400-700
   COLOR INKJET            Color Jetprinter 1000, 2030 & 2050   $    140-200
                              Color Jetprinter 3000 & 7000      $    250-400
                                 Color Jetprinter 4079+         $2,650-3,000
   DOT MATRIX                             23XX                  $    300-500
                                          4227                  $1,300-1,500

  The Company has upgraded and improved its laser printer product offerings significantly since the Acquisition with the introduction of several models adding functionality and performance at lower prices. The Company's current network laser family, the Optra S line, was introduced in the second quarter of 1997 and offers six products at various price ranges. The Optra S line includes models at 12, 16 and 24 ppm and include 1,200 dpi printing, high performance RISC processors and a wide range of paper handling options. The Optra SC color laser printers offer high quality business color printing at 12 ppm black and 3 ppm color. Another standard feature of the product line is MarkVision, Lexmark's printer management program, which permits bi-directional communication for status management between the user or LAN administrator and the printer.

  In addition to offering connectivity solutions and management tools as features on its laser printers, Lexmark also designs and manufactures network print servers. These products provide a means to connect a printer lacking its own network adapter to a local area network. The Company's current product offering is the MarkNet XLe, a multiprotocol server capable of supporting 18 different networking environments. MarkNet XLe offers enhancements to Lexmark's previous product offerings at a lower price.

  The Company currently markets a number of personal color inkjet printers for individual home and office use. These printers generally retail in a range of $140-$400 and offer sharp color printing, fast performance, compatibility with leading software applications, and ease of installation and use.

  The Company also markets five dot matrix printers in the $300-$1,500 price range for customers who print large volumes of multi-part forms.

  The Company designs, manufactures and distributes a variety of cartridges for use in its installed base of laser and inkjet printers. Lexmark is currently the exclusive source for new print cartridges for the printers it manufactures.

  The Company's other office imaging products include over 1,200 products, including typewriter products and products for IBM and other OEM printers using both impact and non-impact technology. The Company continues to offer a broad line of typewriters with the IBM logo, which remain the industry leaders. The Company also provides a wide range of supplies for the large installed base of IBM printers including toners, ribbons, photoconductors and other printer accessories. Lexmark also manufactures and sells after-market laser cartridges for laser printers sold by other manufacturers.

MARKETING AND DISTRIBUTION

 PRINTERS AND ASSOCIATED SUPPLIES

  The Company markets and distributes its laser printers primarily through its well-established dealer network, which includes such dealers as Microage Computers, Ameridata, Vanstar, Tech Data, Merisel, Ingram Micro and Inacom. The Company's products are also sold through value-added resellers, who offer custom solutions to specific markets.

  The Company employs large account marketing teams whose mission is to generate demand for Lexmark printers primarily among Fortune 1000 companies and other large corporations globally. In recent years, a number of marketing teams have focused on industry segments such as banking, retail/pharmacy, automobile distribution and health care. Those teams, in conjunction with the Company's development and manufacturing teams, are able to design product capabilities and solutions to meet customer specifications for printing electronic forms, media handling, duplex printing and other custom solutions. The majority of customer orders solicited by these marketing teams are filled through dealers or resellers.

  The Company distributes its personal inkjet printers primarily through more than 15,000 retail outlets worldwide including office superstores such as Office Depot, Office Max and Staples, computer superstores such as Computer City, consumer electronics stores such as Circuit City, Best Buy and Radio Shack, other large regional chains and overseas stores such as Dixons, Carrefour, Harvey Norman and Vobis.

  The Company's international sales are an important component of its operations. The Company's sales and marketing activities in its global markets are organized to meet the needs of the local jurisdictions and the size of their markets. The Company's European marketing operation is structured similarly to its domestic marketing activity. The Company's products are available from major information technology resellers such as Northamber and in large markets from key retailers such as Media Markt in Germany, Dixons in the United Kingdom and Carrefour in France. Canadian marketing activities, like those in the United States, focus on large account demand generation and vertical markets, with orders filled through distributors and retailers. The Company's Latin American and Asian Pacific markets are served through a combination of Lexmark sales offices, strategic partnerships and distributors. The Company also has sales and marketing efforts for OEM opportunities.

  The Company's printer supplies and other office imaging products are generally available at the customer's preferred point of purchase through multiple channels of distribution. Although channel mix varies somewhat depending on the geography, substantially all of the Company's supplies products sold commercially in 1996 were sold through the Company's network of Lexmark-authorized supplies distributors and resellers who sell directly to end users or to independent office supply dealers. Lexmark's supplies are also available at office and computer superstores, consumer electronics stores and mass merchandisers.

COMPETITION

 PRINTERS AND ASSOCIATED SUPPLIES

  The markets for printers and associated supplies are highly competitive, especially with respect to pricing and the introduction of new products and features. The office desktop laser printer market is dominated by HP, which has a widely recognized brand name and has been estimated to have an approximate 65% to 70% market share. Several other large manufacturers such as Canon, Apple, Xerox and IBM also compete in the laser printer market. See "Business--IBM Relationship".

  The Company's strategy is to target fast growing segments of the network printer market and to increase market share by providing high quality, technologically advanced products at competitive prices. This strategy requires that the Company continue to develop and market new and innovative products at competitive prices. New product announcements by HP and the Company's other principal competitors, however, can have and in the past have had a material adverse effect on the Company's financial results. Such new product announcements can quickly undermine any technological competitive edge that one manufacturer may enjoy over another and set new market standards for quality, speed and function. Furthermore, knowledge in the marketplace about pending new product announcements by the Company's competitors may also have a material adverse effect on the Company inasmuch as purchasers of printers may defer purchasing decisions until the announcement and subsequent testing of such new products.

  In recent years, the Company and its principal competitors, all of which have significantly greater financial, marketing and technological resources than the Company, have regularly lowered prices on printers and are expected to continue to do so. The Company is vulnerable to these pricing pressures which, if not mitigated by cost and expense reductions, may result in lower profitability and could jeopardize the Company's ability to grow or maintain market share and build an installed base of Lexmark printers. The Company expects that, as it competes more successfully with its larger competitors, the Company's increased market presence may attract more frequent challenges, both legal and commercial, from its competitors, including claims of possible intellectual property infringement.

  HP is also the market leader in the personal color inkjet printer market and, with Canon and Epson, has been estimated to account for approximately 80 to 90% of worldwide personal color inkjet printer sales. As with laser printers, if pricing pressures are not mitigated by cost and expense reduction, the Company's ability to maintain or build market share and its profitability could be adversely affected. In addition, as a relatively new entrant to the retail marketplace with a less widely recognized brand name, the Company must compete with HP, Canon and Epson for retail shelf space for its inkjet printers. There can be no assurance that the Company will be able to continue to penetrate the retail marketplace.

  Like certain of its competitors (including Xerox), the Company is a supplier of after-market laser cartridges for laser printers using certain models of Canon engines. There is no assurance that the Company will be able to compete effectively for a share of the after-market cartridge business for its competitors' base of laser printers. The Company's participation in this market may have an adverse effect on the Company's relations with certain of its suppliers. Although Lexmark is currently the exclusive supplier of new print cartridges for its laser printers, there can be no assurance that other companies will not develop new compatible cartridges for Lexmark laser printers. In addition, refill and remanufactured alternatives for the Company's cartridges are available from independent suppliers and, although generally offering lower print quality, compete with the Company's supplies business. As the installed base of laser and inkjet printers grows and ages, the Company expects competitive refill and remanufacturing activity to increase.

 OTHER OFFICE IMAGING PRODUCTS

  The market for other office imaging products is extremely competitive and the impact segment of the supplies market is declining. Although the Company has exclusive rights to market certain IBM branded supplies until April 1999, there are more than 100 independent ribbon manufacturers and more than 25 independent toner manufacturers competing to provide compatible supplies for IBM branded printing products. Independent manufacturers compete for the after-market ribbon business under either their own brand, private label, or both, using price, aggressive marketing programs, and flexible terms and conditions to attract customers. Depending on the product, prices for compatible products produced by independent manufacturers generally range from 15% to 70% below the Company's prices.

  The Company is less dependent on revenue and profitability from its other office imaging products business than it has been historically and intends to focus on the growing portions of that market such as the after-market laser cartridge supplies category. There is no assurance that the Company will be able to compete in the after-market laser supplies business effectively or that the declining market areas in its other office imaging products business will not adversely affect the Company's operating results.

  The Company does not expect any major new entrants into the ribbon market. However, in response to the declining impact supplies opportunity, many established competitors are investing in non-impact capacity and joining forces through acquisitions on a worldwide basis. The Company's primary U.S. competitors in the overall supplies market include Nu-kote, Turbon, GRC and NER. Internationally, the Company's primary competitors are Turbon, Armor, TBS, and Pelikan (acquired by Nu-kote) in Europe and Fullmark in the Far East.

  The Company is increasing its efforts to provide laser supplies for other OEM printers. As an after-market supplier in the all-in-one laser cartridge business, the Company faces competition from both the OEMs and cartridge remanufacturers. In order to become an effective worldwide supplier of after-market cartridges, the Company will need to compete with HP, Canon and Xerox.

  The Company believes the current number of competitors in the declining worldwide office typewriter market is fewer than 10, down significantly from over 40 in the mid-1980's. The four primary competitors in the U.S. market are Canon, Nakajima, Panasonic and Swintec. The Company believes that it is dominant in the U.S. office typewriter market. Remaining office typewriter competitors with multiple product lines continue to shift focus to other products in their portfolios (copier, fax, PC, multifunction, etc.). No significant new office typewriter product announcements have been made by any key competitor since 1993.

MANUFACTURING

  The Company's manufacturing facilities are located in Lexington, Kentucky, Boulder, Colorado, Orleans, France and Sydney, Australia, all of which are ISO 9000 certified. The Company opened new facilities during 1996 in Rosyth, Scotland and Juarez, Mexico. Most of the Company's laser and inkjet technologies are developed in Lexington. The Company's manufacturing strategy is to keep processes that are technologically complex, proprietary in nature and higher value added, such as the manufacture of inkjet cartridges, at the Company's own facilities. Stable technology, labor intensive and non-strategic operations, such as the manufacture of dot matrix printers, are typically performed by lower-cost vendors.

  Management believes that the Lexington manufacturing facility employs some of the most modern techniques in the industry. In order to make its facility capable of implementing new products with a shorter cycle time, the Company revamped the Lexington facility from a fully automated plant to a more flexible facility. Accordingly, the Company has the ability to adapt the plant to the requirements of a new product and to adopt more efficient manufacturing techniques as they are developed. The plant's electronic card assembly and test facility with surface mount technologies also enhances the Company's manufacturing capability.

  The Company's development and manufacturing operations for laser printer supplies which include toners, photoconductor drums, developers, charge rolls and fuser rolls, are located in Boulder. The Company has made significant capital investments in the Boulder facility to expand toner and photoconductor drum processes.

RAW MATERIALS

  The Company procures a wide variety of components used in the manufacturing process, including semiconductors, electro-mechanical components and assemblies, as well as raw materials, such as plastic resins. Although many of these components are standard off-the-shelf parts that are available from multiple sources, the Company often utilizes preferred supplier relationships to better ensure more consistent quality, cost, and delivery. Typically, these preferred suppliers maintain alternate processes and/or facilities to ensure continuity of supply. The Company generally must place commitments for its projected component needs approximately three to six months in advance. The Company occasionally faces capacity constraints when there has been more demand for its printers and associated supplies than initially projected.

  Some components of the Company's products are only available from one supplier, including certain custom chemicals, microprocessors, application specific integrated circuits and other semiconductors. In addition, the Company sources some printer engines and finished products from OEMs. Although the Company purchases in anticipation of its future requirements, should these components not be available from any one of these suppliers, there can be no assurance that production of certain of the Company's products would not be disrupted. Such a disruption could interfere with the Company's ability to manufacture and sell products and materially adversely affect the Company's business.

RESEARCH AND DEVELOPMENT

  The Company's research and development activity has focused on laser and inkjet printers and associated supplies and on network connectivity products. The Company is selective in targeting its research and development efforts. For example, anticipating the industry trend, the Company minimized investing in dot matrix technology in 1991 and has instead devoted its research and development resources to the faster growing markets for laser and inkjet printers. The Company has been able to keep pace with product development and improvement while spending less than its larger competitors on research and development and has even been able to achieve significant productivity and minimize research and development costs. In the case of certain products, the Company may elect to purchase products and key components from third party suppliers.

  The Company is committed to being a technology leader in its targeted areas and is actively engaged in the design and development of additional products and enhancements to its existing products. Its engineering effort focuses on laser, inkjet, and connectivity technologies as well as design features that will increase efficiency and lower production costs. The process of developing new technology products is complex and requires innovative designs that anticipate customer needs and technological trends. Research and development expenditures were $101 million in 1994, $116 million in 1995, $124 million in 1996 and $62 million during the first six months of 1997. In addition, the Company must make strategic decisions from time to time as to which new technologies will produce products in market segments that will experience the greatest future growth. There can be no assurance that the Company can continue to develop the more technologically advanced products required to remain competitive.

IBM RELATIONSHIP

  In connection with the Acquisition, IBM entered into numerous agreements to support the Company's operations for a five-year term. These agreements, which expired on March 27, 1996, included a keyboard supply agreement (which obligated IBM to acquire essentially all of its desktop keyboard requirements from the Company), an internal use agreement (which obligated IBM to acquire substantially all of its requirements for desktop printers, typewriters and associated supplies from the Company), an IBM trademark license agreement (which permitted the Company to use the IBM trademark on certain of its products) and a non-competition agreement (pursuant to which IBM was prohibited from competing with the Company's products).

  The Company completed its transition out of the keyboard business by the end of the first quarter of 1996 and entered into an agreement with IBM providing for the orderly transition of the Company's keyboard business to IBM or other vendors. Under this agreement with IBM, IBM paid the Company $36.5 million of which $24 million related to amounts recorded by the Company through September 30, 1995, $6 million of profit recorded through March 1996, and $6.5 million for the purchase of certain keyboard assets. The Company's keyboard business, of which IBM represented approximately 95%, accounted for revenues of $201, $177 and $32 million for the years 1994, 1995 and 1996, respectively. Under the original agreement with IBM, the Company's keyboard business was guaranteed a minimum gross profit, and in the years ended 1994, 1995 and 1996, the keyboard business contributed $28, $18 and $6 million, respectively, toward the Company's consolidated gross profit.

  Sales to IBM (excluding sales of keyboards) were $215, $258, $163 and $54 million for the years 1994, 1995, 1996, and the six months ended June 30, 1997, respectively. The Company believes IBM will continue to be a significant customer but that future revenue and profitability from IBM sales will continue to decline as the Company's core printer and associated supplies business represents a larger percentage of the Company's total business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Trends".

  In the third quarter of 1995, the Company entered into a profit sharing supplies agreement with IBM and a related agreement for an extension of the IBM trademark agreement that allows the Company to continue to use the IBM logo on certain existing printer supplies in its other office imaging products line through March 31, 1999. Under these agreements, Lexmark has been required since April 1996 to share the profits from the Company's sale of certain products bearing the IBM logo. The Company also entered into a royalty agreement for an extension of the right to use the IBM logo on typewriters, typewriter supplies and certain other IBM branded printer supplies through March 27, 2001. Since these new arrangements became effective on March 27, 1996, the Company estimates that operating income has been reduced approximately $7 million to $9 million a quarter.

  Since March 27, 1996, IBM is no longer required to purchase its desktop printers and typewriters from the Company. However, IBM subsequently entered into an agreement to use its best efforts to buy its printer and typewriter supplies from the Company through March 31, 1999. In addition, since March 27, 1996, IBM is no longer prohibited from competing with the Company's printer business, and in June 1996 IBM introduced laser printer products that compete with the Company's products. See "Risk Factors--Competition".

  Although the Company and IBM have entered into agreements providing for an ongoing relationship, the Company expects that future revenue and profit received from IBM will decline significantly and that such decline could have a material adverse effect on the Company. However, the Company anticipated the expiration of these agreements and has redeployed the resources previously utilized on the declining keyboard and other businesses associated with the majority of the IBM agreements to the Company's strategically important businesses.

LARGE CUSTOMERS

  No customer other than IBM has accounted for more than 10% of the Company's consolidated revenues since 1994.

BACKLOG

  The Company generally ships its products within 30 days of receiving orders and therefore has a backlog of generally less than 30 days at any time, which backlog the Company does not consider material to its business.

EMPLOYEES

  As of June 30, 1997, the Company had approximately 7,700 employees worldwide of which 5,600 were located in the U.S. and the remaining 2,100 in Europe, Canada, Latin America and Asia Pacific. None of the U.S. employees are represented by any union. Employees in France, Germany and the Netherlands are represented by Statutory Works Councils. Substantially all regular employees have stock options. The Company's employees have been organized in employee teams that are able to make rapid decisions and to implement those decisions to achieve faster development and manufacturing cycle times.

PROPERTIES

  The Company's manufacturing and other material operations are conducted at the facilities set forth below:

 LOCATION               SQUARE FEET           ACTIVITIES              STATUS
 --------               -----------           ----------             --------
 Lexington, KY.........  2,966,000  Headquarters, Manufacturing,
                                    Development, Administrative,
                                    Distribution, Warehouse,
                                    Marketing                        Owned
                           266,000  Warehouses, Development          Leased(1)
                                    Manufacturing, Development,
 Boulder, CO...........    332,000  Warehouse                        Leased(2)
 Dietzenbach, Germany..     49,000  Administrative, Warehouse        Leased(3)
 Juarez, Mexico........     95,000  Manufacturing, Administrative    Owned
                                    Administrative, Marketing,
 Markham, Ontario......     31,000  Warehouse                        Leased(4)
                                    Manufacturing, Administrative,
 Orleans, France.......    452,000  Warehouse                        Owned
 Ormes, France.........    192,000  Warehouse                        Leased(5)
 Paris, France.........     30,000  Administrative, Marketing        Leased(6)
                            48,000  Administrative, Marketing        Leased(7)
 Rosyth, Scotland......     92,000  Manufacturing, Administrative    Owned
 Sydney, Australia.....     64,000  Manufacturing, Administrative,
                                    Warehouse, Marketing             Leased(8)

--------
(1) Leases covering 151,000 square feet expire September 1998 and carry one-year renewal options. Lease covering 115,000 square feet expires August 1998 and carries five three-year renewal options.
(2) Lease covering 278,000 square feet expires May 2001 and carries three five-year renewal options. Lease covering 54,000 square feet expires January 1998 and carries three one-year renewal options.
(3) Leases covering this property expire September 2004 and there are no renewal options.
(4) Lease covering this property expires September 2001 and carries two five-year renewal options.
(5) Lease covering this property expires February 1999 and carries one three-year renewal option.
(6) Leases covering this property have terminated and the Company expects to vacate these premises and resume its activities in new facilities, described below, in December 1997.
(7) Leases covering this property commence December 1997 and expire December 2006, and there are no renewal options.
(8) Lease covering this property expires March 2002 and carries one six-year renewal option.

  The Company believes its facilities are in good operating condition. Except for the Juarez, Mexico and Rosyth, Scotland facilities, properties owned by the Company serve as collateral for the Company's term loan and revolving credit facility. See "Management's Discussion and Analysis--Liquidity and Capital Resources".

INTELLECTUAL PROPERTY

  The Company's intellectual property is one of its major assets and the ownership of the technology used in its products is important to its competitive position. The Company has about 120 patent cross-license agreements of various types with various third parties. These license agreements include agreements with, for example, Canon and HP. Most of these license agreements provide cross-licenses to patents arising from patent applications first filed by the parties to the agreements before certain dates in the early 1990s, with the date varying from agreement to agreement. Each of the IBM, Canon and HP cross-licenses grants worldwide, royalty-free, non-exclusive rights to the Company to use the covered patents to manufacture certain of its products. Certain of the Company's material license agreements, including those that permit the Company to manufacture its current design of laser and inkjet printers and after-market laser cartridges for certain OEM printers, terminate as to future products upon certain "changes of control" of the Company. See "Risk Factors--Certain Provisions Relating to Changes in Control". The Company also holds a number of specific patent licenses obtained from third parties to permit the production of particular features in products.

  The Company holds approximately 1,325 patents worldwide and has approximately 500 pending patent applications worldwide covering a range of subject matter. The Company has filed over 600 worldwide patent applications since its inception in 1991. The Company's patent strategy includes obtaining patents on key features of new products which it develops and patenting a range of inventions contained in new supply products such as toner and ink cartridges for printers. Where appropriate, the Company seeks patents on inventions flowing from its general research and development activities. While no single patent or series of patents is material to the Company, the Company's patent portfolio in the aggregate serves to protect its product lines and offers the possibility of entering into license agreements with others.

  The Company designs its products to avoid infringing the intellectual property rights of others. The Company's major competitors, such as HP and Canon, have extensive, ongoing worldwide patenting programs. As is typical in technology industries, disputes arise from time to time about whether the Company's products infringe the patents or other intellectual property rights of major competitors and others. As the Company competes more successfully with its larger competitors, more frequent claims of infringement may be asserted.

  In October 1996, Lexmark International entered into an agreement with HP to cross-license each other's patents filed prior to a specified date (the "HP Agreement"). The HP Agreement generally gives both parties a worldwide non-exclusive license under the licensed patents for the manufacture and sale of printers, as well as accessories and consumable supplies designed for use with each party's own printers. In addition, the HP Agreement resolves issues of patent infringement that had been raised by both companies and does not involve any royalty or other payment by either party. The HP Agreement generally permits licenses granted thereunder to be terminated in the event of a "change in control," which includes, in very limited circumstances, an acquisition of substantially less than 50 percent of LIG's or Lexmark International's voting shares.

  The Company has trademark registrations or pending trademark applications for the name LEXMARK in approximately 70 countries for various categories of goods. The Company also owns a number of trademark applications and registrations for product names, such as the OPTRA laser printer name. Although the Company believes the LEXMARK trademark is material to its business, it does not believe any other trademarks are material.

  The Company holds worldwide copyrights in computer code, software and publications of various types.

ENVIRONMENTAL AND REGULATORY MATTERS

  The Company's operations, both domestically and internationally, are subject to numerous laws and regulations, particularly relating to environmental matters that impose limitations on the discharge of pollutants into the air, water and soil and establish standards for the treatment, storage and disposal of solid and hazardous wastes. The Company is also required to have permits from a number of governmental agencies in order to conduct various aspects of its business. Compliance with these laws and regulations has not had and is not expected to have a material effect on the capital expenditures, earnings or competitive position of the Company. There can be no assurance, however, that future changes in environmental laws or regulations, or in the criteria required to obtain or maintain necessary permits, will not have an adverse effect on the Company's operations.

LEGAL PROCEEDINGS

  The Company is party to routine litigation incidental to the Company's business. The Company does not believe that any legal proceedings to which it is a party or to which any of its property is subject, including any such routine litigation, will have a material adverse effect on the Company's financial position or results of operations. As the Company competes more successfully with its larger competitors, the Company's increased market presence may attract more frequent legal challenges from its competitors, including claims of possible intellectual property infringement. Although the Company does not believe that the outcome of any current claims of intellectual property infringement is likely to have a material adverse effect on the Company's future operating results and financial condition, there can be no assurance that such claims will not result in litigation. In addition, there can be no assurance that any litigation that may result from the current claims or any future claims by these parties or others would not have a material adverse effect on the Company's business.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The directors and executive officers of the Company and their respective ages, positions, principal occupations and years of service with the Company, as of September 30, 1997, are set forth below.

                                                                         YEARS
                                                                         WITH
 NAME OF INDIVIDUAL                                                       THE
                              AGE POSITION AND PRINCIPAL OCCUPATION     COMPANY
 ------------------           --- ---------------------------------     -------
                                  Chairman of the Board and Chief
 Marvin L. Mann.............. 64  Executive Officer                        6
                                  Director, President and Chief
 Paul J. Curlander...........  44 Operating Officer                         6
                                  Vice President and Chief Financial
 Gary E. Morin...............  48 Officer                                   1
 Kathleen J. Affeldt.........  48 Vice President, Human Resources           6
 Daniel P. Bork..............  46 Director of Taxes                         *
 Terence P. Chin.............  42 Treasurer                                 1
                                  Vice President, General Counsel and
 Vincent J. Cole, Esq. ......  40 Secretary                                 6
 David L. Goodnight..........  44 Corporate Controller                      3
                                  Vice President, Corporate
 Clifford D. Gookin..........  40 Development                               1
 Thomas B. Lamb..............  39 Vice President                            1
 Bernard V. Masson...........  49 Vice President                            1
 John C. Mitchell............  50 Vice President                            *
 Donald C. Shropshire, Jr. ..  58 Vice President and General Manager        6
                                  Vice President and President of
 John A. Stanley.............  60 Lexmark Europe                            6
 Alfred A. Traversi..........  45 Vice President, Information Systems       *
                                  and Operations
 B. Charles Ames.............  72 Director, Principal of CD&R, and          6
                                  general partner of Associates IV
 Sir Roderick H. Carnegie....  64 Director, Chairman of Hudson Conway       2
                                  Ltd. (since 1987) and Chairman of
                                  Newcrest Mining Ltd. (since 1994)
 Frank T. Cary...............  76 Director, Former Chief Executive          6
                                  Officer and Chairman of IBM
 William R. Fields...........  48 Director, President, Chief                *
                                  Executive Officer and Director of
                                  Hudson's Bay Company and former
                                  Chairman and Chief Executive
                                  Officer of Blockbuster
                                  Entertainment Group and former
                                  Executive Vice President of Wal-
                                  Mart, Inc. and President and Chief
                                  Executive Officer of Wal-Mart
                                  Stores division
 Donald J. Gogel.............  48 Director, President of CD&R,              6
                                  Principal of CD&R and general
                                  partner of Associates IV
 Ralph E. Gomory.............  68 Director, President of the Alfred         6
                                  P. Sloan Foundation and former
                                  Senior Vice President for Science
                                  and Technology at IBM
 Stephen R. Hardis...........  62 Director, Chairman and Chief              *
                                  Executive Officer of Eaton
                                  Corporation
 Michael J. Maples...........  55 Director, former Executive Vice           1
                                  President of Worldwide Products
                                  Group and former member of the
                                  Office of the President of
                                  Microsoft Corporation
 Martin D. Walker............  65 Director, Chairman of the Board of        *
                                  M.A. Hanna Company

--------
*  Tenure with the Company is less than one year.

CLASSES OF THE BOARD

  The Third Restated Certificate of Incorporation divides the Board of Directors into three classes. Of the eleven current members of the Board, four (Sir Roderick and Messrs. Cary, Curlander and Walker) have been elected as Class I directors with terms expiring at the time of the Annual Meeting of Stockholders to be held in 1998; four (Messrs. Ames, Gogel, Gomory and Mann) have been elected as Class II directors with terms expiring at the time of the Annual Meeting of Stockholders to be held in 1999; and three (Messrs. Fields, Hardis and Maples) have been elected as Class III directors with terms expiring at the time of the Annual Meeting of Stockholders to be held in 2000. At each succeeding Annual Meeting of Stockholders, the respective successors of the directors whose terms are expiring shall be elected for terms expiring at the Annual Meeting of Stockholders held in the third succeeding year.

                    CERTAIN TRANSACTIONS AND RELATIONSHIPS

CD&R AND C&D FUND IV

  C&D Fund IV, which is the Company's largest stockholder, is a private investment fund managed by CD&R. Amounts contributed to C&D Fund IV by its limited partners are invested at the discretion of the general partner in equity or equity-related securities of entities formed to effect leveraged buy-out transactions and in the equity of corporations where the infusion of capital coupled with the provision of managerial assistance by CD&R can be expected to generate returns on investments comparable to returns historically achieved in leveraged buy-out transactions. The general partner of C&D Fund IV is Clayton & Dubilier Associates IV Limited Partnership ("Associates IV"). B. Charles Ames, Donald J. Gogel, Andrall E. Pearson and Joseph L. Rice, III, each of whom is a principal of CD&R and a general partner of Associates IV, have served as directors of the Company since the Acquisition. Messrs. Pearson and Rice resigned from the Board of Directors in February 1997. See "Management--Directors and Executive Officers". LIG was formed by CD&R to effect the Acquisition. C&D Fund IV currently owns 15,993,993 shares of Class A Common Stock of which 5,656,778 shares are being offered hereby. See "Selling Stockholders".

  The Company paid CD&R a fee of $500,000 during each of 1994, 1995 and 1996, respectively, for advisory, management consulting and monitoring services and it is expected that such fees will continue in the future. Under the terms of the Company's lending arrangements, such fees must be determined by arms length negotiation and must be reasonable. Under the Registration and Participation Agreement, such fees may not exceed $1 million during any fiscal year. None of the principals of CD&R who serve as directors of the Company receive directors' fees. Two principals of CD&R, Messrs. Ames and Gogel, continue to serve as Class II directors.

  The Company paid fees to the law firm of Debevoise & Plimpton during 1996 and 1997 for legal services rendered. Franci J. Blassberg, Esq., a member of Debevoise & Plimpton, is married to Joseph L. Rice, III, who was until February 1997 a director of the Company and who is currently a general partner of the general partner of C&D Fund IV.

  The Company has entered into an indemnification agreement with CD&R and C&D Fund IV pursuant to which the Company has agreed, subject to certain exceptions, to indemnify the members of its boards of directors, as well as CD&R, C&D Fund IV and certain of their associates and affiliates (the "Indemnitees"), to the fullest extent allowable under applicable Delaware law and to indemnify the Indemnitees against any suits, claims, damages or expenses which may be made against or incurred by them under applicable securities laws in connection with offerings of securities of the Company, including the Offerings, liabilities to third parties arising out of any action or failure to act by the Company, and, except in cases of gross negligence or intentional misconduct, the provision by CD&R of advisory, management consulting and monitoring services.

SHARE REPURCHASE FROM CERTAIN SELLING STOCKHOLDERS

  The Company has entered into an agreement, dated as of October 21, 1997 (the "Stock Disposition Agreement"), with C&D Fund IV pursuant to which the Company has agreed, concurrently with the consummation of the Offerings, to repurchase from C&D Fund IV 3,000,000 shares of Class A Common Stock at a price per share equal to the lesser of $34.8125 and the initial public offering price for the Offerings net of the underwriting discount. C&D Fund IV has the right to assign its rights and obligations pursuant to the Stock Disposition Agreement to other Selling Stockholders, but it is currently expected that the Company will repurchase substantially all of such shares from C&D Fund IV. The closing of the Share Repurchase is conditioned upon, and will take place concurrently with, the closing of the Offerings.

MANAGEMENT LOANS

  Shortly following the completion of the Acquisition, and from time to time in the years following the Acquisition, executive officers, senior managers and outside directors have purchased shares of Class A Common Stock from the Company. Although the Company does not currently intend to make loans to existing management in the future, in the past a portion of the purchase price paid for the Class A Common Stock purchased by certain management and director investors was financed by full-recourse loans from the Company to the management investors at the Applicable Federal Rate (as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder) then in effect. The Company may, however, make loans to management from time to time in the future. Since January 1, 1996, Sir Roderick Carnegie, a director of the Company, has had a loan outstanding from the Company. The largest aggregate amount of indebtedness outstanding on such loan since January 1, 1996 was $60,160, and as of July 31, 1997, no amount was outstanding on such loan.

                             SELLING STOCKHOLDERS

  The following table sets forth certain information with respect to the Selling Stockholders and their beneficial ownership of the Class A Common Stock as of September 30, 1997 and as adjusted to reflect the sale of the Class A Common Stock offered by the Selling Stockholders hereby, and other than as noted below, includes information with respect to positions, offices or other material relationships of the Selling Stockholders with the Company or any predecessor or affiliate thereof, other than as a stockholder thereof, during the past three years. For information with respect to material relationships during the past three years between the Company and C&D Fund IV and the Institutional Investors, see "Certain Transactions and Relationships". Unless otherwise indicated, each Selling Stockholder named has sole voting and dispositive power with respect to its shares.

  The information presented in the preceding discussion and in the following table assumes that the over-allotment options are exercised in full, but does not give effect to the Share Repurchase.

                                     SHARES                       SHARES
                               BENEFICIALLY OWNED           BENEFICIALLY OWNED
     NAME AND ADDRESS OF            PRIOR TO      NUMBER OF        AFTER
      BENEFICIAL OWNER            OFFERINGS(1)     SHARES     OFFERINGS(1)(6)
     -------------------       ------------------ --------- -------------------
                                 NUMBER   PERCENT  OFFERED    NUMBER   PERCENT
                               ---------- ------- --------- ---------- --------
The Clayton & Dubilier
 Private Equity
 Fund IV Limited
 Partnership.................  15,993,993  22.48% 6,505,295  9,488,698   13.34%
270 Greenwich Avenue
Greenwich, CT 06830
Leeway & Co.(2)..............  5,849,216   8.22%  2,379,073  3,470,143   4.88%
Mellon Bank, N.A., as trustee
for First
Plaza Group Trust(3).........  4,029,941   5.67%  1,000,000  3,029,941   4.26%
One Mellon Bank Center
Pittsburgh, PA 15258
Keys Foundation(4)...........    462,088     *      187,946    274,142    *
The Equitable Life Assurance
 Society of the United
 States(5)...................    133,339     *       54,233     79,106    *
Equitable Deal Flow Fund,
L.P.(5)......................     96,301     *       39,169     57,132    *
Equitable Capital Partners
 (Retirement Fund), L.P.(5)..    115,883     *       47,134     68,749    *
Equitable Capital Partners,
L.P.(5)                          154,054     *       62,659     91,395    *
Equitable Capital Private
 Income and Equity
 Partnership II, L.P.(5).....    183,146     *       74,491    108,655    *

--------
*  Less than 1% of class.
----------------
(1) The percentage of the issued and outstanding shares of Common Stock of the Company held by each individual or group has been calculated on the basis of 71,136,392 shares which includes (i) 69,991,581 shares of Class A Common Stock issued and outstanding (excluding 3,221,414 shares held in treasury) on September 30, 1997, (ii) 682,723 shares of Class A Common Stock issuable upon conversion of all outstanding shares of Class B Common Stock and (iii) 462,088 shares of Class A Common Stock issuable upon exercise of the Keys Warrant.
(2) As nominee for the Long-Term investment trust, a trust for the benefit of the AT&T and Lucent pension plans. The address is: Leeway & Co., State Street Bank & Trust Co., Master Trust Division, One Enterprise Drive, Solomon Willard Bldg., North Quincy, MA 02171.
(3) Mellon Bank, N.A., acts as the trustee (the "Trustee") for First Plaza Group Trust ("FPGT"), a trust under and for the benefit of certain employee benefit plans for General Motors Corporation ("GM") and its subsidiaries. These shares may be deemed to be owned beneficially by General Motors Investment Management Corporation ("GMIMCo"), a wholly-owned subsidiary of GM. GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM and its subsidiaries and with respect to the assets of certain direct and indirect subsidiaries of GM and associated entities. GMIMCo is serving as FPGT's investment manager with respect to these shares and in that capacity it has the sole power to direct the Trustee as to the voting and disposition of these shares. Because of the Trustee's limited role, beneficial ownership of the shares by the Trustee is disclaimed.

(4) Shares beneficially owned represents the number of shares of Class A Common Stock that may be purchased pursuant to a warrant (the "Keys Warrant") originally issued in April 1991 to Spectrum Sciences B.V. ("Spectrum") that remains exercisable for 462,088 shares of Class A Common Stock, at an exercise price of $6.67 per share, in connection with a license agreement relating to certain printer technology entered into by the Company with Spectrum. The Keys Warrant was transferred by Spectrum to Gemini Systems Corporation B.V. ("Gemini") in April 1991 and from Gemini to Keys Foundation ("Keys") in 1992. The Company has been informed that the Keys Warrant will be exercised with respect to all 462,088 shares prior to the completion of the Offerings and 187,946 shares issued upon exercise thereof will be included in the Offerings. The address for Keys Foundation is: De Ruykertade 58a, Curacao, Netherlands Antilles.
(5) Represents shares of Class B Common Stock. The table assumes the conversion of 277,686 shares of Class B Common Stock held by the Equitable Investors for 277,686 shares of Class A Common Stock. Following the Offerings, the Equitable Investors will hold in the aggregate 405,037 shares of Class B Common Stock, representing all of the outstanding shares of Class B Common Stock. The address for each of the Equitable Investors is: c/o Alliance Corporate Finance Group Incorporated, 1345 Avenue of the Americas, 39th Floor, New York, New York 10105.
(6) Pursuant to the Share Repurchase, concurrently with the closing of the Offerings, the Company will repurchase an aggregate of 3,000,000 shares of Class A Common Stock from certain of the Selling Stockholders, substantially all of which is being repurchased from C&D Fund IV. After giving effect to the Share Repurchase and assuming the full exercise of the over-allotment options, C&D Fund IV would beneficially own approximately 10% of the Class A Common Stock after the Offerings.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of the Offerings and the Share Repurchase, approximately 15,060,172 shares of the outstanding Class A Common Stock and (based upon shares outstanding at September 30, 1997) approximately 441,257 shares of the outstanding Class B Common Stock will constitute "restricted" securities, within the meaning of Rule 144 under the Securities Act, that are not publicly traded. Virtually all of these restricted outstanding shares are eligible for sale into the public market pursuant to Rule 144 under the Securities Act, and approximately 51% of these restricted outstanding shares are eligible for sale into the public market without regard to the volume limit and other requirements of Rule 144. In addition, upon completion of the Offerings, approximately 6,923,578 shares of Class A Common Stock will be issuable upon the exercise of outstanding stock options (vested and unvested).

"HOLDBACK" ARRANGEMENTS

  The Selling Stockholders and the directors and executive officers (as defined in Section 16 of the Exchange Act) of the Company who own Class A Common Stock have each agreed not to enter into any agreement providing for, or to effect, any public sale, distribution or other disposition of any shares of Common Stock, including sales pursuant to Rule 144 or Rule 144A under the Securities Act, or grant any public option for any such sale, or otherwise cause the Company to register any securities of the Company, for a period of 90 days after the date of this Prospectus without the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters, except for the shares of Class A Common Stock offered in connection with the Offerings. After the expiration of such 90-day period, such stockholders will in general be entitled to dispose of their shares that are currently outstanding pursuant to Rule 144 under the Securities Act and those who are not "affiliates" of the Company may do so without regard to the volume limit and certain other requirements of Rule 144.

REGISTRATION AND PARTICIPATION AGREEMENT

  Pursuant to the terms of the Registration and Participation Agreement, as of September 30, 1997, existing stockholders of the Company who will collectively own approximately 26,944,970 shares of Class A Common Stock (including 462,088 shares issuable upon the exercise of the Keys Warrant) and 682,723 shares of Class B Common Stock have certain registration rights with respect to their shares of Common Stock. After the completion of the Offerings and the expiration of the 90-day "holdback" period described above, the holders of at least 12% of the Company's Registrable Securities (as defined in the Registration and Participation Agreement), but in no event less than 2,925,000 shares, may request that the Company register some or all of their shares of Common Stock. In addition, if the Company decides to register additional shares of Common Stock (other than, among other limitations, shares of Common Stock to be issued pursuant to employee benefit or option plans), such existing stockholders are entitled to participate in such registration. All the shares of Class A Common Stock offered by the Selling Stockholders hereby are being registered pursuant to such registration rights. The Registration and Participation Agreement requires the Company to pay all expenses incurred by the Selling Stockholders with respect to the Offerings, other than underwriting discounts and commissions, transfer taxes applicable to the Class A Common Stock to be sold by the Selling Stockholders and certain legal fees. The expenses to be paid by the Company under the Registration and Participation Agreement also include the fees and expenses of one law firm to represent certain Selling Stockholders in connection with the Offerings. The Company has agreed to indemnify the Selling Stockholders and the Underwriters as to certain information included in this Prospectus, and each of the Selling Stockholders has agreed to indemnify the Company, its directors, controlling persons and officers who have signed the Registration Statement of which this Prospectus is a part and the underwriters as to certain information relating to such Selling Stockholder.

                         DESCRIPTION OF CAPITAL STOCK

  The following description of the Company's capital stock does not purport to be complete and is qualified in its entirety by reference to applicable Delaware law and to the provisions of the Company's Third Restated Certificate of Incorporation and By-laws, as amended and restated. Copies of the Third Restated Certificate of Incorporation and By-laws have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

  The Company's authorized capital stock consists of 160,000,000 shares of Class A Common Stock, par value $.01 per share, 10,000,000 shares of Class B Common Stock, par value $.01 per share, and 1,600,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). As of September 30, 1997, the Company had 69,991,581 shares of Class A Common Stock (excluding 3,221,414 shares held in treasury) and 682,723 shares of Class B Common Stock issued and outstanding. As of September 30, 1997 there were approximately 1,177 holders of record of Class A Common Stock and five holders of record of Class B Common Stock.

CLASS A COMMON STOCK

 VOTING RIGHTS

  Each holder of shares of Class A Common Stock is entitled to one vote per share on all matters to be voted on by stockholders. Holders of Class A Common Stock are not entitled to cumulative votes in the election of directors.

 DIVIDEND RIGHTS

  The holders of Class A Common Stock are entitled to dividends and other distributions if, as and when declared by the Board of Directors out of assets legally available therefor, subject to the rights of any holder of preferred stock, restrictions set forth in the Company's amended credit facility and restrictions, if any, imposed by other indebtedness outstanding from time to time. See "Dividend Policy" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources". The holders of Class A Common Stock and Class B Common Stock are entitled to equivalent per share dividends and distributions.

 OTHER RIGHTS

  Upon the liquidation, dissolution or winding up of the Company, the holders of shares of Class A Common Stock would be entitled to share pro rata (on an equal basis with the holders of the Class B Common Stock) in the distribution of all of the Company's assets remaining available for distribution after satisfaction of all its liabilities and the payment of the liquidation preference of any outstanding preferred stock. The holders of Class A Common Stock have no preemptive or other subscription rights to purchase shares of the Company, nor are they entitled to the benefits of any sinking fund provisions. No share of Class A Common Stock issued in connection with or outstanding prior to the Offerings is subject to any further call or assessment.

 EXCHANGE RIGHTS

  In the event that a limited partnership (such as C&D Fund IV) makes a distribution of shares of Class A Common Stock to its limited partners and, following such distribution, one or more of its limited partners would then be subject to limitations under the Bank Holding Company Act or other applicable law on its ability to hold more than 5% of the voting stock of the Company, such limited partnership is entitled to exchange a certain number of shares of its Class A Common Stock into the same number of shares of Class B Common Stock so as to permit it to distribute shares of Class B Common Stock to such limited partners without exceeding the limitations under the Bank Holding Company Act or such other law. This exchange right is only available to limited partnerships under the limited circumstances outlined herein.

CLASS B COMMON STOCK

  The Class B Common Stock is identical to the Class A Common Stock in all respects except that the holders of Class B Common Stock will have no right to vote, except as required by law. Shares of Class B Common Stock automatically convert into the same number of shares of Class A Common Stock upon the sale or transfer by the holder thereof to a person who is not an affiliate of such holder or who is not restricted by applicable law with respect to its ownership of voting securities. To the extent permitted by law, each holder of Class B Common Stock is entitled to convert any or all shares of Class B Common Stock held into the same number of shares of Class A Common Stock except that, other than in connection with a registered public offering of the Class A Common Stock, the Equitable Life Assurance Society of the United States ("Equitable") and certain of its affiliates are not entitled to convert shares of Class B Common Stock into shares of Class A Common Stock except pursuant to an automatic conversion in connection with a sale or transfer of the Class B Common Stock. The Class B Common Stock may not be issued other than in connection with an exchange of shares of Class A Common Stock. Because shares of Class B Common Stock are issuable only upon the exchange of shares of Class A Common Stock, the issuance of shares of Class B Common Stock would not increase the total number of shares of Common Stock outstanding on such date.

  Following the Offerings (and without giving effect to the Share Repurchase), C&D Fund IV will hold 10,337,215 shares of Class A Common Stock. C&D Fund IV has no present plans to make a distribution of shares of Class A Common Stock held by it to any of its investors.

PREFERRED STOCK

  The Board of Directors of the Company is authorized, without further stockholder action, to issue any or all of the shares of authorized preferred stock in one or more series and to fix and determine the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereon, of any series so established, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. Although the Company has no present intention to issue shares of preferred stock, the issuance of shares of preferred stock or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of the Company or any unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights which would enable the holder to block such a transaction or facilitate a business combination by including voting rights which would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the Class A Common Stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interest or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

TRANSFER AGENT AND REGISTRAR

  ChaseMellon Shareholder Services has been appointed as the transfer agent and registrar for the shares of Common Stock.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

  After consummation of the Offerings, the Company will have approximately 72,967,194 unissued and unreserved shares of Class A Common Stock. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and for facilitating corporate acquisitions. Except pursuant to the stock option plans described herein, the Company does not currently have any plans to issue additional shares of Common Stock. One of the effects of unissued and unreserved shares of capital stock may be to enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of the Company's management. If, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private transactions or other transactions that might prevent or render more difficult or costly the completion of the takeover transactions by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

CLASSIFIED BOARD OF DIRECTORS

  The Third Restated Certificate of Incorporation divides the Board of Directors into three classes, which are required to be as nearly equal in number as possible. At each annual meeting of stockholders, only one class of directors will come up for election and directors will be elected to succeed those directors whose terms have expired. Each director elected at an Annual Meeting of Stockholders will serve for a three-year term. The Company believes that a classified Board of Directors will help assure the continuity and stability of the Board of Directors and the Company's business strategies and policies. Because a director serving on a classified board may only be removed for cause, the classified board provision could increase the likelihood that, in the event of a takeover of the Company, incumbent directors will retain their positions until the expiration of their respective terms which would make it more difficult for a potential acquiror to obtain control of the Company. The By-Laws provide that vacancies on the Board of Directors may be filled by the Board.

ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

  The By-Laws establish advance notice procedures with regard to stockholder proposals and the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors. These procedures provide that notice of stockholder proposals and stockholder nominations for the election of directors at an annual meeting must be in writing and received by the Secretary of the Company no later than 60 days prior to such annual meeting (or if less than 60 days' notice of a meeting of stockholders is given, stockholder proposals and nominations must be delivered to the Secretary of the Company no later than the close of business on the seventh day following the day notice was mailed). Stockholder proposals and nominations for the election of directors at a special meeting must be in writing and received by the Secretary of the Company no later than the close of business on the tenth day following the day on which notice of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The form of written notice of stockholder nominations must set forth certain information with respect to each nominee who is not an incumbent director.

                           CERTAIN UNITED STATES TAX
                       CONSEQUENCES TO NON-U.S. HOLDERS

  The following is a general discussion of certain United States Federal income and estate tax consequences of the ownership and disposition of Class A Common Stock by a person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any State,
(iii) an estate whose income is includable in gross income for United States Federal income tax purposes regardless of its source or (iv) a trust if (x) a court within the United States is able to exercise primary supervision over the administration of the trust and (y) at least one United States person has authority to control all substantial decisions of the trust (referred to hereafter as a "non-U.S. holder"). Recently enacted legislation authorizes the issuance of Treasury regulations that, under certain circumstances, could reclassify as a non-U.S. partnership a partnership that would otherwise be treated as a U.S. partnership, or could reclassify as a U.S. partnership a partnership that would otherwise be treated as a non-U.S. partnership. Such regulations would apply only to partnerships created or organized after the date that proposed regulations are filed with the Federal Register (or, if earlier, the date of issuance of a notice substantially describing the expected contents of the regulations).

  The discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and administrative and judicial interpretations as of the date hereof, all of which are subject to change, possibly with retroactive effect. Furthermore, this discussion does not consider specific facts and circumstances that may be relevant to a particular holder's tax position. Prospective purchasers are urged to consult a tax adviser with respect to the United States Federal income and estate tax consequences of owning and disposing of Class A Common Stock, as well as any tax consequences under the laws of any other taxing jurisdiction.

INCOME TAX

  Dividends. Generally, dividends paid to a non-U.S. holder of Class A Common Stock will be subject to U.S. Federal income tax. Except in the case of dividends that are effectively connected with the holder's conduct of a trade or business within the United States, this tax is imposed and withheld at the rate of 30% of the amount of the dividend, unless reduced by an applicable income tax treaty. Currently, dividends paid to an address in a foreign country are presumed to be paid to a resident of such country in determining the applicability of a treaty for such purposes.

  However, under recently finalized United States Treasury regulations relating to withholding of tax on non-U.S. holders, which by their terms apply to dividend and other payments made after December 31, 1998 (the "Final Withholding Regulations"), a non-U.S. holder who is the beneficial owner (within the meaning of the Final Withholding Regulations) of dividends paid on Class A Common Stock and who wishes to claim the benefit of an applicable treaty is generally required to satisfy certain certification and documentation requirements. Certain special rules apply to claims for treaty benefits made by non-U.S. holders that are entities rather than individuals and to beneficial owners (within the meaning of the Final Withholding Regulations) of dividends paid to entities in which such beneficial owners are interest holders.

  Except as may be otherwise provided in an applicable income tax treaty, dividends which are effectively connected with the non-U.S. holder's conduct of a trade or business within the United States are subject to tax at ordinary Federal income tax rates, which tax is not collected by withholding (except as described below under "Backup Withholding and Information Reporting"). All or part of any effectively connected dividends received by a foreign corporation may also, under certain circumstances, be subject to an additional "branch profits" tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders of Class A Common Stock must comply with certain certification and documentation requirements to claim an exception from withholding under the rules described in this paragraph.

  A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the United States Internal Revenue Service.

  Disposition of Class A Common Stock. Generally, non-U.S. holders will not be subject to United States Federal income tax (or withholding thereof) in respect of gain recognized on a disposition of

Class A Common Stock unless (i) the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (in which case the "branch profits" tax described above may also apply if the holder is a foreign corporation); (ii) in the case of a non-U.S. holder who is a non-resident alien individual and holds Class A Common Stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale and certain other conditions are met; (iii) the Company is or has been a "United States real property holding corporation" for Federal income tax purposes (which the Company does not believe it has been or is currently) and the non-U.S. holder has held directly or constructively more than 5% of the outstanding Class A Common Stock within the five-year period ending on the date of the disposition; or (iv) the non-U.S. holder is an individual who lost U.S. citizenship within 10-year period immediately preceding the close of the taxable year of such disposition unless such loss of citizenship did not have U.S. tax avoidance purpose.

ESTATE TAX

  If an individual non-U.S. holder owns, or is treated as owning, Class A Common Stock at the time of his or her death, such stock would be subject to U.S. Federal estate tax imposed on the estates of non-resident aliens, in the absence of a contrary provision contained in any applicable tax treaty.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  Dividends. Under current law, dividends paid on Class A Common Stock to a non-U.S. holder at an address outside the United States are generally exempt from backup withholding tax and U.S. information reporting requirements (but not from regular withholding tax discussed above). Under the Final Withholding Regulations, for dividends paid after December 31, 1998, a non-U.S. holder must generally provide proper documentation indicating foreign status to a withholding agent in order to avoid backup withholding tax; however, dividends paid to certain exempt recipients (not including individuals) will not be subject to backup withholding even if such documentation is not provided if the withholding agent is allowed to rely on certain regulatory presumptions of the recipient's foreign status (including payment to an address outside the United States).

  Broker Sales. Payments of proceeds from the sale of Class A Common Stock by a non-U.S. holder made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, certain foreign offices, including the foreign offices of a U.S. broker, are subject to information reporting unless the holder certifies its non-U.S. status under penalties of perjury or otherwise establishes its entitlement to an exemption. Payments of proceeds from the sale of Class A Common Stock by a non-U.S. holder to or through a U.S. office of a broker are currently subject to both information reporting and backup withholding at a rate of 31% unless the holder certifies its status as a non-U.S. holder under penalties of perjury or otherwise establishes an exemption.

  A non-U.S. holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

                            VALIDITY OF THE SHARES

  The validity of the shares of Class A Common Stock offered hereby will be passed upon for the Company by Debevoise & Plimpton, New York, New York, and for the Underwriters by Sullivan & Cromwell, New York, New York. Debevoise & Plimpton also acts and may hereafter act as counsel to CD&R and its affiliates and to the Company and its affiliates. Franci J. Blassberg, Esq., a member of Debevoise & Plimpton, is married to Joseph L. Rice, III, who until February 1997 was a director of the Company and who is currently a general partner of the general partner of C&D Fund IV.

                                    EXPERTS

  The consolidated statements of financial position as of December 31, 1995 and 1996 and the consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 1996 included or incorporated by reference in this Prospectus have been included or incorporated by reference herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
FINANCIAL STATEMENTS--as of December 31, 1995 and 1996 and for the years ended December 31, 1994, 1995, and 1996
  Report of Independent Accountants......................................  F-2
  Consolidated Statements of Financial Position..........................  F-3
  Consolidated Statements of Operations..................................  F-4
  Consolidated Statements of Cash Flows..................................  F-5
  Consolidated Statements of Stockholders' Equity........................  F-6
  Notes to Consolidated Financial Statements.............................  F-7
UNAUDITED CONDENSED FINANCIAL STATEMENTS--as of June 30, 1997 and for the
 six months ended June 30, 1996 and 1997
  Consolidated Condensed Statement of Financial Position.................  F-22
  Consolidated Condensed Statements of Operations........................  F-23
  Consolidated Condensed Statements of Cash Flows........................  F-24
  Notes to Consolidated Condensed Financial Statements...................  F-25

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the board of directors of Lexmark International Group, Inc.

  We have audited the accompanying consolidated statements of financial position of Lexmark International Group, Inc. and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lexmark International Group, Inc. and subsidiaries as of December 31, 1995 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P.

Lexington, Kentucky
February 13, 1997

               LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                        AS OF DECEMBER 31, 1995 AND 1996
                  (DOLLARS IN MILLIONS, EXCEPT SHARE AMOUNTS)

                                                               1995      1996
                                                             --------  --------
                           ASSETS
Current assets:
  Cash and cash equivalents................................. $  150.5  $  119.3
  Trade receivables, net of allowance of $27 in 1995 and $18
   in 1996..................................................    213.6     304.7
  Inventories...............................................    296.3     271.0
  Prepaid expenses and other current assets.................     55.3      70.1
                                                             --------  --------
      Total current assets..................................    715.7     765.1
Property, plant and equipment, net..........................    361.2     434.1
Other assets................................................     66.0      22.3
                                                             --------  --------
      Total assets.......................................... $1,142.9  $1,221.5
                                                             ========  ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt........................................... $    --   $    2.1
  Current portion of long-term debt.........................     20.0       --
  Accounts payable..........................................    209.6     197.2
  Accrued liabilities.......................................    258.4     222.0
                                                             --------  --------
      Total current liabilities.............................    488.0     421.3
Long-term debt..............................................    175.0     163.2
Other liabilities...........................................     89.7      96.7
                                                             --------  --------
      Total liabilities.....................................    752.7     681.2
                                                             --------  --------
Stockholders' equity:
  Preferred stock, $.01 par value, 1,600,000 shares
   authorized, no shares issued and outstanding.............      --        --
  Common stock, $.01 par value:
    Class A, 160,000,000 shares authorized; 64,303,619 and
     70,213,603 outstanding.................................      0.6       0.7
    Class B, 10,000,000 shares authorized; 5,888,623 and
     2,446,523 outstanding..................................      0.1       --
  Capital in excess of par..................................    494.6     519.3
  Retained earnings (deficit)...............................   (108.0)     19.8
  Accumulated translation adjustment........................      2.9       0.5
                                                             --------  --------
      Total stockholders' equity............................    390.2     540.3
                                                             --------  --------
      Total liabilities and stockholders' equity............ $1,142.9  $1,221.5
                                                             ========  ========

                See notes to consolidated financial statements.

               LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                               1994        1995        1996
                                            ----------  ----------  ----------
Revenues (including revenues from IBM of
 $404, $421 and $192, respectively)........   $1,852.3    $2,157.8    $2,377.6
Cost of revenues...........................    1,298.8     1,487.9     1,630.2
                                            ----------  ----------  ----------
  Gross profit.............................      553.5       669.9       747.4
Research and development...................      101.0       116.1       123.9
Selling, general and administrative........      292.9       359.1       388.0
Option compensation related to IPO.........        --         60.6         --
Amortization of intangibles................       44.7        25.6         5.1
                                            ----------  ----------  ----------
  Operating expenses.......................      438.6       561.4       517.0
                                            ----------  ----------  ----------
  Operating income.........................      114.9       108.5       230.4
Interest expense...........................       50.6        35.1        20.9
Amortization of deferred financing costs
 and other.................................       13.6        10.1         7.9
                                            ----------  ----------  ----------
  Earnings before income taxes and extraor-
   dinary item.............................       50.7        63.3       201.6
Provision for income taxes.................        6.1        15.2        73.8
                                            ----------  ----------  ----------
  Earnings before extraordinary item.......       44.6        48.1       127.8
Extraordinary loss on extinguishment of
 debt (net of related tax benefit of
 $6.4).....................................        --        (15.7)        --
                                            ----------  ----------  ----------
  Net earnings.............................       44.6        32.4       127.8
Preferred dividends........................       11.8         --          --
Preferred stock redemption premium.........       61.3         --          --
                                            ----------  ----------  ----------
  Net earnings (loss) attributable to com-
   mon stock...............................   $  (28.5)  $    32.4    $  127.8
                                            ==========  ==========  ==========
Earnings (loss) per common and common
 equivalent share, primary and fully
 diluted:
  Before extraordinary item................   $  (0.46)   $   0.64    $   1.68
  Extraordinary loss.......................        --        (0.21)        --
                                            ----------  ----------  ----------
  Net earnings (loss)......................   $  (0.46)   $   0.43    $   1.68
                                            ==========  ==========  ==========
Shares used in per share calculation....... 61,430,896  74,932,103  76,221,843
                                            ==========  ==========  ==========


                See notes to consolidated financial statements.

               LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996
                             (DOLLARS IN MILLIONS)

                                                       1994    1995     1996
                                                      ------  -------  -------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings......................................... $ 44.6  $  32.4  $ 127.8
Adjustments to reconcile net earnings to net cash
 provided by operating activities:
  Depreciation and amortization......................  127.3     99.1     69.2
  Option compensation related to IPO.................    --      60.6      --
  Extraordinary loss.................................    --      15.7      --
  Deferred taxes.....................................    --     (30.8)    12.3
  Other non-cash charges to operations...............   54.2     45.5     22.6
                                                      ------  -------  -------
                                                       226.1    222.5    231.9
  Change in assets and liabilities:
    Trade receivables................................  (39.7)   (52.5)   (70.1)
    Trade receivables programs.......................   70.0     30.0    (21.0)
    Inventories......................................   28.5    (17.3)    25.3
    Accounts payable.................................   17.0     71.3    (12.4)
    Accrued liabilities..............................   29.2     76.5    (36.4)
    Other assets and liabilities.....................   30.8    (23.0)     0.7
                                                      ------  -------  -------
      Net cash provided by operating activities......  361.9    307.5    118.0
                                                      ------  -------  -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment.........  (58.1)  (106.8)  (145.0)
  Proceeds from sale of property, plant and equip-
   ment..............................................    2.2      6.6      3.6
                                                      ------  -------  -------
      Net cash used for investing activities.........  (55.9)  (100.2)  (141.4)
                                                      ------  -------  -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in short-term debt........................    --       --       2.1
  Proceeds from issuance of long-term debt, net of
   issue
   costs of $2.8 in 1995.............................    --     147.2      5.7
  Principal payments on long-term debt............... (360.7)  (245.0)   (38.0)
  Exercise of stock options and warrants.............   (0.1)     --      23.0
  Preferred dividends paid...........................   (9.5)    (2.2)     --
                                                      ------  -------  -------
      Net cash used for financing activities......... (370.3)  (100.0)    (7.2)
                                                      ------  -------  -------
Effect of exchange rate changes on cash..............    1.3      1.2     (0.6)
                                                      ------  -------  -------
Net increase (decrease) in cash and cash equiva-
 lents...............................................  (63.0)   108.5    (31.2)
Cash and cash equivalents--beginning of period.......  105.0     42.0    150.5
                                                      ------  -------  -------
Cash and cash equivalents--end of period............. $ 42.0  $ 150.5  $ 119.3
                                                      ======  =======  =======

                See notes to consolidated financial statements.

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996
                  (DOLLARS IN MILLIONS, EXCEPT SHARE AMOUNTS)

                           JUNIOR              CLASS A            CLASS B
                      PREFERRED STOCK       COMMON STOCK       COMMON STOCK
                      ------------------  ------------------ -------------------
                                                                                               RETAINED  ACCUMULATED
                                                                                  CAPITAL IN   EARNINGS  TRANSLATION
                       SHARES    AMOUNT     SHARES    AMOUNT   SHARES     AMOUNT EXCESS OF PAR (DEFICIT) ADJUSTMENT  TOTAL
                      ---------  -------  ----------  ------ ----------   ------ ------------- --------- ----------- ------
BALANCE AT DECEMBER
 31, 1993...........     50,000   $  5.0  50,616,795   $0.5   8,250,000    $0.1     $357.2      $(185.0)    $(4.1)   $173.7
Issuance of
 9,750,000 shares of
 Class A common
 stock in exchange
 for 850,000 shares
 of redeemable
 senior preferred
 stock (net of $0.1
 stock issuance
 costs).............                       9,750,000    0.1                           84.8                             84.9
Issuance of common
 stock less notes
 receivable of
 $0.4...............                          39,060                                                                    --
Dividends on
 redeemable senior
 preferred stock
 ($13.88 per
 share).............                                                                 (11.8)                           (11.8)
Purchase of treasury
 stock..............                         (18,750)                                 (0.2)                            (0.2)
Cash received for
 payments on notes
 receivable for
 common stock issued
 to management and
 certain other
 individuals........                                                                   0.2                              0.2
Translation
 adjustment.........                                                                                          4.1       4.1
Net earnings........                                                                               44.6                44.6
                      ---------   ------  ----------   ----  ----------    ----     ------      -------     -----    ------
BALANCE AT DECEMBER
 31, 1994...........     50,000      5.0  60,387,105    0.6   8,250,000     0.1      430.2       (140.4)      --      295.5
Issuance of common
 stock less notes
 receivable of
 $0.1...............                           3,600                                                                    --
Conversion of Class
 B to Class A common
 stock..............                       2,361,377         (2,361,377)                                                --
Conversion of junior
 preferred stock to
 Class A common
 stock..............    (50,000)    (5.0)    750,000                                   5.0                              --
Warrant exercise at
 $6.67 per warrant..                         254,385                                   1.7                              1.7
Option compensation
 related to IPO.....                                                                  58.7                             58.7
Long-term incentive
 plan compensation..                                                                   0.6                              0.6
Shares issued upon
 exercise of
 options............                         692,588                                                                    --
Treasury shares
 received from
 option exercises...                        (439,956)                                 (2.7)                            (2.7)
Treasury shares
 issued upon
 exercise of
 options............                         294,520                                   0.9                              0.9
Cash received for
 payments on notes
 receivable for
 common stock issued
 to management and
 certain other
 individuals........                                                                   0.2                              0.2
Translation
 adjustment.........                                                                                          2.9       2.9
Net earnings........                                                                               32.4                32.4
                      ---------   ------  ----------   ----  ----------    ----     ------      -------     -----    ------
BALANCE AT DECEMBER
 31, 1995...........        --       --   64,303,619    0.6   5,888,623     0.1      494.6       (108.0)      2.9     390.2
Conversion of Class
B to Class A common
stock...............                       3,442,100    0.1  (3,442,100)   (0.1)                                        --
Option compensation
expense.............                                                                   1.2                              1.2
Long-term incentive
plan compensation...                                                                   0.8                              0.8
Shares issued upon
exercise of
options.............                       2,239,948                                  15.1                             15.1
Tax benefit related
to stock options and
warrants............                                                                   7.4                              7.4
Treasury shares
received from option
exercises...........                        (199,881)                                                                   --
Treasury shares
issued upon exercise
of options..........                         427,817                                                                    --
Cash received for
payments on notes
receivable for
common stock issued
to management and
certain other
individuals.........                                                                   0.2                              0.2
Translation
adjustment..........                                                                                         (2.4)     (2.4)
Net earnings........                                                                              127.8               127.8
                      ---------   ------  ----------   ----  ----------    ----     ------      -------     -----    ------
BALANCE AT DECEMBER
 31, 1996...........        --    $  --   70,213,603   $0.7   2,446,523    $--      $519.3      $  19.8     $ 0.5    $540.3
                      =========   ======  ==========   ====  ==========    ====     ======      =======     =====    ======

                See notes to consolidated financial statements.

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT SHARE AMOUNTS)

1. ORGANIZATION AND BUSINESS

  Lexmark International Group, Inc. (formerly Lexmark Holding, Inc.) (together with its subsidiaries, the "Company") is a global developer, manufacturer and supplier of laser and inkjet printers and associated consumable supplies. The Company also sells dot matrix printers for printing single and multi-part forms by business users. The Company's core printer business targets the office and home markets. In addition to its core printer business, the Company develops, manufactures and markets a broad line of other office imaging products which include supplies for International Business Machines Corporation ("IBM") branded printers, after-market supplies for other original equipment manufacturer ("OEM") products, and typewriters and typewriter supplies that are sold under the IBM trademark. The Company's "keyboards and other" product category was phased out by March 1996 (see Note 16). The principal customers for the Company's products are dealers, retailers and distributors worldwide. The Company employs marketing teams which target large accounts to generate demand in selected industries worldwide. The Company's products are sold in nearly 150 countries in North and South America, Europe, the Middle East, Africa, Asia, the Pacific Rim and the Caribbean.

2. SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation: The accompanying consolidated financial statements include the accounts of Lexmark International Group, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

  Foreign Exchange: The functional currency for the Company's significant foreign subsidiaries is the applicable local currency. For those subsidiaries, assets and liabilities are translated into U.S. dollars at period-end exchange rates. Income and expense accounts are translated at average exchange rates prevailing during the period. Adjustments arising from the translation of assets and liabilities are accumulated as a separate component of stockholders' equity. The effects of translation of intercompany loans to international subsidiaries which have been designated as long-term investments are also included in this separate component of stockholders' equity.

  The Company enters into foreign currency swaps, options, and forward exchange contracts in its management of foreign currency exposures. Realized and unrealized gains and losses on contracts that are designated as hedges are recognized in earnings in the same period as the underlying hedged transaction. Contracts that do not qualify as hedges for accounting purposes, including the currency portion of interest rate/currency swaps, are marked to market and the resulting gains and losses are recognized in current earnings. The cash flows resulting from hedge contracts are classified as cash flows from operating activities.

  Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used when accounting for such items as the allowance for doubtful accounts, inventory reserves, product warranty, depreciation, employee benefit plans and taxes.

  Cash Equivalents: All highly liquid investments with an original maturity of three months or less at the Company's date of purchase are considered to be cash equivalents.

  Inventories: Inventories are stated at the lower of weighted average cost or market. The Company considers all raw materials to be in production upon their receipt.

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

  Property, Plant and Equipment: Property, plant and equipment are stated at cost, and depreciated over their estimated useful lives using the straight-line method. Property, plant and equipment accounts are relieved of the cost and related accumulated depreciation when assets are disposed of or otherwise retired.

  Intangible Assets: Intangible assets (including trademark, patent and license, software license and non-competition agreements) are stated at cost and are amortized on an accelerated basis over the estimated period of economic benefit but not more than five years. Intangible assets were fully amortized by March 1996.

  Revenue Recognition: Sales are recognized when products are shipped to customers.

  Advertising Costs: The Company expenses advertising costs when incurred. Advertising expense was approximately $43.0 and $49.3 in 1995 and 1996, respectively.

  Earnings (Loss) Per Common Share: Earnings (loss) per common share is determined by dividing earnings (loss) attributable to common stock by the weighted average number of common shares, and when dilutive, common equivalent shares, outstanding.

  Net earnings (loss) attributable to common stock is determined by deducting preferred stock dividends and the preferred stock redemption premium from net earnings. The weighted average number of common and common equivalent shares outstanding have been increased by 2,577,480 shares in 1994 to give effect to the assumption that all stock and stock options, including the effect of the exchange of redeemable senior preferred stock for Class A common stock, issued within one year of the filing of the Company's initial public offering were outstanding for all periods presented, even where their impact is antidilutive. The number of such shares assumed to be outstanding was calculated using the treasury stock method based on the initial public offering price. Common equivalent shares and other potentially dilutive securities include stock options, warrants and junior preferred stock. Primary and fully diluted earnings per share do not differ by a material amount.

3. INVENTORIES

  Inventories consisted of the following at December 31:

                                                                    1995   1996
                                                                   ------ ------
   Work in process................................................ $167.7 $144.6
   Finished goods.................................................  128.6  126.4
                                                                   ------ ------
                                                                   $296.3 $271.0
                                                                   ====== ======

4. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consisted of the following at December 31:

                                                                   1995   1996
                                                                  ------ ------
   Land and improvements......................................... $ 14.1 $ 15.9
   Buildings and improvements....................................  154.4  184.9
   Machinery and equipment.......................................  353.6  392.2
   Information systems and furniture.............................  100.0  118.7
                                                                  ------ ------
                                                                   622.1  711.7
   Less accumulated depreciation.................................  260.9  277.6
                                                                  ------ ------
                                                                  $361.2 $434.1
                                                                  ====== ======

  Depreciation expense was $71.8, $71.2 and $62.3 for 1994, 1995 and 1996, respectively.

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

5. ACCRUED LIABILITIES

  Accrued liabilities consisted of the following at December 31:

                                                                    1995   1996
                                                                   ------ ------
   Compensation................................................... $ 69.2 $ 57.6
   Income taxes payable...........................................   22.2    7.0
   Fixed assets...................................................   29.6   26.8
   Warranty.......................................................   21.8   31.0
   Value added tax................................................   16.8   15.5
   Deferred revenue...............................................    9.8   17.4
   Other..........................................................   89.0   66.7
                                                                   ------ ------
                                                                   $258.4 $222.0
                                                                   ====== ======

6. LONG-TERM DEBT

  Long-term debt consisted of the following at December 31:

                                                                  1995    1996
                                                                 ------  ------
   Term loan...................................................  $ 55.0  $ 37.0
   Senior notes, Series B, 12.125% interest rate, due in 1998..    20.0     --
   Senior subordinated notes, 14.25% interest rate, due in
    2001.......................................................   120.0   120.0
   Other.......................................................     --      6.2
                                                                 ------  ------
                                                                  195.0   163.2
   Less current portion........................................   (20.0)    --
                                                                 ------  ------
                                                                 $175.0  $163.2
                                                                 ======  ======

  In April 1995, the Company refinanced its $150.0 non-revolving term loan and its $150.0 revolving credit facility prior to their maturity with a new $150.0 non-revolving term loan and a $250.0 revolving credit facility held by a group of banks. This early extinguishment of debt resulted in an extraordinary charge of $22.1 ($15.7 net of tax benefit) caused by the write-off of deferred financing costs of $4.9 and the mark to market of hedging instruments related to the extinguished debt of $17.2. During 1995, $95.0 of the term loan was prepaid, and in 1996 an additional $18.0 was prepaid on the term loan.

  Under the amended and restated credit agreement (as amended), interest on the term loan and any amount outstanding under the revolving credit facility is calculated using either of two methods at the option of the Company. The first method provides for a rate, based on the Company's performance, ranging from 0.0% to 0.75% above the base rate, with the base rate equal to the higher of the bank's prime rate or the federal funds rate plus 0.5% per annum. The second method provides for a rate, based on the Company's performance, ranging from 0.75% to 2.0% above adjusted LIBOR (London Inter Bank Offered Rate). Principal payments on the term loan are due quarterly, with the next scheduled payment due on June 30, 1998 and the final payment due on December 31, 1998. Any amounts outstanding under the revolving credit facility are due upon the maturity of the facility in January 1999. In certain situations, a portion of the proceeds from the sale of assets, casualty events or debt financings must be used to repay the term loan.

  Although not required under the amended and restated credit agreement, the Company was required under the terms of the original credit agreement to cap the interest rate paid on a portion of the term loan at a rate of 13% or below, and entered into interest rate/currency swaps to meet this requirement. Because portions of the original U.S. dollar loan proceeds were recorded on the books

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES of foreign subsidiaries, or used by the U.S. parent company to fund intercompany loans to foreign subsidiaries, currency swaps were used to neutralize the effect of currency fluctuations. An interest rate/currency swap with a notional amount of $36.7 continues and was marked to market at the time the term loan was refinanced and redesignated as a hedge of the new facility. The interest rate/currency swap matures on March 27, 1998. The effective rate of interest on the term loan (after giving effect to the interest rate/currency swap) was 7.0% at December 31, 1996.

  In March 1996, the senior notes in the amount of $20.0 were redeemed.

  The senior subordinated notes are held by financial institutions. Interest is payable at the end of each calendar quarter through March 31, 2001. Mandatory principal payments are due annually from March 31, 1999 through March 31, 2001. In the event of a change in control, holders have the option to require prepayment of the senior subordinated notes plus accrued interest and a prepayment charge. The Company must offer to repurchase the senior subordinated notes if cash proceeds from sales of assets exceed a specific amount, as defined in the Note and Stock Purchase Agreement (as amended); however, payment is subject to the full payment of all term loans and senior notes. The Company executed an interest rate swap agreement related to these notes on a notional amount of $40.0 through September 30, 1998 whereby the Company receives a fixed rate of 5.4% and pays a variable rate equal to LIBOR. The variable rate the Company pays on this swap is capped at 7.7%.

  At December 31, 1996, the Company had unused lines of credit of approximately $250.0. The amended and restated credit agreement provides for the quarterly payment of a commitment fee on all unused commitments ranging from 0.2% to 0.5% per annum, based on the Company's performance.

  Interest expense of $10.3, $7.7 and $1.2 in 1994, 1995 and 1996, respectively, related to the swaps discussed above, previously outstanding interest rate/currency swaps and interest rate caps and options is included in interest expense in the statement of operations.

  Substantially all tangible and intangible assets of the Company serve as collateral for the term loan and revolving credit facility. The senior subordinated notes are unsecured but are guaranteed by the Company and by the domestic subsidiaries of Lexmark International, Inc., a wholly owned subsidiary of the Company. The credit agreements contain customary default provisions, including a default upon a "change of control" which includes the acquisition by one person or a related group of persons other than Clayton & Dubilier Private Equity Fund IV Limited Partnership (C&D Fund IV) and IBM of 25% or more of the Company's voting securities, unless C&D Fund IV owns a greater percentage of the Company's voting securities than such person or related group. The senior subordinated note agreement allows the holder to put the notes to Lexmark International, Inc. upon the acquisition, by a person or a related group of persons, of 20% of the Company's voting securities and the cessation of control of the Company by C&D Fund IV and certain other stockholders. The credit agreements also contain certain net worth, leverage and fixed charge coverage restrictions and other covenants which, among other things, restrict the payment of dividends on common stock, incurrence of additional debt, investments and joint ventures, repurchases of common stock, mergers or consolidations and sales of assets.

  The aggregate annual long-term debt payment requirements are as follows for the five years ending December 31: 1997-$0.0; 1998-$37.0; 1999-$40.0; 2000-
$40.0; 2001-$40.0; and thereafter-$6.2.

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

  Total cash paid for interest amounted to $50.2, $41.4 and $24.2 in 1994, 1995 and 1996, respectively.

7. STOCKHOLDERS' EQUITY

  The Company authorized and issued 850,000 shares of redeemable senior preferred stock and 50,000 shares of junior preferred stock in connection with the acquisition of IBM Information Products Corporation in 1991. The redeemable senior preferred stock was canceled and exchanged for 9,750,000 shares of Class A common stock on December 30, 1994. This was a non-cash exchange and thus does not appear in the statement of cash flows. The excess of the fair value of the common stock issued to the holders of the redeemable senior preferred stock over the carrying amount of the redeemable senior preferred stock has been subtracted from net earnings in arriving at net loss attributable to common stock in the calculation of net loss per common share in 1994. The junior preferred stock, which was contributed to the Company's savings plan on March 27, 1991, was exchanged for 750,000 shares of Class A common stock on October 25, 1995. The junior preferred stock was then retired. This was a non-cash exchange and thus, does not appear in the statement of cash flows.

  The Class A common stock is voting and exchangeable for Class B common stock in very limited circumstances. The Class B common stock is non-voting and is convertible, subject to certain limitations, into Class A common stock. In 1995 and 1996, 2,361,377 and 3,442,100 shares, respectively, of Class B common stock were converted to Class A common stock.

  At December 31, 1996, approximately 74,000,000 and 1,750,000 shares of Class A and Class B common stock were unissued and unreserved. These shares are available for a variety of general corporate purposes, including future public offerings to raise additional capital and for facilitating acquisitions.

  In connection with a technology agreement with an unrelated party, the Company has outstanding an exercisable warrant to purchase 634,365 shares of Class A common stock at $6.67 per share. The warrant expires on March 27, 1998.

8. STOCK INCENTIVE PLANS

  The Company has established various stock incentive plans to encourage employees and non-employee directors to remain with the Company and to more closely align their interests with those of the Company's stockholders. Under the employee plans, approximately 13,140,000 shares of Class A common stock have been reserved for grant in the form of stock options, stock appreciation rights, restricted stock, performance shares or deferred stock units. Under the director plan, approximately 150,000 shares of Class A common stock have been reserved for grant in the form of stock options and deferred stock units. As of December 31, 1996, awards under the programs have been limited to stock options, restricted stock and deferred stock units. Additionally, performance shares will be earned by certain members of executive management if specific performance objectives are attained by the Company over a three year period ending December 31, 1997.

  The exercise price of options awarded under these plans is equal to the fair market value of the underlying common stock on the date of grant. All options expire ten years from the date of grant and become fully vested at the end of five years based upon continued employment or three years of service on the Board of Directors.

  The Company recognized a non-cash compensation charge in 1995 of $60.6 ($38.5 net of tax benefit) for certain stock options outstanding prior to the initial public offering in November 1995.

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

  The Company applies APB Opinion 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for its stock-based compensation plans other than for restricted stock, performance-based awards and the non-cash compensation charge mentioned in the preceding paragraph. Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant date for awards under these plans consistent with the methodology prescribed under Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-based Compensation, net earnings and earnings per share would have been reduced to the pro forma amounts indicated in the table below:

                                                                   1995   1996
                                                                   ----- ------
Net earnings--as reported......................................... $32.4 $127.8
Net earnings--pro forma...........................................  29.9  125.0
Net earnings per share--as reported............................... $0.43 $ 1.68
Net earnings per share--pro forma.................................  0.40   1.64

  The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                                                     1995  1996
                                                                     ----  ----
Expected dividend yield............................................. --    --
Expected stock price volatility.....................................  45%   45%
Weighted average risk-free interest rate............................ 5.9%  5.8%
Weighted average expected life of options (years)................... 4.4   3.9

  The weighted average fair value of options granted during 1995 and 1996 was $8.16 and $7.67 per share, respectively.

  The pro forma effects on net income for 1995 and 1996 are not representative of the pro forma effect on net income in future years because they do not take into consideration pro forma compensation expense related to grants made prior to 1995.

  A summary of the status of all of the Company's stock incentive plans as of December 31, 1994, 1995 and 1996 and changes during the years then ended is presented below:

                                                                WEIGHTED AVERAGE
                                                      NUMBER     EXERCISE PRICE
                                                    ----------  ----------------
   Outstanding at January 1, 1994..................  8,157,420       $ 7.07
     Granted.......................................    372,750        11.33
     Exercised.....................................        --           --
     Forfeited or Canceled.........................   (482,160)        7.19
                                                    ----------
   Outstanding at December 31, 1994................  8,048,010         7.26
     Granted.......................................  2,609,007        19.14
     Exercised.....................................   (987,108)        7.09
     Forfeited or Canceled.........................   (241,128)        8.20
                                                    ----------
   Outstanding at December 31, 1995................  9,428,781        10.54
     Granted.......................................    508,532        19.39
     Exercised..................................... (2,664,363)        7.11
     Forfeited or Canceled.........................   (321,088)       14.81
                                                    ----------
   Outstanding at December 31, 1996................  6,951,862       $12.31
                                                    ==========

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

  As of December 31, 1994, 1995, and 1996 there were 1,145,850, 6,787,426 and
4,574,734, options exercisable, respectively.

  The following tables summarize information about stock options outstanding at December 31, 1996:

                              OPTIONS OUTSTANDING                  OPTIONS EXERCISABLE
                 ----------------------------------------------- -----------------------
                                                                                WEIGHTED
                     NUMBER     WEIGHTED AVERAGE     WEIGHTED        NUMBER     AVERAGE
   RANGE OF      OUTSTANDING AT    REMAINING         AVERAGE     EXERCISABLE AT EXERCISE
EXERCISE PRICES     12/31/96    CONTRACTUAL LIFE  EXERCISE PRICE    12/31/96     PRICE
---------------  -------------- ----------------  -------------- -------------- --------
$6.67 to $14.75    4,059,682            4.9 years     $ 7.38       3,829,665     $ 7.19
 15.00 to 19.75      671,402            8.3            16.21         240,689      16.10
 20.00 to 26.75    2,220,778            8.8            20.14         504,380      20.12
---------------    ---------                                       ---------
$6.67 to $26.75    6,951,862            6.5           $12.31       4,574,734     $ 9.08
                   =========                                       =========

  Approximately 2,370,000 shares were available for future awards under the stock incentive plans at December 31, 1996.

9. INCOME TAXES

  The Company utilizes the liability method of accounting for income taxes, as set forth in SFAS No. 109, Accounting for Income Taxes. SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

  The provision for income taxes consisted of the following:

                                                            1994   1995   1996
                                                            ----- ------  -----
   Currently payable:
     Federal............................................... $ 2.1 $ 32.3  $50.0
     Non-U.S...............................................   3.1    5.1    5.3
     State and local.......................................   0.9    8.6    6.2
                                                            ----- ------  -----
                                                              6.1   46.0   61.5
   Deferred payable (benefit):
     Federal...............................................   --   (23.9)  12.0
     Non-U.S...............................................   --    (0.4)   0.1
     State and local.......................................   --    (6.5)   0.2
                                                            ----- ------  -----
                                                              --   (30.8)  12.3
                                                            ----- ------  -----
   Provision for income taxes.............................. $ 6.1 $ 15.2  $73.8
                                                            ===== ======  =====

  Earnings before income taxes were as follows:

                                                            1994   1995   1996
                                                            ----- ------ ------
   U.S..................................................... $36.7 $ 27.3 $129.6
   Non-U.S.................................................  14.0   36.0   72.0
                                                            ----- ------ ------
   Earnings before income taxes............................ $50.7 $ 63.3 $201.6
                                                            ===== ====== ======

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

  The U.S. and non-U.S. earnings before income taxes reflect write-offs of certain intercompany obligations owed to the U.S. totaling $13.0 and $10.6, in 1994 and 1995, respectively.

  The Company realized an income tax benefit from the exercise of certain stock options and warrants in 1996. This benefit resulted in a decrease in current income taxes payable and an increase in capital in excess of par of $7.4 in 1996.

  Significant components of deferred income taxes were as follows:

                                                                   1995   1996
                                                                  ------  -----
   Deferred tax assets:
     Tax loss carryforwards...................................... $ 61.6  $24.2
     Intangible assets...........................................   29.2   10.3
     Research and development tax credits........................   13.2    --
     Alternative minimum tax credits.............................    4.0    6.3
     Unexercised stock options...................................   22.1   12.4
     Inventory...................................................   16.3   20.2
     Valuation allowance.........................................  (77.2) (32.3)
                                                                  ------  -----
       Total deferred tax assets.................................   69.2   41.1
                                                                  ------  -----
   Deferred tax liabilities:
     Prepaid expenses............................................    6.8    4.6
     Property, plant and equipment...............................   19.0   17.2
     Other.......................................................   12.5    0.7
                                                                  ------  -----
       Total deferred tax liabilities............................   38.3   22.5
                                                                  ------  -----
   Net deferred tax asset........................................ $ 30.9  $18.6
                                                                  ======  =====

  The net decrease in the total valuation allowance for the years ended December 31, 1995 and 1996 was $33.6 and $44.9, respectively. As of December 31, 1996, the Company has $6.3 of alternative minimum tax credits available to offset future U.S. federal income taxes on an indefinite carryforward basis. The Company has non-U.S. tax loss carryforwards of $68.4 which expire between the years 1997 and 2014. Of these non-U.S. tax loss carryforwards, $38.1 are not expected to provide a future benefit because they are attributable to certain non-U.S. entities that are also taxable in the U.S.

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

  A reconciliation of the provision for income taxes using the U.S. statutory rate and the Company's effective tax rate was as follows:

                                                          1994    1995   1996
                                                         ------  ------  -----
Provision for income taxes at statutory rate............ $ 17.7  $ 22.2  $70.5
State and local income taxes, net of federal tax bene-
 fit....................................................    0.6     1.4    6.4
Losses providing no tax benefit.........................    3.7    31.2   45.1
U.S. tax loss carryforward..............................  (11.2)    --     --
Change in the beginning-of-the-year balance of the
 valuation allowance for deferred tax assets affecting
 provision..............................................    --    (33.6) (44.9)
Research and development credit.........................    --     (3.8)  (2.9)
Foreign sales corporation...............................    --     (2.3)  (5.0)
Non-U.S. income exempt from tax.........................   (5.0)   (3.7)   --
Other...................................................    0.3     3.8    4.6
                                                         ------  ------  -----
Provision for income taxes.............................. $  6.1  $ 15.2  $73.8
                                                         ======  ======  =====

  Cash paid for income taxes was $4.9, $24.1 and $60.7 in 1994, 1995 and 1996, respectively.

10. EMPLOYEE PENSION PLANS

  The Company and its subsidiaries have retirement plans covering substantially all regular employees. The total pension expense of all defined benefit plans is determined using the projected unit credit actuarial method. Certain of the Company's non-U.S. subsidiaries recognized $0.1 and $0.9 for settlement and curtailment losses during 1994 and 1996, respectively.

  Plan assets are invested in government securities, corporate debt, annuity contracts and equity securities. It is the Company's policy to fund amounts for pensions sufficient to meet the minimum requirements prescribed by various government regulations and such additional amounts as the Company may determine to be appropriate.


  U.S. Plans: Regular full-time employees in the U.S. are covered by a noncontributory defined benefit plan, which is funded by Company contributions to an irrevocable trust fund held for the sole benefit of employees. Monthly retirement benefits are based on service and compensation. Benefits become vested upon completion of five years of service. The Company has a supplemental retirement plan for employees whose benefits under the defined benefit plan are limited because of restrictions imposed by federal tax laws.

  Non-U.S. Plans: Most subsidiaries have retirement plans covering substantially all employees funded through various fiduciary-type arrangements. Retirement benefits are generally based on years of service and compensation during a fixed number of years immediately prior to retirement.

  Net periodic pension expense included the following components:

                                       U.S. PLANS          NON-U.S. PLANS
                                   ---------------------  -------------------
                                    1994    1995   1996   1994   1995   1996
                                   ------  ------  -----  -----  -----  -----
Service cost...................... $ 15.4  $ 12.3  $15.5  $ 1.8  $ 1.9  $ 2.0
Interest cost.....................   17.9    20.3   23.0    3.3    4.5    4.5
Actual (gain) loss return on plan
 assets...........................   16.9   (82.4) (27.2)  (0.4)  (4.9)  (4.3)
Net amortization and deferral.....  (44.9)   56.3   (5.8)  (2.7)   1.3    0.6
Settlement/curtailment losses.....    --      --     --     0.1    --     0.9
                                   ------  ------  -----  -----  -----  -----
Net periodic pension expense...... $  5.3  $  6.5  $ 5.5  $ 2.1  $ 2.8  $ 3.7
                                   ======  ======  =====  =====  =====  =====

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

  The funded status at December 31 was as follows:

                                                                   NON-
                                                 U.S. PLANS     U.S. PLANS
                                               --------------  --------------
                                                1995    1996    1995    1996
                                               ------- ------  ------  ------
Actuarial present value of benefit obliga-
 tions:
  Vested benefit obligation................... $ 234.0 $218.5  $ 45.9  $ 53.7
                                               ======= ======  ======  ======
  Accumulated benefit obligation.............. $ 280.8 $256.0  $ 54.8  $ 57.3
                                               ======= ======  ======  ======
Plan assets at fair value..................... $ 337.1 $322.8  $ 53.9  $ 54.9
Projected benefit obligation..................   327.8  303.2    66.9    66.7
                                               ------- ------  ------  ------
Plan assets in excess of (or less than)
 projected benefit obligation.................     9.3   19.6   (13.0)  (11.8)
Unrecognized net (gain) loss..................     3.8  (11.8)    5.1     3.9
Additional minimum liability..................     --     --      --     (2.5)
                                               ------- ------  ------  ------
Prepaid pension cost (pension liability)...... $  13.1 $  7.8  $ (7.9) $(10.4)
                                               ======= ======  ======  ======

  Significant actuarial assumptions used to determine the projected benefit obligation and to compute the expected long-term return on assets were as follows:

                                              U.S. PLANS      NON-U.S. PLANS
                                            ----------------  ----------------
                                            1994  1995  1996  1994  1995  1996
                                            ----  ----  ----  ----  ----  ----
Discount rate..............................  9.0%  7.0%  7.5% 7.4%  7.5%  6.8%
Long-term rate of compensation increase....  6.5%  4.5%  5.0% 4.5%  4.8%  4.3%
Expected long-term rate of return on plan
 assets.................................... 10.0% 10.0% 10.0% 8.0%  8.1%  7.4%

  The actuarial assumptions for non-U.S. plans represent weighted averages reflecting the combined assumptions for all non-U.S. plans.

  The Company also sponsors various defined contribution plans for employees in certain countries. Company contributions are based upon a percentage of employees' contributions. The Company's expense under these plans amounted to $2.4, $2.9 and $4.4 in 1994, 1995 and 1996, respectively.

11. OTHER POSTRETIREMENT BENEFIT PLANS

  The Company and certain of its non-U.S. subsidiaries have medical, dental and life insurance plans for retirees. Most retirees outside the U.S. are covered by government-sponsored programs. The Company provides U.S. retirees with medical benefits similar to those provided to full-time employees, subject to certain maximums. The Company does not fund its postretirement benefits plans. All U.S. full-time employees who meet certain years of service requirements are eligible for postretirement benefits. The U.S. plan was amended in 1994 to add a cost sharing provision as the Company continues its efforts to control costs.

  Net periodic U.S. postretirement benefit expense included the following components:

                                                              1994  1995  1996
                                                              ----- ----- -----
   Service cost.............................................. $ 1.9 $ 1.7 $ 3.1
   Interest cost.............................................   1.1   1.4   1.8
   Amortization of net loss from earlier periods.............   --    --    0.2
                                                              ----- ----- -----
   Net periodic U.S. postretirement benefit expense.......... $ 3.0 $ 3.1 $ 5.1
                                                              ===== ===== =====

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

  The U.S. postretirement benefit liability at December 31 was as follows:

                                                                  1995    1996
                                                                 ------  ------
   Active employees, not fully eligible for benefits............ $ 19.6  $ 22.3
   Fully eligible active plan participants......................    4.2     4.8
                                                                 ------  ------
   Accumulated postretirement benefit obligation................   23.8    27.1
   Unrecognized net loss........................................   (4.7)   (3.0)
                                                                 ------  ------
   Postretirement benefit liability............................. $ 19.1  $ 24.1
                                                                 ======  ======

  Assumed medical cost inflation for 1997 is projected to be 9.5%. For the years 1997 thru 1999, the medical inflation rate is assumed to trend downward slightly by 0.8% each year and by 1.6% in year 2000, for an average annual medical cost increase over the next four years of 8.1%. No medical inflation is assumed after 2000, by which time medical costs are assumed to have doubled from 1991 levels. Since the plan caps medical costs at twice the 1991 levels, the effect of a 1% increase in the assumed medical inflation rate is not material. The assumed discount rate for postretirement medical benefits is 9.2%, 7.2% and 7.7% for 1994, 1995 and 1996, respectively.

  IBM agreed to pay for its pro rata share (currently estimated at $77.1) of future postretirement benefits for all Company employees based on relative years of service with IBM and the Company. As of March 31, 1996, certain of the Company's U.S. employees who met established eligibility requirements elected to return to IBM and retire as IBM employees. Accordingly, IBM will pay all postretirement and pension benefits for these employees.

12. COMMITMENTS

  The Company is committed under operating leases (containing various renewal options) for rental of office and manufacturing space and equipment. Rent expense (net of rental income of $5.1, $5.6 and $5.8) was $12.0, $9.9 and $13.0 in 1994, 1995 and 1996, respectively. Future minimum rentals under terms of non-cancelable operating leases at December 31 are: 1997-$17.7; 1998-$15.0; 1999-$11.0; 2000-$8.5; 2001-$6.9; and thereafter-$12.2.

13. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

  The Company operates internationally, giving rise to market risks from changes in foreign exchange rates. The Company is also exposed to interest rate risk on its borrowings. The Company utilizes derivative financial instruments to reduce these risks, and does not hold or issue financial instruments for trading purposes. The Company is exposed to credit-related losses in the event of non-performance by counterparties to financial instruments, but it does not expect any counterparties to fail to meet their obligations given their high credit ratings. Where appropriate, the Company arranges master netting agreements.

  Interest Rate Risk Management: The Company utilizes interest rate swaps, caps and options to maintain an appropriate balance between fixed and floating rate debt in order to minimize the effect of changing interest rates on earnings.

  Interest rate swaps and interest rate/currency swaps are included in the statement of financial position as accrued liabilities and other liabilities, respectively. Premiums paid for interest rate cap and option agreements are included in the statement of financial position as current assets and non-current assets and are charged to interest expense over the terms of the agreements or when written off, if the option expires unexercised. Amounts receivable under cap agreements and gains realized on options are recognized as reductions of interest expense over the terms of the agreements.

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

  For additional information related to derivative financial instruments used to manage interest rate risk, see Note 6.

  Foreign Exchange Risk Management: The Company enters into various types of foreign exchange contracts in managing its foreign exchange risk. Notional amounts at December 31 were as follows:

                                                                1995     1996
                                                               -------  -------
   Forward contracts.......................................... $ 208.3  $ 102.4
   Options purchased..........................................   152.4    241.3
   Options written............................................   (76.2)   (97.3)

  Forward contracts and purchased options are used to hedge firm and anticipated purchases of inventory and are included in the statement of financial position as current assets and accrued liabilities. These instruments have remaining terms of one year or less. Gains and losses receiving hedge accounting treatment are recognized in earnings in the same period as the underlying hedged transactions.

  A hedging loss of $0.3 was deferred at December 31, 1995. The Company also purchased and wrote offsetting foreign currency options, which do not qualify for hedge accounting treatment, for the purpose of reducing the net cost of its hedging strategies. These instruments are included in the statement of financial position as current assets and accrued liabilities, respectively. Instruments which do not qualify for hedge accounting treatment are marked to market, with the resulting gains and losses included in earnings.

  Concentrations of Credit Risk: The Company's main concentrations of credit risk consist primarily of temporary cash investments and trade receivables. Temporary cash investments are placed with various financial institutions. Company guidelines have been established relating to the amount of deposits or investments that may be held by each financial institution. IBM is the most significant trade customer of the Company (see Note 16); otherwise, credit risk related to trade receivables is dispersed across a large number of customers located in various geographic areas. The Company also has off-balance sheet credit risk for the reimbursement from IBM of its pro rata share of postretirement benefits to be paid by the Company. (see Note 11).

14. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following table summarizes the carrying amounts and fair values of financial instruments with fair values different than their carrying amounts at December 31:

                                              1995                1996
                                        ASSET (LIABILITY)   ASSET (LIABILITY)
                                        ------------------  ------------------
                                        CARRYING    FAIR    CARRYING    FAIR
                                         AMOUNT    VALUE     AMOUNT    VALUE
                                        --------  --------  --------  --------
NON-DERIVATIVES:
  Long-term debt (senior and senior
   subordinated notes)................. $ (140.0) $ (159.8) $ (120.0) $ (129.0)
DERIVATIVES:
  Prepaid expenses and other current
   assets..............................      0.9       0.6       1.5       2.2
  Other assets.........................      --        0.1       --        0.1
  Accrued liabilities..................      --       (0.1)      --       (0.6)
  Other liabilities....................    (10.8)    (12.7)     (6.0)     (7.8)

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

  The carrying amounts in the table are included in the statement of financial position under the indicated captions. The amounts in the table are presented net of amounts offset in accordance with FASB Interpretation No. 39, Offsetting of Amounts Related to Certain Contracts.

  Cash and cash equivalents and trade receivables are valued at their carrying amounts as recorded in the statement of financial position, and are reasonable estimates of fair value given the relatively short period to maturity for these instruments. The carrying value of the term loan approximates its fair value given its variable rate interest provisions. Derivative financial instruments which do not qualify for hedge accounting are recorded in the statement of financial position at their fair value. The fair value of the senior subordinated notes is estimated based on current rates available to the Company for debt with similar characteristics. Fair values for the Company's derivative financial instruments are based on quoted market prices of comparable instruments or, if none are available, on pricing models or formulas using current assumptions.

15. SALES OF RECEIVABLES

  The Company entered into an agreement in 1994 (which was subsequently amended), to sell up to $100.0 of U.S. trade receivables on a limited recourse basis. As collections reduce previously sold receivables, the Company may replenish these with new receivables. At December 31, 1996, U.S. trade receivables of $65.0 had been sold and, due to the revolving nature of the agreement, $65.0 also remained outstanding. At December 31, 1995, trade receivables of $100.0 were sold and outstanding. The agreement, which contains net worth and fixed charge coverage restrictions similar to, but less restrictive than, those in the credit agreements, must be renewed annually, and is expected to be renewed upon its expiration in June 1997. The risk the Company bears from bad debt losses on U.S. trade receivables sold is limited to approximately 10% of the outstanding balance of receivables sold. The Company addresses this risk of loss in its allowance for doubtful accounts. Receivables sold may not include amounts over 60 days past due or concentrations over certain limits with any one customer.

  In January 1996, the Company entered into an agreement to sell up to 22 million deutsche marks of Germany trade receivables on a limited recourse basis. At December 31, 1996, Germany trade receivables of 21.8 million deutsche marks ($14.0 at December 31, 1996 exchange rates) were outstanding under this program and, as collections reduce previously sold receivables, the Company may replenish these with new receivables.

  The Company sells a portion of its non-U.S. trade receivables on a recourse basis. Proceeds from these sales totaled $136.3, $86.9 and $48.9 in 1994, 1995 and 1996, respectively. Approximately $5.5 and $5.3 remained uncollected at December 31, 1995 and 1996, respectively. In addition, the Company sold receivables to affiliates of IBM (a related party in 1994) on a non-recourse basis totaling $181.7 in 1994.

  Expenses incurred under these programs totaling $3.0, $3.5 and $5.4 for 1994, 1995, and 1996, respectively are included in other non-operating expense.

16. MAJOR CUSTOMER

  The Company transacts a significant amount of business with IBM, which prior to 1995 was considered a related party due to its ownership interest in the Company. In 1994, while IBM was a related party, the Company purchased inventory, products, and various services from IBM totaling $167.2

  IBM was also considered a major customer prior to 1996, accounting for approximately 22%, 20% and 8% of total revenues in 1994, 1995 and 1996, respectively. At December 31, 1995, the total

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES amount due from IBM was $46.3. In August 1995, the Company concluded negotiations with IBM regarding IBM's purchase of keyboards from the Company. As a result of these negotiations and the Company's analysis of the long-term profitability of the keyboard industry, the Company decided to phase out its keyboard product line and recorded a $15.0 reserve in the third quarter of 1995. The reduction of IBM revenue related to keyboard sales was a factor in IBM no longer being considered a major customer in 1996.

  In August 1995, the Company entered into a profit sharing agreement for an extension of the IBM trademark agreement that allows the Company to continue to use the IBM logo on certain existing printer supplies in its other office imaging products line through March 31, 1999. The Company also entered into a royalty agreement for an extension of the right to use the IBM logo on typewriters and typewriter supplies through March 27, 2001.

17. INTERNATIONAL OPERATIONS

  The Company operates in the office products industry segment and manufactures its products in the U.S., France, Australia, Mexico and Scotland and markets them throughout the world. Intercompany sales are made at transfer prices determined using an arm's length methodology which is in compliance with the tax laws of the United States and the tax laws of the various jurisdictions in which Company affiliates operate. Revenues from international operations, including exports from the U.S., represent approximately half of consolidated revenues. Summarized financial data by region follows:

                                                     1994      1995      1996
                                                   --------  --------  --------
Revenues
 U.S.
  Trade(1)........................................ $1,146.6  $1,272.4  $1,256.5
  Intercompany....................................    342.3     449.7     572.6
                                                   --------  --------  --------
 Total U.S. ......................................  1,488.9   1,722.1   1,829.1
 Europe...........................................    576.5     734.9     881.8
 Other International..............................    129.2     150.5     239.3
 Eliminations.....................................   (342.3)   (449.7)   (572.6)
                                                   --------  --------  --------
 Total............................................ $1,852.3  $2,157.8  $2,377.6
                                                   ========  ========  ========
Operating Income:(2)
 U.S.............................................. $   86.5  $   65.8  $  154.3
 Europe...........................................     22.5      46.2      77.5
 Other International..............................      3.4       2.3       3.5
 Eliminations.....................................      2.5      (5.8)     (4.9)
                                                   --------  --------  --------
 Total............................................ $  114.9  $  108.5  $  230.4
                                                   ========  ========  ========
Total Assets:
 U.S.............................................. $  935.9  $1,016.1  $1,034.3
 Europe...........................................    272.8     319.8     385.9
 Other International..............................     45.8      53.8      92.7
 Eliminations.....................................   (293.6)   (246.8)   (291.4)
                                                   --------  --------  --------
 Total............................................ $  960.9  $1,142.9  $1,221.5
                                                   ========  ========  ========

--------
(1)U.S. trade revenues include exports to international locations.
(2) Includes non-cash compensation charge in 1995 of $45.7, $13.6 and $1.3 for the U.S., Europe, and other international, respectively.

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

18. QUARTERLY FINANCIAL DATA (UNAUDITED)

                             FIRST        SECOND         THIRD        FOURTH
                            QUARTER       QUARTER       QUARTER       QUARTER
                          -----------   -----------   -----------   -----------
                          (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
1995:
Revenues................  $     471.4   $     541.4   $     514.7   $     630.3
Gross profit............        151.8         161.7         153.3         203.1
Operating income........         30.7          39.8          30.2           7.8
Earnings before extraor-
 dinary item............         11.4          19.9          16.1           0.7
Net earnings............         11.4           4.2          16.1           0.7
Earnings per share be-
 fore extraordinary
 item...................          0.15          0.27          0.21          0.01
Net earnings per share..  $       0.15  $       0.06  $       0.21  $       0.01
1996:
Revenues................  $     587.8   $     555.3   $     547.6   $     686.9
Gross profit............        182.4         172.2         173.9         218.9
Operating income........         44.0          52.9          55.1          78.4
Net earnings............         21.6          30.8          30.2          45.2
Net earnings per share..  $       0.29  $       0.40  $       0.40  $       0.59

  Second quarter 1995 net earnings were reduced by an extraordinary charge of $22.1 ($15.7 net of tax benefit) caused by an early extinguishment of debt related to the refinancing of the Company's term loan.

  Fourth quarter 1995 operating income and net earnings were reduced by a non-cash compensation charge of $60.6 ($38.5 net of tax benefit) recognized for certain of the Company's outstanding employee stock options upon consummation of the initial public offering.

19. NEW ACCOUNTING STANDARD

  In June 1996, the Financial Accounting Standards Board issued SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. This statement is effective for the Company's 1997 financial statements. The Company's analysis of this new statement indicates that it will not have a material effect on the Company's financial position or results of operations.

20. SUBSEQUENT EVENT

  In January 1997, the Company announced that certain stockholders who invested to purchase the Company from IBM in 1991 registered with the U.S. Securities and Exchange Commission to sell up to 11.5 million shares, including 1.5 million shares for over allotment. At settlement, 10,148,100 shares were sold at a public offering price of $24.875 per share. The Company and current members of management chose not to sell any shares in the offering and, therefore, did not receive any of the proceeds from the sale of the shares.

               LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

             CONSOLIDATED CONDENSED STATEMENT OF FINANCIAL POSITION
                              AS OF JUNE 30, 1997
                  (DOLLARS IN MILLIONS, EXCEPT SHARE AMOUNTS)

                                  (UNAUDITED)

                               ASSETS
Current assets:
  Cash and cash equivalents.......................................... $   39.1
  Trade receivables, net of allowance of $18.........................    275.7
  Inventories........................................................    313.4
  Prepaid expenses and other current assets..........................     69.0
                                                                      --------
    Total current assets.............................................    697.2
Property, plant and equipment, net...................................    422.0
Other assets.........................................................     19.6
                                                                      --------
    Total assets..................................................... $1,138.8
                                                                      ========
                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt.................................................... $   69.5
  Current portion of long-term debt..................................     12.1
  Accounts payable...................................................    226.8
  Accrued liabilities................................................    179.1
                                                                      --------
    Total current liabilities........................................    487.5
Long-term debt.......................................................     25.4
Other liabilities....................................................     92.5
                                                                      --------
    Total liabilities................................................    605.4
                                                                      --------
Stockholders' equity:
  Preferred stock, $.01 par value, 1,600,000 shares authorized, no
   shares issued and outstanding.....................................      --
  Common stock $.01 par value:
    Class A, 160,000,000 shares authorized; 70,108,382 outstanding...      0.7
    Class B, 10,000,000 shares authorized; 1,307,923 outstanding.....      --
  Capital in excess of par...........................................    526.8
  Retained earnings..................................................     70.8
  Accumulated translation adjustment.................................    (15.4)
  Treasury stock, at cost, 2,093,514 shares..........................    (49.5)
                                                                      --------
    Total stockholders' equity.......................................    533.4
                                                                      --------
    Total liabilities and stockholders' equity....................... $1,138.8
                                                                      ========

           See notes to consolidated condensed financial statements.

               LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                                1996     1997
                                                              -------- --------
Revenues..................................................... $1,143.1 $1,139.7
Cost of revenues.............................................    788.5    746.5
                                                              -------- --------
  Gross profit...............................................    354.6    393.2
Research and development.....................................     63.5     62.4
Selling, general and administrative..........................    189.1    217.6
Amortization of intangibles..................................      5.1      --
                                                              -------- --------
  Operating expenses.........................................    257.7    280.0
                                                              -------- --------
  Operating income...........................................     96.9    113.2
Interest expense.............................................     10.5      6.3
Amortization of deferred financing costs and other...........      3.8      4.4
                                                              -------- --------
  Earnings before income taxes and extraordinary item........     82.6    102.5
Provision for income taxes...................................     30.2     37.5
                                                              -------- --------
  Earnings before extraordinary item.........................     52.4     65.0
Extraordinary loss on extinguishment of debt (net of related
 tax benefit of $8.4)........................................      --     (14.0)
                                                              -------- --------
  Net earnings............................................... $   52.4 $   51.0
                                                              ======== ========
Earnings per common and common equivalent share, primary and fully diluted:
  Before extraordinary item.................................. $   0.69 $   0.85
  Extraordinary loss.........................................      --     (0.18)
                                                              -------- --------
  Net earnings............................................... $   0.69 $   0.67
                                                              ======== ========

Shares used in per share calculation.........................     75.5     76.6
                                                              ======== ========



           See notes to consolidated condensed financial statements.

               LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997
                             (DOLLARS IN MILLIONS)

                                  (UNAUDITED)

                                                               1996     1997
                                                              -------  -------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings................................................. $  52.4  $  51.0
  Adjustments to reconcile net earnings to net cash provided by (used for)
   operating activities:
    Depreciation and amortization............................    34.9     37.2
    Extraordinary loss.......................................     --      22.4
    Deferred taxes...........................................    (7.8)     2.3
    Other non-cash charges to operations.....................     7.1      9.8
                                                              -------  -------
                                                                 86.6    122.7
    Change in assets and liabilities:
      Trade receivables......................................   (28.9)     4.4
      Trade receivables programs.............................   (13.9)    24.6
      Inventories............................................   (29.3)   (42.4)
      Accounts payable.......................................    (1.5)    29.6
      Accrued liabilities....................................   (58.6)   (42.9)
      Other assets and liabilities...........................   (12.5)   (19.8)
                                                              -------  -------
        Net cash provided by (used for) operating activi-
         ties................................................   (58.1)    76.2
                                                              -------  -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment.................   (69.5)   (31.2)
  Proceeds from sale of property, plant and equipment........     2.6      0.2
                                                              -------  -------
        Net cash used for investing activities...............   (66.9)   (31.0)
                                                              -------  -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in short-term debt ...............................    14.0     67.4
  Proceeds from long-term debt ..............................     --       0.2
  Principal payments on long-term debt.......................   (20.0)  (125.5)
  Charges related to extinguishment of debt..................     --     (22.4)
  Purchase of treasury stock.................................     --     (49.5)
  Exercise of stock options and warrants.....................     9.7      6.0
                                                              -------  -------
        Net cash provided by (used for) financing activi-
         ties................................................     3.7   (123.8)
                                                              -------  -------
Effect of exchange rate changes on cash......................    (0.9)    (1.6)
                                                              -------  -------
Net decrease in cash and cash equivalents....................  (122.2)   (80.2)
Cash and cash equivalents--beginning of period...............   150.5    119.3
                                                              -------  -------
Cash and cash equivalents--end of period..................... $  28.3  $  39.1
                                                              =======  =======

           See notes to consolidated condensed financial statements.

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. BASIS OF PRESENTATION

  The accompanying interim financial statements are unaudited; however, in the opinion of the Company's management, all adjustments (which comprise only normal and recurring accruals) necessary for a fair presentation of the interim financial results have been included. The results for the interim periods are not necessarily indicative of results to be expected for the entire year. These financial statements and notes should be read in conjunction with the Company's audited annual consolidated financial statements for the year ended December 31, 1996.

  Net earnings per common and common equivalent share are computed by using the weighted-average number of common shares and common equivalent shares outstanding during each period. Common equivalent shares include stock options, warrants, restricted stock and deferred stock units. Primary and fully diluted earnings per share do not differ by a material amount.

2. INVENTORIES

  Inventories as of June 30, 1997 consist of the following:

                                                                      (DOLLARS
                                                                    IN MILLIONS)
      Work in process..............................................    $153.6
      Finished goods...............................................     159.8
                                                                       ------
                                                                       $313.4
                                                                       ======

3. LONG-TERM DEBT

  In March 1997, the Company prepaid its $120 million 14.25 percent senior subordinated notes due in 2001. The prepayment resulted in an extraordinary charge of $22.4 million ($14.0 million net of tax benefit) caused by a prepayment premium and other fees.

  In March 1997, the Company entered into three-year interest rate swaps with a total notional amount of $60 million, whereby the Company pays interest at a fixed rate of approximately 6.5 percent and receives interest at a floating rate equal to the three-month London Interbank Offered Rate (LIBOR). The swaps serve as a hedge of financings based on floating interest rates.

4. STOCKHOLDERS' EQUITY

  In April 1996, the Company's board of directors authorized the repurchase of up to $50 million of its Class A common stock. In May 1997, the Company's board of directors authorized the repurchase of an additional $150 million of its Class A common stock. The repurchase authority allows the Company at management's discretion to selectively repurchase its stock from time to time in the open market or in privately negotiated transactions depending upon market price and other factors. As of June 30, 1997, the Company had repurchased 2,093,514 shares in the open market at prices ranging from $21.25 to $27.50 for an aggregate cost of approximately $50 million.

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                                  (UNAUDITED)


5. DERIVATIVE FINANCIAL INSTRUMENTS

  Instruments used as hedges must be effective at reducing the risk associated with the exposure being hedged and must be designated as a hedge at the inception of the contract. Accordingly, changes in market values of hedge instruments must be highly correlated with changes in market values of underlying hedged items both at inception of the hedge and over the life of the hedge contract. Any instrument not qualifying as a hedge or designated but ineffective as a hedge is marked to market and recognized in earnings immediately. Gains and losses from terminated forward currency exchange contracts and interest rate swaps are deferred and recognized consistent with the terms of the underlying transaction.

6. NEW ACCOUNTING STANDARDS

  Effective January 1, 1997, the Company adopted Statement of Financial Accounting Standard ("SFAS") No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 125 provides standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings and addresses programs such as the Company's trade receivables programs in the U.S. and Germany. With the adoption of SFAS No. 125, the Company continues to account for the transfer of receivables under both programs as sale transactions. In response to SFAS No. 125 for purposes of the U.S. program, the Company formed and sells its receivables to a wholly owned subsidiary, Lexmark Receivables Corporation ("LRC"), which then sells the receivables to an unrelated third party. LRC is a separate legal entity with its own separate creditors who, in a liquidation of LRC, would be entitled to be satisfied out of LRC's assets prior to any value in LRC becoming available for equity claims of an LRC stockholder.

  In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, Earnings per Share. This statement is effective for the Company's 1997 annual financial statements. Restatement of all prior period earnings per share ("EPS") data presented is required. This statement replaces the presentation of primary EPS and fully diluted EPS with a presentation of basic EPS and diluted EPS, respectively. Basic EPS were $0.74 for the first six months of 1996, compared to $0.71, $0.90 before extraordinary item, for the first six months of 1997. Diluted EPS were $0.69 for the six months ended June 30, 1996, compared to $0.67, $0.85 before extraordinary item, for the six months ended June 30, 1997.

  In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income, effective for fiscal years beginning after December 15, 1997. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement does not require a specific format for that financial statement but requires that an entity display an amount representing total comprehensive income for the period in that financial statement. This statement requires that an entity classify items of other comprehensive income by their nature in a financial statement. For example, other comprehensive income may include foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. In addition, the accumulated balance of other comprehensive income must be displayed separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Reclassification of financial statements for earlier periods, provided for

              LEXMARK INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

comparative purposes, is required. The Company has not determined the impact that the adoption of this new accounting standard will have on its consolidated financial statements. The Company will adopt this accounting standard on January 1, 1998, as required.

  In June 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, effective for fiscal years beginning after December 15, 1997. This statement establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the enterprise's chief operating decision maker in deciding how to allocate resources and in assessing performance. This statement requires reporting segment profit or loss, certain specific revenue and expense items and segment assets. It also requires reconciliations of total segment revenues, total segment profit or loss, total segment assets, and other amounts disclosed for segments to corresponding amounts reported in the consolidated financial statements. Restatement of comparative information for earlier periods presented is required in the initial year of application. Interim information is not required until the second year of application, at which time comparative information is required. The Company has not determined the impact that the adoption of this new accounting standard will have on its consolidated financial statement disclosures. The Company will adopt this accounting standard on January 1, 1998, as required.

                                 UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement, the Selling Stockholders have agreed to sell to each of the International Underwriters named below, and each of such International Underwriters has severally agreed to purchase from the Selling Stockholders, the respective number of shares of Class A Common Stock set forth opposite its name below:

                                                                       NUMBER OF
                                                                       SHARES OF
                                                                        CLASS A
                                                                        COMMON
                               UNDERWRITER                               STOCK
                               -----------                             ---------
   Goldman Sachs International.......................................    360,000
   Merrill Lynch International.......................................    360,000
   Morgan Stanley & Co. International Limited........................    360,000
   Smith Barney Inc. ................................................    360,000
   Morgan Grenfell & Co. Limited.....................................    360,000
                                                                       ---------
    Total............................................................  1,800,000
                                                                       =========

  Under the terms and conditions of the Underwriting Agreement, the International Underwriters are committed to take and pay for all of the shares offered hereby, if any are taken.

  The International Underwriters propose to offer the shares of Class A Common Stock in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers at such price less a concession of $0.65 per share. The International Underwriters may allow, and such dealers may reallow, a concession not in excess of $0.10 per share to certain brokers and dealers. After the shares of Class A Common Stock are released for sale to the public, the offering price and other selling terms may from time to time be varied by the International Underwriters.

  The Company and the Selling Stockholders have entered into an underwriting agreement (the "U.S. Underwriting Agreement") with the underwriters of the United States Offering (the "U.S. Underwriters" and, together with the International Underwriters, the "Underwriters") providing for the concurrent offer and sale of an aggregate of 7,200,000 shares of Class A Common Stock in an offering in the United States. The public offering price and underwriting discounts and commissions per share for the two offerings are identical. The closing of the offering made hereby is a condition to the closing of the United States Offering, and vice versa. The several U.S. Underwriters are Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Smith Barney Inc.

  Pursuant to an Agreement between the U.S. and International Underwriting Syndicates (the "Agreement Between") relating to the two offerings, each of the U.S. Underwriters named herein has agreed that, as a part of the distribution of the shares offered hereby and subject to certain exceptions, it will offer, sell or deliver the shares of Class A Common Stock, directly or indirectly, only in the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States") and to U.S. persons, which term shall mean, for purposes of this paragraph: (a) any individual who is a resident of the United States or (b) any corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof and whose office most directly involved with the purchase is located in the United States. Each of the International Underwriters has agreed pursuant to the Agreement Between that, as a part of the distribution of the shares offered in the International Offering, and subject to certain exceptions, it will not, directly or indirectly, offer, sell or deliver shares of Class A Common Stock in the United States or to any U.S. persons.

  Pursuant to the Agreement Between, sales may be made between the U.S. Underwriters and the International Underwriters of such number of shares of Class A Common Stock as may be mutually agreed. The price of any shares so sold shall be the public offering price, less an amount not greater than the selling concession.

  The Selling Stockholders have granted the International Underwriters an option exercisable for 30 days after the date of this Prospectus to purchase up to an aggregate of 270,000 additional shares of Class A Common Stock solely to cover over-allotments, if any. If the International Underwriters exercise their over-allotment option, the International Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares to be purchased by each of them, as shown in the foregoing table, bears to the 1,800,000 shares of Class A Common Stock initially offered hereby. The Selling Stockholders have granted the U.S. Underwriters a similar option exercisable for up to an aggregate of 1,080,000 additional shares of Class A Common Stock.

  The Company and the Selling Stockholders have each agreed, for a period of 90 days after the date of this Prospectus, not to file a registration statement with respect to, enter into any agreement providing for or effect any public sale, distribution or other disposition (including, without limitation, any sale pursuant to Rule 144 or Rule 144A under the Securities Act and any sale in a broker's transaction or through a market maker) of, except as provided under the Underwriting Agreement and under the U.S. Underwriting Agreement, any Class A Common Stock, Class B Common Stock or securities of the Company that are substantially similar to the Class A Common Stock or Class B Common Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A Common Stock, Class B Common Stock or any such substantially similar securities (other than pursuant to employee benefit or incentive plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Prospectus), without the prior written consent of Goldman Sachs International. In addition, the Selling Stockholders and certain other stockholders of the Company have entered into "holdback" agreements with the Underwriters. See "Shares Eligible for Future Sale".

  Each International Underwriter has also agreed that (a) it has not offered or sold and, prior to the expiry of the period of six months from the Closing Date, will not offer or sell any shares of Class A Common Stock to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 of Great Britain, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the shares of Class A Common Stock in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the shares of Class A Common Stock to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom such document may otherwise lawfully be issued or passed on.

  Buyers of shares of Class A Common Stock offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practice of the country of purchase in addition to the initial public offering price.

  In connection with the Offerings, the Underwriters may purchase and sell the Class A Common Stock in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the Offerings. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Class A Common Stock, and syndicate short positions involve the sale by the Underwriters of a greater number of shares of Class A Common Stock than they are required to purchase from the Company in the Offerings. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Class A Common Stock sold in the Offerings for their account may be reclaimed by the syndicate if such Class A Common Stock is repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Class A Common Stock, which may be higher than the price that might otherwise prevail in the open market, and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. In the United Kingdom, any such transactions will be effected by Goldman Sachs International.

  The Class A Common Stock is traded on the New York Stock Exchange.

  The Company and the Selling Stockholders have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

                  [COLOR PHOTOS OF SELECTED LEXMARK PRODUCTS]

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  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                ---------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Available Information....................................................   3
Incorporation of Certain Documents by
 Reference...............................................................   3
Prospectus Summary.......................................................   5
Risk Factors.............................................................  11
Price Range of Class A Common Stock
 and Dividend Policy.....................................................  16
Capitalization...........................................................  17
Selected Consolidated Financial Data.....................................  18
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  20
Business.................................................................  33
Management...............................................................  48
Certain Transactions and Relationships...................................  50
Selling Stockholders.....................................................  52
Shares Eligible for Future Sale..........................................  54
Description of Capital Stock.............................................  55
Certain United States Tax Consequences to Non-U.S. Holders...............  58
Validity of the Shares...................................................  59
Experts..................................................................  59
Index to Consolidated Financial
 Statements.............................................................. F-1
Underwriting............................................................. U-1

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                               9,000,000 SHARES

                                    LEXMARK
                           INTERNATIONAL GROUP, INC.

                             CLASS A COMMON STOCK
                          (PAR VALUE $.01 PER SHARE)

                                ---------------

                              LOGO LEXMARK/(SM)/

                                ---------------


                          GOLDMAN SACHS INTERNATIONAL

                          MERRILL LYNCH INTERNATIONAL

                          MORGAN STANLEY DEAN WITTER

                               SMITH BARNEY INC.

                           DEUTSCHE MORGAN GRENFELL


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